As filed with the U.S. Securities and Exchange Commission on February
9
, 2022
Registration
No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

System1, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39331	98-1531250
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4235 Redwood Avenue
Marina Del Rey, CA 90066
(310)
924-6037
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel Weinrot
General Counsel & Corporate Secretary
4235 Redwood Avenue
Marina Del Rey, CA 90066
(310)
924-6037
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Steven B. Stokdyk
10250 Constellation Blvd., Suite 1100
Los Angeles, California 90067
(213)
891-7421
Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a
post-effective
amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a
post-effective
amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus, dated February 9, 2022

Up to 25,483,334 Shares of Class A Common Stock Issuable Upon Exercise of Warrants
Up to 87,245,513 Shares of Class A Common Stock
Up to 8,233,334 Warrants

This prospectus relates to the issuance by us of up to an aggregate of up to 25,483,334 shares of our Class A common stock, $0.0001 par value per share (“Class A Common Stock”), which consists of (i) up to 8,233,334 shares of Class A Common Stock that are issuable upon the exercise of 8,233,334 warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with the initial public offering of Trebia Acquisitions Corp., a Cayman Islands exempted company (“Trebia”), by the holders thereof, and (ii) up to 17,250,000 shares of Class A Common Stock that are issuable upon the exercise of 17,250,000 warrants (the “Public Warrants,” and together with the Private Placement Warrants, the “Warrants”) originally issued in the initial public offering of Trebia by the holders thereof. We will receive the proceeds from any exercise of any Warrants for cash.
This prospectus also relates to the offer and sale from time to time by the selling securityholders (including their transferees, donees, pledgees and other successors-in-interest)
named in this prospectus (the “Selling Securityholders”) of 87,245,513 shares of common stock, consisting of (i) 71,574,351 shares of Class A Common Stock, (ii) 12,771,162 shares of Class A Common Stock issuable to certain unitholders of S1 Holdco (as defined below) upon the exchange or redemption of S1 Holdco Class B Units (as defined below), (iii) 1,450,000 shares of Class A Common Stock issuable upon the conversion of Class D common stock, par value $0.0001 (the “Class D Common Stock”), pursuant to the earnout provisions of the Business Combination Agreement, (iv) 1,450,000 shares of Class A Common Stock issuable upon the vesting of restricted stock units of the Company granted pursuant to the earnout provisions of the Business Combination Agreement (as defined below) and (v) 8,233,334 Private Placement Warrants. We will not receive any proceeds from the sale of shares of Class A Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus.
We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Class A Common Stock or Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Class A Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Securityholders may sell the shares of Class A Common Stock or Warrants in the section entitled “Plan of Distribution.”
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.
Our Class A Common Stock and Warrants are listed on the New York Stock Exchange (“NYSE”) under the symbols “SST” and “SST.WS,” respectively. On February 7, 2022, the closing price of our Class A Common Stock was $10.66 and the closing price for our Warrants was $1.075.
We will bear all costs, expenses and fees in connection with the registration of the shares of Class A Common Stock and the Warrants. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sales of the shares of Class A Common Stock and the Warrants.

See “Risk Factors” beginning on page 5 to read about factors you should consider before investing in our Class A Common Stock or Warrants.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                , 2022.

i

ABOUT THIS PROSPECTUS
Unless the context otherwise requires, “we,” “us,” “our,” “System1” and the “Company” refer to System1, Inc., a Delaware corporation (f/k/a Trebia Acquisition Corp., a Cayman Islands exempted company), and its consolidated subsidiaries following the Closing (as defined below). Unless the context otherwise requires, references to “Trebia” refer to Trebia Acquisition Corp., a Cayman Islands exempted company, prior to the Closing. All references herein to the “Board” refer to the board of directors of the Company.
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, the Selling Securityholders may sell up to 87,245,513 shares of Class A Common Stock and up to 8,233,334 Private Placement Warrants from time to time in one or more offerings as described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A Common Stock issuable upon the exercise of the Warrants. We will not receive any proceeds from the sale of shares of Common Stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.
We may also file a prospectus supplement or
post-effective
amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective
amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective
amendment, you should rely on the prospectus supplement or
post-effective
amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective
amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”
Neither we, nor the Selling Securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective
amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the Selling Securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective
amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective
amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective
amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective
amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.
We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable
®
,
™
and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

On January 27, 2022 (the “Closing Date”), we consummated the previously announced business combination (the “Business Combination”) pursuant to that certain business combination agreement, dated as of June 28, 2021 (the “Business Combination Agreement”), as amended on November 30, 2021, January 10, 2022 and January 25, 2022, by and among S1 Holdco, LLC, a Delaware limited liability company (“S1 Holdco”), System1 SS Protect Holdings, Inc., a Delaware corporation (“Protected” and, together with S1 Holdco, the “Companies”), and the other parties signatory thereto, pursuant to which (i) System1, LLC, a Delaware limited liability company and the current operating subsidiary of S1 Holdco, and (ii) Protected.net Group Limited, a private limited company organized under the laws of England and Wales and the current operating subsidiary of Protected (“Protected UK”), became subsidiaries of Trebia (Trebia and its subsidiaries, including System1, LLC and Protected UK after giving effect to the Domestication and following consummation of the Business Combination, are referred to as “System1”). Upon Closing, we changed our name to “System1, Inc.” and the Common Stock and the Public Warrants continued to be listed on NYSE, trading under the ticker symbols “SST” and “SST.WS,” respectively.

CERTAIN DEFINED TERMS
Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” “System1” and the “Company” refer to System1, Inc. and the term “Trebia” refers to the Company prior to the consummation of the Business Combination.
In this document:

•	“ Action ” means any claim, action, suit, assessment, arbitration or legal, judicial or administrative proceeding (whether at law or in equity) or arbitration.

•
“
Additional Seller Backstop Election
” means, in the event that shareholder redemptions exceeds $462,500,000, the current equityholders of S1 Holdco and Protected will reduce the Closing Cash Consideration and proportionally increase the Closing Equity Consideration.

•	“ ASC ” means Accounting Standards Codification.

•	“ ASC 480 ” means ASC 480, Distinguishing Liabilities from Equity.

•	“ ASC 815 ” means ASC 815, Derivatives and Hedging.

•	“ APIs ” means application programming interfaces.

•	“ Antitrust Division ” means Antitrust Division of the Department of Justice.

•	“ Backstop Agreement ” means that certain amended and restated backstop facility agreement, dated as of January 10, 2022, between Trebia and Cannae.

•	“ Backstop Forfeiture ” means the forfeiture of 1,734,694 (in the aggregate) Trebia Class B Ordinary Shares by BGPT Sponsor and Trasimene Sponsor.

•	“ Bank of America ” means Bank of America, N.A.

•	“ BGPT Sponsor ” means BGTP Trebia LP, a Delaware limited partnership.

•	“ BGPT Note ” means the promissory notes issued by the Company to the BGPT Sponsor in the amount of $212,500.

•
“
Black-Scholes Warrant Value
” means the value of a System1 Warrant immediately prior to the consummation of the applicable event based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg. For purposes of calculating such amount, (i) the redemption provisions of the Warrant Agreement will be taken into account, (ii) the price of each Class A Common Stock will be the VWAP of the Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event, (iii) the assumed volatility shall be the 90 day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately prior to the day of the announcement of the applicable event and (iv) the assumed risk-free interest rate shall correspond to the U.S. Treasury rate for a period equal to the remaining term of the System1 Warrant.

•	“ Bloomberg ” means the Bloomberg Financial Markets.

•	“ Business Combination ” means, together, the Domestication and the Transactions.

•
“
Business Combination Agreement
” means that certain business combination agreement, dated as of June 28, 2021 and amended on November 30, 2021, January 10, 2022 and January 25, 2022 by and among Trebia, S1 Holdco, Trebia Merger Sub I, Trebia Merger Sub II, Protected and the other parties thereto.

•	“ CAGR ” means compound annual growth rate.

•	“ Cannae ” means Cannae Holdings, Inc., a Delaware corporation.

•
“
Cannae Backstop
” means the backstop agreement by Cannae, as set forth in the Backstop Agreement, to subscribe for Class A Common Stock in order to fund redemptions by shareholders of Trebia in connection with the Business Combination, in an amount of up to $250,000,000.

•
“
Cannae Subscription
” means the commitment by Cannae, pursuant to the Backstop Agreement, to subscribe for Class A Common Stock in order to fund redemptions by shareholders of Trebia in connection with the Business Combinations, in an amount of up to $250,000,000.

•	“ Cayman Islands Companies Act ” means the Cayman Islands Companies Act (As Revised).

•	“ Class A Common Stock ” means Class A common stock, par value $0.0001 per share, of
System1.

•	“ Class C Common Stock ” means the non-economic shares of Class C common stock, par value $0.0001 per share, of System1.

•	“ Class D Common Stock ” means the Class D common stock, par value $0.0001 per share, of System1.

•	“ Closing ” means the closing of the Transactions.

•	“ Closing Date ” means January 27, 2022.

•	“ Closing Cash Consideration ” means the aggregate cash consideration payable under the Business Combination Agreement of approximately $462,500,000.

•
“
Closing Equity Consideration
” means the (a) the aggregate equity consideration payable under the Business Combination Agreement, consisting of shares of Class A Common Stock (valued at $10.00 per share), RSUs and Class C Common Stock, and (b) the aggregate S1 Holdco Class B Units retained by System1 Equityholders at the Closing (valued at $10.00 per share), which together amount to approximately $667,500,000.

•
“
Closing Seller Equity Consideration
” means (a) (i) a number of shares of Class A Common Stock and RSUs, in an aggregate number (rounded up to the nearest whole share) as set forth on the Allocation Schedule attached to the Business Combination Agreement, plus (ii) the number of shares of Class A Common Stock determined by dividing the Protected Rollover Parties’ portion of the Seller Backstop Amount, as set forth in the Allocation Schedule attached to the Business Combination Agreement (if any) by $10.00, plus (iii) a number of shares of Class A Common Stock equal to the Founder Shares Forfeited to S1/Protected (if any) and (b) shares of Class C Common Stock to be issued in respect of each retained S1 Holdco Class B Unit in an aggregate number (rounded up to the nearest whole share) as set forth on the Allocation Schedule attached to the Business Combination Agreement (in each case, which shall be allocated as set forth on the Allocation Schedule attached to the Business Combination Agreement).

•	“ Code ” means the U.S. Internal Revenue Code of 1986, as amended.

•
“
Commitment Letter
” means that certain commitment letter, dated as of June 28, 2021, by and between Bank of America and Trebia, pursuant to which Bank of America has committed to provide Trebia Finco, as the borrower, the New Facility.

•	“ Common Stock ” means System1 Class A Common Stock, System1 Class C Common
Stock, and System1 Class D Common Stock, taken together.

•	“ Companies ” means S1 Holdco and Protected prior to the Business Combination.

•	“ Continental ” means the Continental Stock Transfer & Trust Company.

•	“ Court of Chancery ” means Court of Chancery for the State of Delaware.

v

•	“ Court Square III L.P.” means Court Square Capital Partners III, L.P., a Delaware limited partnership.

•	“ Court Square III-A L.P.” means Court Square Capital Partners III-A, L.P., a Delaware limited partnership.

•	“ Court Square Capital GP ” means Court Square Capital GP III, LLC, a Delaware limited liability company.

•	“ Court Square GPs ” means, collectively, Court Square Executive, Court Square Capital GP, and Court Square III L.P.

•	“ Court Square (Offshore) L.P.” means Court Square Capital Partners (Offshore) III, L.P., a Cayman Island limited partnership.

•	“ Court Square Executive ” means Court Square Capital Partners (Executive) III, L.P., a Delaware limited partnership.

•	“ CSC Blocker 1 ” means CSC III System1 Blocker Inc., a Delaware corporation.

•	“ CSC Blocker 2 ” means CSC (Offshore) III System1 Blocker, Inc., a Delaware corporation.

•	“ CSC Blocker 3 ” means CSC III-A System1 Blocker, Inc., a Delaware corporation.

•	“ CSC Blockers ” means, collectively, CSC Blocker 1, CSC Blocker 2 and CSC Blocker 3.

•	“ Debt Financing ” means the financing contemplated by the Commitment Letter.

•
“
Debt Financing Sources
” means the lenders, agents and arrangers of any Debt Financing, together with their respective affiliates, officers, directors, employees, agents and representatives and their successors and assigns, including any successors or assigns via joinder agreements or credit agreements relating thereto.

•	“ DGCL ” means the General Corporation Law of the State of Delaware.

•	“ DTC ” means Depository Trust Company.

•
“
Domestication
” means the transfer of Trebia by way of continuation from the Cayman Islands to Delaware and to domesticate as a Delaware corporation in accordance with Section 388 of the DGCL and with Section 206 of the Cayman Islands Companies Act.

•	“ Effective Time ” means the effective time of the Business Combination.

•	“ Exchange Act ” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

•	“ Extraordinary General Meeting ” means the extraordinary meeting of the shareholders of Trebia.

•	“ FASB ” means the Financial Accounting Standards Board.

•	“ Forward Purchase Agreement ” means the forward purchase agreement, dated as of June 5, 2020, between Trebia and Cannae Holdings, Inc.

•	“ Founder Directors ” means the slate of nominees recommended by Michael Blend for election as directors.

•	“ Founder Shareholder(s) ” means BGPT Sponsor and Trasimene Sponsor.

•
“
FPA Termination Agreement
” means that certain Mutual Termination Agreement, dated as of June 28, 2021, by and among Trebia and Cannae, giving effect to the termination of the Forward Purchase Agreement.

•	“ FTC ” means Federal Trade Commission.

•
“
Governmental Authority
” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, self-regulatory organization, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

•	“ HSR Act ” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

•	“ Incentive Plan ” means the System1 2022 Incentive Award Plan.

•	“ IT ” means information technology.

•	“ Insiders ” means William P. Foley, II, Frank R. Martire, Jr., Paul Danola, Tanmay Kumar, Lance Levy, Mark D. Linehan, and James B. Stallings.

•	“ IRS ” means the U.S. Internal Revenue Service.

•	“ ISOs ” means incentive stock options.

•	“ JDI ” means Just Develop It Limited, a private limited company incorporated in England & Wales.

•	“ Jobs Act ” means the Jumpstart Our Business Startups Act of 2012.

•	“ LIBOR ” means London InterBank Offered Rate.

•
“
Mergers
” means the series of mergers undertaken in connection with the Business Combination described as follows, collectively: (A) (i) CSC Blocker 1 will merge with and into Trebia, with Trebia surviving (the “
CSC Blocker 1 Merger
”), (ii) CSC Blocker 2 will merge with and into Trebia, with Trebia surviving (the “
CSC Blocker 2 Merger
”) and (iii) CSC Blocker 3 will merge with and into Trebia, with Trebia surviving (the “
CSC Blocker 3 Merger
” and each of the CSC Blocker 1 Merger, CSC Blocker 2 Merger and CSC Blocker 3 Merger, a “
Blocker Merger
” and, together, the “
Blocker Mergers
”); (B) Trebia Merger Sub will merge with and into Protected (the “
Protected Merger
”), with Protected surviving the Protected Merger as a wholly owned subsidiary of Trebia, (C) Protected will merge with and into Trebia Merger Sub LLC (the “
LLC Merger
”) with Trebia Merger Sub LLC surviving the LLC Merger (such surviving entity of the LLC Merger, “
Protected Holding LLC
”), (D) Trebia Finco LLC will merge with and into Protected Holding LLC (the “
Finco-LLC
Merger
”) with Protected Holding LLC surviving the
Finco-LLC
Merger, (E) Trebia will contribute 100% of the outstanding equity interests of Protected Holding LLC to S1 Holdco, and (F) S1 Midco will merge with and into Protected Holding LLC (the “
LLC-Midco
Merger
”) with Protected Holding LLC surviving the
LLC-Midco
Merger.

•	“ New Facility ” means the Term Loan and the Revolving Facility.

•
“
New S1 Holdco Operating Agreement
” means the proposed fifth amended and restated limited liability company operating agreement to be entered into at Closing by and among S1 Holdco, LLC, System1 and any successor managing member.

•	“ NSOs ” means non-qualified stock options.

•	“ NYSE ” means the New York Stock Exchange.

•	“ OpenMail ” means OpenMail LLC, a Delaware limited liability company.

•	“ PSH ” means Protected Security Holdings, LLC.

•
“
Person
” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

•	“ Post-Closing Company ” or “ System1 ” means the combined entity of Trebia, S1 Holdco and Protected after the Closing.

•	“ Post-Closing Company Board ” or “ System1 Board ” means board of directors of the Post-Closing Company.

•	“ Post-Closing RSUs ” means the 725,000 RSUs subject to the same vesting conditions as the Class D Common Stock.

•	“ Preferred Stock ” means the preferred stock, with the par value of $0.0001 per share of
System1.

•	“ Previous System1 Class A Units ” means the previous System1 Class A Units outstanding under the S1 Holdco fourth amended and restated limited liability company operating agreement.

•	“ Prior Insider Agreement ” means that certain letter agreement, dated June 19, 2020, by and among Trebia and the Insiders.

•	“ Prior Registration Rights Agreement ” means that registration rights agreement, dated June 19, 2020, by and among Trebia, the Sponsors and certain other security holders named therein.

•	“ Prior Insider Letter ” means that certain letter agreement, dated June 19, 2020, by and among Trebia, certain of the directors and officers of Trebia and the other parties thereto.

•	“ Prior Sponsor Agreement ” means that certain letter agreement, dated June 19, 2020, between BGPT Sponsor, Projections Trasimene Sponsor and Trebia.

•	“ Protected ” means System1 SS Protect Holdings, Inc., a Delaware corporation.

•	“ Protected Common Stock ” means the common stock, par value $0.01 per share, of Protected.

•	“ Protected Equityholders ” means the equityholders of Protected.

•	“ Protected Rollover Parties ” means the Persons listed on the protected rollover schedule, as may be amended, attached as an exhibit to the Business Combination Agreement.

•	“ Protected Support Agreement ” means the proposed support agreement to be entered into between holders of 100% of the equity interest in Protected.

•	“ Protected UK ” means Protected.net Group Limited, a private limited company organized under the laws of England and Wales and the current operating subsidiary of Protected.

•	“ Protected UK Contribution Parties ” means the holders of the equity interests in Protected UK (other than Protected).

•	“ RAMP ” means System1’s responsive acquisition marketing platform.

•
“
Redeemed OM Members
” means those certain members of OpenMail, 100% of whose interests in OpenMail will be redeemed at Closing pursuant to the Business Combination Agreement in exchange for such number of S1 Holdco Class B Units and units in PSH as set forth in the allocation schedule attached to the Business Combination Agreement, and who will receive at Closing (a) their applicable portion of the Closing Cash Consideration, in exchange for a certain number of S1 Holdco Class B Units they hold, and (b) a certain number of shares of Class C Common Stock in exchange for the payment to Trebia by the Redeemed OM Members of $0.0001 per share, in each case, as set forth on the allocation schedule attached to the Business Combination Agreement.

•
“
Redemption Fair Market Value
” means the volume weighted average price of the Class A Common Stock for the ten (10) trading days immediately following the date on which notice of redemption is sent to the registered holders. In connection with any redemption pursuant to section, System1 will provide the registered holders with the Redemption Fair Market Value no later than one (1) business day after the ten (10) trading day period described above ends.

•
“
Registration Rights Agreement
” means the proposed registration rights agreement to be entered into at Closing among System1, the Sponsors, JDI, and certain indirect and direct System1 Equityholders and Protected Equityholders.

•	“ Related Party ” means a director, officer or substantial security holder of Trebia or System1, as applicable.

•	“ Revolving Facility ” means a $50 million revolving facility, pursuant to the Commitment Letter.

•	“ RRA Parties ” means all of the parties to the Registration Rights Agreement other than System1.

•	“ Rule 144 ” means Rule 144 under the Securities Act.

•	“ RSU ” or RSUs ” means the restricted stock unit or restricted stock units of System1.

•	“ S1 Founders ” means Michael Blend, Chuck Ursini, Nick Baker, and Just Develop It Ltd., a United Kingdom private limited company.

•	“ S1 Midco ” means System1 Midco, LLC, a Delaware limited liability company.

•	“ S1, LLC ” means S1, LLC, a Delaware limited liability company.

•	“ SARs ” means stock appreciation rights.

•	“ SEC ” means the United States Securities and Exchange Commission.

•
“
SEC Statement
” means the public statement issued by the staff of the SEC on April 12, 2021, entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“
SPACs
”),” expressing its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on a SPAC’s balance sheet as opposed to equity.

•	“ Section 16 Officers ” means all officers who file reports of their ownership, and changes in ownership, of the Trebia’s common stock under Section 16(a) of the Exchange Act.

•	“ Securities Act ” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

•	“ Selected Pro Forma Information ” means those unaudited pro forma condensed combined financial information in the section titled “ Summary Unaudited Pro Forma Condensed Combined Financial Information .”

•
“
Seller Backstop Amount
” means the amount of Closing Cash Consideration the System1 Equityholders and Protected Equityholders have agreed to convert into Closing Equity Consideration, in the event that shareholder redemptions exceeds $417,500,000.

•
“
Sponsor Agreement
” means that certain amended and restated sponsor agreement, dated as of June 28, 2021 and amended on November 30, 2021 and January 10, 2022, by and among Trebia, the Sponsors, Cannae, the Insiders, S1 Holdco, and Protected.

•	“ Sponsor Agreement Amendment No. 1 ” means that certain Amendment No. 1 to the Sponsor Agreement, by and among Trebia, the Sponsors, Cannae, the Insiders, S1 Holdco, and Protected.

•	“ Sponsor Directors ” means the slate of nominees recommended by the Sponsors and Cannae for election as directors.

•	“ Sponsor Persons ” means Cannae, Trebia, System1, Protected and the Insiders.

•	“ Sponsors ” means BGPT Sponsor and Trasimene Sponsor.

•	“ Stockholders Agreement ” means the proposed stockholders agreement to be entered into at Closing among System1, the S1 Founders, the Sponsors, Cannae, and JDI.

•
“
Subsidiary
” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

•	“ S1 Holdco Class A Units ” means the class A units of S1 Holdco.

•	“ S1 Holdco Class B Units ” means the class B units of S1 Holdco.

•	“ S1 Holdco Common Units ” means the S1 Holdco Class A Units and S1 Holdco Class B Units.

•	“ S1 Holdco ” means S1 Holdco, LLC, a Delaware limited liability company.

•	“ System1 Equityholders ” means the holders of S1 Holdco Common Units.

•	“ System1 ” or “ Post-Closing Company ” means System1, Inc., a Delaware corporation (f/k/a Trebia), from and after the Effective Time.

•	“ System1 Board ” or “ Post-Closing Company Board ” the board of directors of System1.

•	“ System1 Bylaws ” means the bylaws of System1.

•	“ System1 Charter ” means the certificate of incorporation of System1.

•	“ System1 Independent Directors ” means the five directors to be jointly designated by the Sponsors, Cannae, and Michael Blend.

•	“ System1 Organizational Documents ” means the System1 Charter and the System1 Bylaws.

•	“ System1 Stockholder ” or “ System1 Stockholders ” means the holder or holders of Common Stock or Preferred Stock.

•	“ System1 Upstairs Warrants ” means the “Upstairs Warrants” as defined in Section 4.9 of the New S1 Holdco Operating Agreement.

•	“ S1 Holdco Warrants ” means the warrants S1 Holdco will issue to purchase S1 Holdco Class A Units.

•	“ S1 Holdco Warrant Agreement ” means the warrant agreement to be entered into between System1 and S1 Holdco.

•	“ Tax Receivable Agreement ” means the proposed tax receivable agreement to be entered into between Trebia and the other signatories thereto.

•	“ Term Loan ” means a $400 million first lien term loan facility, pursuant to the Commitment Letter.

•	“ Termination Date ” means March 28, 2022.

•	“ TRA Holders ” means the holders of S1 Holdco Common Units, other than System1.

•	“ Transactions ” means the transactions contemplated by the Business Combination Agreement, including the Business Combination.

•
“
Transaction Agreements
” means the Business Combination Agreement, the Registration Rights Agreement, the Stockholders Agreement, the Sponsor Agreement, the Sponsor Agreement Amendment No. 1, the Backstop Agreement, the Trebia Certificate of Incorporation, the Trebia Bylaws, the Tax Receivable Agreement, the New S1 Holdco Operating Agreement, the Protected Support Agreement and all the agreements, documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

•	“ Trasimene Sponsor ” means Trasimene Trebia, LP, a Delaware limited partnership.

•	“ Trasimene Note ” means the promissory notes issued by the Company to Trasimene Sponsor in the amount of $287,500

x

•	“ Treasury Regulations ” means the regulations promulgated under the Code by the United States Department of the Treasury.

•	“ Trebia ” means Trebia Acquisition Corp., a Cayman Islands exempted company.

•	“ Trebia Board ” means the board of directors of Trebia.

•	“ Trebia Class A Ordinary Share ” or “ Trebia Class A Ordinary Shares ” means Class A ordinary share or Class A ordinary shares, par value $0.0001 per share, of Trebia.

•	“ Trebia Class B Ordinary Share ” or “ Trebia Class B Ordinary Shares ” means Class B ordinary share or Class B ordinary shares, par value $0.0001 per share, of Trebia.

•	“ Trebia Finco ” means Orchid Finco LLC, a Delaware limited liability company and direct, wholly owned subsidiary.

•	“ Trebia Finco LLC Debt Commitment Amount ” means the amount of funds drawn by Trebia Finco LLC pursuant to the terms of the Commitment Letter.

•	“ Trebia IPO ” means the initial public offering of Trebia, which was consummated on June 19, 2020.

•	“ Trebia Merger Sub I ” means Orchid Merger Sub I, Inc., a Delaware corporation and direct, wholly owned subsidiary of Trebia.

•	“ Trebia Merger Sub II ” means Orchid Merger Sub II, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Trebia.

•	“ Trebia Organizational Documents ” means the Amended and Restated Memorandum and Articles of Association of Trebia adopted by special resolution and effective on 16 June 2020.

•	“ Trebia Ordinary Shares ” means the Trebia Class A Ordinary Shares and Trebia Class B Ordinary Shares, taken together.

•	“ Trebia Parties ” means Trebia together with Trebia Finco, Trebia Merger Sub I and Trebia Merger Sub II.

•	“ Trebia Public Shares ” means Trebia Class A Ordinary Shares purchased in the Trebia IPO.

•	“ Trebia Public Shareholder ” or “ Trebia Public Shareholders ” means a Trebia Shareholder or those Trebia Shareholders who hold Trebia Public Shares.

•	“ Trebia Public Warrants ” means each one-third of one redeemable warrant purchased in the Trebia IPO.

•	“ Trebia Required Proposals ” means the Business Combination Proposal, the NYSE Proposal, the Domestication Proposal, and the Charter Amendment Proposal.

•	“ Trebia Shareholder ” or “ Trebia Shareholders ” means the holder or holders of Trebia Ordinary Shares.

•	“ Trebia Shareholder Redemption Value ” means the value of redemptions by shareholders of Trebia in connection with the Business Combination.

•	“ Trebia Supporting Parties ” means the Protected UK Contribution Parties together with PSH.

•	“ Trebia Units ” means the 51,750,000 units sold as part of the Trebia IPO. Each Trebia Unit consists of one share Common Stock and one-third of one redeemable warrant.

•
“
Trust Account
” means that certain U.S.-based trust account at JP Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, LLC, acting as trustee, following the closing of the Trebia IPO.

•
“
Value Creation Units
” means, collectively, (i) value creation units issued by S1 Holdco under the S1 Holdco, LLC 2017 Value Creation Unit Plan or the S1 Holdco, LLC Legacy Value Creation Unit Plan, and (ii) value creation units issued by OpenMail LLC under the OpenMail LLC 2016 Value Creation Unit Plan, in each case, that are outstanding as of immediately prior to the Effective Time.

•	“ VWAP ” means volume-weighted average price.

•	“ Warrant Agent ” means Continental Stock Transfer & Trust Company.

•
“
Working Capital Loan
” or “
Working Capital Loans
” means the amount which Sponsors or an affiliate of the Sponsors, or certain of Trebia’s officers and directors may, but are not obligated, to loan Trebia in order to finance the transaction costs in connection with the Business Combination.

MARKET INFORMATION
Our Class A Common Stock and Warrants are listed on NYSE under the symbols “SST” and “SST.WS,” respectively. Prior to the consummation of the Business Combination, the Trebia Class A Common Stock, units and warrants were listed on NYSE under the symbols “TREB”, “TREB.U” and “TREB.WS,” respectively. As of January 27, 2022, there were approximately 482 holders of record of our Class A Common Stock and 3 holders of record of our Warrants. The actual number of stockholders of our Class A Common Stock and the actual number of holders of our Warrants is greater than the number of record holders and includes holders of our Common Stock or Warrants whose shares of Common Stock or Warrants are held in street name by brokers and other nominees.

PROSPECTUS SUMMARY
This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 5 and our consolidated financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in our Common Stock or Warrants.
Overview
We operate an omnichannel customer acquisition platform, delivering high-intent customers to our advertisers and to our own subscription products. Our proprietary responsive acquisition marketing platform, or RAMP, has 3 primary components. First, RAMP utilizes machine learning to identify and direct marketing campaigns to potential customers across major advertising networks. Second, once these potential intent-driven customers respond to or interact with our marketing efforts, RAMP directs them to our network of over 40 owned and operated websites which is focused on further qualifying customer purchase intent and providing us with first party intent data. For the three months ended September 30, 2021, our websites, which include leading search engines like info.com and Startpage.com, and digital media sites and utilities such as HowStuffWorks, MapQuest and WalletGenius, received an average of 135 million visits per month in the aggregate. Third, after potential customers reach our websites and we further qualify their purchase or consumer intent, RAMP enables us to monetize these customers by delivering advertisements either provided by our advertisers or advertising networks or for our own proprietary subscription products.
Background
On January 27, 2022, we closed the Business Combination with Trebia, as a result of which we became a wholly-owned
subsidiary of Trebia, and Trebia changed its name to “System1, Inc.” Trebia is the legal and accounting acquirer of System1 in the Business Combination
Prior to the Closing Date and in connection with the Business Combination, Trebia filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Trebia was domesticated and continues as a Delaware corporation, while also changing its name to “System1, Inc.” (the “Domestication”). In connection with the Domestication, on the day prior to the Closing Date, among other things (a) each Trebia Class A Ordinary Share that was issued and outstanding immediately prior to the Domestication was converted, on a one-for-one basis, into one share of Class A Common Stock, (b) each Trebia Class B Ordinary Share that was issued and outstanding immediately prior to the Domestication was converted, on a one-for-one basis, into one share of Class A Common Stock and (c) the System1 Charter was adopted and filed with the Secretary of State in Delaware pursuant to the DGCL, and the System1 Charter and System1 Bylaws became the governing documents of System1.
The rights of holders of our Common Stock and Warrants are governed by our Charter and our Bylaws, and the DGCL, and, in the case of the Warrants, the Warrant Agreement. See the section entitled “
Description of Capital Stock
.”

Summary Risk Factors
The following is a summary of select risks and uncertainties that could materially adversely affect us, our business, financial condition and results of operations. You should read this summary together with the full and complete discussion of risk factors contained below:
Risks Related to Our Business
The occurrence of one or more of the events or circumstances described in the section titled “
Risk Factors
,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. Such risks include, but are not limited to:

•	We have a limited operating history, which makes it difficult to evaluate our business and prospects and may increase the risks associated with your investment;

•	Our revenue is tied to the effectiveness and performance of our responsive acquisition marketing platform, or RAMP;

•	A meaningful portion of our revenue is attributable to our agreements with Google, and therefore is subject to their practices;

•	We rely on large-scale acquisition marketing channels, such as Google, Facebook and Taboola, as well as our network partners, for a significant portion of our consumer internet traffic;

•	Efforts designed to drive visitors to our various brands and businesses or those of our advertisers may not be successful or cost-effective;

•	We rely on third parties for our marketing efforts; if the pricing, terms, operations or policies of these third parties change we may not be able to maintain the effectiveness of such efforts;

•	We have entered into, and may in the future enter into, credit facilities which may contain operating and financial covenants that restrict our business and financing activities;

•	We may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs, which may in turn impair our growth;

•	Our tax liabilities may be greater than anticipated;

•	The market for programmatic advertising is extremely competitive, and we may not be able to compete successfully with our current or future competitors; and

•
We have identified material weaknesses in our internal control over financial reporting. If we are unable to remediate the material weaknesses, or if other material weaknesses are identified, we may not be able to report our financial results accurately, prevent fraud or file our periodic reports as a public company in a timely manner.

Our Corporate Information
We were incorporated as a Cayman Islands exempted company in February 11, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Upon the closing of the Business Combination we changed our name to System1, Inc. Our principal executive offices are located at 4235 Redwood Avenue, Los Angeles, California, 90066, and our telephone number is (310)
924-6037.
Our website address is https://www.system1.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Emerging Growth Company
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

THE OFFERING

Shares of Class A Common Stock offered by us	Up to 25,483,334 shares issuable upon exercise of Warrants.

Shares of Class A Common Stock offered by the Selling Securityholders	87,245,513 shares.

Shares of Class A Common Stock outstanding prior to the exercise of all Warrants	81,696,614 shares (as of February 9, 2022).

Shares of Class A Common Stock outstanding assuming the exercise of all Warrants	107,179,948 shares (as of February 9, 2022).

Warrants offered by the Selling Securityholders	8,233,334 warrants.

Total Warrants outstanding	25,483,334 warrants.

Exercise price per share pursuant to the Warrants	$11.50

Use of proceeds	We will not receive any proceeds from the sale of shares by the Selling Securityholders. We will receive the proceeds from any exercise of the Warrants for cash, which we intend to use for general corporate and working capital purposes.

Risk factors	You should carefully read the “Risk Factors” beginning on page 5 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock or Warrants.

NYSE symbol for our Common Stock	SST

NYSE symbol for our Warrants	SST.WS

RISK FACTORS
Unless the context otherwise requires, any reference in the heading of “Risk Factors” to the “Company,” “we,” “us” or “our” refers to System1. The following discussion and analysis of our financial condition and results of operations should be read together with our consolidated financial statements and accompanying notes, and other financial information included elsewhere within this prospectus. This discussion includes forward-looking information regarding our business, results of operations and cash flows and contractual obligations and arrangements that involves risks, uncertainties and assumptions. Our actual results may differ materially from any future results expressed or implied by such forward-looking statements as a result of various factors, including, but not limited to, those discussed in the sections of this prospectus entitled “
Cautionary Note Regarding Forward-Looking Statements
”, “
System1 Management’s Discussion and Analysis Of Financial Condition and Results of Operations
” and “
Protected
Management’s Discussion and Analysis Of Financial Condition and Results of Operations”
.
Risks Related to Our Business Strategy and Industry Generally
We have a limited operating history, which makes it difficult to evaluate our business and prospects and may increase the risks associated with your investment.
S1 Holdco was incorporated in 2013 and, as a result, have only a limited operating history upon which our business and prospects may be evaluated. Although we have experienced substantial revenue growth in our limited operating history, we may not be able to sustain this rate of growth or maintain our current revenue levels. We have encountered and will continue to encounter risks and challenges frequently experienced by growing companies in rapidly developing industries, including risks related to our ability to:

•	build and maintain a reputation for providing a superior platform for monetizing consumer intent, and for creating trust and maintaining long-term relationships with consumers and platform customers;

•	drive consumers with relevant commercial intent to our owned and operated websites and to websites operated by our advertisers;

•	maintain and expand our relationships with suppliers of quality advertising inventory;

•	distinguish ourselves from competitors;

•	develop, offer, maintain and continually improve a competitive customer acquisition marketing platform that meet the evolving needs of our consumers and platform customers;

•	scale our business efficiently to keep pace with demand for services such as RAMP and other digital media and advertising technology offerings;

•	create new revenue opportunities through acquiring new business and successfully integrate and meaningfully grow those businesses;

•	respond to evolving industry standards and the enactment of government regulations that impact our business, particularly in the areas of data collection and consumer privacy;

•	prevent or mitigate failures or breaches of data security and our technology infrastructure;

•	expand our businesses internationally; and

•	hire and retain qualified and motivated employees.
We cannot assure you that we will be successful in addressing these and other challenges we may face in the future. If we are unable to do so, our business may suffer, our revenue and operating results may decline and we may not be able to achieve further growth or sustain profitability.

Our revenue is tied to the effectiveness and performance of our responsive acquisition marketing platform (RAMP).
If RAMP does not acquire users with the relevant commercial intent to our websites via acquisition marketing channels, we may not be able to profitability monetize users. Our revenue and operating results depend on our ability to generate revenue from advertisers and advertising networks by cost-effectively acquiring consumer internet traffic and then directing these intent-driven consumers to our advertising partners. If we are unable to cost-effectively acquire users or provide value to our advertising partners based on their traffic acquisition costs, they may decline to utilize us to acquire and monetize users, which would harm our revenue and operating results.
A meaningful portion of our revenue is attributable to our agreements with Google, and therefore is subject to their practices.
We have multiple services agreements with Google pursuant to which we display and syndicate paid listings provided by Google in response to search queries generated through some of our businesses. In exchange for making our search traffic available to Google, we receive a share of the revenue generated by the paid listings supplied to us, as well as other search related services.
The amount of revenue we receive from Google depends on a number of factors outside of our control, including the amount Google charges third parties for the display or delivery of advertisements, the efficiency of Google’s system in attracting advertisers and serving up paid listings in response to search queries and parameters established by Google regarding the time period for and scope of chargebacks or credits sought by advertisers on the basis of fraudulent and/or low quality clicks, clawbacks for bad traffic brought by our network partners, and placement of paid listings displayed in response to search queries that are not contextually relevant to the applicable search query.
Changes to the amount Google charges advertisers, the efficiency of Google’s paid listings network, Google’s judgment about the relative attractiveness to advertisers of clicks on paid listings from our websites or to the parameters applicable to the display of paid listings generally could result in a decrease in the amount of revenue we receive from Google, which would adversely affect our business, financial condition and results of operations. Such changes could by driven by a number of factors, including general market conditions, competition or policy and operating decisions made by Google.
Our agreements with Google also require that we comply with certain guidelines for the use of Google brands and services, which govern whether our platform may access Google services or be distributed through its Chrome Web Store, and the manner in which Google’s paid listings are displayed within search results across various third party platforms and products (including our websites). Google may generally unilaterally update its policies and guidelines without advance notice, which could in turn require modifications to, or prohibit or render obsolete certain of our services or business practices. Such changes could be costly to address or otherwise adversely affect our business, financial condition and results of operations. Noncompliance with Google’s guidelines by us or the third parties to whom we are permitted to syndicate paid listings or through which we secure distribution arrangements for the businesses could result in the suspension of some or all Google services to us (or the websites of our third party partners) or the termination of our agreements by Google.
The termination of our agreements by Google, the curtailment of our rights under the agreements (including the failure to allow our platform to access Google services, whether pursuant to the terms thereof or otherwise), the failure of Google to perform its obligations under the agreements or policy changes implemented by Google under the agreements or otherwise would have an adverse effect on our business, financial condition and results of operations. If any of these events were to occur, we may not be able to find another suitable alternate provider of paid listings (or if an alternate provider were found, the economic and other terms of the agreement and the quality of paid listings may be inferior relative to our current arrangements).

We collect, process, store, share, disclose and use consumer information and other data, and our actual or perceived failure to protect such information and data or respect users’ privacy could damage our reputation and brand and harm our business and operating results.
Use of our technology solutions involves the storage and transmission of certain consumers’ information, including limited amounts of personally identifiable information. Security breaches could expose us to a risk of loss or exposure of this information, which could result in potential liability, litigation and remediation costs, as well as reputational harm, all of which could materially adversely affect our business and financial results. For example, unauthorized parties could steal our users’ names, email addresses, physical addresses, phone numbers and other information that we collect when providing referrals. While we use encryption and authentication technology licensed from third parties designed to effect secure transmission of such information, we cannot guarantee the security of the transfer and storage of the personal information we collect from advertisers.
Like all information and technology systems, our websites and information systems may be subject to computer viruses, break-ins,
phishing and/or impersonation attacks, attempts to overload our servers with denial-of-service
or other hacking attacks, ransomware and similar incidents or disruptions from unauthorized use of our computer systems, as well as unintentional incidents causing data leakage, any of which could lead to interruptions, delays or website shutdowns, or could cause loss of critical data or the unauthorized disclosure, access, acquisition, alteration or use of personal or other confidential information. Although we have a chief technology officer who coordinates our cybersecurity measures, policies and procedures, and our chief technology officer regularly reports to our board of directors regarding these matters, we cannot be certain that our efforts will be able to prevent breaches of the security of our information systems and technology. If we experience compromises to the security of our information and technology infrastructure that result in websites performance or availability problems, the complete shutdown of our websites or the loss or unauthorized disclosure, access, acquisition, alteration or use of confidential information, consumers and advertisers may lose trust and confidence in us, and consumers may decrease the use of our websites and software products or stop using our websites and software products entirely. Further, outside parties may attempt to fraudulently induce employees, consumers or advertisers to disclose sensitive information in order to gain access to our information or consumers’ or advertisers’ information. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, often are not recognized until launched against a target, and may originate from less regulated and remote areas around the world, we may be unable to proactively address these techniques or to implement adequate preventative measures.
Any or all of the issues above could adversely affect our ability to attract new users and increase engagement by existing users, cause existing users to curtail or stop use of our software products and/or visit our portfolio of websites, cause existing advertisers to stop using our platform and cancel their contracts or subject us to governmental or third-party lawsuits, investigations, regulatory fines or other actions or liability. Such issues may harm our business, results of operations and financial condition. Although we are not aware of any material information security incidents to date, we have detected common types of attempts to attack our information systems and data using means that have included viruses and phishing.
There are numerous federal, state and local laws in the United States and around the world regarding privacy and the collection, processing, storing, sharing, disclosing, using, cross-border transfer and protecting of personal information and other data, the scope of which are changing, subject to differing interpretations, and which may be costly to comply with, may result in regulatory fines or penalties, and may be inconsistent between countries and jurisdictions or conflict with other current or pending rules.
We are subject to the terms of our privacy policies and privacy-related obligations to third parties. We strive to comply with all applicable laws, policies, legal obligations and industry codes of conduct relating to privacy and data protection, to the extent possible. However, it is possible that these obligations may be interpreted and applied in new ways or in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices or that new regulations could be enacted. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to consumers or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of sensitive information, which could include personally identifiable information or other user data, may result in governmental investigations, enforcement actions, regulatory fines, litigation or public statements against us by consumer advocacy groups or others, and could cause consumers and advertisers to lose trust in us, all of which could be costly and have an adverse effect on our business. In addition, new and changed rules and regulations regarding privacy, data protection and cross-border transfers of consumer information could cause us to delay planned uses and disclosures of data to comply with applicable privacy and data protection requirements. Moreover, if third parties that we work with violate applicable laws or our policies, such violations also may put consumer or advertiser information at risk and could in turn harm our reputation, business and operating results.
We rely on large-scale acquisition marketing channels, such as Google, Facebook and Taboola, as well as our network partners, for a significant portion of our consumer internet traffic.
Consumer internet traffic acquired and/or referred through acquisition marketing channels also provides a significant amount of the first party data that improves the predictive power of RAMP, which we leverage to deliver relevant users to our advertisers. If we are unable to maintain these relationships with these acquisition marketing channels, our business, financial condition and results of operations could be adversely affected.
Efforts designed to drive visitors to our various brands and businesses or those of our advertisers may not be successful or cost-effective.
Traffic building and conversion initiatives involve considerable expenditures for online advertising and marketing. We have made, and expect to continue to make, significant expenditures for search engine marketing (primarily in the form of developing and maintaining a database of keywords and search terms, for which we purchase advertising primarily through Google and, to a lesser extent, Microsoft and Yahoo!), online display advertising and native advertising in connection with these initiatives, which may not be successful or cost-effective. To continue to reach consumers and users, we will need to identify and devote more of our overall marketing expenditures to digital advertising channels (such as online video and other digital platforms), as well as reach consumers and users via these channels. Since these channels are constantly changing and evolving, it could be difficult to assess returns on related digital marketing investments. Historically, we have had to increase advertising and marketing expenditures over time in order to attract and convert consumers, retain users and sustain our growth.
The display, including rankings, of search results can be affected by a number of factors, many of which are not in our direct control, and may change frequently, and we may not know how (or otherwise be in a position) to influence actions taken by search engines. With respect to search results in particular, even when search engines announce the details of their methodologies, their parameters may change from time to time, be poorly defined or be inconsistently interpreted.
We rely on third parties for our marketing efforts; if the pricing, terms, operations or policies of these third parties change we may not be able to maintain the effectiveness of such efforts.
Our ability to market our brands and businesses on any given property or channel is subject to the policies of the relevant third party seller, publisher, platform (including search engines and social media platforms with high levels of traffic and numbers of users or subscribers) or marketing affiliate. As a result, we cannot assure you that these parties will not limit or prohibit us from purchasing advertising (including the purchase of advertising with preferential placement or for certain of our products and services) and/or using one or more current or prospective marketing channels in the future. If a significant marketing channel took any such adverse or limiting action for a significant period of time and/or on a recurring basis, our business, financial condition and results of operations could be adversely affected. If we fail to comply with the policies of third party sellers, publishers, platforms and/or marketing affiliates, our advertisements could be removed without notice and/or our accounts could be suspended or terminated, any of which could adversely affect our business, financial condition and results of operations.
We currently rely on performance marketing channels that must deliver against certain return on investment with respect to metrics that are selected by our advertisers and are subject to change at any time. We are unable to control how our advertisers evaluate our performance. Certain of these metrics are subject to inherent challenges in measurement, and real or perceived inaccuracies in such metrics may harm our reputation and adversely affect our business. In addition, the metrics we provide may differ from estimates published by third parties or from similar metrics of our competitors due to differences in methodology. If our advertisers do not perceive our metrics to be accurate, or if we discover material inaccuracies in our metrics, it could adversely affect our online marketing efforts and business.
Our failure to respond successfully to rapid and frequent changes in the operating and pricing dynamics of search engine marketing efforts, as well as changing policies and guidelines applicable to keyword advertising (which may be unilaterally updated by search engines without advance notice), could adversely affect our search engine marketing efforts. Specifically, such changes could adversely affect paid listings (both their placement and pricing), as well as the ranking of links to websites offering our products and services within search results, any or all of which could increase our marketing costs (particularly if free traffic is replaced with paid traffic) and adversely affect the effectiveness of our digital marketing efforts overall.
If the third parties we currently employ for our marketing efforts are unable to renew existing (and/or enter into new) arrangements with us, sales and marketing costs as a percentage of revenue would increase over the long-term, which could adversely affect our business, financial condition and results of operations. In addition, the quality and convertibility of traffic and leads generated through third party arrangements are dependent on many factors, most of which are outside of our control. If the quality and/or convertibility of traffic and leads do not meet the expectations of the brands and advertisers who utilize our various products and services or other paid listings providers, our business, financial condition and results of operations could be adversely affected.
We have entered into, and may in the future enter into, credit facilities which may contain operating and financial covenants that restrict our business and financing activities.
We have entered into, and may in the future enter into, credit facilities which contain restrictions that limit our flexibility in operating our business. Our credit facility contains, and any future credit facility may contain, various covenants that limit our ability to engage in specified types of transactions. Subject to limited exceptions, these covenants limit our ability to, among other things:

•	sell assets or make changes to the nature of our business;

•	engage in mergers or acquisitions;

•	incur, assume or permit additional indebtedness;

•	make restricted payments, including paying dividends on, repurchasing, redeeming or making distributions with respect to our capital stock;

•	make specified investments;

•	engage in transactions with our affiliates; and

•	make payments in respect of subordinated debt.
Our obligations under our credit facilities are collateralized by a pledge of substantially all of our assets, including accounts receivable, deposit accounts, intellectual property, and investment property and equipment. The covenants in our credit facilities may limit our ability to take actions and, in the event that we breach one or more covenants, our lenders may choose to declare an event of default and require that we immediately repay all amounts outstanding, terminate the commitment to extend further credit and foreclose on the collateral granted to them to collateralize such indebtedness, which includes our intellectual property. In addition, if we fail to meet the required covenants, we will not have access to further draw-downs under our credit facilities.
We may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs, which may in turn impair our growth.
We intend to continue to grow our business, which will require additional capital to develop new features or enhance our platforms and portfolio of websites, create new software products, improve our operating infrastructure, finance working capital requirements, or acquire complementary businesses and technologies. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our existing credit facility in an amount sufficient to fund our working capital needs. Accordingly, we may need to undertake or seek out additional equity or debt financings to secure additional capital. We cannot assure you that we would be able to locate additional financing on commercially reasonable terms or at all. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. If our cash flows and credit facility borrowings are insufficient to fund our working capital requirements, we may not be able to grow at the rate we currently expect or at all. In addition, in the absence of sufficient cash flows from operations, we might be unable to meet our obligations under our credit facility, and we may therefore be at risk of default thereunder. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. If we are unable to secure additional funding on favorable terms, or at all, when we require it, our ability to continue to grow our business to react to market conditions could be impaired and our business may be harmed.
Our tax liabilities may be greater than anticipated.
The U.S. and
non-U.S.
tax laws applicable to our business activities are subject to interpretation and are changing. We are subject to audit by the IRS and by taxing authorities of the state, local and foreign jurisdictions in which we operate. Our tax obligations are based in part on our corporate operating structure, including the manner in which we develop, value, and use our intellectual property, the jurisdictions in which we operate, how tax authorities assess revenue-based taxes such as sales and use taxes, the scope of our international operations and the value we ascribe to our intercompany transactions. Taxing authorities may challenge, and have challenged, our tax positions and methodologies for valuing developed technology or intercompany arrangements, as well as our positions regarding the collection of sales and use taxes and the jurisdictions in which we are subject to taxes, which could expose us to additional taxes. Any adverse outcomes of such challenges to our tax positions could result in additional taxes for prior periods, interest and penalties, as well as higher future taxes. In addition, our future tax expense could increase as a result of changes in tax laws, regulations or accounting principles, or as a result of earning income in jurisdictions that have higher tax rates. An increase in our tax expense could have a negative effect on our financial position and results of operations. Moreover, the determination of our provision for income taxes and other tax liabilities requires significant estimates and judgment by management, and the tax treatment of certain transactions is uncertain. Although we believe we will make reasonable estimates and judgments, the ultimate outcome of any particular issue may differ from the amounts previously recorded in our financial statements and any such occurrence could materially affect our financial position and results of operations.

We have identified material weaknesses in our internal control over financial reporting. If we are unable to remediate the material weaknesses, or if other material weaknesses are identified, we may not be able to report our financial results accurately, prevent misstatements due to fraud or file our periodic reports as a public company in a timely manner.
We have identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.
The material weaknesses are as follows:

•
We did not design and maintain an effective control environment commensurate with our financial reporting requirements. Specifically, we lacked a sufficient number of professionals with an appropriate level of accounting knowledge, training and experience to appropriately analyze, record and disclose accounting matters timely and accurately. Additionally, the limited personnel resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of financial reporting objectives, as demonstrated by, among other things, insufficient segregation of duties in our finance and accounting functions.

•
We did not design and maintain effective controls in response to the risks of material misstatement. Specifically, changes to existing controls or the implementation of new controls have not been sufficient to respond to changes to the risks of material misstatement to financial reporting.

These material weaknesses contributed to the following additional material weaknesses:

•
We did not design and maintain effective controls to timely analyze and record the financial statement effects from acquisitions. Specifically, we did not design and maintain effective controls over the (i) application of U.S. GAAP to such transactions, (ii) review of the inputs and assumptions used in the discounted cash flow analysis to value acquired intangible assets at an appropriate level of precision, (iii) the tax impacts of acquisitions to the financial statements, and (iv) conforming of U.S. GAAP and accounting policies of acquired entities to that of the Company. In addition, we did not design and maintain effective controls relating to the oversight and ongoing recording of the financial statement results of the acquired businesses.

•
We did not design and maintain formal accounting policies, procedures and controls to achieve complete, accurate and timely financial accounting, reporting and disclosures, including controls over (i) the preparation and review of business performance reviews, account reconciliations and journal entries, and (ii) maintaining appropriate segregation of duties. Additionally, we did not design and maintain controls over the classification and presentation of accounts and disclosures in the financial statements. Furthermore, Protected did not design and maintain effective controls related to foreign exchange gain/losses for intercompany transactions.

These material weaknesses resulted in immaterial misstatements to substantially all of our accounts, which were recorded prior to the issuance of the consolidated financial statements as of December 31, 2020, 2019 and 2018 and for the years then ended, as of March 31, 2021 and 2020 and for the three-months periods then ended, as of June 30, 2021 and 2020 and for the six months periods then ended, and as of September 30, 2021 and 2020 and for the nine months periods then ended. Additionally, these material weaknesses could result in a misstatement of substantially all of our accounts or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.

•
We did not design and maintain effective controls over information technology (“IT”) general controls for information systems that are relevant to the preparation of our financial statements. Specifically, we did not design and maintain: (i) program change management controls to ensure that IT program and data changes affecting financial IT applications and underlying accounting records are identified, tested, authorized, and implemented appropriately; (ii) user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to financial applications, programs, and data to appropriate Company personnel; (iii) computer operations controls to ensure that critical batch jobs are monitored and data backups are authorized and monitored, and (iv) testing and approval controls for program development to ensure that new software development is aligned with business and IT requirements.

These IT deficiencies did not result in a material misstatement to the financial statements; however, the deficiencies, when aggregated, could impact the effectiveness of
IT-dependent
controls (such as automated controls that address the risk of material misstatement to one or more assertions, along with the IT controls and underlying data that support the effectiveness of system-generated data and reports) that could result in misstatements potentially impacting all financial statement accounts and disclosures that would not be prevented or detected. Accordingly, we have determined these IT deficiencies in the aggregate constitute a material weakness.
Our remediation plan consists primarily of the following:

•	Hiring additional senior level accounting personnel to bolster our financial reporting and technical accounting capabilities.

•	Designing and implementing controls to formalize roles and review responsibilities to align with our team’s skills and experience and designing and implementing controls over segregation of duties.

•	Engaging a third party to assist in identifying risks of material misstatement and designing and implementing controls to address the identified risks of material misstatement.

•
Designing and implementing controls related to accounting for acquisitions and other technical accounting and financial reporting matters, including controls over the preparation and review of accounting memoranda addressing these matters, valuations and key assumptions utilized in the valuations, tax impacts, and ongoing recording of the financial statement results of the acquired businesses.

•
Designing and implementing formal accounting policies, procedures and controls supporting our period-end
financial reporting process, including controls over the preparation and review of account reconciliations and journal entries, business performance reviews, foreign exchange gains/losses for intercompany transactions, and classification and presentation of accounts and disclosures.

•
Designing and implementing IT general controls, including controls over change management, the review and update of user access rights and privileges, controls over batch jobs and data backups, and program development approvals and testing.

We have begun to hire additional senior and staff accounting personnel, engaged third party resources to assist us with identifying risks of material misstatement and designing and implementing internal controls to address the identified risks of material misstatement, implemented an enhanced enterprise resource planning software for automation and enforcing segregation of duties across the organization, and engaged third party experts as necessary to assist with technical accounting and valuations associated with business combinations related to potential future acquisitions.
The material weaknesses will not be considered remediated until management completes the design and implementation of the processes and controls described above and the controls operate for a sufficient period of time and management has concluded, through testing, that these controls are effective.
We are working to remediate the material weaknesses as efficiently and effectively as possible. At this time, we cannot provide an estimate of costs expected to be incurred in connection with implementing this remediation plan; however, these remediation measures will be time consuming, will result in incurring significant costs, and will place significant demands on our financial and operational resources.

While we believe that these efforts will improve our internal control over financial reporting, the implementation of these procedures is ongoing and will require testing of the design and operating effectiveness of internal control over financial reporting over a sustained period of financial reporting cycles. We cannot be certain that these measures will successfully remediate the material weaknesses or that other material weaknesses will not be discovered in the future. If our efforts are not successful or other material weaknesses are identified in the future, we may be unable to report our financial results accurately on a timely basis or prevent and detect fraud or errors that may be material, which could cause our reported financial results to be materially misstated and result in the loss of investor confidence or delisting and cause the market price of our shares to decline.
As a result of becoming a public company, we will be required to complete an assessment of the effectiveness of internal control over financial reporting. We may not complete our evaluation of our internal control over financial reporting in a timely manner, or our internal control over financial reporting may continue to be determined not effective, which may adversely affect investor confidence in us and, as a result, the value of our common stock.
As a public company we will be required to evaluate and determine the effectiveness of our internal control over financial reporting and provide a report by management on the effectiveness of our internal control over financial reporting in our second annual report following the completion of the Business Combination. The process of designing and implementing internal control over financial reporting will be time-consuming and costly. If we identify one or more material weaknesses in our internal control over financial reporting or determine that existing material weaknesses have not been remediated, our management will be unable to assert that our internal control over financial reporting is effective. See “
—We have identified material weaknesses in our internal control over financial reporting. If we are unable to remediate the material weaknesses, or if other material weaknesses are identified, we may not be able to report our financial results accurately, prevent misstatements due to fraud or file our periodic reports as a public company in a timely manner
.” In addition, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting.
Our independent registered public accounting firm will not be required to audit the effectiveness of our internal control over financial reporting until the later of the filing of our second annual report following the completion of the Business Combination or the date we are no longer an “emerging growth company,” as defined in the JOBS Act.
Operational and performance issues with our platform, whether real or perceived, including a failure to respond to technological changes or to upgrade our technology systems, may adversely affect our business, financial condition and operating results.
We depend upon the sustained and uninterrupted performance of our platform to manage our inventory supply; bid on inventory for each campaign; collect, process and interpret first party data; and optimize campaign performance in real time and provide billing information to our financial systems. If RAMP cannot scale to meet demand, if there are errors in our execution of any of these functions on our platform, or if we experience outages, then our business may be harmed. We may also face material delays in introducing new services, products and enhancements. If competitors introduce new products and services using new technologies or if new industry standards and practices emerge, our existing proprietary technology and systems may become obsolete.
RAMP is complex and multifaceted, and operational and performance issues could arise both from the platform itself and from outside factors. Errors, failures, vulnerabilities or bugs have been found in the past, and may in the future, be found. Our platform also relies on third-party technology and systems to perform properly, and our platform is often used in connection with computing environments utilizing different operating systems, system management software, equipment and networking configurations, which may cause errors in, or failures of, our platform or such other computing environments. Operational and performance issues with our platform could include the failure of our user interface, outages, errors during upgrades or patches, discrepancies in costs billed versus costs paid, unanticipated volume overwhelming our databases, server failure, or catastrophic events affecting one or more server farms. While we have built redundancies in our systems, full redundancies do not exist. Some failures will shut our platform down completely, others only partially. Partial failures, which we have experienced in the past, could result in unauthorized bidding, cessation of our ability to bid or deliver impressions or deletion of our reporting, in each case resulting in unanticipated financial obligations or impact.
Operational and performance issues with our platform could also result in negative publicity, damage to our brand and reputation, loss of or delay in market acceptance of our platform, increased costs or loss of revenue, loss of the ability to access our platform, loss of competitive position or claims by clients for losses sustained by them. Alleviating problems resulting from such issues could require significant expenditures of capital and other resources and could cause interruptions, delays or the cessation of our business, any of which may adversely affect our business, financial condition and operating results.
We allow our clients to utilize application programming interfaces, or APIs, with MapQuest and for reporting or distribution of services for our other businesses, which could result in outages or security breaches and negatively impact our business, financial condition and operating results.
The use of APIs by our clients has significantly increased in recent years. Our APIs allow clients to build their consumer finding location services or access features or reporting for some of our other businesses. The increased use of APIs increases security and operational risks to our systems, including the risk for intrusion attacks, data theft, or denial of service attacks. Furthermore, while APIs allow clients greater ease and power in accessing our platform, they also increase the risk of overusing our systems, potentially causing outages. We have experienced system slowdowns due to client overuse of our systems through our APIs. While we have taken measures intended to decrease security and outage risks associated with the use of APIs, we cannot guarantee that such measures will be successful. Our failure to prevent outages or security breaches resulting from API use could result in government enforcement actions against us, claims for damages by consumers and other affected individuals, costs associated with investigation and remediation damage to our reputation and loss of goodwill, any of which could harm our business, financial condition and operating results.
The market for programmatic advertising is extremely competitive, and we may not be able to compete successfully with our current or future competitors.
Our digital advertising business operates in a highly competitive and rapidly changing industry. With the introduction of new technologies and the influx of new entrants to the market, we expect competition to persist and intensify in the future, which could harm our ability to increase revenue and maintain profitability. New technologies and methods of buying advertising present a dynamic competitive challenge, as market participants offer multiple new products and services aimed at capturing advertising spend, such as analytics, automated media buying and exchanges. In addition to existing competitors and intermediaries, we may also face competition from new companies entering the market, which may include large established companies, all of which currently offer, or may in the future offer, products and services that result in additional competition for advertising spend or advertising inventory.
We may also face competition from companies that we do not yet know about or do not yet exist. If existing or new companies develop, market or resell competitive high-value digital marketing products or services, acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly compromised and our results of operations could be harmed.
Our current and potential competitors may have significantly more financial, technical, marketing and other resources than we have, allowing them to devote greater resources to the development, promotion, sale and support of their products and services. They may also have more extensive advertiser bases and broader publisher relationships than we have, and may be better positioned to execute on advertising conducted over certain channels such as social media, mobile, CTV and video. Some of our competitors may have longer operating histories and greater name recognition. As a result, these competitors may be better able to respond quickly to new technologies, develop deeper advertiser relationships or offer services at lower prices. Any of these developments would make it more difficult for us to sell our platform and could result in increased pricing pressure, increased sales and marketing expense or the loss of market share.
We operate in a highly competitive environment. If we fail to innovate and make the right investment decisions in our offerings and platform, we may not attract and retain advertisers, and our competitors may gain market share in the markets for our solutions that could adversely affect our business and cause our revenues and results of operations to decline.
We operate in intensely competitive markets that experience frequent technological developments, changes in industry and regulatory standards, changes in customer requirements and preferences, and frequent new product introductions and improvements by our competitors. We must constantly innovate and make investment decisions regarding offerings and technology to meet client demand and evolving industry standards. If we are unable to anticipate or react to these continually evolving conditions, or if we make bad decisions regarding investments, we could lose market share and experience a decline in our revenues that could adversely affect our business and operating results. Additionally, if new or existing competitors have more attractive offerings, we may lose customers or customers may decrease their use of RAMP and other software products and services that we provide. To compete successfully, we must maintain an innovative research and development effort to develop new solutions and enhance our existing solutions, effectively adapt to changes in the technology or product rights held by our competitors, appropriately respond to competitive strategies, and effectively adapt to technological changes and changes in the ways that our information is accessed, used, and stored by our customers.
The diversity of our websites means that we are competitive in many different verticals. As a result, we face a diversity of competitors that directly compete with our offerings, including but not limited to search engine providers, providers of programmatic advertising, content generators and privacy and security software providers. Because we compete in so many different verticals, if any of our competitors gain market share in some markets, it would make it more difficult for us to sell our advertising and could result in increased pricing pressure, increase sales and marketing expenses and loss of market share, which would cause our revenue to decline.
Our websites compete in a highly competitive market, and pressure from existing and new companies may adversely affect our business and operating results.
We face significant competition from companies that provide product information and services designed to help consumers find relevant information and shop for products comparable to those offered through our websites, and to enable advertisers to reach these consumers. Our competitors offer various products and services that compete with us. Some of these competitors include:

•
companies that operate, or could develop, consumer finance search websites, educational / career enhancement search websites, automotive search websites, points of interest websites, general how-to
websites and other comparison search type websites in the verticals in which we compete our operated and owned search engines;

•	media sites, including websites dedicated to celebrity news, fitness news, interactive quizzes and general acts about the world; and

•	internet search engines.
We compete with these and other companies for a share of advertisers’ overall budget for online media marketing and lead-generation referral spend. To the extent that advertisers view alternative marketing and media strategies to be superior to our websites or RAMP, we may not be able to maintain or grow the number of advertisers using, and advertising on, our websites and through RAMP, and our business and financial results may be harmed.

We also expect that new competitors will enter the industries in which we operate with websites, products and services, which could have an adverse effect on our business and financial results.
Our competitors could significantly impede our ability to maintain or expand the number of consumers and advertisers using our websites. Our competitors also may develop and market new technologies that render our websites less competitive, unmarketable or obsolete. In addition, if our competitors develop websites with similar or superior functionality to ours, and our web traffic declines, we may need to decrease our referral and advertising fees that we charge to advertisers. If we are unable to maintain our current pricing structure due to competitive pressures, our revenue would likely be reduced and our financial results would be adversely affected.
Our existing and potential competitors may have significantly more financial, technical, marketing and other resources than we have, and the ability to devote greater resources to the development, promotion and support of their websites and advertising platforms, and related products and services. In addition, they may have more extensive industry relationships than we have, longer operating histories and greater name recognition. As a result, these competitors may be able to respond more quickly with new technologies and to undertake more extensive marketing or promotional campaigns than we can. In addition, to the extent that any of our competitors have existing relationships with advertisers for marketing or data analytics solutions, those advertisers may be unwilling to partner with us. If we are unable to compete with these competitors, the demand for our websites and related products and services could substantially decline.
In addition, if one or more of our competitors were to merge or partner with another of our competitors, the change in the competitive landscape could adversely affect our ability to compete effectively. We may not be able to compete successfully against current or future competitors, and competitive pressures may harm our business and financial results.
We compete with other media for advertising spend from our advertisers, and if we are unable to maintain or increase our share of the advertising spend of our advertisers, our business could be harmed.
We compete for advertising spend with traditional offline media such as television, billboards, radio, magazines and newspapers, as well as online sources such as websites, social media and websites dedicated to providing information comparable to that provided in our websites. Additionally, we compete with other online marketing companies that offer acquisition marketing services similar to that provided by our platform. Our ability to attract and retain advertisers, and to generate advertising revenue from them, depends on a number of factors, including:

•	the ability of our advertisers to earn an attractive return on investment from their spending with us;

•	our ability to increase the number of consumers using our websites;

•	our ability to increase return on investment for advertisers that place advertisements on our platform;

•	our ability to provide a seamless, user-friendly advertising platform for our advertisers;

•	our ability to compete effectively with other media for advertising spending; and

•	our ability to keep pace with changes in technology and the practices and offerings of our competitors.
We may not succeed in retaining or capturing a greater share of our advertisers’ advertising spending compared to alternative channels. If our current advertisers reduce or end their advertising spending with us and we are unable to increase the spending of our other advertisers or attract new advertisers, our revenue and business and financial results would be materially adversely affected.
In addition, advertising spend remains concentrated in traditional offline media channels. Some of our current or potential advertisers have little or no experience using the internet for advertising and marketing purposes and have allocated only limited portions of their advertising and marketing budgets to the internet. The adoption of online marketing may require a cultural shift among advertisers, as well as their acceptance of a new way of conducting business, exchanging information and evaluating new advertising and marketing technologies and services. This shift may not happen at all or at the rate we expect, in which case our business could suffer. Furthermore, we cannot assure you that the market for online marketing services will continue to grow. If the market for online marketing services fails to continue to develop or develops more slowly than we anticipate, the success of our business may be limited, and our revenue may decrease.
We expect our results of operations to fluctuate on a quarterly and annual basis.
Our revenue and results of operations could vary significantly from period to period and may fail to match expectations as a result of a variety of factors, many of which are outside of our control. If our quarterly financial results or our predictions of future financial results fail to meet our expectations or the expectations of securities analysts and investors, the trading price of our outstanding securities could be negatively affected. Volatility in our quarterly financial results may make it more difficult for us to raise capital in the future or pursue acquisitions. Factors associated with our industry, the operation of our business, and the markets for our solutions may cause our quarterly financial results to fluctuate, including but not limited to:

•	fluctuations in digital advertising demand and costs;

•
disruptions in our business operations or target markets caused by, among other things, cyber-security incidents, terrorism or other intentional acts, outbreaks of disease, such as the
COVID-19
pandemic, or earthquakes, floods, or other natural disasters;

•	entry of new competition into our markets;

•	our ability to achieve targeted operating income and margins and revenues;

•	the number, severity, and timing of threat outbreaks and cyber security incidents;

•	the loss of customers or strategic partners;

•	changes in the mix or type of subscriptions sold and changes in consumer retention rates;

•	the rate of adoption of new technologies and new releases of operating systems, and new business processes;

•	consumer confidence and spending changes;

•	the impact of litigation, regulatory inquiries, or investigations;

•	the impact of acquisitions and divestitures and our ability to achieve expected synergies or attendant cost savings;

•	fluctuations in foreign currency exchange rates and interest rates;

•	changes in tax laws, rules, and regulations; and

•	changes in consumer privacy and data protection laws and regulations.
As our costs increase, we may not be able to generate sufficient revenue to sustain profitability.
We have expended significant resources to grow our business in recent years by investing in the scope and breadth of RAMP, spending to acquire or develop software products and websites, growing our number of employees and expanding internationally. We anticipate continued growth would require substantial financial and other resources to, among other things:

•
develop our existing websites, invest in RAMP and our other software products, including by investing in our engineering team, creating, acquiring or licensing new products or features, and improving the availability and security of our platform and product offerings;

•	create new products and services to meet consumer and partner demands;

•	continue to expand internationally by and spend through RAMP by adding inventory and data from countries our clients are seeking;

•	improve our technology infrastructure, including investing in internal technology development and acquiring or licensing outside technologies;

•	cover general and administrative expenses, including legal, accounting, tax and other third party expenses necessary to support a larger organization;

•	cover sales and marketing expenses, including a significant expansion of our direct sales organization;

•	cover expenses related to data collection and consumer privacy compliance, including additional infrastructure, automation and personnel; and

•	explore strategic acquisitions.
Investing in the foregoing, however, may not yield anticipated returns. Consequently, as our costs increase, we may not be able to generate sufficient revenue to maintain or increase our historical profitability levels.
Mobile devices are increasingly being used to access the Internet, and RAMP may not operate or be as effective when utilized across these devices, which could harm our business.
We offer our network partners and advertisers the ability to access RAMP across a variety of operating systems and device types. Historically, we designed RAMP for use on a desktop or laptop computer; however, mobile devices, such as smartphones and tablets, are increasingly being used as the primary means for accessing the Internet and conducting
e-commerce.
We are dependent on the interoperability of RAMP with third-party mobile devices and mobile operating systems, as well as web browsers that we do not control. Further, screen space tends to be limited on mobile devices, and less space for text and images combined with the necessity of scrolling limits our ability to deploy RAMP as effectively. Any changes in such devices, systems or web browsers that degrade the functionality of our products or give preferential treatment to competitive products could adversely affect usage of our products. In addition, because a growing number of our clients access our products through mobile devices, we are dependent on the interoperability of our products and services with mobile devices and operating systems. Improving mobile functionality is integral to our long-term product development and growth strategy. In the event that our customers have difficulty accessing and using our products on mobile devices, our customer growth, business and operating results could be adversely affected.
Our advertising business is dependent on advertisers buying mobile, display and video advertising. A decrease in the use of these advertising channels would harm our business, growth prospects, financial condition and results of operations.
Our advertising business is dependent on advertisers buying mobile, display and video advertising. A decrease in the use of these advertising channels would harm our business, growth prospects, financial condition and results of operations. Historically, our clients have predominantly used our advertising platform to purchase mobile, display and video advertising inventory. We expect that these will continue to be significant channels used by our clients for digital advertising. Should our clients lose confidence in the value or effectiveness of mobile, display and video advertising, the demand for RAMP could decline. We have been, and are continuing to, enhance our social, native, audio and CTV offerings. We refer to the ability to provide offerings across multiple advertising channels as omnichannel. We may not be able to maintain or grow advertising inventory for some of our omnichannels and some of our omnichannel offerings may not gain market acceptance. A decrease in the use of mobile, display and video advertising, or our inability to further penetrate these and other advertising channels, would harm our growth prospects, financial condition and results of operations.

Our business and prospects would be harmed if changes to the technologies used across our websites or other products and services or new versions or upgrades of operating systems and Internet browsers adversely impact users.
The user interfaces implemented across our websites and advertising offerings are currently simple and straightforward. In the future, operating system providers, such as Microsoft or Apple, or any other provider of Internet browsers, could introduce new features that would make it difficult to use our websites or interact with our advertising offerings. In addition, Internet browsers for desktop or mobile devices could introduce new features, or change existing browser specifications such that they would be incompatible with our websites or other products and services, or prevent users from accessing our websites. Any changes to technologies, including within operating systems or Internet browsers that make it difficult for users to access our websites or other products and services, may materially adversely impact our business and prospects.
Our business depends on our customers’ continued and unimpeded access to the Internet and the development and maintenance of the global Internet infrastructure. Internet service providers may be able to block, degrade or charge for access to certain of our products, which could lead to additional expenses and the loss of customers.
Our products and services depend on the ability of users to access the Internet. Currently, this access is provided by companies that have significant market power in the broadband and Internet access marketplace, including incumbent telephone companies, cable companies, mobile communications companies and government-owned service providers. Laws or regulations that adversely affect the growth, popularity or use of the Internet, including changes to laws or regulations impacting Internet neutrality, could decrease the demand for our products or offerings, increase our operating costs, require us to alter the manner in which we conduct our business and/or otherwise adversely affect our business. We could experience discriminatory or anti-competitive practices that could impede our growth, cause us to incur additional expense or otherwise negatively affect our business. For example, paid prioritization could enable Internet service providers, or ISPs, to impose higher fees and otherwise adversely impact our business. Internationally, government regulation concerning the Internet, and in particular, network neutrality, may be developing or non-existent.
Within such a regulatory environment, we could experience discriminatory or anti-competitive practices that could impede both our and our customers’ domestic and international growth, increase our costs or adversely affect our business.
Unfavorable global economic conditions, including as a result of health and safety concerns related to the
COVID-19
pandemic, could adversely affect our business, financial condition or results of operations.
Our results of operations could be adversely affected by general conditions in the global economy, including conditions that are outside of our control, such as the impact of ongoing health and safety concerns from the current
COVID-19
pandemic. The most recent global financial crisis caused by the global pandemic has resulted in extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for our software products, RAMP and related products and services or delays in advertiser payments. A weak or declining economy could also strain our media supply channels.
Additionally, our business relies heavily on people, and adverse events such as health-related concerns about working in our offices, the inability to travel and other matters affecting the general work environment could harm our business. In the event of a major disruption, we may lose the services of a number of our employees or experience system interruptions, which could lead to diminishment of our regular business operations, inefficiencies and reputational harm. We are also unsure what actions our advertisers and other partners may take in response to the disruption. For example, to the extent our advertisers shift their workforces from offices to remote locations, we may see a decrease in demand while they relocate these operations. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current global health crisis and financial market conditions could adversely impact our business.

If we fail to maintain an effective system of internal control over financial reporting in the future, we may not be able to accurately or timely report our financial condition or results of operations. If our internal control over financial reporting is not effective, it may adversely affect investor confidence in us and the price of our common stock.
As a public company following completion of the Business Combination, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal control over financial reporting and provide a management report on our internal control over financial reporting.
Our platform system applications are complex, multi-faceted and include applications that are highly customized in order to serve and support our advertisers, advertising inventory and data suppliers, as well as support our financial reporting obligations. We regularly make improvements to our platforms to maintain and enhance our competitive position. In the future, we may implement new offerings and engage in business transactions, such as acquisitions, reorganizations or implementation of new information systems. These factors will require us to develop and maintain our internal controls, processes and reporting systems, and we expect to incur ongoing costs in this effort. We may not be successful in developing and maintaining effective internal controls, and any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods.
If we identify material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal control over financial reporting is effective. If we are unable to assert that our internal control over financial reporting is effective, if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, or if we are unable to comply with the requirements of the Sarbanes-Oxley Act in a timely manner, then, we may be late with the filing of our periodic reports, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected. Such failures could also subject us to investigations by the New York Stock Exchange, the stock exchange on which our securities will be listed, the SEC or other regulatory authorities, and to litigation from stockholders, which could harm our reputation, financial condition or divert financial and management resources from our core business.
We may experience outages and disruptions on RAMP, our websites and other software products if we fail to maintain adequate security and supporting infrastructure as we scale RAMP, websites and other software products, which may harm our reputation and negatively impact our business, financial condition and operating results.
As we grow our business, we expect to continue to invest in technology services and equipment, including data warehousing, network infrastructure and cloud-based services and database technologies, as well as potentially increase our reliance on open-source software. Without these improvements, our operations might suffer from unanticipated system disruptions, slow transaction processing, unreliable service levels, impaired quality or delays in reporting accurate information regarding transactions in our platform, any of which could negatively affect our reputation and ability to attract and retain clients. In addition, the expansion and improvement of our systems and infrastructure may require us to commit substantial financial, operational and technical resources, with no assurance that there will be a corresponding increase in our business. If we fail to respond to continuing technological changes or to adequately maintain, expand, upgrade and develop our systems and infrastructure in a timely fashion, our growth prospects and results of operations could be adversely affected.
The steps we take to increase the reliability, integrity and security of our platform, our software products, and our websites as they scale are expensive and complex, and our execution could result in operational failures and increased vulnerability to cyber and ransomware attacks. Such cyber and ransomware attacks could include denial-of-service
attacks impacting service availability (including the ability to deliver ads) and reliability,

tricking company employees into releasing control of their systems to a hacker, or the introduction of computer viruses or malware into our systems with a view to steal confidential or proprietary data. Cyber-attacks of increasing sophistication may be difficult to detect and could result in the theft of our intellectual property and data from our platform or other software products. We are also vulnerable to unintentional errors or malicious actions by persons with authorized access to our systems that exceed the scope of their access rights, distribute data erroneously, or, unintentionally or intentionally, interfere with the intended operations of our platform, websites and other software products. Moreover, we could be adversely impacted by outages and disruptions in the online platforms of our inventory and data suppliers, such as real-time advertising exchanges. Outages and disruptions of our platform, websites and other software products, including due to cyber-attacks, may harm our reputation and negatively impact our business, financial condition and results of operations.
If we fail to build and maintain our brands, our ability to expand the use of our websites and software products by advertisers and consumers, respectively, may be adversely affected.
Our future success depends upon our ability to create and maintain brand recognition and a reputation for delivering easy, efficient and personal technology solutions. A failure by us to build our brands and maintain consumer expectations of our brands could harm our reputation and damage our ability to attract and retain consumers, which could adversely affect our business. If consumers do not perceive portfolio websites or our software products offer a better user experience or offer good value for the services, or if advertisers do not perceive RAMP as a more effective platform, our reputation and the strength of our brand may be adversely affected.
Some of our competitors have more resources than we do and can spend more advertising their brands and technology solutions. As a result, we are required to spend considerable capital and other resources to create brand awareness and build our reputation. Should the need or competition for top-of-mind
awareness and brand preference increase, we may not be able to build brand awareness, and our efforts at building, maintaining and enhancing our reputation could fail. Even if we are successful in our branding efforts, such efforts may not be cost-effective. If we are unable to maintain or enhance consumer awareness of our brand cost-effectively, our business, results of operations and financial condition could be materially adversely affected.
Complaints or negative publicity about our business practices, our product/service offerings, our marketing and advertising campaigns, our compliance with applicable laws and regulations, the integrity of the data that we provide to consumers, data privacy and security issues, and other aspects of our business, whether valid or not, could diminish confidence and visits to our websites, as well as decrease adoption of our software products, and could adversely affect our reputation and business. There can be no assurance that we will be able to maintain or enhance our brand, and failure to do so would harm our business growth prospects and operating results.
International expansion subjects us to additional costs and risks that can adversely affect our business, financial condition and operating results.
International expansion subjects us to many challenges associated with supporting a rapidly growing business across a multitude of cultures, customs, monetary, legal and regulatory systems and commercial infrastructures. We have a limited operating history outside of the United States, and our ability to manage our business and conduct our operations internationally requires considerable attention and resources.
We currently have account management, inventory, and other personnel in countries within North America, Europe and Asia, and we anticipate expanding our international operations in the future. Some of the countries into which we are, or potentially may, expand score unfavorably on the Corruption Perceptions Index, or CPI, of Transparency International. Our teams outside the U.S. are substantially smaller than our teams in the U.S. To the extent we are unable to effectively engage with
non-U.S.
advertising agencies or companies or international divisions of U.S. agencies or companies due to our limited sales force capacity, or we are unable to secure quality
non-U.S.
ad inventory and data on reasonable terms due to our limited inventory and data team capacity, we may be unable to effectively grow in international markets.

•	Our international operations subject us to a variety of additional risks, including:

•	increased management, travel, infrastructure and legal compliance costs associated with having multiple international operations;

•	long payment cycles;

•	potential complications in enforcing contracts and collections;

•	increased financial accounting and reporting burdens and complexities;

•	concerns regarding negative, unstable or changing economic conditions in the countries and regions where we operate;

•	increased administrative costs and risks associated with compliance with local laws and regulations, including relating to privacy and data security;

•
regulatory and legal compliance, including with privacy and cybersecurity laws, anti-bribery laws, import and export control laws, economic sanctions and other regulatory limitations or obligations on our operations;

•	heightened risks of unfair or corrupt business practices and of improper or fraudulent sales arrangements;

•	difficulties in invoicing and collecting in foreign currencies;

•	foreign currency exposure risk;

•	difficulties in repatriating or transferring funds from or converting currencies;

•	administrative difficulties, costs and expenses related to various local languages, cultures and political nuances;

•	varied labor and employment laws, including those relating to termination of employees;

•	reduced protection for intellectual property rights in some countries and practical difficulties of enforcing rights abroad; and

•	compliance with the laws of numerous foreign taxing jurisdictions, including withholding obligations, and overlapping of different tax regimes.
We may incur significant operating expenses as a result of our international expansion, and it may not be successful. Our international business also subjects us to the impact of global and regional recessions and economic and political instability, differing regulatory requirements, costs and difficulties in managing a distributed workforce, potentially adverse tax consequences in the U.S. and abroad and restrictions on the repatriation of funds to the U.S. In addition, advertising markets outside of the U.S. are not as developed as those within the U.S., and we may be unable to grow our business sufficiently. Our failure to manage these risks and challenges successfully could adversely affect our business, financial condition and operating results.
Future acquisitions, strategic investments or alliances could disrupt our business and harm our business, financial condition and operating results.
We may in the future explore potential acquisitions of companies or technologies, strategic investments, or alliances to strengthen our business. Even if we identify an appropriate acquisition candidate, we may not be successful in negotiating the terms or obtaining the financing for the acquisition, and our due diligence may fail to identify all of the problems, risks, liabilities or other shortcomings or challenges of an acquired business, product or technology, including issues related to intellectual property, product quality or technology infrastructure and architecture, regulatory compliance practices, revenue recognition or other accounting practices or employee or client issues, and other issues including, but not limited to, the following:

•	regulatory requirements or delays;

•	anticipated benefits and synergies may not materialize;

•	diversion of management time and focus from operating our business to addressing acquisition integration challenges;

•	retention of employees from the acquired company;

•	cultural challenges associated with integrating employees from the acquired company into our organization;

•	integration of the acquired company’s products and technology;

•	integration of the acquired company’s accounting, management information, human resources and other administrative systems;

•	the need to implement or improve controls, procedures and policies at a business that prior to the acquisition may have lacked effective controls, procedures and policies;

•	coordination of product development and sales and marketing functions;

•
liability for activities of the acquired company before the acquisition, including relating to privacy and data security, patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities; and

•	litigation or other claims in connection with the acquired company, including claims from terminated employees, users, former stockholders or other third parties.
Failure to appropriately mitigate these risks or other issues related to such acquisitions and strategic investments could result in reducing or completely eliminating any anticipated benefits of transactions, and harm our business generally. Future acquisitions could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, amortization expenses or the impairment of goodwill, any of which could harm our business, financial condition and operating results.
Our future success depends on the continuing efforts of our key employees, and our ability to attract, hire, retain and motivate highly skilled employees in the future.
Technology companies like ours compete to attract the best talent, and our future success depends on the continuing efforts of our executive officers and key employees, including Mr. Blend, our
Co-Founder
and Chief Executive Officer. We rely on the leadership, knowledge and experience that our executive officers and key employees provide. They foster our corporate culture, which has been instrumental to our ability to attract and retain new talent. We also rely on employees in our product development, support and sales teams to attract and keep key clients.
The market for talent in our key areas of operations, including California, Washington, Ontario, Canada and Great Britain, United Kingdom where we have offices, is intensely competitive. As a result, we may incur significant costs to attract and retain employees, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards. New employees often require significant training and, in many cases, take significant time before they achieve full productivity, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. Our account managers, for instance, need to be trained quickly on the features of our platform since failure to offer high-quality support may adversely affect our relationships with our clients. Additionally, as we continue to expand outside of the U.S., we may face additional challenges in attracting and retaining international employees that differ from the challenges we have experienced domestically.
Employee turnover, including any potential future changes in our management team, could disrupt our business. For instance, in 2021, we replaced both Chief Executive Officer and Chief Technology Officer. Our

employees are
at-will
employees and may terminate their employment with us at any time. The loss of one or more of our executive officers, especially Mr. Blend, our CEO and
Co-Founder,
or our inability to attract and retain highly skilled employees, could have an adverse effect on our business, financial condition and operating results.
Our management team has limited experience managing a public company.
Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws, rules and regulations that govern public companies. As a public company following completion of the Business Combination, we will be subject to significant obligations relating to reporting, procedures and internal controls, and our management team may not successfully or efficiently manage such obligations. These obligations and scrutiny will require significant attention from our management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.
We may need to change our pricing models to compete successfully.
The intense competition we face, in addition to general and economic business conditions, can put pressure on us to change our prices. If our competitors offer deep discounts on certain solutions or provide offerings, we may need to lower prices in order to compete successfully. Similarly, if there is pressure by competitors to raise prices, our ability to acquire new customers and retain existing customers may be diminished. Any such changes may reduce revenue and margins and could adversely affect our financial results.
Our business could be negatively affected as a result of shareholder activism, and such activism could impact the trading value of our securities.
In recent years, U.S. and
non-U.S.
companies listed on securities exchanges in the United States have been faced with governance-related demands from activist shareholders, unsolicited tender offers and proxy contests. Shareholder activists frequently propose to involve themselves in the governance, strategic direction, and operations of companies. In addition, a proxy contest for the election of directors at our annual meeting would require us to incur significant legal fees and proxy solicitation expenses. In addition, actions of activist shareholders may cause significant fluctuations in our share price based on temporary or speculative market perceptions or other factors that do not necessarily reflect the underlying fundamentals of our business.
From time to time we are a party to lawsuits and investigations, which typically require significant management time and attention and result in significant legal expenses.
We may be involved from time to time in various additional legal proceedings, including, but not limited to, actions relating to breach of contract, breach of federal and state privacy laws, and intellectual property infringement that might necessitate changes to our business or operations. Regardless of whether any claims against us have merit, or whether we are ultimately held liable or subject to payment of damages, claims may be expensive to defend and may divert management’s time away from our operations. If any legal proceedings were to result in an unfavorable outcome, it could have a material adverse effect on our business, financial position and results of operations. Any adverse publicity resulting from actual or potential litigation may also materially and adversely affect our reputation, which in turn could adversely affect our results.
We depend on search engines, display advertising, social media, email, content-based online advertising and other online sources to attract consumers to our websites and convert them into sales for our advertisers, our business and financial results may be harmed.
Our success depends, in part, on our ability to attract online consumers to our portfolio websites and to convert those consumers into sales for our advertisers. We depend, in part, on third-party search engines, display advertising, social media, content-based online advertising and other online sources for our website traffic. We are included in third party search results as a result of both paid search listings, where we purchase placements based on specific search terms, and separately, organic searches listings which depend upon third party search algorithms to index and return the content on our sites within such organic search listing results.
Search engines, social media platforms and other online sources often revise their algorithms and introduce new advertising products. If one or more of the search engines or other online sources on which we rely for website traffic were to modify its general methodology for how it displays our advertisements, resulting in fewer consumers clicking through to our websites, our business could suffer. In addition, if our online display advertisements are no longer effective or are not able to reach certain consumers due to consumers’ use of ad-blocking
software, our business could suffer.
If one or more of the search engines or other online sources on which we rely for purchased listings modifies or terminates its relationship with us, our expenses could rise, we could lose consumer traffic to our websites and marketplaces, and a decrease in consumer traffic to our websites and marketplaces, for any reason, could have a material adverse effect on our business, financial condition and results of operations. Consumer traffic to our websites and marketplaces and the volume of sales generated by consumer traffic varies and can decline from to time. Additionally, even if we are successful in generating traffic to our websites, we may not be able to convert these visits into consumer sales.
We currently compete with numerous other online marketing companies, and we expect that competition will intensify. Some of these existing competitors may have more capital or complementary products or services than we do, and they may leverage their greater capital or diversification in a manner that adversely affects our competitive position. In addition, other newcomers, including major search engines and content aggregators, may be able to leverage their existing products and services to our disadvantage. We may be forced to expend significant resources to remain competitive with current and potential competitors. If any of our competitors are more successful than we are at attracting and retaining consumers, or if we are unable to effectively convert visits into consumer sales, our business, financial condition and results of operations could be materially adversely affected.
We depend on third-party website publishers for a significant portion of our visitors, and any decline in the supply of media available through these websites or increase in the price of this media could cause our revenue to decline or our cost to reach visitors to increase.
A portion of our revenue is attributable to visitors originating from advertising placements that we purchase on third party websites. In some instances, website publishers may change the advertising inventory they make available to us at any time and, therefore, impact our revenue. In addition, website publishers may place restrictions on our offerings. These restrictions may prohibit advertisements from specific clients or specific industries, or restrict the use of certain creative content. If a website publisher decides not to make advertising inventory available to us, or decides to demand a higher revenue share or places significant restrictions on the use of such inventory, we may not be able to find advertising inventory from other websites that satisfy our requirements in a timely and cost-effective manner. In addition, the number of competing online marketing service providers and advertisers that acquire inventory from websites continues to increase. Consolidation of website publishers could eventually lead to a concentration of desirable inventory on a small number of websites or networks, which could limit the supply of inventory available to us or increase the price of inventory to us. If any of the foregoing occurs, our revenue could decline or our operating costs may increase.
Failure to comply with industry self-regulation could harm our brand, reputation and business.
We adhere to many of the regulatory principles issued by the Network Advertising Alliance’s Code of Conduct, the Interactive Advertising Bureau, including its Transparency & Consent Framework, and the Digital Advertising Alliance’s Self-Regulatory Principles for Online Behavioral Advertising in the U.S., as well as similar self-regulatory principles in Europe and Canada adopted by the local Digital Advertising Alliance. Our efforts to comply with these self-regulatory principles include offering Internet users notice and transparency when advertising is served to them based, in part, on browsing data recorded by cookies. We also offer Internet users the ability to opt-out
of receiving interest-based advertisements. If we, or our clients or partners, make mistakes in the implementation of these principles, or if self-regulatory bodies expand these guidelines or government authorities issue different guidelines regarding Internet-based advertising, or our opt-out
mechanisms fail to work as designed, or if Internet users misunderstand our technology or our commitments with respect to these principles, we may, as a result, be subject to negative publicity, government investigation, government or private litigation, or investigation by self-regulatory bodies or other accountability groups. Any such action against us, or investigations, even if meritless, could be costly and time consuming, require us to change our business practices, cause us to divert management’s attention and our resources and be damaging to our brand, reputation and business. In addition, privacy advocates and industry groups may propose new and different self-regulatory standards that either legally or contractually apply to us. We cannot yet determine the impact such future standards may have on our business.
Our failure to meet content and inventory standards and provide services that our advertisers and inventory suppliers trust, could harm our brand and reputation and negatively impact our business, financial condition and operating results.
We do not provide or control the content of the advertisements that are displayed by content providers we work with, including those provided by Google or Microsoft. Both advertisers and inventory suppliers are concerned about being associated with content they consider inappropriate, competitive or inconsistent with their brands, or illegal and they are hesitant to spend money without guaranteed brand security. Additionally, advertisers may seek to display advertising campaigns in jurisdictions that do not permit such advertising (for example, pharmaceutical advertising is not permitted in many countries). Consequently, our reputation depends in part on providing services that advertisers and inventory suppliers trust, and we have contractual obligations to meet content and inventory standards. Despite such efforts, our clients may inadvertently purchase inventory that proves to be unacceptable for their campaigns, in which case, we may not be able to recoup the amounts paid to inventory suppliers. Further, perpetrators of fraudulent impressions and malware frequently change their tactics and may become more sophisticated over time, requiring both us and our competitors or others in our industry to improve processes for assessing the quality of advertisers’ inventory and controlling fraudulent activity. Preventing and combating fraud is an industry-wide issue that requires constant vigilance, and we cannot guarantee that we will be fully successful in doing so. There are other means we could use, such as human review of content we serve, that some of our competitors undertake, but because our platform is self-service, and because such means are cost-intensive, we do not utilize all means available to decrease this risk. We may provide access to inventory that is objectionable to our advertisers or we may serve advertising that contains malware or objectionable content to our inventory suppliers, which could harm our or our clients’ brand and reputation, and negatively impact our business, financial condition and operating results.
If the
non-proprietary
technology, software, products and services that we use are unavailable, have future terms we cannot agree to, or do not perform as we expect, our business, financial condition and operating results could be harmed.
We depend on various technology, software, products and services from third parties or available as open source, including for critical features and functionality of our platform, data centers and API technology, payment processing, payroll and other professional services. Identifying, negotiating, complying with and integrating with third-party terms and technology are complex, costly and time-consuming matters. Failure by third-party providers to maintain, support or secure their technology either generally or for our accounts specifically, or downtime, errors or defects in their products or services, could adversely impact our platform, our administrative obligations or other areas of our business. Having to replace any third-party providers or their technology, products or services could result in outages or difficulties in our ability to provide our services. In the event that these third-party providers experience any interruption in operations or cease business for any reason, or if we are unable to agree on satisfactory terms for continued hosting relationships, we would be forced to enter into a relationship with other service providers or assume some hosting responsibilities ourselves. In addition, even a disruption as brief as a few minutes could have a negative impact on our websites and could result in a loss of revenue. If we are unsuccessful in establishing or maintaining our relationships with our third-party providers or otherwise need to replace them, internal resources may need to be diverted and our business, financial condition and operating results could be harmed.
We face potential liability and harm to our business based on the nature of our business and the content on our platform.
Advertising often results in litigation relating to copyright or trademark infringement, public performance royalties or other claims based on the nature and content of advertising that is distributed through our platform. Though we contractually require advertisers and content providers to represent to us that they have the rights necessary to serve advertisements through our platform, we do not independently verify whether we are permitted to deliver, or review the content of, such advertisements. If any of these representations are untrue, we may be exposed to potential liability and our reputation may be damaged. While our clients are typically obligated to indemnify us, such indemnification may not fully cover us, or we may not be able to collect. In addition to settlement costs, we may be responsible for our own litigations costs, which can be extensive.
Legal and Compliance Risks
Our business could be affected by the enactment of new governmental regulations regarding the Internet.
To date, government regulations have not materially restricted the use of the Internet in most parts of the world. The legal and regulatory environment pertaining to the Internet, however, is uncertain and may change. New laws may be passed, courts may issue decisions affecting the Internet, existing but previously inapplicable or unenforced laws may be deemed to apply to the Internet or regulatory agencies may begin to rigorously enforce such formerly unenforced laws, or existing legal safe harbors may be narrowed, both by U.S. federal or state governments and by governments of foreign jurisdictions. These changes could affect:

•
the liability of online service providers for actions by customers, including fraud, illegal content, spam, phishing, libel and defamation, hate speech, infringement of third-party intellectual property and other abusive conduct;

•	other claims based on the nature and content of Internet materials;

•	user data privacy and security issues;

•	consumer protection risks;

•	digital marketing aspects;

•	characteristics and quality of services;

•	our ability to automatically renew the premium subscriptions of our users;

•	cross-border e-commerce issues; and

•	ease of access by our users to our product offerings, including RAMP.
The adoption of any new laws or regulations, or the application or interpretation of existing laws or regulations to the Internet, could hinder growth in the use of the Internet and online services generally, and decrease acceptance of the Internet and online services as a means of communications,
e-commerce
and advertising. In addition, such changes in laws could increase our costs of doing business, subject our business to increased liability for non-compliance
or prevent us from delivering our services over the Internet or in specific jurisdictions, thereby materially harming our business and results of operations.

Our businesses are subject to laws relating to digital media and content. We are, and may in the future become, subject to a variety of international, federal, state, and local laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business.
Our activities are subject to regulation under the laws of the United States and its various states and the other jurisdictions in which we operate. We are currently subject to a variety of, and may in the future become subject to additional, international, federal, state and local laws that are continuously evolving and developing, including laws regarding internet-based businesses and other businesses that rely on advertising, as well as privacy and consumer protection laws, including the
CAN-SPAM
Act, the Digital Millennium Copyright Act, the Children’s Online Privacy Protected Act and the Communications Decency Act. In addition, there is increasing attention by state and other jurisdictions to regulation in this area. These laws are complex and can be costly to comply with, require significant management time and effort, and could subject us to claims, government enforcement actions, civil and criminal liability or other remedies, including suspension of business operations. These laws may conflict with each other, further complicating compliance efforts.
If we are alleged not to comply with these laws or regulations, we may be required to modify affected products and services, which could require a substantial investment and loss of revenue, or cease providing the affected product or service altogether. If we are found to have violated laws or regulations, we may be subject to significant fines, penalties and other losses.
We assess customer needs, and sometimes collect customer contact information to provide other product offerings, which results in us receiving personally identifiable information.
This information is increasingly subject to legislation and regulation in the United States. This legislation and regulation is generally intended to protect individual privacy and the privacy and security of personal information. We could be adversely affected if government regulations require us to significantly change our business practices with respect to this type of information or if the advertisers RAMP violate applicable laws and regulations.
Changes in applicable laws and regulations may materially increase our direct and indirect compliance and other expenses of doing business, having a material adverse effect on our business, financial condition and results of operations. If there were to be changes to statutory or regulatory requirements, we may be unable to comply fully with or maintain all required licenses and approvals. Regulatory authorities have relatively broad discretion to grant, renew and revoke licenses and approvals. If we do not have all requisite licenses and approvals, or do not comply with applicable statutory and regulatory requirements, the regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or monetarily penalize us, which could have a material adverse effect on our business, results of operations and financial condition.
We cannot predict whether any proposed legislation or regulatory changes will be adopted, or what impact, if any, such proposals or, if enacted, such laws could have on our business, results of operations and financial condition. If we are alleged to have failed to comply with applicable laws and regulations, we may be subject to investigations, criminal penalties or civil remedies, including fines, injunctions, loss of an operating license or approval, increased scrutiny or oversight by regulatory authorities, the suspension of individual employees, limitations on engaging in a particular business or redress to customers. The cost of compliance and the consequences of non-compliance
could have a material adverse effect on our business, results of operations and financial condition. In addition, a finding that we have failed to comply with applicable laws and regulations could have a material adverse effect on our business, results of operations and financial condition by exposing us to negative publicity and reputational damage or by harming our customer or employee relationships.
In most jurisdictions, government regulatory authorities have the power to interpret and amend applicable laws and regulations, and have discretion to grant, renew and revoke the various licenses and approvals we need to conduct our activities. Such authorities may require us to incur substantial costs in order to comply with such laws and regulations. Regulatory statutes are broad in scope and subject to differing interpretation. In some areas of our businesses, we act on the basis of our own or the industry’s interpretations of applicable laws or regulations, which may conflict from jurisdiction to jurisdiction. In the event those interpretations eventually prove different from the interpretations of regulatory authorities, we may be penalized or precluded from carrying on our previous activities.
Litigation could distract management, increase our expenses or subject us to material money damages and other remedies.
We may be involved from time to time in various additional legal proceedings, including, but not limited to, actions relating to breach of contract, breach of federal and state privacy laws, and intellectual property infringement that might necessitate changes to our business or operations. Regardless of whether any claims against us have merit, or whether we are ultimately held liable or subject to payment of damages, claims may be expensive to defend and may divert management’s time away from our operations. If any legal proceedings were to result in an unfavorable outcome, it could have a material adverse effect on our business, financial position and results of operations. Any adverse publicity resulting from actual or potential litigation may also materially and adversely affect our reputation, which in turn could adversely affect our results.
Companies in the internet, technology and media industries are frequently subject to allegations of infringement or other violations of intellectual property rights. We plan to vigorously defend our intellectual property rights and our freedom to operate our business; however, regardless of the merits of the claims, intellectual property claims are often time consuming and extremely expensive to litigate or settle and are likely to continue to divert managerial attention and resources from our business objectives. Successful infringement claims against us could result in significant monetary liability or prevent us from operating our business or portions of our business. Resolution of claims may require us to obtain licenses to use intellectual property rights belonging to third parties, which may be expensive to procure, or we may be required to cease using intellectual property of third parties altogether. Many of our contracts require us to provide indemnification against third-party intellectual property infringement claims, which would increase our defense costs and may require that we pay damages if there were an adverse ruling in any such claims. Any of these events may have a material adverse effect on our business, results of operations, financial condition and prospects.
We are subject to anti-bribery, anti-corruption and similar laws and non-compliance
with such laws can subject us to criminal penalties or significant fines and harm our business and reputation.
We are subject to anti-bribery and similar laws, such as the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the FCPA, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the USA PATRIOT Act, U.S. Travel Act, the U.K. Bribery Act 2010 and Proceeds of Crime Act 2002, and possibly other anti-corruption, anti-bribery and anti-money laundering laws in countries in which we conduct activities. Anti-corruption laws have been enforced with great rigor in recent years and are interpreted broadly and prohibit companies and their employees and their agents from making or offering improper payments or other benefits to government officials and others in the private sector. As we increase our international sales and business, particularly in countries with a low score on the CPI by Transparency International, and increase our use of third parties, particularly internationally based network partners, our risks under these laws will increase. We adopt appropriate policies and procedures and conduct training, but cannot guarantee that improprieties will not occur. Noncompliance with these laws could subject us to investigations, sanctions, settlements, prosecution, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, suspension and/or debarment from contracting with specified persons, the loss of export privileges, reputational harm, adverse media coverage, and other collateral consequences. Any investigations, actions and/or sanctions could have a material negative impact on our business, operating results and financial condition.

Privacy and data protection laws to which we are subject may cause us to incur additional or unexpected costs, subject us to enforcement actions for compliance failures, or cause us to change RAMP or business model, which may have a material adverse effect on our business.
Information relating to individuals and their devices (sometimes called “personal information” or “personal data”) is regulated under a wide variety of local, state, national, and international laws and regulations that apply to the collection, use, retention, protection, disclosure, transfer (including transfer across national boundaries) and other processing of such data. In addition, there is increasing attention by state and other jurisdictions to regulation in this area. These laws are complex and can be costly to comply with, require significant management time and effort, and could subject us to claims, government enforcement actions, civil and criminal liability or other remedies, including suspension of business operations. These laws may conflict with each other, further complicating compliance efforts. We are currently subject to a variety of, and may in the future become subject to additional, international, federal, state and local laws that are continuously evolving and developing, including laws regarding internet-based businesses and other businesses that rely on advertising, as well as privacy and consumer protection laws, including the
CAN-SPAM
Act, the Digital Millennium Copyright Act and the Communications Decency Act. If we are alleged not to comply with these laws or regulations, we may be required to modify affected products and services, which could require a substantial investment and loss of revenue, or cease providing the affected product or service altogether. If we are found to have violated laws or regulations, we may be subject to significant fines, penalties and other losses.
We typically collect and store IP addresses, other device identifiers (such as unique mobile application identifiers) and email addresses, which are or may be considered personal data or personal information in some jurisdictions or otherwise may be the subject of regulation.
Recently, the State of California adopted two laws broadly regulating businesses’ processing of personal information, the California Consumer Privacy Act of 2018, or CCPA, and the California Privacy Rights Act, or CPRA. The CCPA, which went into effect January 1, 2020, defines “personal information” broadly enough to include online identifiers provided by individuals’ devices, applications, and protocols (such as IP addresses, mobile application identifiers and unique cookie identifiers) and individuals’ location data, if there is potential that individuals can be identified by such data. The CCPA establishes a new privacy framework for covered businesses by, among other requirements, establishing new data privacy rights for consumers in the State of California (including rights to deletion of and access to personal information), imposing special rules on the collection of consumer data from minors, creating new notice obligations and new limits on the “sale” of personal information (interpreted by many observers to include common advertising technology practices), and creating a new and potentially severe statutory damages framework for violations of the CCPA and for businesses that fail to implement reasonable security procedures and practices to prevent data breaches. The CCPA also offers the possibility for a consumer to recover statutory damages for certain violations and could open the door more broadly to additional risks of individual and class-action lawsuits even though the statute’s private right of action is limited in scope.
The California Attorney General issued final regulations implementing the CCPA that became enforceable recently. Additional modifications to the regulations were proposed in October 2020. In addition, a new ballot initiative that passed in November 2020, the CPRA, would impose additional notice and opt out obligations on the digital advertising space, including an obligation to provide an opt-out
for behavioral advertising. When the CPRA goes into full effect in January 2023, it will cause us to incur additional compliance costs and may impose additional restrictions on us and on our partners. Although we have attempted to mitigate certain risks posed by the CCPA and CPRA through contractual and platform changes, we cannot predict with certainty the effect of the CCPA and CPRA and their implementing regulations on our business. Responding to requirements under these laws and the related regulations will continue to affect our operations and those of our partners.
Laws governing the processing of personal data in Europe (including the European Union and European Economic Area, or EEA, and the countries of Iceland, Liechtenstein, and Norway) also continue to impact us and continue to evolve. The General Data Protection Regulation, or GDPR, which applies to us, came into effect on May 25, 2018. Like the CCPA, the GDPR defines “personal data” broadly, and it enhances data protection obligations for controllers of such data and for service providers processing the data. It also provides certain rights, such as access and deletion, to the individuals about whom the personal data relates. The digital advertising industry has collaborated to create a user-facing framework for establishing and managing legal bases under the GDPR and other EU privacy laws including ePrivacy (discussed below). Although the framework is actively in use, we cannot predict its effectiveness over the long term. European regulators have questioned its viability and activists have filed complaints with regulators of alleged non-compliance
by specific companies that employ the framework.
Non-compliance
with the GDPR can trigger steep fines of up to the greater of €20 million or 4% of total worldwide annual revenue. Continuing to maintain compliance with the GDPR’s requirements, including monitoring and adjusting to rulings and interpretations that affect our approach to compliance, requires significant time, resources and expense, as will the effort to monitor whether additional changes to our business practices and our backend configuration are needed, all of which may increase operating costs, or limit our ability to operate or expand our business.
Regulatory investigations and enforcement actions could also impact us. In the U.S., the Federal Trade Commission, or FTC, uses its enforcement powers under Section 5 of the Federal Trade Commission Act (which prohibits “unfair” and “deceptive” trade practices) to investigate companies engaging in online tracking. Other companies in the advertising technology space have been subject to government investigation by regulatory bodies, including, in Europe, a 2016 inquiry into Criteo’s compliance with French data privacy laws. Advocacy organizations have also filed complaints with data protection authorities against advertising technology companies, arguing that certain of these companies’ practices do not comply with the GDPR. In response to these complaints, the Belgian Data Protection Authority recently issued a report questioning the legal validity of an industry framework to process personal data for targeted advertising purposes. We cannot avoid the possibility that one of these investigations or enforcement actions will require us to alter our practices. Further, our legal risk depends in part on our clients’ or other third parties’ adherence to privacy laws and regulations and their use of our services in ways consistent with end user expectations. We rely on representations made to us by clients that they will comply with all applicable laws, including all relevant privacy and data protection regulations. Although we make reasonable efforts to enforce such representations and contractual requirements, we do not fully audit our clients’ compliance with our recommended disclosures or their adherence to privacy laws and regulations. If our clients fail to adhere to our expectations or contracts in this regard, we and our clients could be subject to adverse publicity, damages, and related possible investigation or other regulatory activity.
Adapting our business to the CCPA, the CPRA and their implementing regulations and to the enhanced and evolving privacy obligations in the EU and elsewhere could continue to involve substantial expense and may cause us to divert resources from other aspects of our operations, all of which may adversely affect our business. Further, adaptation of the digital advertising marketplace requires increasingly significant collaboration between participants in the market, such as publishers and advertisers. Failure of the industry to adapt to changes required for operating under laws including the CCPA, CPRA and the GDPR and user response to such changes could negatively impact inventory, data, and demand. We cannot control or predict the pace or effectiveness of such adaptation, and we cannot currently predict the impact such changes may have on our business.
Uncertainty caused by lack of uniformity among laws to which we are or may become subject and instability in the global legal landscape may cause us to incur additional or unexpected costs and legal risk, increase our risk of reputational harm, or cause us to change RAMP or business model.
We cannot predict the future of the regulatory landscape regarding the protection of personal information. U.S. (state and federal) and foreign governments are considering enacting additional legislation related to privacy and data protection and we expect to see an increase in, or changes to, legislation and regulation in this area. For example, in the U.S., a federal privacy law is the subject of active discussion and several bills have been introduced. Additionally, industry groups in the U.S. and their international counterparts have self-regulatory guidelines that are subject to periodic updates to which we have agreed to adhere. High profile incidents involving breaches of personal information or misuse of consumer information may increase the likelihood of new U.S. federal, state, or international laws or regulations in addition to those set out above, and such laws and regulations may be inconsistent across jurisdictions.
In addition to laws regulating the processing of personal information, we are also subject to regulation with respect to political advertising activities, which are governed by various federal and state laws in the U.S., and national and provincial laws worldwide. Online political advertising laws are rapidly evolving, and in certain jurisdictions have varying transparency and disclosure requirements. We have already seen publishers impose varying prohibitions and restrictions on the types of political advertising and breadth of targeted advertising allowed on their platforms with respect to advertisements for the 2020 U.S. presidential election in response to political advertising scandals like
Cambridge Analytica
. The lack of uniformity and increasing requirements on transparency and disclosure could adversely impact the inventory made available for political advertising and the demand for such inventory on RAMP, and otherwise increase our operating and compliance costs. Concerns about political advertising, whether or not valid and whether or not driven by applicable laws and regulations, industry standards, client or inventory provider expectations, or public perception, may harm our reputation, result in loss of goodwill, and inhibit use of RAMP by current and future clients.
Changes in data residency and cross-border transfer restrictions also impact our operations. For the transfer of personal data from the EU to the U.S., like many U.S. and European companies, we have relied upon, and are currently certified under the
EU-U.S.
and
Swiss-U.S.
Privacy Shield Frameworks. The Privacy Shield Framework, however, was struck down in July 2020 by the EU Court of Justice as an adequate mechanism by which EU companies may pass personal data to the US. The EU had previously pledged that it would minimize business impact if this occurred, so we may see bridging conditions put in place to a new
US-EU
agreement, or other guidance from EU authorities (which they have promised). Other EU mechanisms for adequate data transfer, such as the standard contractual clauses, were also questioned by the Court of Justice and whether and how standard contractual clauses can be used to transfer personal data to the U.S. is in question. If there is no interim agreement or guidance from the EU and standard clauses also cannot be used, we could be left with no reasonable option for the lawful cross-border transfer of personal data. If successful challenges leave us with no reasonable option for the lawful cross-border transfer of personal data, and if we nonetheless continue to transfer personal data from the EU to the US, that could lead to governmental enforcement actions, litigation, fines and penalties or adverse publicity, which could have an adverse effect on our reputation and business or cause us to need to establish systems to maintain certain data in the EU, which may involve substantial expense and cause us to divert resources from other aspects of our operations, all of which may adversely affect our business. Other jurisdictions have adopted or are considering cross-border or data residency restrictions, which could reduce the amount of data we can collect or process and, as a result, significantly impact our business. It remains unclear how the withdrawal of the United Kingdom, or U.K., from the European Union, referred to as Brexit, will affect transborder data flows, regulators’ jurisdiction over our business, and other matters related to how we do business and how we comply with applicable data protection laws. Accordingly, we cannot predict the additional expense, impact on revenue, or other business impact that may stem from Brexit.
Additionally, as the advertising industry evolves, and new ways of collecting, combining and using data are created, governments may enact legislation in response to technological advancements and changes that could result in our having to re-design
features or functions of RAMP, therefore incurring unexpected compliance costs.
These laws and other obligations may be interpreted and applied in a manner that is inconsistent with our existing data management practices or the features of RAMP. If so, in addition to the possibility of fines, lawsuits and other claims, we could be required to fundamentally change our business activities and practices or modify our products, which could have an adverse effect on our business. We may be unable to make such changes and modifications in a commercially reasonable manner or at all, and our ability to develop new products and features could be limited. All of this could impair our or our clients’ ability to collect, use, or disclose information relating to consumers, which could decrease demand for RAMP, increase our costs, and impair our ability to maintain and grow our client base and increase our revenue.

Our success depends, in part, on our ability to access, collect and use first-party data about our users and subscribers. If that access is restricted or otherwise subject to unfavorable regulation, blocked or limited by technical changes on end users’ devices and web browsers, or our and our clients’ ability to use data on RAMP is otherwise restricted, our performance may decline and we may lose advertisers and revenue.
Digital advertising mostly relies on the ability to uniquely identify devices across websites and applications, and to collect data about user interactions with those devices for purposes such as serving relevant ads and measuring the effectiveness of ads. Devices are identified through unique identifiers stored in cookies, provided by device operating systems for advertising purposes, or generated based on statistical algorithms applied to information about a device, such as the IP address and device type. We use device identifiers to record such information as when an Internet user views an ad, clicks on an ad, or visits one of our advertiser’s websites or applications. We use device identifiers to help us achieve our advertisers’ campaign goals, including to limit the instances that an Internet user sees the same advertisement, report information to our advertisers regarding the performance of their advertising campaigns, and detect and prevent malicious behavior and invalid traffic throughout our network of inventory. We also use data associated with device identifiers to help our clients decide whether to bid on, and how to price, an opportunity to place an advertisement in a specific location, at a given time, in front of a particular Internet user. Additionally, our clients rely on device identifiers to add information they have collected or acquired about users into RAMP. Without such data, our clients may not have sufficient insight into an Internet user’s activity, which may compromise their and our ability to determine which inventory to purchase for a specific campaign and may undermine the effectiveness of RAMP or our ability to improve RAMP and remain competitive.
Today, digital advertising, including RAMP, makes significant use of cookies to store device identifiers for the advertising activities described above.
When we utilize or deploy cookies and similar tracking or recording means, they are usually first-party cookies, which are cookies deployed by the Company on its own and operated websites or other domains which we operate through RAMP. We rely on the first party data provided to us by consumers and advertisers to improve our product and service offerings and to feed the RAMP data loop in particular, and if we are unable to maintain or grow such data we may be unable to provide consumers with an experience that is relevant, efficient and effective, which could adversely affect our business. Our business relies on the first party data provided to us by consumers and advertisers through using websites and RAMP. The large amount of information we use in operating our websites and RAMP is critical to the web platform experience we provide for consumers. If we are unable to maintain or grow the data provided to us, the value that we provide to consumers and advertisers using our websites and RAMP may be limited. In addition, the quality, accuracy and timeliness of this information may suffer, which may lead to a negative experience for consumers using our websites and our advertisers using our platform and could materially adversely affect our business and financial results.
We also rely on our network partners to access, collect and use first-party data about our users and subscribers. To the extent that our network partners, the applications we make available through the leading app marketplaces and the social media platforms upon which we rely for users and certain related first party data limit or increasingly limit, eliminate or otherwise impair our ability to access, collect, process and/or use data about or derived from our users or subscribers, including certain user-profile elements such as IP address, device or browser type, operating system or search query information, our business, financial condition and results of operations could be adversely affected.
Advertising shown on mobile applications can also be affected by blocking or restricting use of mobile device identifiers. Data regarding interactions between users and devices are tracked mostly through stable, pseudonymous advertising identifiers that are built into the device operating system with privacy controls that allow users to express a preference with respect to data collection for advertising, including to disable the identifier. These identifiers and privacy controls are defined by the developers of the platforms through which the applications are accessed and could be changed by the platforms in a way that may negatively impact our business. For example, Apple announced earlier this year that it will require user opt-in
before permitting access to Apple’s unique identifier, or IDFA. Apple initially targeted this fall for implementing these changes but has pushed that date out until at least early next year. This shift from enabling user opt-out
to an
opt-in
requirement is likely to have a substantial impact on the mobile advertising ecosystem and could harm our growth in this channel.
In addition, in the EU, Directive 2002/58/EC (as amended by Directive 2009/136/EC), commonly referred to as the ePrivacy or Cookie Directive, directs EU member states to ensure that accessing information on an Internet user’s computer, such as through a cookie and other similar technologies, is allowed only if the Internet user has been informed about such access and given his or her consent. A recent ruling by the Court of Justice of the European Union clarified that such consent must be reflected by an affirmative act of the user, and European regulators are increasingly agitating for more robust forms of consent. These developments may result in decreased reliance on implied consent mechanisms that have been used to meet requirements of the Cookie Directive in some markets. A replacement for the Cookie Directive is currently under discussion by EU member states to complement and bring electronic communication services in line with the GDPR and force a harmonized approach across EU member states. Like the GDPR, the proposed ePrivacy Regulation has extra-territorial application as it applies to businesses established outside the EU who provide publicly available electronic communications services to, or gather data from the devices of, users in the EU. Though still subject to debate, the proposed ePrivacy Regulation may further raise the bar for the use of cookies and the fines and penalties for breach may be significant. We may be required to, or otherwise may determine that it is advisable to, make significant changes in our business operations and product and services to obtain user opt-in
for cookies and use of cookie data, or develop or obtain additional tools and technologies to compensate for a lack of cookie data.
As the collection and use of data for digital advertising has received media attention over the past several years, some government regulators, such as the FTC, and privacy advocates have suggested creating a “Do Not Track” standard that would allow Internet users to express a preference, independent of cookie settings in their browser, not to have their online browsing activities tracked. “Do Not Track” has seen renewed emphasis from proponents of the CCPA, and the final proposed regulations (currently pending review and acceptance by the Office of Administrative Law) contemplate browser-based or similar “do not sell” signals. California’s new ballot initiative, the CPRA, similarly contemplates the use of technical opt outs for the sale and sharing of personal information for advertising purposes as well as to opt out of the use of sensitive information for advertising purposes, and allows for AG rulemaking to develop these technical signals. If a “Do Not Track,” “Do Not Sell,” or similar control is adopted by many Internet users or if a “Do Not Track” standard is imposed by state, federal, or foreign legislation (such as the proposed ePrivacy Regulation or CCPA regulations), or is agreed upon by standard setting groups, we may have to change our business practices, our clients may reduce their use of RAMP, and our business, financial condition, and results of operations could be adversely affected.
Increased transparency into the collection and use of data for digital advertising introduced both through features in browsers and devices and regulatory requirements, such as the GDPR, the CCPA, “Do Not Track”, and ePrivacy, as well as compliance with such requirements, may create operational burdens to implement and may lead more users to choose to block the collection and use of data about them. Adapting to these and similar changes has in the past and may in the future require significant time, resources and expense, which may increase our cost of operation or limit our ability to operate or expand our business.
Concerns regarding data privacy and security relating to our industry’s technology and practices, and perceived failure to comply with laws and industry self-regulation, could damage our reputation and deter current and potential clients from using our products and services.
Public perception regarding data protection and privacy are significant in the programmatic advertising buying industry. Concerns about industry practices with regard to the collection, use, and disclosure of personal information, whether or not valid and whether driven by applicable laws and regulations, industry standards, client or inventory provider expectations, or the broader public, may harm our reputation, result in loss of goodwill, and inhibit use of RAMP by current and future clients. For example, perception that our practices involve an invasion of privacy, whether or not such practices are consistent with current or future laws, regulations, or industry practices, may subject us to public criticism, private class actions, reputational harm, or claims by regulators, which could disrupt our business and expose us to increased liability.
The growing awareness of our users of data privacy and protection laws and regulations could limit the use and adoption of our services, limit the user data we process for our marketing activities and adversely affect our business.
In general, data privacy concerns are becoming more widely acknowledged and data privacy laws are being enacted and enforced by a growing number of states and countries as time passes. Such data privacy laws restrict our storage, use, processing, disclosure, and transfer of personal information, including credit card data obtained in relation to our registered users of our software products. Many of these laws require us to maintain an online privacy policy and terms of use that disclose our practices regarding the collection, processing, and disclosure of personal information. This could lead to the loss of current or prospective users or other business relationships and may cause our users to resist providing the personal information necessary to allow them to use RAMP effectively and consumers may also resist providing personal information to our advertisers due to data privacy and security concerns. Additionally, the GDPR, the CCPA, new and expanding ‘Do Not Track’ regulations and other legal and regulatory changes are making it easier for individuals to opt-out
of having their personal data collected through an
opt-out
button, and to choose whether or not to be tracked online, which could result in higher rates of opting out or prevention of our online tracking which can impact our operation and decrease the demand for our products and services due to users’ resistance towards providing their personal data and digital tracking.
We expect that third-party intermediaries will emerge that offer services involving individuals opting out of their personal data being collected at scale (i.e., from all platforms, including ours). Such limitations may impair our ability to grow our business and to continue to process and store the information we need for our marketing analysis, and our results of operations and financial condition could suffer.
We have implemented certain measures to protect personal information, including data of our users but these measures may not adequately address all potential data privacy concerns and security threats and may fail to meet the expectations of our users, and their users, or other stakeholders, which could thereby reduce the demand for our services. Furthermore, our users or service providers may respond to this data protection and privacy regulatory framework by requesting that we undertake certain privacy or data related contractual commitments that we are unable or unwilling to make, all of which can harm our business and our financial results.
U.S. states and/or other jurisdictions in which we conduct our business may seek to impose state and local business taxes and sales/use taxes and current value added taxes on Internet sales in Europe and elsewhere and the tax policies and regulations imposed by other jurisdictions in which we operate may change, all of which may affect our tax rates and increase our tax liabilities.
There is a risk that U.S. states could assert that we or our subsidiaries are liable for U.S. state and local business activity taxes based upon income or gross receipts or for the collection of U.S. local sales/use taxes. This risk exists regardless of whether we and our subsidiaries are subject to U.S. federal income tax. States are becoming increasingly aggressive in asserting a nexus for business activity tax purposes and imposing sales/use taxes on products and services provided over the Internet. We and our subsidiaries could be subject to U.S. state and local taxation if a state tax authority asserts that our activities or the activities of our subsidiaries give rise to a nexus. We and our subsidiaries could also be liable for the collection of U.S. state and local sales/use taxes if a state tax authority asserts that distribution of our products over the Internet is subject to sales/use taxes. Multiple U.S. states have enacted related legislation relating to the taxation of
e-commerce
and other states are now considering such legislation. Furthermore, the U.S. Supreme Court held in 2018 in
South Dakota v. Wayfair
that

a U.S. state may require an online retailer to collect sales taxes imposed by that state, even if the retailer has no physical presence in that state, thus permitting a wider enforcement of such sales tax collection requirements. Such legislation could require us to incur substantial costs in order to comply, including costs associated with legal advice, tax calculation, collection, remittance and audit requirements, which could make selling in such markets less attractive and could adversely affect our business. Further, if a state tax authority asserts that distribution of our products or services is subject to such sales/use taxes, our premium subscribers could also be subjected to sales/use taxes, which may decrease the likelihood that such registered users would purchase or continue to renew their premium subscriptions. Additionally, sales of our solutions subject to value-added tax, or VAT, at the applicable rate in each jurisdiction, may increase and cause either our prices to increase or our collections and revenues to decline. New obligations to collect or pay taxes of any kind could substantially increase our cost of doing business. Furthermore, the base erosion and profit shifting, or BEPS, initiative undertaken by the Organization for Economic Cooperation and Development, or OECD, which contemplates changes to numerous international tax principles, as well as national tax incentives, may have adverse consequences on our tax liabilities. It is difficult to assess to what extent these changes may be implemented in the jurisdictions in which we conduct our business or may impact the way in which we conduct our business or our effective tax rate, due to the unpredictability and interdependency of these potential changes. We therefore cannot predict at this stage the magnitude of the effect of such rules on our financial results.
Risks Related to Intellectual Property
Our use of “open source” software could adversely affect our ability to protect our proprietary software and subject us to possible litigation.
We use open source software in connection with our software development. From time to time, companies that use open source software have faced claims challenging the use of open source software and/or compliance with open source license terms. We could be subject to suits by parties claiming ownership of what we believe to be open source software or claiming non-compliance
with open source licensing terms. Some open source licenses require users who distribute software containing open source to make available all or part of such software, which in some circumstances could include valuable proprietary code of the user. While we monitor our use of open source software and try to ensure that none is used in a manner that would require us to disclose our proprietary source code or that would otherwise breach the terms of an open source agreement, such use could inadvertently occur, in part because open source license terms are often ambiguous. Any requirement to disclose our proprietary source code or pay damages for breach of contract could be harmful to our business, results of operations or financial condition, and could help our competitors develop services that are similar to or better than ours.
Our proprietary rights may be difficult to enforce, which could enable others to copy or use aspects of our technology without compensating us, thereby eroding our competitive advantages and harming our business.
We rely upon a combination of trade secrets, third-party confidentiality and non-disclosure
agreements, additional contractual restrictions on disclosure and use, and trademark, copyright, patent and other intellectual property laws to establish and protect our proprietary rights. These laws, procedures and restrictions provide only limited protection. We currently have “MapQuest”, “info.com”, “HowStuffWorks”, “Infospace”, and variants and other marks registered as trademarks or pending registrations in the U.S. and certain foreign countries. We also rely on copyright laws to protect computer programs related to RAMP and our proprietary technologies, although to date we have not registered for statutory copyright protection. We have registered numerous Internet domain names in the U.S. and certain foreign countries related to our business. We endeavor to enter into agreements with our employees, independent contractors and advisors in order to limit access to and disclosure of our proprietary information, as well as to clarify rights to intellectual property associated with our business. Protecting our intellectual property is a challenge, especially after our employees or our contractors end their relationship with us, and, in some cases, decide to work for our competitors. Our contracts with our employees and contractors that relate to intellectual property issues generally restrict the use of our confidential information solely in connection with our services, and strictly prohibit reverse engineering. However, reverse engineering our software or the theft or misuse of our proprietary information could occur by employees or other third parties who have access to our technology. Enforceability of the non-compete
agreements that we have in place is not guaranteed, and contractual restrictions could be breached without discovery or adequate remedies. While the Company has a few legacy patents, we may not be able to obtain any further patents, and our pending applications may not result in the issuance of patents. Any issued patents may be challenged, invalidated or circumvented, and any rights granted under these patents may not actually provide adequate defensive protection or competitive advantages to us. Additionally, the process of obtaining patent protection is expensive and time-consuming, and we may not be able to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner.
Policing unauthorized use of our technology is difficult. In addition, the laws of some foreign countries may not be as protective of intellectual property rights as those of the U.S., and mechanisms for enforcement of our proprietary rights in such countries may be inadequate. If we are unable to protect our proprietary rights (including in particular, the proprietary aspects of RAMP) we may find ourselves at a competitive disadvantage to others who have not incurred the same level of expense, time and effort to create and protect their intellectual property.
Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.
In order to protect our technologies and processes, we rely in part on confidentiality agreements with our employees, independent contractors and other advisors. These agreements may not effectively prevent disclosure of confidential information, including trade secrets, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and proprietary information, and in such cases we may not be able to assert our trade secret rights against such parties. To the extent that our employees, contractors or other third parties with whom we do business use intellectual property owned by others in their work for us, disputes may arise as to the rights to related or resulting know-how
and inventions. The loss of confidential information or intellectual property rights, including trade secret protection, could make it easier for third parties to compete with our products. In addition, any changes in, or unexpected interpretations of, intellectual property laws may compromise our ability to enforce our trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain protection of our trade secrets or other proprietary information could harm our business, results of operations, reputation and competitive position.
We may not be able to adequately protect our intellectual property rights.
Our business depends on our intellectual property, the protection of which is crucial to the success of our business. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of RAMP, our websites, and our other software products or obtain and use information that we consider proprietary.
We may not be able to discover or determine the extent of any unauthorized use or infringement or violation of our intellectual property or proprietary rights. Third parties also may take actions that diminish the value of our proprietary rights or our reputation. The protection of our intellectual property may require the expenditure of significant financial and managerial resources. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Such litigation could be costly, time-consuming and distracting to management, result in a diversion of resources, the impairment or loss of portions of our intellectual property and could materially adversely affect our business, financial condition and operating results. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. These steps may be inadequate to protect our intellectual property. We will not be able to protect our intellectual property if we are unable to enforce our rights or if we do not detect unauthorized use of our intellectual property. Despite our precautions, it may be possible for unauthorized third parties to use information that we regard as proprietary to create product offerings that compete with ours. We also cannot be certain that others will not independently develop or otherwise acquire equivalent or superior technology or other intellectual property rights, which could materially adversely affect our business, financial condition and operating results.
Competitors may adopt service names similar to ours, thereby harming our ability to build brand identity and possibly leading to user confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of the terms “MapQuest”, “info.com”, “HowStuffWorks”, “Infospace” or any of the other trademarks that we own.
We currently operate primarily in the United States. To the extent that we determine to expand our business internationally, we will encounter additional risks, including different, uncertain or more stringent laws relating to intellectual property rights and protection.
We may be sued by third parties for alleged infringement of their trademarks or other intellectual property rights, which would result in additional expense and potential damages.
There is significant patent and other intellectual property development activity in the digital advertising industry. Third-party intellectual property rights may cover various aspects of technologies, trademarks, trade names or business methods that we deploy across our platform or businesses, which could prevent us from expanding our offerings or growing our business.
Our current or future trademarks or trade names may be challenged, opposed, infringed, circumvented or declared generic or descriptive, determined not to be entitled to registration, or determined to infringe trademark rights owned by third-parties. We have received correspondence from counsel for a United Kingdom-based marketing research company and its United States subsidiary (collectively, the “Demanding Group”) alleging trademark infringement based on our use of the “SYSTEM1” trade name and mark in the United States, and alleged use of the “SYSTEM1” trade name and mark in the United Kingdom. The correspondence demanded that we cease and desist from using the “SYSTEM1” name and mark, and made reference to potential legal action if we do not comply with that demand. While we were engaged in active discussions and correspondence with the Demanding Group to resolve the matter, the Demanding Group filed a lawsuit in the United States District Court for the Southern District of New York on September 27, 2021 (the “Infringement Suit”) alleging (i) trademark infringement, (ii) false designation of origin, (iii) unfair competition and (iv) certain violations of New York business laws, seeking, among other things, an injunction, disgorgement of profits, actual damages and attorneys’ fees and costs. We believe that the Demanding Group’s infringement and other allegations and claims set forth in the Infringement Suit may be subject to a laches defense, among other defenses, and we intend to vigorously defend our rights in the Infringement Suit. No lawsuit has been filed in the United Kingdom, and we do not believe that our activities infringe any rights of the Demanding Group in the United Kingdom because, among other defenses, we do not offer services to customers using the SYSTEM1 name and mark in the United Kingdom.
Our success also depends on the continual development of RAMP. From time to time, we may receive claims from third parties that RAMP and its underlying technology infringe or violate such third parties’ intellectual property rights. To the extent we gain greater public recognition, we may face a higher risk of being the subject of intellectual property claims. The cost of defending against such claims, whether or not the claims have merit, is significant, regardless of whether we are successful in our defense, and could divert the attention of management, technical personnel and other employees from our business operations. Litigation regarding intellectual property rights is inherently uncertain due to the complex issues involved, and we may not be successful in defending ourselves in such matters. Additionally, we have obligations to indemnify our clients or inventory and data suppliers in connection with certain intellectual property claims. If we are found to infringe these rights, we could potentially be required to cease utilizing portions of RAMP. We may also be required to develop alternative non-infringing
technology, which could require significant time and expense. Additionally, we could be required to pay royalty payments, either as a one-time
fee or ongoing, as well as damages for past use that was deemed to be infringing. If we cannot license or develop technology for any allegedly infringing aspect of our business, we would be forced to limit our service and may be unable to compete effectively. Any of these results could harm our business.
We face potential liability and harm to our business based on the nature of our business and the content on RAMP.
Advertising often results in litigation relating to misleading or deceptive claims, copyright or trademark infringement, public performance royalties or other claims based on the nature and content of advertising that is distributed through RAMP. Though we contractually require clients to generally represent to us that their advertisements comply with our ad standards and our inventory providers’ ad standards and that they have the rights necessary to serve advertisements through RAMP, we do not independently verify whether we are permitted to deliver, or review the content of, such advertisements. If any of these representations are untrue, we may be exposed to potential liability and our reputation may be damaged. While our clients are typically obligated to indemnify us, such indemnification may not fully cover us, or we may not be able to collect. In addition to settlement costs, we may be responsible for our own litigation costs, which can be expensive.
Risks Related to Our Common Stock and Warrants
Our issuance of additional shares of Common Stock, Warrants or other convertible securities may dilute your ownership interest in us and could adversely affect our stock price.
From time to time in the future, we may issue additional shares of our Common Stock, Warrants or other securities convertible into Common Stock pursuant to a variety of transactions, including acquisitions. Additional shares of our Common Stock may also be issued upon exercise of outstanding stock options and Warrants. The issuance by us of additional shares of our Common Stock, Warrants or other securities convertible into our Common Stock would dilute your ownership interest in us and the sale of a significant amount of such shares in the public market could adversely affect prevailing market prices of our Common Stock and Warrants. Subject to the satisfaction of vesting conditions and the expiration of our lock-up,
shares issuable upon exercise of options will be available for resale immediately in the public market without restriction.
In the future, we expect to obtain financing or to further increase our capital resources by issuing additional shares of our capital stock or offering debt or other equity securities, including senior or subordinated notes, debt securities convertible into equity, or shares of preferred stock. Issuing additional shares of our capital stock, other equity securities, or securities convertible into equity may dilute the economic and voting rights of our existing stockholders, reduce the market price of our Common Stock and Warrants, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred stock, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our Common Stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing or nature of our future offerings. As a result, holders of our Common Stock and Warrants bear the risk that our future offerings may reduce the market price of our Common Stock and Warrants and dilute their percentage ownership.

Future sales, or the perception of future sales, of our Common Stock and Warrants by us or our existing securityholders in the public market could cause the market price for our Common Stock and Warrants to decline.
The sale of substantial amounts of shares of our Common Stock or Warrants in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our Common Stock and Warrants. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.
In connection with the Business Combination, System1 stockholders are subject to certain restrictions on transfer with respect to the shares of Common Stock issued as part of the merger consideration beginning at Closing and ending on the date that is six months after the completion of the Business Combination, subject to certain price- and time-based releases.
Upon the expiration or waiver of the
lock-up
provisions described above, shares held by certain of our stockholders will be eligible for resale, subject to, in the case of certain stockholders, volume, manner of sale and other limitations under Rule 144.
As restrictions on resale end, the market price of shares of our Common Stock and Warrants could drop significantly if the holders of these shares or Warrants sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our shares of Common Stock or other securities.
In addition, the shares of our Common Stock reserved for future issuance under the 2022 Plan will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up
provisions and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable. The number of shares reserved for future issuance under the 2022 Incentive Plan is equal to the sum of (i) 7% of our fully-diluted shares of Common Stock outstanding as of the effective date of the Business Combination and after taking into account the grant of replacement RSUs in connection with unvested Value Creation Units and (ii) an annual increase on January 1 of each calendar year (commencing with January 1, 2023 and ending on and including January 1, 2032) of a number of shares equal to 2.5% of the aggregate shares outstanding as of December 31 of the immediately preceding calendar year (or such lesser number of shares as is determined by the board of directors), subject to adjustment by the plan administrator in the event of certain changes in our corporate structure. We expect to file one or more registration statements on Form
S-8
under the Securities Act to register shares of our Common Stock or securities convertible into or exchangeable for shares of our Common Stock issued pursuant to our equity incentive plans. Any such Form
S-8
registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.
Delaware law and provisions in our Charter and Bylaws could make a takeover proposal more difficult.
Our organizational documents are governed by Delaware law. Certain provisions of Delaware law and of our Charter and Bylaws could discourage, delay, defer or prevent a merger, tender offer, proxy contest or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of Common Stock. These provisions include the ability of our Board to designate the terms of and issue new series of preference shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.
These anti-takeover provisions as well as certain provisions of Delaware law could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many of our stockholders. As a result, stockholders of the Company may be limited in their ability to obtain a premium for their shares. If prospective takeovers are not consummated for any reason, we may experience negative reactions from the financial markets, including negative impacts on the price of our Common Stock and Warrants. These provisions could also discourage proxy contests and make it more difficult for stockholders of the Company to elect directors of their choosing and to cause us to take other corporate actions that stockholders of the Company desire. See “
Description of Capital Stock
.”
We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make our Common Stock and Warrants less attractive to investors.
We are an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company, we may follow reduced disclosure requirements and do not have to make all of the disclosures that public companies that are not emerging growth companies do. We will remain an emerging growth company until the earlier of (a) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (b) the last day of the fiscal year following the fifth anniversary of the date of the completion of the initial public offering of Trebia; (c) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (d) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our Common Stock that is held by non-affiliates
exceeds $700.0 million as of the prior June 30th in which case we would no longer be an emerging growth company as of the following December 31. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•
not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•
exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards; and as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.
We may choose to take advantage of some, but not all, of the available exemptions for emerging growth companies. We cannot predict whether investors will find our Common Stock or Warrants less attractive if we rely on these exemptions. If some investors find our Common Stock or Warrants less attractive as a result, there may be a less active trading market for our Common Stock and Warrants and our share and Warrant price may be more volatile.
Our certificate of incorporation and our bylaws provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for substantially all disputes between us and our stockholders, which limits our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our Charter and Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the (a) Court of Chancery (the “
Chancery Court
”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action, suit or proceeding brought on our behalf; (ii) any action, suit or proceeding asserting a breach of fiduciary duty owed by any current or former director, officer, stockholder or employee of the company to the company or its stockholders; (iii) any action, suit or proceeding asserting a claim against the Company arising under the DGCL, its certificate of incorporation or its bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (v) any action, suit or proceeding asserting a claim against the Company or any current or former director, officer or stockholder governed by the internal affairs doctrine, and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to (A) the personal jurisdiction of the state and federal courts within Delaware and (B) service of process on such stockholder’s counsel. The provision of the Charter described in the immediately preceding sentence does not apply to (i) suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) any action arising under the Securities Act, as to which the federal district court for the United States of America shall have exclusive jurisdiction. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.
Additionally, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As noted above, our certificate of incorporation and our bylaws provide that the federal district courts of the United States shall have jurisdiction over any action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such provision. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.
The market price of our Common Stock and Warrants may be volatile or may decline regardless of our operating performance. You may lose some or all of your investment.
The market price of our Common Stock and Warrants is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at an attractive price due to a number of factors such as those listed in this section and the following:

•	the impact of the COVID-19 pandemic on our financial condition and the results of operations;

•	our operating and financial performance and prospects;

•	our quarterly or annual earnings or those of other companies in our industry compared to market expectations;

•	conditions that impact demand for our products;

•	future announcements concerning our business, our customers’ businesses or our competitors’ businesses;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	the size of our public float;

•	coverage by or changes in financial estimates by securities analysts or failure to meet their expectations;

•	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	changes in laws or regulations that adversely affect our industry or us;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	changes in senior management or key personnel;

•	issuances, exchanges or sales, or expected issuances, exchanges or sales, of our capital stock;

•	changes in our dividend policy;

•	adverse resolution of new or pending litigation against us; and

•
changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war and responses to such events.

These broad market and industry factors may materially reduce the market price of our Common Stock and Warrants, regardless of our operating performance. In addition, price volatility may be greater if the public float and trading volume of our Common Stock and Warrants is low. As a result, you may suffer a loss on your investment.
In the past, following periods of market volatility, stockholders have instituted securities Class Action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation..
If securities analysts do not publish research or reports about us, or if they issue unfavorable commentary about us or our industry or downgrade our Common Stock or Warrants, the price of our Common Stock and Warrants could decline.
The trading market for our Common Stock and Warrants depends, in part, on the research and reports that third-party securities analysts publish about us and the industries in which we operate. We may be unable or slow to attract research coverage, and if one or more analysts cease coverage of us, the price and trading volume of our securities would likely be negatively impacted. If any of the analysts that may cover us change their recommendation regarding our Common Stock or Warrants adversely, or provide more favorable relative recommendations about our competitors, the price of our Common Stock and Warrants would likely decline. If any analyst that may cover us ceases covering us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price or trading volume of our Common Stock and Warrants to decline. Moreover, if one or more of the analysts who cover us downgrades our Common Stock or Warrants, or if our reporting results do not meet their expectations, the market price of our Common Stock and Warrants could decline.
The obligations associated with being a public company involve significant expenses and require significant resources and management attention, which may divert from our business operations.
We are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we establish and maintain effective internal control over financial reporting. As a result, we will incur increased legal, accounting and other expenses that S1 Holdco prior to the Business Combination did not previously incur. Our entire management team and many of our other employees will need to devote substantial time to compliance and may not effectively or efficiently manage our transition into a public company.

In addition, the need to establish the corporate infrastructure demanded of a public company may also divert management’s attention from implementing our business strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal control over financial reporting, including IT controls, and procedures for financial reporting and accounting systems to meet our reporting obligations as a public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. If we do not continue to develop and implement the right processes and tools to manage our changing enterprise and maintain our culture, our ability to compete successfully and achieve our business objectives could be impaired, which could negatively impact our business, financial condition and results of operations. In addition, we cannot predict or estimate the amount of additional costs we may incur to comply with these requirements. We anticipate that these costs will materially increase our general and administrative expenses.
These rules and regulations result in our incurring legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified people to serve on our board of directors, on our board committees or as executive officers.
As a public reporting company, we are subject to rules and regulations established from time to time by the SEC regarding our internal control over financial reporting. If we fail to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results or report them in a timely manner.
We are subject to the rules and regulations established from time to time by the SEC and the NYSE. These rules and regulations require, among other things that we establish and periodically evaluate procedures with respect to our internal control over financial reporting. Reporting obligations as a public company are likely to place a considerable strain on our financial and management systems, processes and controls, as well as on our personnel.
In addition, as a public company, we are required to document and test our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act so that our management can certify as to the effectiveness of our internal control over financial reporting.
We do not intend to pay dividends on our Common Stock for the foreseeable future.
We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of the business, and therefore, do not anticipate declaring or paying any cash dividends on Common Stock in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the board of directors deems relevant.
You may only be able to exercise the Public Warrants on a “cashless basis” under certain circumstances, and if you do so, you will receive fewer shares of Common Stock from such exercise than if you were to exercise such Warrants for cash.
The Warrant Agreement provides that in the following circumstances holders of Warrants who seek to exercise their Warrants will not be permitted to do for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the shares of Common Stock issuable upon exercise of the Warrants are not registered under the Securities Act in accordance with the terms of the Warrant Agreement; (ii) if we have so elected and the shares of Common Stock are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act; and (iii) if we have so elected and we call the Public Warrants for redemption. If you exercise your Public Warrants on a cashless basis, you would pay the Warrant exercise price by surrendering the Warrants for that number of shares of Common Stock equal to (A) the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “Fair Market Value” (as defined in the next sentence) over the exercise price of the Warrants by (y) the Fair Market Value. The “Fair Market Value” is the average closing price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the Warrant agent or on which the notice of redemption is sent to the holders of Warrants, as applicable. As a result, you would receive fewer shares of Common Stock from such exercise than if you were to exercise such Warrants for cash.
We may amend the terms of the Warrants in a manner that may have an adverse effect on holders of Public Warrants with the approval by the holders of at least 50% of the then outstanding Public Warrants. As a result, the exercise price of your Warrants could be increased, the exercise period could be shortened and the number of shares of Common Stock purchasable upon exercise of a Warrant could be decreased, all without your approval.
Our Warrants were issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as Warrant agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision or adding or changing any other provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem not to adversely affect the interest of the holders of the Warrants. All other amendments require the approval by the holders of at least 65% of the then-outstanding Public Warrants, including any change that adversely affects the rights of the registered holders of Public Warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder of Public Warrants if holders of at least 65% of the then outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least 65% of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, convert the Warrants into cash or shares, shorten the exercise period or decrease the number of shares of Common Stock purchasable upon exercise of a Warrant.
Our Warrant Agreement designates the courts of the State of New York or the U.S. District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the Warrants, which could limit the ability of Warrant holders to obtain a favorable judicial forum for disputes with us.
Our Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the U.S. District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our Warrants shall be deemed to have notice of and to have consented to the forum provisions in our Warrant Agreement. If any action, the subject matter of which is within the scope the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the U.S. District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our Warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such Warrant holder in any such enforcement action by service upon such Warrant holder’s counsel in the foreign action as agent for such Warrant holder.
This
choice-of-forum
provision may limit a Warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.
We may redeem your unexpired Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.
We have the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, (a) at a price of $0.01 per Warrant, provided that (i) the last reported sales price of the Class A ordinary shares for any twenty (20) trading days within the thirty
(30) trading-day
period ending on the third trading day prior to the date on which notice of the redemption is given (the “
Reference Value
”) equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) and (ii) there is an effective registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the Warrants, and a current prospectus relating thereto, available throughout the
30-day
Redemption Period (as defined in the Warrant Agreement), or (b) provided that (i) the Reference Value equals or exceeds $10.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) and (ii) if the Reference Value is less than $18.00 per (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) the Private Placement Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Warrants could force you to (i) exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants or (iii) accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants. None of the Private Placement Warrants will be redeemable by us so long as they are held by the Sponsors or its permitted transferees.

CAUTIONARY NOTE REGARDING
FORWARD-LOOKING
STATEMENTS
This prospectus contains
forward-looking
statements. We intend such
forward-looking
statements to be covered by the safe harbor provisions for
forward-looking
statements contained in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts contained in this prospectus, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking
statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking
statements.
In some cases, you can identify
forward-looking
statements by terms such as “may,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking
statements in this prospectus are only predictions. We have based these forward-looking
statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking
statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking
statements, including the risks, uncertainties and assumptions described under the section in this prospectus titled “Risk Factors.” These forward-looking
statements are subject to numerous risks, including, without limitation, the following:

•	the ability to maintain, grow, process, utilize and protect the data we collect from consumers;

•	the ability to maintain our relationships with its network partners and advertisers;

•	the performance of our responsive acquisition marketing platform, or RAMP;

•	changes in client demand for our services and our ability to adapt to such changes;

•	the ability to maintain and attract consumers and advertisers in the face of changing economic or competitive conditions;

•	the COVID-19 pandemic or other public health crises;

•	the ability to improve and maintain adequate internal controls over financial and management systems, and remediate identified material weaknesses;

•	the ability to successfully source and complete acquisitions and to integrate the operations of companies System1 acquires;

•	the ability to raise financing in the future as and when needed or on market terms;

•	the ability to compete with existing competitors and the entry of new competitors in the market;

•	changes in applicable laws or regulations and the ability to maintain compliance;

•	the ability to protect our intellectual property rights; and

•	other risks and uncertainties indicated from time to time in our filings with the SEC, including those described herein under the heading “Risk Factors.”
Because
forward-looking
statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking
statements as predictions of future events. The events and circumstances reflected in our forward-looking
statements may not be achieved or occur, and actual results could differ materially from those projected in the
forward-looking
statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking
statements in this prospectus will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking
statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.
You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking
statements by these cautionary statements.

USE OF PROCEEDS
We are filing the registration statement of which this prospectus is a part to permit holders of the shares of our Class A Common Stock and our Warrants described in the section entitled “Selling Securityholders” to resell such shares of Class A Common Stock and Warrants. We will not receive any proceeds from the sale of shares of Class A Common Stock or Warrants by the Selling Securityholders.
The Selling Securityholders will pay all incremental selling expenses relating to the sale of their shares of Class A Common Stock and Warrants, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Securityholders, except that we will pay the reasonable fees and expenses of one legal counsel for the Selling Securityholders, in the event of an underwritten offering of their securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.
We are also registering shares of our Class A Common Stock that may be issued upon exercise of Warrants. We will receive the proceeds from any exercise of Warrants for cash. We intend to use the proceeds the exercise of Warrants for cash for general corporate and working capital purposes.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of the business, and therefore, do not anticipate declaring or paying any cash dividends on our Common Stock in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the board of directors deems relevant.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
System1, Inc. (the “Company”, f/k/a/ Trebia Acquisition Corp. (“Trebia” or “System1”), is providing the following unaudited pro forma condensed combined financial information that presents the combination of the financial information of S1 Holdco, LLC (“S1 Holdco”) and its subsidiaries and Protected.net Group Limited (“Protected UK”) and Trebia, adjusted to give effect to the consummation of the transactions pursuant to the Merger Agreement and the Transaction and Combination Agreement (the “Business Combination”) on January 28, 2022 (“Closing”). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X
as amended by the final rule, Release
33-10786
“Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The unaudited pro forma condensed combined financial information presents the pro forma effects of the following transactions:

•
The acquisition of S1 Holdco and Protected UK by Trebia, resulting reorganization into an umbrella partnership C-corporation structure, and other agreements entered into as part of the Business Combination Agreement as of June 28, 2021 and amended on November 30, 2021, January 10, 2022 and January 25, 2022 by and among Trebia, S1 Holdco, Trebia Merger Sub I, Trebia Merger Sub II, Protected and the other parties thereto.

•	Repayment of the existing S1 Holdco debt and entering into a financing agreement.
The organizational structure following the completion of the Business Combination, is commonly referred to as an umbrella partnership C corporation (or
“Up-C”)
structure. This organizational structure will allow the Flow-Through Sellers to retain equity ownership in S1 Holdco, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of S1 Holdco Common Units. The Flow-Through Sellers may exchange S1 Holdco Common Units (together with the cancellation of an equal number of shares of voting, Class C Common Stock) into Class A Common Stock. In addition, upon the completion of the Business Combination, Trebia, S1 Holdco, and the Flow-Through Sellers will be a party to a Tax Receivable Agreement. The Trebia Public Shareholders will continue to hold Trebia Class A Ordinary Shares, which, upon consummation of the Business Combination, was renamed to System1, Inc., a Delaware corporation that is a domestic corporation for U.S. federal income tax purposes. The parties agreed to structure the Business Combination in this manner for tax and other business purposes, and we do not believe that our
“Up-C”
organizational structure will give rise to any significant business or strategic benefit or detriment.
On January 10, 2022, Trebia entered into the Amended and Restated Backstop Facility Agreement (the “Cannae Backstop Agreement”), for an aggregate backstop commitment $250,000,000 by purchasing shares of Trebia Class A Common Stock for $10 a share.
Pursuant to the Business Combination Agreement, certain members of management of S1 Holdco and Protected UK have agreed to reduce cash consideration and increase equity consideration in an amount equal to 50% of the Trebia Shareholder Redemption Value in excess of $417,500,000 (the “Seller Backstop”), the Seller Backstop amount could not be less than $0 or greater than $50,000,000.
On January 10, 2022, Trebia entered into the Amended and Restated Sponsor Agreement (the “Sponsor Agreement”) by and among BGPT Trebia LP (the “BGPT Sponsor”), Trasimene Trebia, LP (the “Trasimene Sponsor” and, together with the BGPT Sponsor, the “Sponsors”), in order to provide that the Sponsors will forfeit up to (a) 1,275,510 Founder Shares to Trebia, and Trebia will issue to Cannae an equal number of shares of Trebia Class A Common Stock in connection with, and based upon the extent of, Cannae’s existing backstop obligations under the Original Backstop Agreement, (b) 1,000,000 Founder Shares to Trebia, and Trebia will issue to members of management of S1 Holdco and Protected UK an equal number of shares of Trebia Class A Common Stock in connection with, and based upon the extent of, their backstop obligations under the Business Combination Agreement, and (c) an additional 1,352,941 Founder Shares to Trebia, and Trebia will issue to Cannae an equal number of shares of Trebia Class A Common Stock in connection with, and based upon the extent of, Cannae’s obligation with respect to the Additional Cannae Backstop Amount.

On January 27, 2022 Trebia entered into a Credit and Guaranty Agreement (the “Credit Agreement”) with Bank of America, N.A. (“Bank of America”) pursuant to which Trebia, as the borrower, a $400 million first lien term loan facility for net proceeds of $376 million (the “New Term Loan”) and a $50 million revolving facility (the “Revolving Facility” and, together with the Term Facility, the “New Facility”). The Term Loan will mature five and one-half
years after Closing and will amortize in equal quarterly installments in an aggregate annual amount equal to 5% of the original principal amount of the Term Loan. The Revolving Facility will mature five years after the Closing. This new financing, along with the proceeds from the Business Combination noted above, was utilized to pay off S1 Holdco’s existing credit facility, fund redemptions of Trebia Class A Ordinary Shares, provide cash for working capital and pay transaction fees incurred with the Business Combination.
The pro forma financial statements are not necessarily indicative of what the combined company’s balance sheet or statement of operations actually would have been had the Business Combination been completed as of the dates indicated, nor do they purport to project the future financial position or operating results of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The pro forma financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved as a result of the Business Combination.
The following unaudited pro forma condensed combined balance sheet as of September 30, 2021 assumes that the Business Combination occurred on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and year ended December 31, 2020 present the pro forma effect of the Business Combination as if it has been completed on January 1, 2020.
The unaudited pro forma combined consolidated financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

•
The historical unaudited condensed financial statements of Trebia as of and for the nine months ended September 30, 2021 and the historical audited financial statements of Trebia for the period from February 11, 2020 (inception) to December 31, 2020 (restated);

•
The historical unaudited condensed consolidated financial statements of S1 Holdco as of and for the nine months ended September 30, 2021 and the historical audited consolidated financial statements of S1 Holdco for the year ended December 31, 2020; and

•	The historical audited consolidated financial statements of Protected UK for the year ended December 31, 2020.
The historical unaudited condensed consolidated financial statements of Protected UK as of and for the six months ended June 30, 2021. The Company concluded that the unaudited consolidated interim financial statements of Protected UK as of and for the nine months ended September 30, 2021 are not required to be included. It was concluded that Protected UK qualifies as a “foreign business” based on the SEC criteria. Protected UK has not yet been required to file interim financial statements as of and for the nine months ended September 30, 2021 in the United Kingdom or any other foreign jurisdiction

Immediately following the consummation of the Business Combinations, the S1 Holdco and Protected UK sellers own approximately 68% of the voting Common Stock of the Company. The following table summarizes the pro forma capitalization by shares outstanding at the Closing of the Business Combinations (whether Class C Common Stock or Class A Common Stock). At Closing, S1 Holdco sellers, hold non-economic
Class A Common Stock, which possess voting rights and can be redeemed in the future for shares of Class A Common Stock. The percentages below represent pro forma voting percentages held by each class of equity holder:

	Shares	%
Equity Capitalization Summary
Trebia Shareholders (1)	703,108	1%
Founder Shares (2)	6,574,487	6%
Seller Equity Consideration (3)	72,328,135	68%
Cannae Backstops (4)	27,181,770	25%

Total Outstanding Common Stock (5)	106,787,500	100%

(1)	51,046,892 shares of the 51,750,000 outstanding shares of Trebia Class A Common Stock were redeemed in connection with the Business Combination.
(2)
The Sponsors agreed to forfeit up to 3,463,013 (in the aggregate) shares of Trebia Class A Common Stock in connection with the equity backstop commitments by Cannae and S1 Holdco and Protected UK Management and Sponsor Agreement. BGPT Sponsor and Trasimene Sponsor each also agreed to forfeit 1,450,000 shares of Trebia Class A Common Stock (2,900,000 in the aggregate).

(3)
The S1 Holdco and Protected UK sellers will receive 72,328,135 shares of Trebia Class A and Class C Ordinary Shares. This includes the impact of vesting of restricted stock units of 3,079,274. Additionally, this includes the Flow-Through Sellers’ noncontrolling economic interest in Common Units of S1 Holdco, LLC and issuance of voting, non-economic
Class C Common Stock in Trebia of 22,077,423 which will be exchangeable (together with the cancellation of an equal number of shares of Class C common stock) into Class A common stock on a
1-for-1
basis.

(4)
24,648,446 shares of Class A Common Stock were issued to Cannae at $10.00 per share, pursuant to the Cannae Backstop Agreement. Additionally, Cannae received an additional 2,533,324 shares of Trebia Class A Common Stock in respect of the Founders’ Forfeiture shares.

(5)
Excluded from outstanding common stock is the dilutive impact of 17,250,000 Public Warrants and 8,233,334 Private Placement Warrants exercisable at $11.50 per share, as well as, 725,000 shares of Class D Common Stock to the Sponsors, and 725,000 RSUs subject to a market vesting condition, which has not been met.

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation
S-X
and the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) Topic 805, (“ASC 805”) on the basis of System1 as the accounting acquirer and S1 Holdco and Protected UK as the accounting acquirees. For accounting purposes, the acquirer is the entity that has obtained control of another entity and, thus, consummated a business combination. The determination of whether control has been obtained begins with the evaluation of whether control should be evaluated based on the variable interest or voting interest model pursuant to ASC Topic 810, Consolidation (“ASC 810”). If the acquiree is a variable interest entity (“VIE”), the primary beneficiary would be the accounting acquirer. S1 Holdco meets the definition of a VIE and System1 has been determined to be the primary beneficiary:

•
System1, Inc. will be the sole managing member of S1 Holdco, and the managing member has full and complete charge of all affairs of S1 Holdco and the existing non-managing
members of S1 Holdco do not have substantive
kick-out
or substantive participating rights.

•	System1, Inc. acquires all of the outstanding stock of Protected UK in exchange for cash and equity consideration.

•	No single party will have the ability to nominate a majority of the members of the Board of Directors of System1, Inc.

•	No individual legal entity or shareholder controlled S1 Holdco and Protected UK before the Business Combination.

•	No individual legal entity or shareholder will control System1, Inc. following the Business Combination.
The factors discussed above support the conclusion that System1, Inc. will acquire a controlling interest in S1 Holdco and Protected UK. System1, Inc. will be the primary beneficiary of S1 Holdco which is a variable interest entity. Therefore, the Business Combination will be accounted for using the acquisition method of accounting. Under the acquisition method of accounting, the purchase price was allocated to the tangible and identifiable intangible assets acquired and liabilities assumed, based on their estimated acquisition-date fair values.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	As of September 30, 2021
	Trebia	S1 Holdco	Protected UK as Adjusted (Note 1)	Pro Forma Adjustments	Notes		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$177	$36,209	$21,112	$(36,632)	3	(a)	$20,866
Restricted cash			2,148	5,895	3	(a)	8,043
Cash held in Trust	$517,500			(517,500)	3	(b)	—
Accounts receivable, net of allowance for doubtful accounts	—	85,588	—				85,588
Prepaid expenses and other current assets	122	7,236	3,548				10,906

Total current assets	517,799	129,033	26,808				125,404
Property and equipment—net	—	836	398				1,234
Internal-use software development cost—net	—	11,012	—				11,012
Intangible assets—net	—	52,534	386	411,580	3	(c)	464,500
Goodwill	—	44,820	284	736,565	3	(c)	781,669
Due from related parties	—	529	33,115	(33,115)	3	(l)	529
Other assets	—	2,469	—				2,469

Total assets	517,799	241,233	60,991				1,386,817

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable		64,625	3,029				67,654
Accrued expenses and other current liabilities	2,155	20,321	17,662	(7,001)	3	(d)	33,137
Deferred revenue	—	2,100	58,372	(40,109)	3	(e)	20,363
Notes payable, current	450	171,780	2,250	(154,030)	3	(f)	20,450

Total current liabilities	2,605	258,826	81,313				141,605
Tax receivable agreement liability	—	—	—	—	3	(g)	—
Deferred tax liability	—	8,021	966	57,317	3	(k)	66,304
Notes payable, noncurrent	—	—	11,085	344,915	3	(f)	356,000
Other liabilities	—	1,346	—	(806)	3	(h)	540
Warrant liability	36,951	—	—				36,951
Deferred underwriting fee payable	18,113	—		(18,113)	3	(a)	—

Total liabilities	57,669	268,193	93,364				601,400
Class A Ordinary Shares subject to possible redemption, 51,750,000 shares at redemption value at September 30, 2021.	517,500	—	—	(517,500)	3	(i)	—
Stockholders’ equity
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	11	(11)	3	(i)	—
Class A Common Stock	—	—		9	3	(i)	9
Class B Common Stock	1	—	11	(12)	3	(i)	—
Class C Common Stock	—	—		2	3	(i)	2
Additional paid-in capital	—	—	40,953	621,206	3	(i)	662,159
Accumulated deficit	(57,371)	—	(73,348)	66,308	3	(i)	(64,411)
Member’s deficit	—	(27,183)	—	27,183	3	(i)	—
Accumulated other comprehensive income	—	223	—	(223)	3	(i)	—
Noncontrolling interest	—	—	—	187,658	3	(j)	187,658

Total shareholders’ equity	(57,370)	(26,960)	(32,373)				785,417

Total liabilities and shareholders’ equity	$517,799	$241,233	$60,991				$1,386,817

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	For the Nine Months Ended September 30, 2021
	Trebia	S1 Holdco	Protected UK as Adjusted (Note 1)	Pro Forma Adjustments	Notes		Pro Forma Combined
Revenue	$—	$488,586	$105,426	$—	4	(a)	594,012
Operating costs and expenses:
Cost of revenues	—	365,837	73,852				439,689
Formation and operating costs	2,747	—	—	—			2,747
Salaries, commissions, and benefits	—	48,033	2,314	5,647	4	(b)	55,994
Selling, general and administrative	—	21,163	12,332	(5,366)	4	(c)	28,129
Depreciation and amortization	—	10,260	172	45,092	4	(d)	55,524

Total operating costs and expenses	2,747	445,293	88,670				582,081
Operating Income (loss)	(2,747)	43,293	16,756				11,931
Interest expense	—	12,709	530	5,673	4	(e)	18,912
Related party interest income			(639)	639	4	(f)	—
(Gain) on termination of FPA	(3,160)	—					(3,160)
(Gain) on change in fair value of warrant liability	(16,055)	—	—				(16,055)
(Gain) on change in fair value of FPA liability	(7,494)	—	—				(7,494)
Other expense (income)			—				—
Income before income tax expense	23,963	30,584	16,865				19,728
Income tax expense (benefit)	—	703	966	(2,898)	4	(g)	(1,229)

Net income (loss)	23,963	29,882	15,899				20,957
Net income (loss) attributable to noncontrolling interest	—		—	4,278	4	(h)	4,278
Net income (loss) attributable to controlling interest	$23,963	29,882	$15,899				16,679

Earnings per share (basic)							$0.20
Earnings per share (diluted)							$0.20
Weighted average shares outstanding (basic)							83,075
Weighted average shares outstanding (diluted)							83,808

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	For the Year Ended December 31, 2020
	Trebia (from 2/11/20 to 12/31/20)	S1 Holdco	Protected UK as Adjusted (Note 1)	Pro Forma Adjustments	Notes		Pro Forma Combined
Revenue	$—	$475,977	$90,908	$(40,109)	4	(a)	$526,777
Operating Costs and Expenses:
Cost of Revenues	—	340,996	95,069	—			436,065
Formation and Operating costs	806	—	—	—			806
Salaries, commissions, and benefits	—	55,548	3,705	13,147	4	(b)	72,400
Selling, general and administrative	—	22,979	4,819	18,746	4	(c)	46,544
Depreciation and amortization	—	13,832	141	54,554	4	(d)	68,527

Total operating costs and expenses	806	433,355	103,734				624,342
Operating income	(806)	42,622	(12,825)				(97,565)
Interest expense	—	24,351	435	1,321	4	(e)	26,107
Other expense (income)	—		(2)				(2)
Offering Costs Related to Warrants and FPA	1,381	—	—				1,381
Loss on change in fair value of warrant liability	17,329	—	—				17,329
Loss on change in fair value of FPA liability	10,399	—	—				10,399
Income before income tax expense	(29,915)	18,271	(13,258)				(152,779)
Income tax expense (benefit)	—	1,907	—	(21,060)	4	(g)	(19,153)

Net income (loss)	(29,915)	16,364	(13,258)				(133,626)
Net income (loss) attributable to noncontrolling interest				(33,130)	4	(h)	(33,130)
Net income (loss) attributable to controlling interest	$(29,915)	$16,364	$(13,258)				$(100,496)

Earnings per share (basic and diluted)							$(1.22)
Weighted averages shares outstanding (basic and diluted)							82,233

1.	Basis of pro forma presentation
The unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 of Regulation
S-X
and assuming the Business Combination is accounted for using the acquisition method of accounting with System1 as the accounting acquirer. Under the acquisition method of accounting, the assets and liabilities of S1 Holdco and Protected UK will be recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, will be recorded as goodwill. The acquisition method of accounting is based on ASC 805 and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurements (“
ASC 820
”). In general, ASC 805 requires, among other things, that assets acquired, and liabilities assumed be recognized at their fair values as of the acquisition date by System1, who was determined to be the accounting acquirer.
ASC 820 defines fair value, establishes a framework for measuring fair value, and sets forth a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to develop the fair value measurements. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for a non-financial
asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective, and it is possible that other professionals applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.
The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. System1 believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
Accounting Policy Alignment
The unaudited pro forma condensed combined financial information has been prepared using S1 Holdco’s significant accounting policies as set forth in its audited consolidated financial statements for the fiscal year ended December 31, 2020 and unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2021. Based on the procedures performed to date, the accounting policies of Trebia and Protected UK are materially consistent with S1 Holdco’s accounting policies.

Reclassifications
Certain historical consolidated balance sheet line items of Protected UK were reclassified in order to conform to S1 Holdco’s historical financial statement presentation as follows
(in thousands)
:
PROTECTED UK’S CONSOLIDATED STATEMENT OF FINANCIAL POSITION RECLASSIFICATIONS

As of September 30, 2021
S1 Holdco Presentation	Protected UK Presentation	Protected Historical	Reclassification Adjustment	Notes	Protected as Adjusted
Assets	Assets
Current assets	Current assets	$21,112			$21,112
Cash and cash equivalents	Cash	2,148			2,148
Restricted cash
Accounts receivable, net of allowance for doubtful accounts
Prepaid expenses and other current assets	Prepaid expenses and other current assets	548	3,000	(i)	3,548
	Deposits	3,000	(3,000)	(i)	—
Total current assets	Total current assets	26,808			26,808
Property and equipment, net	Property, plant equipment	398			398
Internal-use software
Development cost, net
Intangible assets, net	Intangible Assets	386			386
Goodwill	goodwill	284			284
Due from Related Party	Due from related parties	33,115			33,115

Total assets	total assets	$60,991			$60,991

Liabilities and members’ deficit	Liabilities and Shareholders’
	Deficit
Current liabilities:
Accounts payable	Accounts payable	3,029			3,029
Accrued expenses and other Current liabilities	accrued expenses	7,537	10,125	(ii)(iii)	17,662
	VAT tax liability	9,696	(9,696)	(ii)	—
	Deferred revenue	58,186	186	(iv)	58,372
	Related party deferred revenue	186	(186)	(iv)	—
Notes payable, current	Current portion of note payable	2,250			2,250
	Due to related party	—			—
	Refund liability	429	(429)	(iii)	—

Total current liabilities	Total current liabilities	81,313			81,313
Notes payable, non-current	Note payable, net of current Portion and deferred financing Costs	11,085			11,085

Other liabilities
Deferred tax liability	Corporate Tax Liability	966			966
Total liabilities	Total liabilities	93,364			93,364
Members’ deficit:
	Class A Preferred shares	11			11
	Class B Preferred shares	11			11
	Additional paid-in capital	40,953			40,953
	Accumulated deficit	(73,348)			(73,348)
Members’ deficit in S1 Holdco
Noncontrolling interest
Accumulated other comprehensive income (loss)
Total members’ deficit	Total Shareholders’ deficit	(32,373)			(32,373)

Total Liabilities and Members’ Deficit	Total Liabilities and Shareholders’ Deficit	$60,991			$60,991

(i)	“Deposits” of $3,000 was reclassified to “Prepaid expenses and other current assets”
(ii)	“VAT tax liability” of $9,696 was reclassified to “Accrued expenses and other current liabilities”
(iii)	“Refund liability” of $429 was reclassified to “Accrued expenses and other current liabilities”
(iv)	“Related party deferred revenue” of $186 was reclassified to “Deferred Revenue”

PROTECTED UK’S CONSOLIDATED STATEMENT OF OPERATIONS RECLASSIFICATIONS

For the Nine Months Ended September 30, 2021
S1 Holdco Presentation	Protected UK Presentation	Protected Historical	Reclassification Adjustment	Notes	Protected as Adjusted
Revenue	Revenue	$105,426			$105,426
Operating costs and expenses:
Cost of revenues	Cost of revenue	75,760	(1,908)	(i)	73,852
Gross profit	Gross profit	29,666
Operating expenses
Salaries, commissions, and benefits			2,314	(i)(ii)	2,314
Selling, general, and administrative expenses	General and administrative expense	11,681	651	(ii)(iii) (iv)(v)(vi)	12,332
Depreciation and amortization			172	(iii)	172
	Related party rent expense	457	(457)	(iv)	—

Total operating costs and expenses	Total operating expenses Other Operating Income (Expense)	12,138			88,670
	Total other Operating Income (Expense)
	Foreign currency transaction (gain)/loss	1,115	(1,115)	(v)	—
	Other operating income	(343)	343	(vi)	—

	Total other operating income, net	772			—
Operating income (loss)	Operating income	16,756			16,756
Interest expense	Interest expense	(530)			(530)
	Related-party interest income	639			639

	Total non-operating expenses	109			109

Income from continuing operations before income tax	Loss before income taxes	16,865			16,865
Income tax expense	Income tax expense	966			966

Net income (loss)	Net income	$15,899			$15,899

(i)	Salaries, commissions, and benefits of $1,908 was reclassified from “Cost of revenues” to “Salaries, commissions, and benefits”
(ii)	Salaries, commissions, and benefits of $406 was reclassified from “General and administrative expenses” to “Salaries, commissions, and benefits”
(iii)	Depreciation and amortization expense of $172 was reclassified from “General, and administrative” to “Depreciation and amortization”
(iv)	Related party rent expense of $457 was reclassified to “Selling, general, and administrative”
(v)	“Foreign currency and transaction (loss) gain” of $1,115 was reclassified to “Selling, general, and administrative”
(vi)	“Other operating income” of $343 was reclassified to “Selling, general, and administrative”

PROTECTED UK’S CONSOLIDATED STATEMENT OF OPERATIONS RECLASSIFICATIONS

For the Year Ended December 31, 2020
S1 Holdco Presentation	Protected UK Presentation	Protected Historical	Reclassification Adjustment	Notes	Protected as Adjusted
Revenue	Revenue	90,908			90,908
Operating costs and expenses:
Cost of revenues	Cost of revenue	97,980	(2,911)	(i)	95,069

	Gross profit	(7,072)
	Operating Expenses
Salaries, commissions, and benefits			3,705	(i)	3,705
Selling, general, and administrative	General and administrative expenses	6,711	(1,892)	(i)	4,819
Depreciation and amortization			141	(iii)	141
	Related party rent expense	536	(536)	(iv)	—

Total operating costs and expenses	Total operating expenses	7,247			103,734
	Other Operating Income (Expense)
	Gain on sale of intangible assets	1,580	(1,580)	(v)	—
	Foreign currency transaction (loss)	(135)	135	(vi)	—
	Other operating income	48	(48)	(vii)	—

	Total other operating income, net	1,494

Operating income (loss)	Operating loss	(12,825)			(12,825)
	Related party interest expense	406	(406)	(viii)	—
Interest expense	Interest expense	29	406	(viii)	435
Other expense	Other non-operating income	(2)			(2)

	Total non-operating expenses	433

Income from continuing operations before income tax	Loss before income taxes	(13,258)			(13,258)
Income tax expense	Income tax benefit	—			—
Net Income (loss)	Net Loss	(13,258)			(13,258)

(i)	Salaries, commissions, and benefits of $2,911 was reclassified from “Cost of revenues” to “Salaries, commissions, and benefits”
(ii)	Salaries, commissions, and benefits of $794 was reclassified from “General and administrative expenses” to “Salaries, commissions, and benefits”
(iii)	Depreciation and amortization expense of $141 was reclassified from “Selling, general, and administrative” to “Depreciation and amortization”
(iv)	Related party rent expense of $536 was reclassified to “Selling, general, and administrative”
(v)	Gain on sale from intangibles for $1,580 for the year ended December 31, 2020 was reclassified from “Other operating income” to “Selling, general, and administrative”
(vi)	“Foreign currency and transaction (loss) gain” of ($135) was reclassified to “Selling, general, and administrative”
(vii)	“Other operating income” of $(48) was reclassified to “Selling, general, and administrative”
(viii)	“Related party interest expense” of $406 was reclassified to “Interest expense”

2.	Description of the Business Combination
Preliminary Purchase Price Accounting
The pro forma adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2021 are preliminary. The adjustment amounts are estimates of the fair value and useful lives of the assets acquired and liabilities assumed as of September 30, 2021. These adjustments have been prepared to illustrate the estimated effect of the Transaction. The allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the preliminary purchase price allocation and related adjustments reflected are subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed.

The following table summarizes the preliminary allocation of the purchase consideration to the identifiable assets acquired and liabilities assumed of S1 Holdco and Protected UK:

Purchase Price Allocation (in thousands)
Fair value of equity consideration	$400,957
Cash consideration	439,686
Cash paid to extinguish S1 Holdco outstanding credit facility	175,538
Fair value of replacement awards attributable to pre-combination service	7,695
Acquisition costs paid on behalf of S1 Holdco	19,875

Total consideration	$1,043,752

Cash and cash equivalents	57,321
Restricted cash	2,148
Accounts receivable	85,588
Prepaid expenses and other current assets	10,784
Property and equipment	1.234
Internal-use software	11,012
Intangible assets	464,500
Goodwill	781,669
Other assets	2,998
Accounts payable	(67,654)
Accrued expenses and other current liabilities	(30,982)
Deferred revenue	(20,364)
Deferred tax liability	(66,304)
Other liabilities	(540)
Fair value of noncontrolling interest	(187,658)

$1,043,752

Intangible Assets:
The following describes identified intangible assets that met either the separability criterion or the contractual-legal criterion described in ASC 805, and the anticipated valuation approach. The trademark and trade name intangible assets represent the trade names that S1 Holdco and Protected UK originated or acquired that were estimated utilizing the relief-from-royalty method. The customer relationships intangible asset represents the existing customer relationships of S1 Holdco and Protected UK which were estimated by applying an excess earnings method. The developed technology intangible asset represents technology acquired by S1 Holdco and Protected UK for the purpose of generating income for S1 Holdco and Protected UK, which was valued using a multi-period excess earnings method considering technology migration.

Intangibles (in thousands)	Weighted average useful life (years)	Fair value
Trademark	15.0	$217,200
Customer relationships	7.6	73,300
Technology	7.0	174,000

Total		$464,500

Goodwill
: Approximately $782 million has been allocated to goodwill. Goodwill represents the excess of the gross consideration transferred over the estimated fair value of the underlying net tangible and identifiable intangible assets acquired. Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not recognized as separate identifiable intangible assets. Goodwill represents future economic benefits arising from acquiring S1 Holdco and Protected UK primarily due to its strong market position and its assembled workforce that are not individually identified and separately recognized as intangible assets. Goodwill will not generate amortization deductions for income tax purposes.

In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, goodwill is not amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event management of the combined company determines that the value of goodwill has become impaired, an accounting charge for impairment during the quarter in which the determination is made may be recognized.

3.	Adjustments to Pro Forma Condensed Combined Balance Sheet
Explanations of the adjustments to the pro forma balance sheet are as follows:
(a)    Below is a table to describe the cash sources and use of funds as it relates to the Business Combination:
Estimated Cash Sources and Uses (
in thousands):

Sources
Cash held in Trust (1)	$517,500
New Term Loan (2)	376,000
Cannae Backstop Commitment (3)	246,484
Uses
Cash paid for redemptions (1)	510,469
Cash consideration to Court Square Capital (4)	250,362
Cash consideration to S1 Holdco and Protected UK (5)	189,325
Cash held in escrow for replacement awards granted (6)	5,895
Cash to payoff existing S1 Holdco debt (7)	175,538
Transaction costs (8)	45,027

Pro forma adjustment to cash and cash equivalents	$(36,632)

(1)	$517.5 million of cash held in trust by Trebia. 51,046,892 Public Shares were redeemed in connection with the Business Combination for $510.5 million.
(2)	$376 million in net proceeds received from the $400 million New Term Loan obtained by Trebia under the Credit Agreement.
(3)	Represents the cash proceeds of $246.5 million received under the Cannae Backstop and Incremental Backstop Agreements.
(4)	Represents the cash proceeds of $250 million paid to blocker-seller Court Square Capital.
(5)	Represents the cash proceeds paid to S1 Holdco and Protected UK sellers.
(6)	Represents unvested cash compensation held in trust account until employee service condition is completed.
(7)	Represents the amount of existing S1 Holdco debt paid off at Closing.
(8)	Estimated transaction costs incurred by Trebia, S1 Holdco in connection with the Business Combination. The table below details the nature of the transaction costs incurred:

Transaction costs (in thousands)
Deferred Underwriter fees paid by Trebia	$11,773
Acquisition costs incurred by S1 Holdco and Protected UK	19,874
Acquisition costs incurred by Trebia	13,380

Total transaction costs	$45,027

(b)
Reflects the reclassification of $517.5 million of cash and cash equivalents held in the Trust Account that become available for transaction expenses, underwriting commission, redemption of Trebia Public Shares and the operating activities of Trebia following the business combination.

(c)
Represents the adjustment to the estimated preliminary purchase price allocation for the S1 Holdco business resulting from the Business Combination. The preliminary calculation of total consideration and allocation of the purchase price to the fair value of S1 Holdco’s assets acquired and liabilities assumed is presented below as if the Business Combination was consummated on September 30, 2021. The Company has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed and, accordingly, the adjustments to record the assets acquired and liabilities assumed at fair value reflect the best estimates of the Company based on the information currently available and are subject to change once additional analyses are completed. Potential differences may include, but are not limited to, changes in allocation to intangible assets and change in fair value of property, plant, and equipment.

Intangibles (in thousands)	As of September 30, 2021
Remove carrying value of historical balance	$(52,920)
Record fair value of acquired intangibles	464,500

Pro forma adjustment	$411,580

As of September 30, 2021
Goodwill (in thousands)
Remove carrying value of historical balance	$(45,104)
Goodwill recorded at acquisition	781,669

Pro forma adjustment	$736,565

(d)
To record assumed liability for cash settled replacement awards attributable to pre-combination
service. The liability was determined as the fair value of the replaced awards multiplied by the ratio of the pre-combination
employee’s service period to the total service period. Additionally, to remove profit interest liability payable to the former CEO of S1 Holdco, which was settled in connection to the Business Combination.

As of September 30, 2021
Assumed liability for replacement awards cash settled and attributable to precombination service	$1,473
To remove historical CEO profit interest liability payable to the former CEO of S1 Holdco settled in connection to the Business Combination	(8,474)

Pro Forma Adjustment	$(7,001)

(e)
Reflects a reduction in deferred revenues related to the estimated fair value of the acquired deferred revenue related to the Business Combination. The adjustment is based on fair value estimates for deferred revenue, which was estimated utilizing an income approach based on the estimated costs to fulfill the liabilities assumed, plus normal profit margin. The difference between the fair value of deferred revenue and historical carrying value results in a revenue reduction on a pro forma basis.

Deferred revenue (in thousands)	As of September 30, 2021
To remove carrying value of deferred revenue	$(60,472)
To record fair value of deferred revenue liability assumed	20,363

Pro forma adjustment	$(40,109)

(f)
Represents adjustments to short-term and long-term debt due to the following inflows and outflows as a result of the Business Combination. In connection with the Business Combination the outstanding debt of S1 Holdco and Protected UK will be paid off. The cash paid to settle the outstanding Protected UK debt will be a reduction of the cash consideration. The following pro forma adjustments are to give effect to the settlement of the outstanding S1 Holdco and Protected UK debt and issuance of the new Term Loan under the Commitment Letter:

	As of September 30, 2021
	Notes payable, current	Notes payable, noncurrent	Total
Record New Credit Facility	$20,000	$356,000	$376,000
Repayment of S1 Holdco and Protected UK outstanding debt	(174,030)	(11,086)	(185,115)

Pro forma adjustment	$(154,030)	$344,914	$190,885

(g)
The estimate of the fair value of the Tax Receivable Agreement contingent consideration is subject to additional analyses. The adjustments to the Tax Receivable Agreement will be recorded as an adjustment to goodwill. Trebia anticipates that it will account for the income tax effects resulting from future taxable exchanges of Common Units by the Flow-Through Sellers for shares of Class A common stock thereof by recognizing an increase in deferred tax assets, based on enacted tax rates at the date of each exchange. Based on actual redemption levels, the Company estimates the value of the tax receivable agreement to be approximately $0 as of Closing. Further, Trebia intends to evaluate the likelihood that it will realize the benefit represented by the deferred tax asset, and, to the extent that it estimates that it is more likely than not that Trebia will not realize the benefit, Trebia will reduce the carrying amount of the deferred tax asset with a valuation allowance. For the same reasons, the Company will not record a liability related to the tax savings it would realize from the utilization of such deferred tax assets after concluding it will not be probable that such TRA liability would be paid based on its estimates of future taxable income.

(h)	To adjust Other liabilities to remove deferred rent leased facilities of S1 Holdco.

(i)	The following table summarizes the pro forma adjustments impacting equity (amounts in thousands) as of September 30, 2021:

	Adjustments to Historical Equity (1)	New Equity Structure (2)	Other Items (3)	Total Pro Forma Adjustments
Trebia Class A Common Stock	$—	$(517,500)		$(517,500)
Protected UK Class A Preferred shares	(11)			(11)
System1, Inc Class A Common Stock		9		9
Protected UK and Trebia Class B Stock	(12)			(12)
System1, Inc Class C Common Shares		2		2
Additional paid in capital	(40,953)	662,159		621,205
Accumulated Deficit	73,348		(7,040)	66,308
S1 Holdco Member Deficit	27,183			27,183
S1 Holdco Accumulated other comprehensive loss	(223)			(223)

(1)
To remove historical equity balances and retained earnings of S1 Holdco and Protected UK, as well as, the conversion of Founder Shares, net of forfeiture, from Trebia Class B ordinary shares to Class A Common Stock.

(2)
Includes equity consideration payable under the Business Combination Agreement with a fair value of $401 million, $246 million issued under the Cannae Backstop Agreement, Conversion Trebia Class Common Stock of $7 million, less $11 million allocated to par value of common stock, and plus $7.7 million related to Fair value of replacement awards attributable to pre-combination
service.

(3)	Represents a reduction to retained earnings for estimated acquisition costs incurred by Trebia of $14 million, less the reduction of Trebia deferred underwriter costs of $7 million.

(j)	Represents the pro forma adjustment to record the Flow-Through Sellers’ noncontrolling interest in S1 Holdco Common Units of $188 million or approximately 22%.

(k)
Represents adjustments to reflect applicable deferred taxes. Refer to Note 2 for the purchase price allocation. The deferred taxes are primarily related to the difference between the financial statement and tax basis in the System1 partnership interests, acquired tax attributes of the Blockers, and Protected. This basis difference primarily results from the Business Combination where CCNB1 recorded a fair market value basis on all assets for financial accounting purposes and a fair value step-up
on a portion of the assets for income tax purposes. The $ 57 million adjustment related to the deferred tax liability is assuming: (1) the U.S. GAAP balance sheet as of September 30, 2021 adjusted for the pro forma entries described herein, (2) estimated tax basis as of September 30, 2021 adjusted for the pro forma entries described herein, (3) a federal income tax rate of 21.0% and a blended state tax rate of 1.69%, and (4) no material changes in tax law.

(l)	Represents amounts due from related party loans that were settled as a result of the Business Combination.

4.	Adjustments to Pro Forma Condensed Combined Statements of Operations
Explanations of the adjustments to the pro forma statement of operations are as follows:
(a)    Reflects a reduction in revenues related to the estimated fair value of the acquired deferred revenue related to the Business Combination. The performance obligations associated with the assumed liability is expected to be satisfied within twelve months of the acquisition.

Revenues (in thousands)	September 30, 2021	December 31, 2020
Revenues pro forma adjustment	$—	(40,109)
(b)    To record expense related to the fair value of replacement awards attributable to post combination service, partially offset by the elimination of S1 Holdco and Protected UK historical stock-based compensation expense.

Salaries, commissions, and benefits (in thousands)	For the nine months ended September 30, 2021	For the year ended December 31, 2020
Stock-based compensation related to the fair value replacement awards attributable to post combination service	$5,737	$14,339
To remove historical stock-based compensation	(90)	(1,192)

Pro forma Adjustment	$5,647	$13,147

(c)    To record $19 million of transaction costs for the twelve months ending December 31, 2020 and remove $5 million in transaction costs recorded in the nine months ended September 30, 2021.

(d)    Represents adjustments to depreciation and amortization for intangible assets recorded in connection with the Business Combination. This pro forma adjustment has been proposed assuming the Business Combination occurred on January 1, 2020. The following table is a summary of information related to certain intangible assets acquired, including information used to calculate the pro forma change in amortization expenses that is adjusted to administrative expenses:

	Weighted Average Useful Life (Years)	Fair Value	For the nine months ended September 30, 2021	For the year ended December 31, 2020
Trademarks	15	$217,200	$10,860	$14,480
Customer relationships	7.6	73,300	20,273	22,344
Technology	7	174,000	24,046	31,151

Total pro forma amortization expense		464,500	55,179	67,975
To remove historical amortization expense of intangibles			(10,087)	(13,421)

Pro forma adjustment			$45,092	$54,554
Amortization expense for trademarks intangible assets is computed on a straight-line basis, amortization for customer relationship intangible assets is computed considering historical and estimated customer attrition, and amortization of developed technology intangible assets, is computed considering the estimate of platform migration to the developed technology. Below is the pro forma amortization expense for intangible assets for each of the next five fiscal years:

As of September 30, 2021
For the three months ending December 31, 2021	$16,994
2022	72,173
2023	62,063
2024	50,284
2025	43,084
Thereafter	219,903

Total	$464,500

(e)    Represents estimated differences in interest expense resulting from the New Term Loan and extinguishing historical S1 Holdco debt. The estimated annual effective interest rate of the New Term Loan is 7.05%.

(in thousands)	For the nine months ended September 30, 2021	For the year ended December 31, 2020
Record interest on the New Term Loan	$18,912	$26,107
Eliminate historical interest expense	(13,239)	(24,786)

Pro forma adjustment	$5,673	$1,321

(f) To remove interest income from Protected UK related party loan that will be settled as a result of the Business Combination.
(g)    Represents the income tax effect of the pro forma adjustments calculated using the enacted applicable statutory income tax rates in the respective countries in which the company operates applied to the income or loss before income taxes applicable to the controlling interest. The effective tax rate of the combined company could be significantly different as the legal entity structure and activities of the combined company are integrated.
(h)    Represents the pro forma adjustment to record earnings attributable to noncontrolling interest in S1 Holdco of approximately 22%

5.	Pro Forma Earnings Per Share Information
Basic earnings per share is computed based on the weighted average number of shares of common stock outstanding during the period. Diluted EPS is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method.

	For the nine months ended September 30, 2021	For the year ended December 31, 2020
Net income (loss) attributable to controlling interest	$16,679	$(100,496)
Weighted average shares outstanding, controlling (basic, shares in thousands)	83,075	82,233
Weighted average shares outstanding, controlling (diluted, shares in thousands)	83,808	82,233
Income (loss) per share (basic)	$0.20	$(1.22)
Income (loss) per share (diluted)	$0.20	$(1.22)
Earnings per share excludes from outstanding common stock the impacts of (i) 17,250,000 Trebia Public Warrants and 8,233,334 Private Placement Warrants, which are out of the money (ii) 725,000 shares of Class D Common Stock to the Sponsors, and 725,000 RSUs subject to a market vesting condition, which has not been met.

SYSTEM1 MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Unless otherwise indicated or the context otherwise requires, references in this section to the “
Company
,” “
System1
,” “
we
,” “
us
,” “
our
” and other similar terms refer to S1 Holdco, LLC and its subsidiaries prior to the Business Combination.
The following discussion and analysis of the financial condition and results of operations of System1 should be read together with our audited consolidated financial statements, unaudited condensed consolidated financial statements, and related notes included elsewhere in this prospectus. The discussion and analysis should also be read together with the section entitled “Business” and our pro forma financial information as of and for the nine months ended September 30, 2021 and for the year ended December 31, 2020. See “Unaudited Pro Forma Condensed Combined Financial Information.” In addition to historical information, the following discussion contains forward-looking statements. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause future results to differ materially from those projected in the forward-looking statements include, but are not limited to, those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Certain amounts may not foot due to rounding, and all figures presented are in thousands.
Company Overview
We are an omnichannel customer acquisition platform, delivering high-intent customers to advertisers and to our own subscription products. We provide these services through our proprietary responsive acquisition marketing platform, or RAMP. Operating seamlessly across major advertising networks and advertising category verticals to acquire users on our behalf, RAMP allows us to monetize these acquired users through our relationships with third party advertisers and advertising networks, which we refer to as our “Advertising Partners”. RAMP also allows third party advertising platforms and publishers, which we refer to as our Network Partners, to send user traffic to and monetize user traffic on our websites. RAMP is integrated across our network of owned and operated websites and related products, allowing us to monetize user traffic that we source from acquisition marketing channels, including Google, Facebook and Taboola.
Through RAMP, we process approximately almost 15 million daily advertising campaign optimizations and ingest 4 billion rows of data daily across 60 advertising verticals. Our Advertising Partners comprise over 100 companies, including Google, Yahoo! and Microsoft. We are able to efficiently monetize user intent by linking data on consumer engagement, such as first party search data, with data on monetization and advertising spend. This context-enriched data, combined with our proprietary and data science driven algorithms, creates a closed-loop system that is not reliant on personally identifiable information or information obtained through third-party cookies, but which allows RAMP to efficiently match consumer demand with the appropriate advertiser or advertising experience across advertising verticals.
We were founded in 2013 with a focus on monetizing user traffic acquired by our network. Since launching, we have expanded to support additional advertising formats across numerous advertising platforms, and have acquired several leading websites, enabling us to control user acquisition and experience, and monetize user traffic on our own behalf. Today we own and operate over 40 websites, including leading search engines like info.com and Startpage.com, and publishing digital media sites and utilities such as HowStuffWorks, Mapquest and ActiveBeat.
S1 Holdco was formed as a limited liability company under the laws of the State of Delaware on July 25, 2017. On August 22, 2017, OpenMail entered into a transaction (the “
Transaction
”) with Court Square Capital Partners and its related entities (“
Court Square
”), whereby Court Square obtained a 51% interest in S1 Holdco through its own contributions and a recapitalization and distribution to the members of OpenMail. The Company is governed by an LLC agreement between Court Square and OpenMail. All the management powers over the business and affairs of the Company are retained by the board of directors, including the approval of debt transactions, issuance or transfer of membership units (the “
Units
”), approval to buy and sell Company assets or any other significant transaction, and declaring and making distributions. However, at any time after August 22, 2022, the Court Square members can unilaterally approve a sale, recapitalization, or initial public offering (“
IPO
”). As of December 31, 2020, the board of directors is composed of two individuals designated by Court Square, two individuals designated by OpenMail, and the Company’s CEO. However, in addition to a majority vote, board of directors’ actions must be approved by at least one Court Square director and one OpenMail director. Consequently, the Company has determined that its members share power and, thus, there was no change in control as of the date of the Transaction.
The Company’s primary operations are in the United States; however, the Company also has operations in Canada, the United Kingdom, Germany, Israel, Hungary and the Netherlands. Operations outside the United States are subject to risks inherent in operating under different legal systems and various political and economic environments. Among the risks are changes in existing tax laws, possible limitations on foreign investment and income repatriation, government price or foreign exchange controls, and exposure to currency exchange fluctuations. The Company does not engage in hedging activities to mitigate its exposure to fluctuations in foreign currency exchange rates.
On October 16, 2018, System1 SS Protect Holdings, Inc., a subsidiary of System1, acquired a 50.1% interest in Protected for a total consideration of $55,000. System1 consolidated Protected under the voting model of ASC 810, Consolidation, since the Company controlled three of five board seats or 60% of the voting rights of Protected.
On November 13, 2020 we disposed of our interest in Protected in a sale to a group led by Protected and System1 management. Accordingly, the results of Protected have been accounted for as discontinued operations for the periods ended December 31, 2020 and prior. Following the Business Combination, Protected became a wholly owned subsidiary of System1.
The Business Combination
On June 28, 2021, the Company entered into the Business Combination Agreement with Trebia and Protected.
The Business Combination Agreement provided for, among other things, the consummation of the following transactions: Trebia transferred, by way of continuation from the Cayman Islands, to Delaware and domesticated as a Delaware corporation in accordance with Section 388 of the DGCL and with Section 206 of the Cayman Islands Companies Law (As Revised), upon which time, Trebia entered into a series of business combination transactions which, following the consummation of the Business Combination, resulted in each of (i) System1, LLC, and (ii) Protected UK, becoming subsidiaries of Trebia. Following the consummation of the Business Combination, the combined company is organized in an
“Up-C”
structure, in which substantially all of the assets and business of System1 is held by S1 Holdco. The combined Companies’ business continues to operate through the subsidiaries of S1 Holdco and Protected.
The consideration paid to the existing Securityholders of System1 and Protected in connection with the Transaction was a combination of cash and equity consideration.
The aggregate cash consideration payable under the Business Combination Agreement was approximately $462,900 of which approximately $212,500 cash proceeds was received by System1 Equityholders and Protected Equityholders (subject to certain adjustments set forth in the Business Combination Agreement), and $250,362 cash proceeds was received by Court Square.
The aggregate equity consideration paid under the Business Combination Agreement and/or retained S1 Holdco Class B Units was approximately $667,500, consisting of (a) the aggregate equity consideration payable under the Business Combination Agreement, consisting of shares of Class A Common Stock (valued at $10.00 per share), RSUs and Class C Common Stock, and (b) the aggregate S1 Holdco Class B Units retained by System1 Equityholders at the Closing (valued at $10.00 per share).
The Closing Cash Consideration and Closing Equity Consideration were subject to an adjustment in the event the amount of shareholder redemptions exceeded $417,500. In that event, equityholders of the Companies agreed to reduce their Closing Cash Consideration by 50% of such amount and proportionally increase their Closing Equity Consideration.
In connection with the signing of the Business Combination Agreement, Trebia and Cannae Holdings, Inc. entered into the Backstop Agreement (the “Backstop Agreement”) whereby Cannae agreed, subject to the other terms and conditions, to subscribe for Trebia Class A Common Stock in order to fund redemptions by shareholders of Trebia in connection with the Business Combination, in an amount of up to $250 million.
In connection with the Business Combination Agreement, Trebia entered into the Commitment Letter with Bank of America pursuant to which Bank of America committed to provide the Post-Closing Company, as the borrower, a Term Loan of up to $400 million (with a minimum loan amount of $325 million) and a $50 million Revolving Facility. The Term Loan will mature seven years after the Closing and will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount of the Term Loan. The Revolving Facility will mature five years after the Closing. The New Facility, along with the proceeds from the Business Combination noted above, will be used to pay off the Company’s outstanding term loan due 2022, distribute cash to existing shareholders, provide cash for working capital, and pay transaction fees incurred with the Business Combination.
Concurrently with the consummation of the Business Combination, System1 entered into the Tax Receivable Agreement with Trebia, pursuant to which, among other things, the parties to the Tax Receivable Agreement have agreed to the allocation and payment of 85% of the actual savings, if any, in U.S. federal, state and local income tax that Trebia may realize as a result of certain tax benefits related to the transactions contemplated by the Business Combination Agreement and future exchanges of units in the Company for Trebia Class A Common Stock.
COVID-19
The worldwide spread of
COVID-19
has resulted, and is expected to continue to result, in a global slowdown of economic activity which is likely to decrease demand for a broad variety of goods and services, including those provided by our clients, while also disrupting sales channels and advertising and marketing activities for an unknown period of time until the virus is contained or economic activity normalizes. Our revenue growth and results of operations have been resilient despite the headwinds created by the
COVID-19
pandemic. The extent to which ongoing and future developments related to the global impact of the
COVID-19
pandemic and related vaccination measures designed to curb its spread continue to impact our business, financial condition and results of operations, all of which cannot be predicted with certainty. Many of these ongoing and future developments are beyond our control, including the speed of contagion, the development, distribution and implementation of effective preventative or treatment measures, including vaccines (and vaccination rates), the scope of governmental and other restrictions on travel, discretionary services and other activity, and the public reactions and receptiveness to these developments. See “
Risk Factors
” for further discussion of the adverse impacts of the
COVID-19
pandemic on our business.
Components of Our Results of Operations
Segment Results:
We operate in two reportable segments.

The following summarizes revenue and adjusted gross profit by reportable segment for the years ended December 31:

	For Years Ended December 31,
	2020	2019	2018
Revenue:
Owned and Operated	$437,501	$369,570	$230,877
Partner Network	38,476	37,923	34,653

	$475,977	$407,493	$265,530

	For Years Ended December 31,
	2020	2019	2018
Segment Adjusted Gross Profit:
Owned and Operated	$110,012	$108,635	$77,631
Partner Network	38,476	37,923	34,653

	$148,488	$146,558	$112,284

The following summarizes our operating results by reportable segment for the nine months ended September 30:

	2021	2020
Revenue:
Owned and Operated	$462,848	$312,259
Partner Network	25,738	27,963

	$488,586	$340,222

	2021	2020
Segment Adjusted Gross Profit:
Owned and Operated	$105,902	$78,570
Partner Network	25,738	27,962

	$131,640	$106,532

Revenue
Revenue is earned from revenue-sharing arrangements with the Company’s Network Partners for the use of the RAMP platform and related services provided to them to direct advertising by the Advertising Partners on traffic acquired and directed to the Company’s platform by the Network Partners to their advertising space. The Company determined it is the agent in these transactions and reports revenue on a net basis. The Company does not control the underlying advertising space, the Company does not acquire the traffic and does not have risk of loss, and the pricing is in the form of a substantively fixed-percentage revenue-sharing arrangement. The Company reports this revenue on a net basis for the amount retained from its revenue-sharing arrangements representing the difference between amounts received from the Advertising Partners, less amounts remitted to the Network Partners based on underlying contracts.
The Company also earns revenue by directly acquiring traffic to its owned and operated websites and utilizing its own RAMP platform and related services to connect its Advertising Partners to its own websites. For this revenue stream, the Company is the principal in the transaction and reports revenue on a gross basis for the amount received from the Advertising Partners. For this revenue, the Company has determined that it is the principal since it has a risk of loss on the traffic that it is acquiring for monetization by its Advertising Partners and in the case of its owned and operated websites, the Company maintains the website, provides the content and bears the cost and risk of loss associated with its websites’ advertising space. The Company’s key Advertising Partners are Google, Yahoo!, and Microsoft.

The Company recognizes revenue upon delivering traffic to its Advertising Partners based on a cost-per-click
or
cost-per-thousand
impression basis. The payment term is typically 30 days.
The Company sold SS Protect in November 2020 and accounted for this disposition as a discontinued operation. Therefore, revenue from SS Protect has been excluded from our results of operations. Please see Note 13 of the S1 Holdco, LLC and Subsidiaries Interim Financial Statements for the nine months ended September 30, 2021 for more information.
Revenue may fluctuate from period to period due to a number of factors including seasonality and the shift in mix of user acquisition sources from Advertising Partners.
Operating Expenses
We classify our operating expenses into the following four categories:
Cost of Revenues
. Cost of revenues includes traffic acquisition costs which consists primarily of costs to place advertisements to attract customers to the Company’s websites, mapping costs, domain name registration costs, and licensing costs to provide mapping services to Mapquest.com. The Company does not pay any up-front
payments, incentive payments or bonuses and such costs are expensed as incurred.
We expect platform operations expenses to increase in absolute dollars in future periods as we incur higher traffic acquisition expenses and drive more user traffic through our platform, including to Mapquest.
Salaries, Commissions, and Benefits.
Salaries, commissions and benefits expenses include salaries, bonuses, stock-based compensation, and employee benefits costs associated with our executive, finance, legal, human resources, compliance, and other administrative personnel, as well as accounting and legal professional services fees.
Selling, General, and Administrative
. Selling, general, and administrative expenses consist of fees for professional services, occupancy costs, travel and entertainment, and costs incurred in the preliminary project and post-implementation stages of internal-use
software development. These costs are expensed as incurred.
We expect to continue to invest in corporate infrastructure to support our growth. We expect general and administrative expenses to increase in absolute dollars in future periods.
Depreciation and Amortization
. Depreciation and amortization expenses are primarily attributable to our capital investment and consist of fixed asset depreciation and amortization of intangibles considered to have finite lives.
Interest Expense
. Interest expense is primarily related to our debt, which carries a variable interest rate.
Other Income (Expense
). Other income (expense) is primarily related to realized losses on the sale of investments in equity securities.
Provision for (Benefit from) Income Taxes
The provision for (benefit from) income taxes consist primarily of U.S. federal, state, and foreign income taxes. The Company has elected to be taxed as an LLC for federal and state tax purposes and, as a result, is not subject to US income taxes; rather the tax effect of the Company’s operations is passed through to each of its members. Various subsidiaries of the Company are subject to income tax in the United States and in other countries.

Deferred tax assets and liabilities are recognized with respect to the tax consequences attributable to differences between the financial statement carrying values and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. A valuation allowance is established, when necessary, to reduce deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company recognizes a tax benefit for uncertain tax positions when the Company’s position is more likely than not to be sustained upon examination by the relevant taxing authority. The Company recognizes interest and penalties related to unrecognized tax benefits, if any, as a component of income tax expense.
Realization of our deferred tax assets is dependent primarily on the generation of future taxable income. In considering the need for a valuation allowance, we consider our historical, as well as future, projected taxable income along with other objectively verifiable evidence. Objectively verifiable evidence includes our realization of tax attributes, assessment of tax credits and utilization of net operating loss carryforwards during the year.
Results of Operations
The following tables set forth our consolidated results of operations and our consolidated results of operations as a percentage of revenue for the periods presented.

	Year Ended December 31,			Nine Months Ended September 30,
($ in thousands)	2020	2019	2018	2021	2020
Revenue	$475,977	$407,493	$265,530	$488,586	$340,222
Operating expenses:
Cost of revenues	340,996	275,770	171,030	365,837	244,361
Salaries, commissions, and benefits	55,548	48,389	41,609	48,032	39,633
Selling, general, and administrative	22,979	19,960	24,914	21,163	17,116
Depreciation and amortization	13,832	11,244	5,313	10,260	10,750

Total operating expenses	433,355	355,363	242,866	445,292	311,860
Operating income	42,622	52,130	22,664	43,294	28,362
Interest expense	24,351	26,033	18,976	12,708	18,570
Other expense	—	1,146	—	—	—

Income from continuing operations before income tax	18,271	24,951	3,688	30,586	9,792
Income tax expense	1,907	702	—	703	380
Net income from continuing operations	16,364	24,249	3,688	29,883	9,412
Income (loss) from discontinued operations, net of taxes	47,397	(15,454)	(5,667)	—	(7,918)

Net income (loss)	$63,761	$8,795	$(1,979)	$29,883	$1,494

	Year Ended December 31,			Nine Months Ended September 30,
	2020	2019	2018	2021	2020
	(as a percentage of revenue*)
Revenue	100%	100%	100%	100%	100%
Operating expenses:
Cost of revenues	72	68	64	75	72
Salaries, commissions, and benefits	12	12	16	10	12
Selling, general, and administrative	5	5	9	4	5
Depreciation and amortization	3	3	2	2	3
Total operating expenses	92	87	91	91	92
Operating income	9	13	9	9	8
Interest expense	5	6	7	3	5
Other expense (income)	—	—	—	—	—
Income from continuing operations before income tax	4	6	1	6	3
Income tax expense (benefit)	—	—	—	—	—
Net income from continuing operations	3	6	1	6	3
Income (loss) from discontinued operations, net of taxes	10	(4)	(2)	—	(2)
Net income (loss)	13%	2%	(1)%	6%	1%
* Percentages may not sum due to rounding
The comparability of our operating results for the fiscal year ended December 31, 2020 compared to the fiscal year ended December 31, 2019 was impacted by the acquisitions of Concourse in March of 2019 and Mapquest in September of 2019. The comparability of our operating results for the fiscal year ended December 31, 2019 compared to the fiscal year ended December 31, 2018 was impacted by the acquisition of Startpage in December of 2018. In the discussion of our results of operations for these periods we may quantitatively disclose the impact of our acquired businesses to the extent they remain ascertainable. Expense contributions from our recent acquisitions for each of the respective period comparisons generally were not separately identifiable due to the integration of these businesses into our existing operations.
Comparison of the Years Ended December 31, 2020, 2019, and 2018
Revenue

	Year Ended December 31,			2020 vs 2019 Change		2019 vs 2018 Change
	2020	2019	2018	$	%	$	%
	( in thousands, except percentages )
Revenue	$475,977	$407,493	$265,530	$68,484	17%	$141,963	53%
The increase in revenue in 2020 was primarily due to growth in our Owned and Operated segment. Owned and Operated revenue increased $67,931 driven by an increase in RPS of $0.03 partially offset by a decrease in sessions of 171 thousand. Excluding revenue from our Social Publishing product line ($5,646 in 2020 compared to $39,303 in 2019) which was discontinued in April of 2020, Owned and Operated revenue increased $101,588, driven by an increase in RPS of $0.03 and an increase in sessions of 173.1 million. Partner Network segment revenue increased $553 due to an increase of 261 thousand sessions and flat Network RPS.
The increase in revenue in 2019 was due to growth in our Owned and Operated segment of $138,693 and growth in our Partner Network segment of $3,270. Owned and Operated segment revenue increased primarily due to an increase of 1.4 billion sessions, driven by an increase in user acquisition costs of $107,689 as the Company bought more sessions, and sessions generated on Startpage.com, which was acquired on December 31, 2018. The increase in Owned and Operated segment revenue was partially offset by a decrease in revenue from our Social Publishing product line, from $50,864 in 2018 to $39,303 in 2019. Partner Network segment revenue increased as RPS increased $0.02, partially offset by a decrease in 1.3 billion sessions.

Cost of revenue

	Year Ended December 31,			2020 vs 2019 Change		2019 vs 2018 Change
	2020	2019	2018	$	%	$	%
	( in thousands, except percentages )
Cost of revenue	$340,996	$275,770	$171,030	$65,226	24%	$104,740	61%
Percent of revenue	72%	68%	64%
The increase in cost of revenues in 2020 was primarily due to an increase in user acquisition costs of $66,554 related to our Owned and Operated segment. 2020 user acquisition costs were $327,489 and drove 2.8 billion sessions to our Owned and Operated sites at a $0.12 CPS, compared to 2019 user acquisition costs of $260,935, which drove 3.0 billion sessions to our Owned and Operated sites at a $0.09 CPS. User acquisition costs accounted for 96% and 95% of total cost of revenue in 2020 and 2019, respectively. Excluding user acquisition costs associated with our terminated Social Publishing product line, 2020 user acquisition costs were $322,275 compared to 2019 user acquisition costs of $226,639.
Excluding the impact of terminated business lines, user acquisition costs grew by $5,952 less than revenue in 2020 compared to 2019. This was as a result of the impact on
COVID-19
on the digital advertising market, where O&O CPS and O&O RPS both increased by $0.03. As
COVID-19’s
impact on advertiser demand lessened towards the end of the year, O&O RPS has steadily increased, and we have not seen a similar trend YTD in 2021.
The increase in cost of revenues in 2019 was due to an increase in user acquisition costs of $107,689 to our Owned and Operated segment. User acquisition costs accounted for 95% and 90% of total cost of revenue in 2019 and 2018, respectively.
Segment adjusted gross profit for our Owned and Operated segment increased by $1,377 in 2020 compared to 2019, due to an increase in Owned and Operated revenue of $67,931, as described above, offset by an increase in user acquisition costs of $66,554, as described above. Segment adjusted gross profit for our Owned and Operated segment increased by $31,004 in 2019 compared to 2018 due to an increase in Owned and Operated revenue of $138,693, as described above, offset by an increase in user acquisition costs of $107,689, as described above.
Segment adjusted gross profit for our Partner Network segment increased by $553 in 2020 compared to 2019, and by $3,270 in 2019 compared to 2018 due to an increase in Partner Network revenue, as described above. There are no user acquisition costs for Partner Network revenue.
Salaries, commissions, and benefits

	Year Ended December 31,			2020 vs 2019 Change		2019 vs 2018 Change
	2020	2019	2018	$	%	$	%
	(in thousands, except percentages)
Salaries, commissions, and benefits	$55,548	$48,389	$41,609	$7,159	15%	$6,780	16%
Percent of Revenue	12%	12%	16%
The increase in salaries, commissions, and benefits in 2020 was primarily due to an increase in Company headcount, which went from an average of 245 employees throughout 2019 to an average headcount of 289 in 2020, as well as a full year of expense in 2020 as compared to $1,900 in 2019 related to the 33 employees acquired as part of the Concourse and Mapquest acquisitions in 2019.
The increase in salaries, commissions, and benefits in 2019 was primarily due to an increase in Company headcount, which went from an average of 190 employees in 2018 to an average headcount of 245 in 2019, as well as expenses in 2019 related to the 33 employees acquired as part of the Concourse and Mapquest acquisition of $1,900.

Selling, general, and administrative

	Year Ended December 31,			2020 vs 2019 Change		2019 vs 2018 Change
	2020	2019	2018	$	%	$	%
	(in thousands, except percentages)
Selling, general, and administrative	$22,979	$19,960	$24,914	$3,019	15%	$(4,954)	20%
Percent of revenue	5%	5%	9%
The increase in selling, general, and administrative expense in 2020 was primarily due to increases in the fair value of contingent consideration related to the Concourse acquisition of $2,700 and an increase in one-time
non-recurring
costs related to our merger transaction of $1,323. These increases were partially offset by decreases in consulting costs of $1,220.
The decrease in selling, general and administrative expense in 2019 was primarily due to contingent consideration related to our Qool acquisition of $5,675 recognized in 2018, and no corresponding expense in 2019.
Depreciation and amortization

	Year Ended December 31,			2020 vs 2019 Change		2019 vs 2018 Change
	2020	2019	2018	$	%	$	%
	( in thousands, except percentages )
Depreciation and amortization	$13,832	$11,244	$5,313	$2,588	23%	$5,931	112%
Percent of revenue	3%	3%	2%
The increase in depreciation and amortization expense in 2020 was primarily due to increases in amortization of intangible assets of $1,758 as a result of a full year of amortization on our 2019 acquisitions, and an increase in amortization of internal-use
software of $881 as a result of increase in software development activities to build and enhance the Company’s technology platform.
The increase in depreciation and amortization expense in 2019 was primarily due to increases in amortization of intangible assets of $5,760 as a result of our 2019 acquisitions, as well as a full year of amortization on our 2018 acquisitions, and an increase in amortization of internal-use
software of $72 as a result of increase in software development activities to build and enhance the Company’s technology platform.
Interest expense

	Year Ended December 31,			2020 vs 2019 Change		2019 vs 2018 Change
	2020	2019	2018	$	%	$	%
	(in thousands, except percentages)
Interest expense	$24,351	$26,033	$18,976	$(1,682)	(6)%	$7,057	37%
The decrease in interest expense in 2020 was primarily due to a decrease in interest rates owed on outstanding loan balance, as well as the impact of the paydown of our term loan balance in 2020. Outstanding loan balance, excluding loan origination fees, was $183,674 and $254,734 at December 31, 2020 and 2019, respectively.
The increase in interest expense in 2019 was primarily due to a higher average loan balance in 2019 compared to 2018, primarily due to the acquisitions of Protected and Startpage in the fourth quarter of 2018, and the acquisitions of Concourse and Mapquest in 2019. Outstanding loan balance, excluding loan origination fees, was $254,734 and $224,640 at December 31, 2019 and 2018, respectively.

Other expense

	Year Ended December 31,			2020 vs 2019 Change		2019 vs 2018 Change
	2020	2019	2018	$	%	$	%
	(in thousands, except percentages)
Other expense	$0	$1,146	$0	$(1,146)	(100)%	$1,146	100%
The decrease in other expense in 2020 (and the increase from 2018 to 2019) was primarily due to loss on disposal of an equity method investment in 2019.
Provision for (Benefit from) Income Taxes

	Year Ended December 31,			2020 vs 2019 Change		2019 vs 2018 Change
	2020	2019	2018	$	%	$		%
	( in thousands, except percentages )
Provision for income taxes	$1,907	$702	$0	$1,205	172%	$702	*
Effective tax rate	10%	3%	0%
* Not meaningful
The increase in the provision for income taxes for the year ended December 31, 2020 is primarily related to deferred tax impact of a foreign rate change.
There was no provision for income taxes for the year ended December 31, 2018 primarily due to income from non-taxable
pass-through entities.
Comparison of the Nine Months Ended September 30, 2021 and 2020
Revenue

	Nine Months Ended September 30,		2021 vs 2020 Change
	2021	2020	$	%
	( in thousands, except percentages )
Revenue	$488,586	$340,222	$148,364	44%
The increase in revenue in 2021 was primarily due to growth in our Owned and Operated segment revenue. Our Owned and Operated segment revenue increased $150,589 driven by an increase in RPS of $0.05 and an increase of 236 million sessions. Partner Network segment revenue decreased $2,225 as sessions decreased by 284 million, offsetting an increase in RPS of approximately $0.01.
Cost of revenue

	Nine Months Ended September 30,		2021 vs 2020 Change
	2021	2020	$	%
	(in thousands, except percentages)
Cost of revenues	$365,837	$244,361	$121,476	50%
Percent of revenue	75%	72%
The increase in cost of revenues in 2021 was due to an increase in user acquisition costs of $123,257 in our Owned and Operated segment. User acquisition costs for the nine months ended September 30, 2021 were

$356,946 and drove 2.4 billion sessions at a $0.15 CPS, compared to user acquisition costs of $233,689, driving 2.1 billion sessions at a $0.11 CPS for the same period in 2020. User acquisition costs accounted for 98% and 96% of total cost of revenue for the nine months ended September 30, 2021 and 2020, respectively.
The increase of $27,332 for segment adjusted gross profit for our Owned and Operated segment in 2021 was due to an increase in Owned and Operated segment revenue of $150,589, as described above, offset by an increase in user acquisition costs of $123,257, as described above.
The decrease of $2,225 in segment adjusted gross profit for our Partner Network segment in 2021 was due to a decrease in Partner Network segment revenue, as described above. There are no user acquisition costs for Partner Network revenue.
Salaries, commissions, and benefits

	Nine Months Ended September 30,		2021 vs 2020 Change
	2021	2020	$	%
	( in thousands, except percentages )
Salaries, commissions and benefits	$48,032	$39,633	$8,399	21%
Percent of revenue	10%	12%
The increase in salaries, commissions, and benefits was primarily due to the change in the fair value of our former CEO’s profits interest of $2,737, an increase in salaries and bonus related expenses of $5,677 due to salary increases in 2021 to align with market rates. In addition, contractor costs increased by $1,344, and payroll costs decreased by $598 as a result of higher capitalization of internally developed software costs. These increases were partially offset by decreases in distributions to Class B Unitholders of $2,022.
Selling, general, and administrative

	Nine Months Ended September 30,		2021 vs 2020 Change
	2021	2020	$	%
	( in thousands, except percentages )
Selling, general, and administrative	$21,163	$17,116	$4,047	24%
Percent of revenue	4%	5%
The increase in selling, general, and administrative expense was primarily due to an increase of $2,512 in costs related to the Business Combination, and an increase in network and bandwidth costs of $1,414.
Depreciation and amortization

	Nine Months Ended September 30,		2021 vs 2020 Change
	2021	2020	$	%
	( in thousands, except percentages )
Depreciation and amortization	$10,260	$10,750	$(490)	(5)%
Percent of revenue	2%	3%
The decrease in depreciation and amortization expense was primarily due to a decrease in amortization of intangible assets as they become fully amortized and there have been no acquisitions in the first nine months of 2020 and 2021.

Interest expense

	Nine Months Ended September 30,		2021 vs 2020 Change
	2021	2020	$	%
	(in thousands, except percentages)
Interest expense	$12,708	$18,570	$(5,862)	(32)%
The decrease in interest expense was primarily due to a decrease in our outstanding loan balances. Our outstanding loan balance, excluding loan origination fees, was $173,788 and $250,767 at September 30, 2021 and 2020, respectively.
Provision for (Benefit from) Income Taxes

	Nine Months Ended September 30,		2021 vs 2020 Change
	2021	2020	$	%
	( in thousands, except percentages )
Provision for income taxes	$703	$380	$323	85%
Effective tax rate	2%	4%
The income tax expense varied from the expense calculated using the federal statutory income tax rate for the nine months ended September 30, 2021 and 2020, primarily due to income (loss) from non-taxable
pass-through entities.
Liquidity and Capital Resources
As of September 30, 2021, December 31, 2020 and 2019, we had cash and cash equivalents of $36,209, $29,013 and $31,886, respectively, which consists of amounts held as bank deposits.
To date, the Company’s available liquidity and operations have been financed through member contributions and loans, loan facilities, and cash flows from operations. The Company is subject to certain business risks, including dependence on key employees, dependence on key contracts, competition from alternative technologies, market acceptance, and dependence on growth to achieve its business plan. The Company’s revenue is dependent on three key Advertising Partners, which are Google, Yahoo!, and Microsoft, which comprised, 84%, 3% and 5%, respectively, of the Company’s revenue for the nine months ended September 30, 2021, 83%, 4% and 4%, respectively, of the Company’s revenue for the nine months ended September 30, 2020, 82%, 5%, and 4%, respectively, of the Company’s revenue for 2020, 75%, 7% and 8%, respectively of the Company’s revenue for 2019, and 66%, 10%, and 11% of the Company’s revenue for 2018.
The Company has (i) two paid search advertising contracts with Google, (ii) one paid search advertising contract with Verizon Media, and (iii) one paid search advertising contract with Microsoft. One of the Google contracts was renewed with an effective date of March 1, 2021 and has a two-year
term through February 28, 2023. The other Google contract was renewed with an effective date of August 1, 2021 and has a two-year
term through July 31, 2023. The Yahoo! contract (which consolidated three separate and pre-existing
contracts into a single contract) was entered into effective as of December 1, 2020, and has an initial two-year
through November 30, 2022. All arrangements under the Microsoft contract expired on November 30, 2021 and the parties have agreed to a three-month extension through February 28, 2022 as the parties finalize a renewal or long-term extension of this arrangement. All four agreements may be terminated by the respective Monetization Partner immediately or with minimal notice under certain circumstances.
We evaluate whether any conditions or events have occurred, individually and in the aggregate, that could raise substantial doubt about our ability to continue as a going concern for the twelve month assessment period from the date of this filing. Our ability to continue as a going concern is dependent on our ability to generate sufficient cash flow from operations to meet our financial obligations including scheduled debt payments and maturities. Our term loan matures on August 22, 2022, at which time the balance is estimated to be approximately $148 million. Our available liquidity plus the expected additional cash flows generated from operations are not expected to be sufficient to pay such debt obligations prior to or at the maturity date without additional financing. These matters raise substantial doubt about our ability to continue as a going concern within one year after the date of this filing. At the closing of the Transaction, the outstanding balance of the term loan was settled. There can be no assurances that the Company will be able to obtain alternative sources of financing from new or existing lenders on commercial terms, or at all.
The coronavirus pandemic has adversely affected the Company’s results of operations and the Company has experienced unpredictable reductions in demand for certain products and services. There is uncertainty around the duration and breadth of the
COVID-19
pandemic and, as a result, the ultimate impact on the Company’s business, financial condition, or operating results cannot be reasonably estimated with certainty at this time. To the extent that existing capital resources and sales growth are not sufficient to fund future activities, the Company may need to raise capital resources through additional equity or debt financings. Additional funds may not be available on terms favorable to the Company or at all. Failure to raise additional capital, if and when needed, could have a material adverse effect on the Company’s consolidated financial position, results of operations, and cash flows.
Debt
The Company has secured financing from Cerberus Business Finance, LLC. As of September 30, 2021 and December 31, 2020, the Company had principal, excluding loan origination fees, of $173,788 and $183,674 outstanding under a term loan. Payments of $1,750 are due quarterly. In addition, upon delivery of the most recent annual audited consolidated financial statements, the Company must make a payment of 50% of excess free cash flow, as defined. In June 2021, the Company made a payment of $4,600 for 2020. The Company also had a revolving line of credit, which was increased to $20,000 during 2019. No amounts are outstanding as of September 30, 2021 under the revolving line of credit.
Interest payments of the financing are due monthly at London InterBank Offered Rate (“LIBOR”), plus 7% with a LIBOR floor of 1%. Maturity for the financing is August 22, 2022. The facility has certain financial and nonfinancial covenants, including a leverage ratio. The Company was in compliance with the financial covenants as of September 30, 2021 and December 31, 2020.
As of September 30, 2021, future minimum principal payments on debt are as follows: remainder of 2021 —$1,750, and 2022—$172,038.
Cash Flows
The following table summarizes our cash flows for the periods presented:

	Year Ended December 31,			Nine Months Ended September 30,
	2020	2019	2018	2021	2020
	($ in thousands)
Net cash provided by operating activities	46,547	32,712	17,283	39,369	32,750
Net cash provided by (used in) investing activities	68,166	(42,757)	(79,832)	(4,901)	(5,608)
Net cash provided by (used in) financing activities	(128,075)	26,147	69,598	(27,635)	(19,848)

Operating Activities
Our cash flows from operating activities are primarily influenced by growth in our operations, increases or decreases in collections from our clients and related payments to our suppliers for advertising inventory and data. We typically pay suppliers in advance of collections from our clients. Our collection and payment cycles can vary from period to period. In addition, seasonality may impact cash flows from operating activities on a sequential quarterly basis during the year.
In 2020, cash provided by operating activities of $46,547 resulted primarily from Owned and Operated advertising revenue, offset by user acquisition costs incurred to drive the growth and salaries, commissions and benefits costs, non-cash
expenses of $24,527, and change in operating assets and liabilities of $11,516 primarily due to decrease in accounts receivable of $6,833 as a result of increased collections, and increase in accounts payable of $4,234 due to increased user acquisition costs.
In 2019, cash provided by operating activities of $32,712 resulted primarily from Owned and Operated advertising revenue, offset by user acquisition costs incurred to drive the growth and salaries, commissions and benefits costs, non-cash
expense of $14,340, and cash outflow of $9,752 primarily due to increase in accounts receivable of $10,950 driven by growth in revenue.
In the nine months ended September 30, 2021, cash provided by operating activities of $39,369 resulted primarily from Owned and Operated advertising revenue, offset by user acquisition costs incurred to drive the growth in revenue, increase in salaries, commissions and benefits costs, and non-cash
expenses of $15,922. This was partially offset by cash outflows of $6,436 primarily due to an increase in accounts payable of $12,535 as a result of increased marketing spend, partially offset by an increase in accounts receivable of $14,449 as a result of growth in revenue, and an increase in prepaid and other assets of $4,798 primarily due to an increase in vendor services to support the growth of the Company.
In the nine months ended September 30, 2020, cash provided by operating activities of $32,750 resulted primarily from Owned and Operated advertising revenue, offset by user acquisition costs incurred to drive revenue growth and other operating expenses, non-cash
expenses of $18,529, and a change in operating assets and liabilities of $8,752 primarily due to a decrease in accounts receivable of $16,928 as a result of increased collections, partially offset by an increase in accounts payable of $7,055 due to increased marketing spend.
Investing Activities
Our primary investing activities consist of acquisitions and divestitures of businesses, such as the acquisition of Mapquest and Concourse in 2019 as well as costs capitalized for internally developed software.
In 2020, cash provided by investing activities of $68,166 resulted primarily from the sale of the Company’s interest in Protected of $74,544, offset by capitalized expenditures related to internal-use
software development costs of $6,112.
In 2019, we used $42,757 of cash in investing activities, consisting of the purchases of Mapquest of $28,233 and Concourse of $7,819 and capitalized expenditures related to internal-use
software development costs of $5,510.
In the nine months ended September 30, 2021, cash used in investing activities of $4,901 resulted primarily from capitalized expenditures related to internal-use
software development costs.
In the nine months ended September 30, 2020, cash used in investing activities of $5,608 resulted primarily from capitalized expenditures related to internal-use
software development costs.

Financing Activities
Our financing activities consisted primarily of borrowings and repayments of our debt, distributions to members related to tax obligations, acquisition related contingent consideration and or proceeds from the sale of assets.
In 2020, we used $128,075 of cash in financing activities, consisting of $78,285 of net debt repayments on our term loan and line of credit, $28,765 of distributions to members related to the sale of the Company’s interest in Protected, $17,780 tax distributions to members, and payment of $5,500 of contingent consideration related to our 2018 acquisition of Startpage.
In 2019, cash provided by financing activities of $26,147 was primarily due to incremental term loan proceeds of $35,000 to fund the acquisitions of Concourse and Mapquest, partially offset by $8,655 of tax distributions to members.
In the nine months ended September 30, 2021, cash used in financing activities of $27,635 resulted primarily from repayments of debt of $9,886, payment of acquisition related contingent consideration of $5,000 related to the acquisition of Startpage, $1,715 related to the acquisition of Concourse, distributions to members of $9,793, and the issuance of a related party loan of $1,500.
In the nine months ended September 30, 2020, cash used in financing activities of $19,848 resulted primarily from repayments of debt of $31,192, payment of acquisition related contingent consideration of $5,500 related to the acquisition of Startpage, distributions to members of $5,205, partially offset by drawdowns on our revolver of $20,000 and contributions from members of $2,049.
Off-Balance
Sheet Arrangements
We do not have any relationships with entities often referred to as structured finance or special purpose entities that have been established for the purpose of facilitating off-balance
sheet arrangements or other contractually narrow or limited purposes. We did not have any other off-balance
sheet arrangements during the periods presented other than the indemnification agreements.
Contractual Obligations and Known Future Cash Requirements
Leases
The Company leases office facilities under noncancelable operating lease agreements. The Company leases such facilities in Venice, California; Bellevue, Washington; Guelph, Canada; and Atlanta, Georgia. Rent expense was $2,262, $1,825 and $1,438 for the years ended December 31, 2020, 2019 and 2018, which were included in the selling, general, and administrative expenses. The Venice office facilities are on two-year
renewable leases. The Bellevue lease is valid until May 2025. The Guelph, Canada, lease is valid until September 2021. As of December 31, 2020, the expected future operating lease obligation is as follows:

	Payments Due by Period
	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years	Total
	(in thousands)
Operating lease obligations	$1,017	$498	$353	$0	$1,868
In March 2021, the Company entered into an agreement for a lease of office space in Marina del Rey, California. The initial minimum lease payment is $147 per month. The initial term of the lease is in effect until November of 2025 with no renewal periods. The Venice office leases expired in October 2021 and were not renewed. The Guelph, Canada office space expired in September 2021 and is on a monthly renewal plan. There have been no other material changes to the contractual obligations disclosed in footnote 12 – Commitments and contingencies, of our consolidated financial statements for the year ended December 31, 2020.
Service Agreements
On June 18, 2021 the Company entered into an agreement with a service provider whereby the Company is contractually obligated to pay $6,900 and $8,000 in the first and second years of the contract, respectively. The contract commencement date was July 1, 2021.
Executive Compensation
Ian Weingarten was hired as CEO on April 10, 2019. He is entitled to a cash-settled profit interest of 5% of S1 Holdco, LLC, which is subject to a participation threshold of $300,000 (which was subject to adjustment as set forth in the S1 Holdco operating agreement) and a four-year vesting term (which is accelerated if a qualifying change in control transaction occurs). The Company recorded a liability for this arrangement of $4,237 as of December 31, 2020.
In January 2021, the Company notified Ian Weingarten, its Chief Executive Officer since April 2019, of its decision to terminate his employment with the Company as of February 2021. In connection with such termination, the Company agreed to payment of separation pay benefits consistent with the terms of Mr. Weingarten’s Employment Agreement, including the payment of the liability accrued for the cash-settled profit interest of 5% of S1 Holdco, LLC, which was deemed vested as to a 3.75% Profits Interest and forfeited as to the remaining 1.25% Profits Interest above the applicable adjusted threshold amount (subject to further reduction to a 2.5% Profits Interest in the event that the Business Combination is not consummated).
Contingencies
From time to time, System1 is subject to contingencies that arise in the ordinary course of business. System1 records an accrual for a contingency when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. System1 does not currently believe the resolution of any such contingencies will have a material adverse effect upon System1’s consolidated balance sheets, statements of comprehensive loss, or statements of cash flows.
Critical Accounting Policies and Estimates
The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenue and expenses and related disclosures of contingent assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions or conditions, impacting our reported results of operations and financial condition.
Certain accounting policies involve significant judgments and assumptions by management, which have a material impact on the carrying value of assets and liabilities and the recognition of income and expenses. Management considers these accounting policies to be critical accounting policies. The estimates and assumptions used by management are based on historical experience and other factors, which are believed to be reasonable under the circumstances. The significant accounting policies which we believe are the most critical to aid in fully understanding and evaluating our reported financial results are described below. Refer to Note 2 “Summary of Significant Accounting Policies” to our consolidated financial statements included elsewhere in this prospectus for more detailed information regarding our critical accounting policies.

Business combinations
The results of a business acquired in a business combination are included in the Company’s consolidated financial statements from the date of acquisition. The Company allocates the purchase price, which is the sum of the consideration provided which may consist of cash, equity, or a combination of the two, in a business combination to the identifiable assets and liabilities of the acquired business at their acquisition-date fair values. Any excess amount paid over identifiable assets is recorded as goodwill. The process for estimating the fair values of the acquired business involves the use of significant estimates and assumptions, including estimating average industry purchase price multiples and estimating future cash flows. The Company estimates the fair value based on assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, not to exceed one year from the date of acquisition, the Company may record adjustments to the assets acquired and liabilities assumed, with a corresponding offset to goodwill. At the conclusion of the measurement period, any subsequent adjustments are reflected in the Company’s consolidated statements of operations.
Transaction costs associated with business combinations are expensed as incurred and are included in selling, general and administrative expenses in the Company’s consolidated statements of operations. When purchase consideration includes contingent consideration, the Company records the fair value of the contingent consideration as of the date of acquisition and subsequently remeasures the contingent consideration at fair value each reporting period through earnings.
Goodwill
Goodwill represents the excess of the purchase price over the fair value of net assets acquired and identifiable intangibles in a business combination. The Company accounts for goodwill in accordance with Accounting Standards Codification (“ASC”) 350, Intangibles—Goodwill and Other, which requires the Company to test goodwill at the reporting unit level for impairment at least annually.
The Company has the option to assess goodwill for possible impairment by performing a qualitative analysis to determine if it is more likely than not that the fair value of a reporting unit is less than its carrying amount or to perform the quantitative impairment test. The quantitative test involves comparing the estimated fair value of a reporting unit with its respective book value, including goodwill. If the estimated fair value exceeds book value, goodwill is considered not to be impaired. If, however, the fair value of the reporting unit is less than book value, an impairment loss is recognized in an amount equal to the excess.
The determination of fair values requires us to make significant estimates and assumptions. These estimates include, but are not limited to future expected cash flows from a market participant perspective, discount rates, industry data and management’s prior experience. Unanticipated events or circumstances may occur that could affect the accuracy or validity of such assumptions, estimates or actual results.
The Company tests for goodwill impairment annually at December 31st. During the years ended December 31, 2020, 2019, and 2018 there were no impairment charges recorded on goodwill. In 2020, the Company performed a quantitative goodwill assessment at December 31, 2020. The fair value exceeded the carrying value for all the reporting units and, accordingly, the Company concluded that there was no impairment of goodwill at December 31, 2020. The Company performed a qualitative goodwill assessment at December 31, 2019 and 2018 and concluded that there were no qualitative impairment indicators.
Share-based compensation
On January 1, 2019, the Company adopted ASU
2018-07,
Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment. The adoption of ASU
2018-07
resulted in a change in the accounting for awards to nonemployees. Compensation cost related to share-based payment transactions is measured based on the fair value of the Units issued and recognized within “Salaries, commissions, and benefits” in the Company’s consolidated statement of operations. The Company has elected to treat share-based payment awards with graded vesting schedules and time-based service conditions as a single award and recognizes share- based compensation expense on a straight-line basis over the vesting period, which is generally four years. The assumptions used in the Black-Scholes model referred to above are based upon the following:

•
Fair Value of Common Stock: As the Company’s common stock is not publicly traded, the fair value was determined by the Company’s board of directors, with input from management and contemporaneous valuation reports prepared by a third-party valuation specialist.

•
Expected Term: The expected life of the option is estimated by considering the contractual term of the option, the vesting period of the option, the employees’ expected exercise behavior and the post- vesting employee turnover rate. For non-employees,
the expected life equals the contractual term of the option.

•	Risk-free Interest Rate: The risk-free interest rate is based on published U.S. Treasury Department interest rates for the expected terms of the underlying options.

•
Volatility: The expected stock price volatility of the underlying shares over the expected term of the option is based upon historical share price data of an index of comparable publicly traded companies.

Recently Issued Accounting Pronouncements
Recently issued and adopted accounting pronouncements are described in Note 2 to System1’s audited consolidated financial statements included elsewhere in this prospectus.
Quantitative and Qualitative Disclosure about Market Risk
We have operations within the U.S. and internationally, and we are exposed to market risks in the ordinary course of our business. These risks include primarily inflation, interest rate, credit risk, and foreign currency exchange risk.
Inflation
We do not believe that inflation has had a material effect on our business, financial condition, or results of operations. However, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset higher costs through price increases and our inability or failure to do so could potentially harm our business, financial condition, and results of operations.
Interest Rate Risk
We are exposed to market risk from changes in interest rates on our term loan, which accrues interest at a variable rate. We have not used any derivative financial instruments to manage our interest rate risk exposure. Based upon the outstanding principal amounts, excluding loan origination fees, of $173,788 and $183,674 as of September 30, 2021 and December 31, 2020 a hypothetical one percentage point increase or decrease in the interest rate would result in a corresponding increase or decrease in interest expense of approximately $1,700 annually.
Credit Risk
Financial instruments that potentially subject System1 to a concentration of credit risk consist primarily of cash and cash equivalents, restricted cash, and accounts receivable. System1 deposits cash and cash equivalents with high-quality financial institutions. Accounts receivable are typically unsecured and are derived from advertisers located within the United States. Credit risk is concentrated in two customers, who accounted for 80%

of the accounts receivable balance as of September 30, 2021 and December 31, 2020. System1 has historically experienced insignificant credit losses. System1 maintains allowances for estimated credit losses based on management’s assessment of the likelihood of collection.
Foreign Currency Exchange Rate Risk
The functional currency of the company’s foreign subsidiaries is generally the local currency. Assets and liabilities are translated into U.S. dollars at the exchange rate in effect at the consolidated balance sheet date. Operating accounts are translated at an average rate of exchange for the respective accounting periods. Translation adjustments resulting from the process of translating foreign currency financial statements into U.S. dollars are reported as a component of accumulated other comprehensive income (loss). Transaction gains and losses reflected in the functional currencies are charged to income or expense at the time of the transaction.

PROTECTED MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Unless otherwise indicated or the context otherwise requires, references in this section to “
Protected
,” “
we
,” “
us
,” “
our
” and other similar terms refer to Protected.net Group Limited and its subsidiaries prior to the Business Combination.
The following discussion and analysis of the financial condition and results of operations of Protected should be read together with our audited consolidated financial statements, unaudited consolidated condensed financial statements, and related notes included elsewhere in this prospectus. The discussion and analysis should also be read together with the section entitled “Business” and our pro forma financial information as of and for the six months ended June 30, 2021 and for the year ended December 31, 2020. See “Unaudited Pro Forma Condensed Combined Financial Information.” In addition to historical information, the following discussion contains forward-looking statements. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause future results to differ materially from those projected in the forward-looking statements include, but are not limited to, those discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” Certain amounts may not foot due to rounding.
Company Overview
Protected provides a comprehensive antivirus product solution to its customers that provides robust and resilient protection against online threats. The product consists of a core Antivirus software, with the ability to add additional products and services build up a security package based on a customer’s needs. These products include unlimited devices, VPN, Adblock, ID Protect and are managed to ensure they provide a value added service to the customer base. This software is sold in either a monthly or annual subscription predominantly through the flagship brand Total AV.
Protected.net Group Limited was formed as a limited liability company in England and Wales on 4th May 2016, under the company number 10161957.
Protected sells its software all over the world, with the vast majority of these sales being made in the US, the UK, Germany, France, Australia, Canada, Italy & Spain. Operations outside of the United Kingdom are subject to inherent risks due to operating in different legal systems and economic environments. Among the risks are; changes and differences in tax laws, income repatriation and exposure to currency fluctuations. Protected does not currently engage in hedging activities to mitigate its exposure to fluctuations in foreign currency exchange rates, however this is something that it may consider in the future as the business grows.
COVID-19
The worldwide spread of
COVID-19
has resulted, and is expected to continue to result, in a global slowdown of economic activity which is likely to decrease demand for a broad variety of goods and services. However, Protected is fortunate to have suffered minimal adverse effects as a result of the
COVID-19
pandemic. Throughout 2020, Protected was able to increase its customer base, which is partly attributable to more people working from home and using their devices. While its offices were required to close, Protected was able to provide its staff with the required tools to work effectively from home. The extent to which ongoing and future developments related to the global impact of the
COVID-19
pandemic and related vaccination measures designed to curb its spread continue to impact the Protected business, financial condition and results of operations, cannot be predicted with certainty. Many of these ongoing and future developments are beyond the control of Protected, including the speed of contagion, the development, distribution and implementation of effective preventative or treatment measures, including vaccines (and vaccination rates), the scope of governmental and other restrictions on travel, discretionary services and other activity, and the public reactions and receptiveness to these developments.

Components of Our Results of Operations
Revenue
The following is a description of Protected’s products and services from which it generates revenue, as well as the nature, timing of satisfaction of performance obligations, and significant payment terms for each:
Delivery of Antivirus Software
Protected is a leading distributor of computer protection software. Its primary software, TotalAV Antivirus Pro, provides antivirus and anti-malware protection, spyware removal, adware cleaning, and more. The program can be installed and downloaded on up to three separate devices.
Delivery of additional
add-on
service(s)
In addition to TotalAV Antivirus Pro, customers can sign up for additional services. These additional services include password vault, smartphone protection, identity protection, Ad Block Pro, protection on additional devices, Safe Browsing (VPN), and Advanced Cloud Scanning, among others.
Protected recognizes the sale of software over the length of the subscription (annually or monthly). It has two performance obligations (i.e., the delivery of antivirus software and the delivery of additional add-on
service(s)). Each product has its own pricing, which is then acknowledged and deferred out over the period of that subscription. Accordingly, we recognize deferred revenue that changes significantly from period to period.
For a description of our revenue recognition policies see “
Note 2—Summary of Significant Accounting Policies—Revenue
” of Protected’s consolidated financial statements for the years ended December 31, 2020 and 2019 included elsewhere in this prospectus.
Cost of Revenues
Cost of revenues includes marketing costs, data centre, royalties, support, risk prevention and merchant fees as well as salary costs for our customer facing workforce. The most significant cost within cost of revenue is marketing expense, which are intrinsically linked to sales. Such costs are expensed as incurred. Marketing costs relate to the costs paid to third party affiliates and advertisers to promote its brands and products. These costs are the largest category of expenses that Protected incurs.
Protected expects its cost of revenue to increase in absolute dollars in future periods as its customer base continues to grow. Growth in our customer base means that Protected will incur greater Marketing costs, merchant processing costs and increased support costs in addition to increased headcount and staff costs, Protected does anticipate that these costs will fluctuate materially as a percentage of revenue.
Other Operating Income
Protected classifies its other operating income into the following categories:
Gain on sale of intangible assets are exclusively made up from the proceeds of selling the customer base of Network Protect Limited (a 100% owned subsidiary) in 2020.
Foreign currency, gains and losses which are accounting for at period end, or when an invoice is paid or received.
Other operating income is made up of income generated from recharging expenses incurred by Protected to the relevant parties.

Operating Expenses
Protected classifies its operating expenses into the following categories:
General, and administrative costs primarily include:
Salaries & benefits which also include bonuses associated with its non-customer
facing workforce. This breakdown also includes the company contributions for pension schemes and national insurance and employee benefit costs
Other related costs which include, software costs incurred to service its customers, travel and entertaining costs as well as professional and legal fees as well as the VAT provisions currently held.
Related party rent expense includes rent paid in regards to the license to occupy held at our company offices.
Non-Operating
Income (Expense)
Non-operating
income (expense) primarily includes the following:
Related party interest expense is mainly related to a loan received from System1 during the year, which carried a 10% interest rate. This loan was repaid in full in 2020. Interest expense is accrued on the loan agreement with Silicon Valley Bank for a combined $15 million facility, which accrues interest between 3.5% and 7.5% dependent on financial performance.
Income Tax Benefit
The provision for (benefit from) income taxes consist primarily of UK corporation tax.
Protected recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are provided, if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. Protected accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, Protected recognizes the tax benefit of tax positions to the extent that the benefit would more likely than not be realized assuming examination by the taxing authority. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. Protected recognizes any interest and penalties accrued related to unrecognized tax benefits as income tax expense.

Results of Operations
The following tables set forth Protected’s consolidated results of operations and our consolidated results of operations as a percentage of revenue for the periods presented.

	Year ended December 31,		Unaudited six months ended June 30,
($ in thousands)	2020	2019	2021	2020
Revenue	$90,908	$53,245	$67,227	$40,345
Cost of revenues	97,980	69,636	53,191	51,030

Gross income/(loss)	(7,072)	(16,391)	14,037	(10,686)
Other Operating Income:
Gain on sale of intangible assets	1,580	—	—	—
Other operating income/(expense)	(86)	166	(189)	(240)

Total other operating income/(expense)	1,493	166	(189)	(240)
Operating Expenses:
General and administrative expense	6,711	3,979	7,771	2,548
Related party rent expense	536	465	324	266

Total Operating Expenses	7,247	4,444	8,095	2,814
Operating income/(loss)	(12,826)	(20,669)	5,753	(13,741)
Non-operating income (expense)
Related party interest expense	(406)	0	—	(165)
Related party interest income			485	—
Interest expense	(29)	—	(386)	(68)
Other income (expense)	2	—	—	—

Total non-operating income (expense)	(433)	—	(99)	(232)

Income/(loss) from continuing operations before income taxes	(13,258)	(20,669)	5,852	(13,973)
Income tax benefit	—	—	—	—

Net income/(loss)	$(13,258)	$(20,669)	$5,852	$(13,973)

	Year ended December 31,		Unaudited six months ended June 30,
(as a percentage of revenue)	2020	2019	2021	2020
Revenue	100%	100%	100%	100%
Cost of revenues	108	131	79	126

Gross income/(loss)	(8)	(31)	21	(26)
Other Operating Income:
Gain on sale of intangible assets	2	—	—	—
Other operating income/(expense)	—	—	—	(1)

Total other operating income/(expense)	2	—	—	(1)
Operating Expenses:
General & administrative expenses	7	7	12	6
Related party rent expenses	1	1	0	1

Total Operating Expenses	8	8	12	8
Operating loss	(15)	(39)	9	(34)
Non-operating income (expense)
Related party interest expense	—	—	—	—
Related party interest income			1	—
Interest expense	—	—	(1)	—
Other income (expense)	—	—	—	—

Total non-operating income/(expense)	—	—	0	—

Income/(loss) from continuing operations before income taxes	(15)	(39)	9	(35)
Income tax benefit	—	—	—	—

Net income (loss)	(15)	(39)	9	(35)

Comparison of the Years Ended December 31, 2020 and 2019
Revenue

	Year ended December 31,		2020 vs 2019 Change
($ in thousands, except percentages)	2020	2019	$	%
Revenue	$90,908	$53,245	$37,663	71%
The increase in revenues in 2020 over 2019 was primarily due to the compounding effect of subscription renewals. In addition, the increase can be attributed to Protected taking advantage of new customer acquisition opportunities. Subscription renewal revenue contributed 67% of the revenue increase in the period, with the remaining 33% attributable to new revenue, chargeback disputes & refunds in the period. In 2020, Protected onboarded 1,338 new paying customers and ended the year with 1,905 customers, compared to 818 and 1,234, respectively, in 2019.
The renewal of customer subscriptions benefits revenue in two ways: the company benefits from the compounding effect of cohort subscriptions, and the company benefits from an increased average order value (AOV) upon renewal due to the initial term being offered at an introductory/discounted rate and renewal being billed at full price.
Revenue growth for antivirus software increased by 66% from 2019 to 2020, and add-on
service revenue increased by 86% over the same period. Our billings were $107.5 million in 2020 and $65.6 million in 2019, and our changes in deferred revenue were $17.7 million in 2020 and $11.3 million in 2019.

Cost of Revenues

	Year ended December 31,		2020 vs 2019 Change
($ in thousands, except percentages)	2020	2019	$	%
Cost of Revenues	$97,980	$69,636	$28,344	41%
Percent of revenue	108%	131%
The increase in cost of revenues was primarily due to increased advertising spend, excluding advertising spend for subscribers for terminated product lines, of $21,876 due to increased customer acquisition marketing spend to acquire new subscribers for Protected’s products. Protected advertising spend, excluding advertising spend for subscribers for terminated product lines, was $76,664 in 2020 to acquire 1,338 subscribers, and in 2019 Protected advertising spend, excluding advertising spend for subscribers for terminated product lines, was $54,788 to acquire 818 new subscribers during the year. Sales generated by these new customers, in addition to increased revenue from renewals as described above, led to increased merchant fees of $3,500 in 2020 over 2019. The increased number of new subscribers also led to increased headcount costs of $1,100, support channels of $426, and data center charges of $231 in 2020 over 2019 to support those users. Cost of revenues as a percentage of revenue decreased compared to the prior year because of a mix shift in revenue towards renewal revenue versus new customer revenue, as described above, and cost of revenue is primarily driven by advertising spend to acquire new customers. Excluding advertising spend on non-terminated
product lines, cost of revenues increased $6,378 between 2019 and 2020, and as a percent of revenue, was 23% in 2020 as compared to 28% in 2019. Cost of revenues excluding advertising spend as a percentage of revenue decreased due to a mix shift in revenue towards renewal revenue versus new customer revenue, as described above, as renewing subscribers typically pay a higher price for the product. ARPU increased 10% in 2020 over 2019 from $68.72 to $62.41.
Gain on Sale of Intangible Assets

	Year ended December 31,		2020 vs 2019 Change
($ in thousands, except percentages)	2020	2019	$	%
Gain on Sale of Intangible Assets	$1,580	$—	$1,580	0%
Percent of revenue	2%	0%
The increase in gain on sale of intangible assets was a one off event due to the sale of the Network Protect customer base in August 2020 for $1.6 million.
Other Operating Income

	Year ended December 31,		2020 vs 2019 Change
($ in thousands, except percentages)	2020	2019	$	%
Other Operating Income	$48	$149	$(101)	(68)%
Percent of revenue	0%	0%
The decrease in other operating income was primarily due to decreased recharge income in the year to December 2020.
General and Administrative Expenses

	Year ended December 31,		2020 vs 2019 Change
($ in thousands, except percentages)	2020	2019	$	%
General, and Administrative expenses	$6,711	$3,979	$2,732	69%
Percent of revenue	7%	7%

The increase in general and administrative expenses is primarily due to the increased VAT provision held in the year of $1,134. There was also an increase of $384 in indirect salary costs as a result of increased headcount in the year. Accountancy costs increased by $269. Legal & professional fees also increased by $342 as a result of fees associated with EU VAT compliance.
Related Party Rent Expenses

	Year ended December 31,		2020 vs 2019 Change
($ in thousands, except percentages)	2020	2019	$	%
Related Party Rent expenses	$536	$465	$71	15%
Percent of revenue	1%	1%
Related party rent expense increased by $71 due to an increase in rent expense.
Non-Operating
Expense

	Year ended December 31,		2020 vs 2019 Change
($ in thousands, except percentages)	2020	2019	$	%
Non-Operating Expense	$433	$0	$433	0%
The increase in interest expense was primarily due to a temporary loan taken out with System1 in the 2020, which accrued interest of $391.
Comparison of the Six Months Ended June 30, 2021 and 2020
Revenue

	Unaudited six months ended June 30,		2021 vs 2020 Change
($ in thousands, except percentages)	2021	2020	$	%
Revenue	$67,227	$40,345	$26,882	67%
The increase in revenues from the six months ended June 30, 2021, or H1 2021, over the six months ended June 30, 2020, or H2 2020, largely relate to the compounding effect of subscription renewals on our ever-increasing customer base. Subscription renewal revenue contributed 86.4% of the revenue increase in the period with the remaining 13.6% attributable to new revenue, chargeback disputes & refunds in the period. In H1 2021, Protected onboarded 793 new paying customers and ended the period with 2,187 paying customers, compared to 673 and 1,586, respectively, over the same period last year. The larger customer base results in higher renewals for the business which in turn leads to increased revenue.
Cost of Revenues

	Unaudited six months ended June 30,		2021 vs 2020 Change
($ in thousands, except percentages)	2021	2020	$	%
Cost of Revenues	$53,191	$51,030	$2,161	4%
Percent of revenue	79%	126%

The change in the cost of revenues is attributed to an increase in merchant fee costs of $1,962 and support costs of $540. Protected has increased activity with its two primary merchant processors in 2021, this incurred higher overall fees but the increase is due to a greater number of transaction volumes. These merchants offer better returns and success rates of payment processing. In line with the continuous growth of our customer base, support headcount and outsourced costs have also increased to ensure that customers continue to receive the same high level of service and to ensure internal SLA’s are met. Advertising spend has remained relatively consistent with 2020. Protected advertising spend, excluding advertising spend for subscribers for terminated product lines, from H1 2021 was $41,510 to acquire 793 new subscribers, and in H1 2020, Protected advertising spend, excluding advertising spend for subscribers for terminated product lines, was $41,042 to acquire 673 new subscribers. Cost of revenues as a percentage of revenue decreased compared to the prior year because of a mix shift in revenue towards renewal revenue versus new customer revenue, as described above, and cost of revenue is primarily driven by advertising spend to acquire new customers. Excluding advertising spend on non-terminated
product lines, cost of revenues as a percent of revenue was 17% in H1 2021 as compared to 25% in H1 2020. Cost of revenues excluding advertising spend as a percentage of revenue decreased due to a mix shift in revenue towards renewal revenue versus new customer revenue, as described above, as renewing subscribers typically pay a higher price for the product.
General and Administrative Expenses

	Unaudited six months ended June 30,		2021 vs 2020 Change
($ in thousands, except percentages)	2021	2020	$	%
General and administrative expenses	$7,771	$2,548	$5,223	205%
Percent of revenue	12%	6%
The increase in general and administrative expenses is primarily due to the increase of $2,095 in indirect salary costs as a result of increased headcount as well as two directors commencing salary withdrawals from the business. There was also an increase in the VAT provision held in the period of $1,141. This also includes merger related expenses incurred by the business ($558). In addition to this, accountancy costs increased by $269 in the period and legal & professional fees also increased by $453 as a result of costs associated with the facility provided by Silicon Valley Bank.
Related Party Rent Expenses

	Unaudited six months ended June 30,		2021 vs 2020 Change
($ in thousands, except percentages)	2021	2020	$	%
Related party rent expenses	$324	$266	$58	22%
Percent of revenue	—	1%
Related party rent expense increased by $58 due to an increase in the license to occupy held with the related party.
Other Operating Income/(Expense)

	Unaudited six months ended June 30,		2021 vs 2020 Change
($ in thousands, except percentages)	2021	2020	$	%
Other operating income/(expenses)	$(189)	$(240)	$(51)	(21)%
Percent of revenue	—%	1%

The increase in other operating expense was primarily due to increased FX costs of $532k in 2021 compared with $267k in 2020. As the business collects revenue from its customers in AUD, CAD, EUR, GBP and USD the company holds cash balances in a variety of accounts that are subject to change in FX rates. The business is considering the use of financial instruments as a way of minimising this risk. The remaining main difference is a result of the business receiving compensation from one of its merchant processors due to an issue in their reporting ($220).
Non-Operating
Expense

	Unaudited six months ended June 30,		2021 vs 2020 Change
($ in thousands, except percentages)	2021	2020	$	%
Non-operating expense/(income)	$(99)	$232	$(331)	(143)%
Percent of revenue	0%	1%
The business had increased interest costs in 2021 of 319k as a result of the Silicon Valley Bank loan taken out in 2020 and 2021. The business utilised this to loan funds to its parent company System1 SS Protect Holdings Inc. the loan attracted interest income of $485k in the six months to June 2021.
Liquidity and Capital Resources
As of June 30, 2021, Protected had cash and cash equivalents of $16.7 million, which consists of amounts held with current banks, held in our merchant accounts and in merchant reserve accounts.
To date, Protected’s available liquidity and operations have been financed through the issuance of ordinary and preferred equity securities. Protected has incurred substantial and negative cash flows from operations in every fiscal period since inception. In 2020, we incurred a net loss of $13.3 million and used $0.1 million in cash to fund operations and had an accumulated deficit of $89.2 million as of December 31, 2020. However, Protected has begun to generate positive cash flow in the fourth quarter of 2020. At June 30, 2021, we earned a profit for the six month period of $5.9 million and cash provided by operating activities of $16.4 million, and had an accumulated deficit of $83.4 million. In addition, Protected has extended one of its major business relationships with the provider of its antivirus licenses through 2025. Protected was also able to secure a loan facility in December 2020, described below under “—Debt”.
In 2020, the
COVID-19
pandemic provided an element of uncertainty regarding potential future earnings of Protected. However, Protected was able to capitalize on growth opportunities afforded by the
COVID-19
pandemic due to more people working from home and utilising their devices, which provided a larger customer base and market. As a result of this, we were able to grow its customer base by 49% throughout the year.
Protected believes that its operating results and cash balance will be sufficient to fund its operations for the next 12 months from the date of issuance of these financial statements. Future capital requirements will depend on many factors, including Protected’s rate of revenue growth and the level of expenditures of Protected.
COVID-19
has had a widespread and detrimental effect on the global economy and has adversely impacted the Company’s business and results of operations. At this point, the extent to which
COVID-19
may impact Protected’s future financial condition or results of operations is uncertain. As of the date of issuance of these consolidated financial statements, Protected is not aware of any specific event or circumstance that would require an update to its estimates, judgments or adjust the carrying value of its assets or liabilities. These estimates used in preparation of Protected’s financial statements may change, as new events occur and additional information is obtained, and will be recognized in the consolidated financial statements as soon as they become known. Actual results could differ from those estimates and any such differences may be material to Protected’s consolidated financial statements.

Debt
On December 17, 2020, Protected entered into a new Facilities Agreement with Silicon Valley Bank that provides for a facility of up to $10.0 million (“
Facility A
”), and an additional facility (“
Facility B
”) up to $5.0 million, not to be used until Facility A is fully used. Protected was charged an arrangement fee of $150 thousand in respect to Facility A and $75 thousand in respect to Facility B. The arrangement fee was paid on December 17, 2020 relating to Facility A. The Facilities Agreement contains financial covenants, requiring a leverage ratio of between
2.50-3.00:1,
and minimum liquidity amounts between $3.0 million and $5.0 million during the period ending on the termination date of December 17, 2023. Facility A and Facility B both carry an interest rate of between 3.5% and 7.5% dependent on Protected’s financial performance. Repayments are at 3.75% of principal for the first two years and 17.5% during the final year.
The total loan balance was $14,625,000 and $10,000,000 as of June 30, 2021 and December 31, 2020, respectively. Deferred financing fees related to this loan totaled $176,766 and $148,194 as of June 30, 2021 and December 31, 2020, respectively. The deferred financing costs are amortized over a straight-line basis, which approximates the amortization under the effective interest rate method. Amortization of deferred financing costs during the six months ended June 30, 2021 was $46,429. Additionally, the Company incurred $314,388 of interest associated with the Note payable during the six months ended June 30, 2021.
Cash Flows
The following table summarizes Protected’s cash flows for the periods presented:

	Year ended December 31,		Unaudited six months ended June 30,
($ in thousands)	2020	2019	2021	2020
Net cash provided by/(used in) operating activities	$(84)	$(342)	$16,380	$(6,556)
Net cash provided by/(used in) investing activities	(8,773)	(168)	(15,653)	(77)
Net cash provided by financing activities	9,850	—	4,101	6,000
Operating Activities
Protected’s operating cash flows are predominantly impacted by three primary factors; new customer revenue, subscription renewal revenue and marketing costs.
As part of Protected’s model, marketing costs and customer acquisition cost (“
CAC
”) exceed new customer revenue and average order value (“
AOV
”), which, on average, results in a loss to acquire each new customer. Importantly, Protected incurs no direct marketing costs for subscription renewals, and due to the renewal being charged at full price, the AOV is higher than that of the initial subscription. The effect of no marketing expenditure on subscription renewals, greater AOV, and strong retention rates results in YoY growth in operating cash flows from the primary drivers and positive ROI on the customer base.
Subscription renewals also lead to increases in deferred revenue year on year, which is referred to in Protected’s non-GAAP
measures. The change in cash position during 2020 is reflected in the increase in deferred revenue each year, as revenue is recognised over the term of the customer’s subscription period, whereas marketing costs are recognised at the time of sale.
Aside from the three primary underlying drivers mentioned above, staff costs (salaries, bonuses and benefits) are the only other item that impacts operating cashflows in any material way. However, they do not grow linearly with revenue resulting in further increased operating cash flows over time.
In 2020, cash used in operating activities of $84 resulted primarily from customer billings of $107,871 offset by advertising costs ($80,113) and payroll expenses ($3,411), and an increase in deferred revenue of

$18,084 driven by a mix shift in revenue to renewing subscribers who typically pay a higher price for the product, as described above. For further information on the increases in billings, advertising and payroll expense, please refer to the Results of Operations section above. In 2020, the Company also settled its VAT obligations to EU member countries which was outstanding at the end of 2019, leading to a $1,801 decrease in the VAT tax liability accrual for the period.
In 2019, cash used in operating activities of $342 resulted primarily from customer billings of $66,067 offset by advertising costs ($56,573) and payroll expenses ($1,868), and an increase in deferred revenue of $13,270 driven by a mix shift in revenue to renewing subscribers who typically pay a higher price for the product, as described above. For further information on the increases in billings, advertising and payroll expense, please refer to the Results of Operations section above. In 2019, the business carried a large VAT accrual predominantly relating to sales from the Eurozone, leading to a $5,816 increase in the VAT tax liability accrual for the period. As discussed above, this accrual was satisfied in 2020.
In the six months ended June 30, 2021, cash provided by operating activities of $16,380 resulted primarily from customer billings of $78,464 offset by advertising costs ($42,760) and payroll expenses ($3,234), and an increase in deferred revenue of $11,237 driven by a mix shift in revenue to renewing subscribers who typically pay a higher price for the product, as described above. For further information on the increases in billings, advertising and payroll expense, please refer to the Results of Operations section above. During this period, the business has utilized its cash generated to help reduce its account payables by $2,560. The business also carries an increased VAT liability of $2,984 which is linked to the increase in revenue in the period.
In the six months ended June 30, 2020, cash used in operating activities of $6,556 resulted primarily from customer billings of $48,987 offset by advertising costs ($42,786) and payroll expenses ($1,371), and an increase in deferred revenue of $9,205 driven by a mix shift in revenue to renewing subscribers who typically pay a higher price for the product, as described above. For further information on the increases in billings, advertising and payroll expense, please refer to the Results of Operations section above. During this period, the business also extended a key marketing contract with a partner which included a deposit of $3,000.
Investing Activities
Protected’s primary investing activities consist of the disposal of the customer base of Network Protect in August 2020, funds advanced to System1 SS Protect Holdings, Inc., and the purchase of fixed assets.
In 2020, cash used by investing activities of $8.8 million was primarily due to the funds advanced to System1 SS Protect Holdings.
In 2019, Protected used $168 of cash in investing activities, consisting of the purchase of fixed assets in the year.
For the six months ended June 2021, cash used by investing activities of $15.6 million was primarily due to the funds advanced to System1 SS Protect Holdings. For the six months ended June 2020, Protected used $77 of cash in investing activities, consisting of the purchase of fixed assets in the period.
Financing Activities
Protected’s financing activities consisted primarily of borrowings and repayments of our debt, as well as the payment of deferred financing costs.
In 2020, cash provided by financing activities of $9.9 million was primarily due to the drawdown of funds from Silicon Valley Bank.
In 2019, cash provided by financing activities was $0.

For the six months ended June 2021, cash provided by financing activities of $4.1 million was due to the drawdown of funds from Silicon Valley Bank less any repayments in addition to the financing costs paid in relation to this loan. For the six months ended June 2020, cash provided by financing activities was $6 million relating to a loan received from a shareholder.
Contractual Obligations and Known Future Cash Requirements
Contingencies
From time to time, Protected is subject to contingencies that arise in the ordinary course of business. Protected does not currently believe the resolution of any such contingencies will have a material adverse effect upon Protected’s consolidated balance sheets, statements of comprehensive loss, or statements of cash flows.
Critical Accounting Policies and Estimates
Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of our consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses and related disclosures. We evaluate our estimates and assumptions on an ongoing basis. Estimates are based on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Our actual results could differ from these estimates.
We believe that the most significant estimates in our consolidated financial statements relate to business combinations, goodwill, the estimate of variable consideration for revenue recognition, including the refund liability, impairment of long-lived assets, deferred taxes and the VAT liability as these have the greatest potential impact on the consolidated financial statements. These are described below.
Business Combinations
We account for our business combinations under the provisions of ASC Topic 805,
Business
Combinations
(“ASC 805”), which requires that the purchase method of accounting be used for all business combinations. Assets acquired and liabilities assumed, including non-controlling
interests, are recorded at the date of acquisition at their respective fair values. The estimated fair value of net assets acquired, including the allocation of the fair value to identifiable assets and liabilities, is determined using established valuation techniques. The estimated fair value of the net assets acquired determined using the income approach to valuation is based on the discounted cash flow method. Under this method, expected future cash flows of the business on a stand-alone basis are discounted back to a present value. The estimated fair value of identifiable intangible assets, such as trade names, is determined using the cost to recreate method or a relief from royalty method depending on the asset acquired.
The most significant assumptions under the cost to recreate method is to value acquired intangible assets including the cost and time to build the acquired technology as well as the developers’ profit and rate of return. Management develops these assumptions based on historical knowledge of the business and projected financial information of the Company. These assumptions may vary based on future events, perceptions of different market participants and other factors outside the control of Management, and such variations may be significant to estimated values.
If the business combination provides for contingent consideration, we record the contingent consideration at fair value at the acquisition date and any changes in fair value after the acquisition date are accounted for as a measurement-period adjustment. Changes in fair value of contingent consideration resulting from events after the acquisition date, such as earn-outs, are recognized as follows: 1) if the contingent consideration is classified as equity, the contingent consideration is not re-measured
and its subsequent settlement is accounted for within equity, or 2) if the contingent consideration is classified as a liability, the changes in fair value are recognized in earnings.

Goodwill
Our methodology for allocating the purchase price relating to purchase acquisitions is determined through established valuation techniques. Goodwill represents a residual value as of the acquisition date, which in most cases results in measuring goodwill as an excess of the purchase consideration transferred plus the fair value of any non-controlling
interest in the acquired company over the fair value of net assets acquired, including contingent consideration. Goodwill is tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. These events or circumstances could include a significant change in the business climate, legal factors, operating performance indicators, competition, or sale or disposition of a significant portion of a reporting unit.
Management make judgments about the recoverability of purchased intangible assets with finite lives whenever events or changes in circumstances indicate that an impairment may exist. Recoverability of purchased intangible assets with finite lives is measured by comparing the carrying amount of the asset to the future undiscounted cash flows the asset is expected to generate. If the asset is considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset. Assumptions and estimates about future values and remaining useful lives of our purchased intangible assets are complex and subjective. They can be affected by a variety of factors, including external factors such as industry and economic trends, and internal factors such as changes in our business strategy and our internal forecasts.
The goodwill recorded in the condensed consolidated balance sheet as of June 30, 2021 was $283,809. In response to changes in industry and market conditions, we could be required to strategically realign our resources and consider restructuring, disposing of, or otherwise exiting businesses, which could result in an impairment of goodwill or other intangible assets.
There was no impairment of goodwill or purchased intangible assets in the six month period ended June 30, 2021.
Revenue Recognition
We recognize revenues from sales transactions which contain sales refund provisions at the time of the sale. The potential for customer refunds are considered a component of variable consideration under Accounting Standards Codification (“ASC”) 606, Revenue from contracts with customers, and are considered when estimating the transaction price for a sale. We use the expected value method to determine the amount of refunds using historical refund data. The amount of expected returns is recognized as a refund liability, representing the obligation to return consideration to the customer. The total refund liability totaled $448,996 and $511,779 as of June 30, 2021 and December 31, 2020, respectively.
Impairment of long-lived assets
We periodically evaluate long-lived assets held for use, which include property, plant and equipment, and intangible assets whenever events or changes in circumstances indicate that the carrying amount of those assets may not be recoverable. Assets are grouped and evaluated for impairment at the lowest level of which there are identifiable cash flows. Such assets are reviewed for impairment using factors including, but not limited to, our future operating plans and projected cash flows.
The determination of whether impairment has occurred is based on an estimate of undiscounted future cash flows directly related to that asset or group of assets, compared to the carrying value of the assets. We recognize impairment if the sum of the undiscounted future cash flows does not exceed the carrying value of the assets. For impaired assets, we recognize a loss equal to the difference between the net book value of the asset and its estimated fair value. Fair value is based on discounted future cash flows of the asset using a discount rate commensurate with the risk. In addition, at the time a decision is made to sell or discontinue use of an asset or group of assets, we record an impairment charge, if appropriate, or accelerate depreciation over the revised useful life of the asset. As of June 30, 2021, December 31, 2020 and 2019, management believed that no revision to the remaining useful lives or impairment of the Company’s long-lived assets was required.
Deferred Tax
Management exercises significant judgement in determining any valuation allowance recorded against deferred tax asset. In assessing the need for a valuation allowance, management considers all available positive and negative evidence bearing upon its ability to realize the deferred tax assets, including past operating results, estimates of future taxable income, reversal patterns of taxable and deductible temporary differences and the feasibility of tax planning strategies. In the event we change our determination as to the amount of its deferred tax assets that can be realized, the valuation allowance is adjusted with a corresponding impact to the provision for income taxes in the period in which such determination is made.
Our provision for income taxes is subject to volatility and could be adversely impacted by earnings being lower than anticipated in countries that have lower tax rates and higher than anticipated in countries that have higher tax rates; by changes in the valuation of our deferred tax assets and liabilities; by tax effects of non-deductible
compensation; by tax costs related to intercompany realignments; by changes in accounting principles; or by changes in tax laws and regulations.
VAT Liability
We operate in a number of international tax jurisdictions. Judgement is required in respect of the interpretation of state, federal and international tax law and practices as
e-commerce
and tax continues to evolve. We file our tax returns and duty calculations and estimate our tax and indirect tax provisions based on current tax rules and practices, together with advice received from professional advisors and management believe that accruals for tax liabilities are adequate. We have recorded a provision for Worldwide VAT and US sales tax of $9,350,631 and $6,366,454 as of June 30, 2021 and December 31, 2020, respectively. The liability represents management’s best estimate of amounts due for sales tax and VAT due for sales that have occurred over the applicable periods subject to such indirect taxes. We have not been registered for sales tax in states where the Group had created a Nexus, or VAT in certain countries. We have started the remediation process by appointing third party tax advisors to evaluate amounts due and disclosures to each tax jurisdiction.
Recently Issued Accounting Pronouncements
Recently issued and adopted accounting pronouncements are described in Note 2 to Protected’s audited consolidated financial statements included elsewhere in this prospectus.
Quantitative and Qualitative Disclosure about Market Risk
We have operations within the U.S. and internationally, and is exposed to market risks in the ordinary course of our business. These risks include primarily foreign currency exchange risk, inflation, interest rate risk and credit risk.
Inflation
We do not believe that inflation has had a material effect on our business, financial condition, or results of operations. However, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset higher costs through price increases and our inability or failure to do so could potentially harm our business, financial condition, and results of operations.

Interest Rate Risk
We are exposed to market risk from changes in interest rates on our term loan, which accrues interest at a variable interest rate of
3.5%-7.5%,
payable on a quarterly basis. We have not used any derivative financial instruments to manage our interest rate risk exposure. As June 30, 2021 and December 31, 2020, the total loan balance was $14,625,000 and $10,000,000. A hypothetical one percentage point increase or decrease in the interest rate would result in a corresponding increase or decrease in the interest expense of approximately $137,000 annually.
Credit Risk
Financial instruments that potentially subject us to a concentration of credit risk consist primarily of cash and cash equivalents, restricted cash, and accounts receivable. Periodically, we maintain cash deposits in financial institutions in excess of government insured limits. Management believes that we are not exposed to significant credit risk as the Company’s cash deposits are held at financial institutions that management believes to be of high credit quality and Protected has not experienced any losses in these deposits.
Foreign Currency Exchange Rate Risk
Our and our subsidiary’s functional and reporting currency is the United States dollars (“USD”). Financial instruments and non-monetary
assets denominated in currencies other than USD are remeasured at year end with operating income or loss recorded in the condensed consolidated statement of operations and comprehensive income (loss).

BUSINESS
Unless otherwise indicated or the context otherwise requires, references in this “
Business
” section to the “
Company
,” “
we
,” “
us
,” “
our
” and other similar terms refer to System1, Inc. and its consolidated subsidiaries after giving effect to the Business Combination
.
Our Business
System1 operates an omnichannel customer acquisition platform, delivering high-intent customers to our advertisers and to our own subscription products. Our proprietary responsive acquisition marketing platform, or RAMP, has 3 primary components. First, RAMP utilizes machine learning to identify and direct marketing campaigns to potential customers across major advertising networks. Second, once these potential intent-driven customers respond to or interact with our marketing efforts, RAMP directs them to our network of over 40 owned and operated websites which is focused on further qualifying customer purchase intent and providing us with first party intent data. For the three months ended September 30, 2021, our websites, which include leading search engines like info.com and Startpage.com, and digital media sites and utilities such as HowStuffWorks, MapQuest and WalletGenius, received an average of 135 million visits per month in the aggregate. Third, after potential customers reach our websites and we further qualify their purchase or consumer intent, RAMP enables us to monetize these customers by delivering advertisements either provided by our advertisers or advertising networks or for our own proprietary subscription products.
RAMP
. Our RAMP technology platform is the key to our business success, and expanding and scaling its capabilities has been the focus of our software development, engineering efforts and acquisitions since our inception. Operating across a wide variety of major advertising networks, RAMP identifies potential customers, qualifies their purchase intent and then monetizes these customers through our relationships with advertisers and advertising networks. RAMP also allows advertising platforms and publishers, which we refer to as our network partners, to direct user traffic to our websites or our advertising solutions, which we then monetize on their behalf for a share of revenue generated. RAMP powers our network of owned and operated websites and will, following the Business Combination, power our subscription products.
Through RAMP, we process over 15 million advertising campaign optimizations and ingest 5 billion rows of data across over 50 advertising verticals on a daily basis. RAMP enables us to efficiently monetize user intent by linking data on consumer engagement, such as first party search data, with data regarding monetization and advertising spend. This context-enriched data, combined with our proprietary and data science driven algorithms, creates a closed-loop system that is not reliant on personally identifiable information or information obtained through third-party cookies, but which allows RAMP to efficiently match consumer demand with the appropriate advertiser or advertising experience across advertising verticals in order to yield optimized returns.
Our advertising channels
. RAMP operates across a variety of advertising channels. The advertising networks we work with range from the largest established networks like Google and Facebook to newer but growing networks like Taboola, Snap and Outbrain. We regularly evaluate add new advertising networks as they achieve scale.
We monetize customers across a range of over 50 major advertising verticals including health, subscription, finance, insurance, business and technology, travel, auto, and other direct-to-consumer
businesses. We believe our ability to efficiently acquire customers across a wide range of advertising verticals is a key differentiator of our business. In the increasingly complex and fast-evolving marketplace of digital marketing, changing consumer demand is dictated by temporal and cyclical factors and personal preferences. Our ability to shift RAMP’s focus to match customer demand insulates our business from shifts in the economic cycle or changes in customer demand. Our advertisers and advertising networks comprise over 100 companies and include top brands and large global advertising networks such as Google, Microsoft and Yahoo!.

In connection with the Business Combination, we combined with Protected, a company that markets and distributes a downloadable subscription consumer security and privacy software called TotalAV. Launched in 2016, Protected UK had 2.2 million paying subscribers as of September 30, 2021, and the business has grown to revenue of $90.9 million in 2020. In late 2018, we acquired a majority interest in Protected UK, and subsequently sold this interest to a group of investors led by System1 and Protected’s existing management in the fourth quarter of 2020. Protected’s downloadable software provides real-time antivirus protection, a safe-browsing / VPN feature, adblocking, identity-theft protection, blocking of malicious websites and data breach monitoring. The need for Protected’s products is more critical than ever in today’s increasingly digital world, where people’s information is increasingly vulnerable to digital attacks. This is more evident and necessary as people continue to transition to remote work from home environments, conduct virtual meetings and actively engage in online gaming, streaming, shopping, telemedicine and other daily online transactions. Protected stands between today’s cyber-criminals and its global subscriber bases’ digital profiles, helping secure their personal and financial information and critical technology, including devices, identities and online privacy. We believe that Protected’s software will seamlessly integrate with our platform, and we expect it to be the first of several online subscription products/services where customer acquisition is powered by RAMP.
Our Industry
Today, advertisers seeking to reach their target consumers are confronted by significant operational and systemic challenges. Legacy mediums, including print, television and radio, represent a smaller and shrinking portion of media consumption than they have historically, as digital media formats, in particular those best served by mobile devices, have proliferated. Spending on digital advertising has grown rapidly, reaching an estimated $152 billion in the United States in 2020, and projected to grow to $278 billion in 2024. Additionally, spending on digital advertising accounted for approximately 63% of total advertising spend in 2020, a percentage that is expected to grow to almost 75% in 2024, continuing a trend of supplanting traditional advertising models to support advertisers’ customer acquisition efforts.
Digital marketing has become an increasingly complex ecosystem due to several trends. These trends include the rapid diversification of digital platforms, ever-evolving and more sophisticated advertising networks and ad exchange platforms, increasing audience fragmentation, rapidly changing technology infrastructure and a greater regulatory and audience focus on consumer and data privacy. As a result, advertisers continue to struggle to efficiently find high quality audiences that drive strong and consistent return on advertising spend. Since consumer demand is cyclical, constantly evolving and difficult to identify, marketing strategies are often tied to particular channels or verticals, which in turn makes identifying intent-driven consumer demand at the appropriate decision point a challenge for advertisers. We believe we are well positioned to address these challenges and match consumer demand with the appropriate advertiser, regardless of seasonality or economic cycle.
Some of the key industry trends are as follows:
Advertisers Have Significantly Shifted Their Budgets from Traditional Media to a Diverse Array of Digital Channels
. Media content and advertising is increasingly becoming digital due to rapid advances in technology, increasing distribution channels and changes in consumer behavior. This shift has facilitated an unprecedented array of options for advertisers to better target and measure their advertising campaigns across nearly every media channel and device-type. This seismic shift in and across digital advertising has placed a significant premium on advertising decisions that are based on actual consumer behavior and temporal data. We believe that the digital advertising market will continue to grow and evolve rapidly, and that advertisers will shift more of their advertising spend to these digital media channels.
Better Execution Against Highly Fragmented Audiences
. As digital media channels grow and consumption patterns change, highly fragmented audiences make it challenging to consistently reach a large relevant audience. Individual media consumption is becoming more individualized and fragmented, as the audience spends more time on an increasing number of personal devices while deciding what media to consume and search for rather than having those choices made for them in a large consistent platform. Both trends contribute to the ever-increasing demand from advertisers for programmatic advertising platforms that integrate options to buy advertising and provide data on how to optimize the financial returns of an ad campaign.
Top Digital Advertisers Are Transitioning Budgets To Performance-Based Models Where Data And Analytics Drive Decision Making
. In the first half of 2019, at least 60% of online advertising spend was purchased using performance-based revenue models. The shift to digital performance-based advertising models can be explained by mounting pressure on advertisers to demonstrate tangible results against their advertising efforts, and the corresponding shift of advertising budgets to distribution channels that facilitate the ability to better monitor results. We have designed RAMP to specifically address this constantly evolving landscape. Through our network of owned and operated websites, we have access to valuable first party intent data, which our platform combines with real-time feedback on the intent-driven consumer’s reaction to ads, thereby increasing the value of user traffic sent to advertisers and the publishers on which they are displayed.
Automation of Ad Buying
. The growing complexity and increasing speed of digital marketing and advertising decisions has increased the need for automation. Technology that enables fast, accurate and cost-effective decision-making through computer algorithms that use extensive (and iterative) data sets has become critical for the success of digital advertising campaigns. By using programmatic inventory buying tools, advertisers are able to automate their campaigns, thereby providing them with better price discovery on an impression-by-impression
basis. As a result, advertisers are able to efficiently bid on and purchase the advertising inventory they value the most, pay less for the inventory they do not value as much, and abstain from buying advertising inventory that does not fit their campaign parameters or reach their target audience.
Regulatory and Audience Focus on Consumer
 & Data Privacy
. Both digital audiences and consumer focused regulatory bodies and agencies are becoming increasingly focused on consumer and data privacy, including the collection and sharing of their personal data, which places a premium on high-quality consumer intent data. Governing bodies throughout the United States (including State and local governments), the European Union and other jurisdictions continue to respond to these growing consumer concerns by proposing and enacting new laws and regulations that are reshaping industry standards regarding consumer privacy, data protection, and information security. As advertisers and publishers seek to remain compliant with this evolving regulatory landscape, while avoiding the reputational and financial costs of potential investigations or fines, financial penalties or private actions, first party intent data (i.e. consumer intent data properly collected and used directly by the party offering the service or media content) becomes increasingly more valuable. Our owned and operated search engines provide a continuous stream of anonymized and aggregated proprietary first party search intent data that is leveraged directly by RAMP, with transparency as to how such data was collected, processed, and is used.
Our Opportunity
Traditional advertising agencies are focused on creative services and allocating large advertising budgets across media platforms, but are often not as sophisticated in deploying the cutting-edge technology necessary to deliver responsive customers. While advertising consultants provide strategic advice, they are limited in their ability to deliver actual customers. Advertising buying platforms are not able to offer our data-science and algorithmic driven optimization of real-time bids. Most digital marketing providers are confined to a few forms of monetization, like lead generation or display advertising, and are typically not agnostic as to which method of monetization they employ. We believe we offer a differentiated platform, as we are channel and monetization-agnostic. We offer transparent measurement and real-time monitoring of return on advertising spend at a detailed level, which allows for purchase and sale decisions to be based on predictive modeling in order to drive superior results from our various advertisers.

Our Business Model
We initially began as a monetization platform that connected user traffic acquired by our network partners with advertising demand from our advertisers and advertising networks. We have significantly expanded the scope of our platform through organic growth, strategic acquisitions and the development of RAMP, which enables us to control the user acquisition method, consumer experience and monetization across user traffic. RAMP is integrated directly with our leading third-party search engines such as Google and Microsoft, as well as our owned and operated search and digital media publishing websites and utilities, while supporting and utilizing multiple advertising formats across numerous platforms. RAMP is efficiently deployed across various websites and monetization channels, which has allowed us to accelerate our growth through the integration of multiple websites over the past several years.
Attracting and Monetizing User Traffic through Owned and Operated Websites
—We own and operate over 40 websites, including search engines, publishing properties and utilities in a variety of verticals, including health, how-to,
general interest, finance, business, technology, travel and automotive. We work seamlessly with acquisition marketing channels to acquire additional user traffic to our properties. We deploy RAMP across our media properties to efficiently match consumer intent with our own products or services, or engage advertisers that seek to bid for the ability to interact with these consumers. We utilize an efficient content production and distribution strategy through RAMP that is both data-driven and engaging.
Monetizing User Traffic for Our Network Partners
—We monetize user traffic on behalf of our more than 80 network partners, which include Yahoo!, WebMD and Publisher’s Clearing House. These network partners are companies that direct traffic to us in exchange for a share of advertising revenue. In 2020, we processed approximately 1.5 billion annual searches and delivered approximately $98,000,000 in revenue to our network partners.
Providing Optimization Services Directly to Advertisers
—We also create and refine digital performance marketing solutions particularly tailored to our advertising clients’ products or services. Our direct-to-advertiser
business has demonstrated strong early performance and the potential for significant growth, generating approximately $10 million in revenue in 2020. We plan to continue to grow this business by working with new advertisers and scaling the volume of customers we acquire and deliver to our existing advertisers.
Drive New Subscribers to Subscription Offerings
—We will employ a similar strategy by utilizing RAMP to acquire new customers to Protected’s security software subscription product, Total AV, as well as to future subscription products that Protected intends to offer in the future.
Our Proprietary Assets
At the core of our business is our proprietary responsive acquisition marketing platform, or RAMP. RAMP’s predictive power is (and will be, following the Business Combination with respect to our Subscription Products) informed and enhanced by the following:
Owned and Operated Websites
—We own and operate websites where we are able to attract user traffic across channels and present relevant offers. Our platform analyzes user interactions, builds a comprehensive view of the customer’s intent and enables advertisers to maximize return on their spend. The first party intent data that we are able to capture from our owned and operated search and media sites is a differentiated element of our platform enabling more informed and targeted decision-making in the bid parameters that we provide to our network partners.
Subscription Products
—Our current subscription product, TotalAV, is a source of recurring subscription revenue. TotalAV provides consumers with security and privacy online through a variety of features, including real-time antivirus and identity protection. Our goal is to be the trusted cyber security partner for consumers across the globe, by enabling our subscribers to securely manage their digital lives across their various devices. As the risks to consumers continue to expand from device-based attacks to more sophisticated threats such as fraud, ransomware, identity theft and privacy intrusions, our products have evolved to provide a multi-layered approach in protecting against these threats, detecting ongoing and/or future attacks and helping our subscribers manage their digital footprint across the internet, including their technology, applications, networks and identities. The cornerstone of our strategy is to provide consumers with a secure platform that brings together software and service capabilities to enable all facets of cyber safety, including real-time antivirus protection, safe browsing / VPN, adblocking, blocking of malicious websites, and data breach monitoring. TotalAV is managed by an experienced team of 68 employees who together have been awarded over 20 malware detection certifications from independent testers and industry trade-groups. We plan to continue expanding the scope of our platform through the development of other subscription products.
System1’s Focus on First Party Data
—In addition to acquiring large volumes of user traffic via RAMP, upon reaching our websites, RAMP utilizes its proprietary access to first party data in order to further qualify consumer intent and offer the most appropriate user experience and most effective monetization. We are able to effectively do this at scale, and in September 2021, RAMP ingested approximately 5 billion rows of data daily across over 50 advertising verticals. We are able to combine this dataset with historical information on ad spend across vertical categories, content and ad-creative
automation and optimized monetization performance to provide a closed-loop view of the customer and advertising eco-system.
As a result, we have built a robust set of proprietary first party data based on nearly 500 million distinct search queries a month and a database of over 315 million keywords. This valuable first party data is used by RAMP to target specific consumer audiences based on millions of precedent interactions, and allows us to provide our clients with deeper insights into consumer habits as they continue to interact with our owned and operated websites.
Network Partner Integrations
—RAMP is seamlessly integrated with acquisition marketing channels, such as Google, Facebook and Taboola. This technical integration allows us to optimize our advertising campaigns and bids on a real time basis, where RAMP processes over 15 million campaign optimizations per day.
Our Strengths
We believe that we are well positioned to continue to deliver high performance marketing solutions, including in the delivery of optimized bids and higher return on advertising spend, through the following strengths:
Proprietary Technology
—The technology powering RAMP was designed to provide a dynamic closed-loop platform that is able to operate efficiently at scale, while optimizing in real-time across several key advertising considerations, including dynamic ad pricing, consumer intent and historical consumer interaction with relevant ad content. The components of RAMP include our programmatic buying platform, ad media interface, content and ad engine monetization decisioning, real-time revenue attribution, machine learning and data science algorithms, and back-end
systems. As a result of the seamless integration of these proprietary technologies, we are able to continually improve performance as we incorporate additional data and evolving product enhancements.
Omni-Vertical and Monetization Agnostic Service Offering
—RAMP is designed to work across vertical consumer categories, leveraging consumer data efficiently matched to consumer intent on a real-time basis. RAMP is also integrated with multiple forms of monetization, facilitating display and search advertising, lead generation, video,
e-commerce
and subscriptions. We believe that our platform adds significant value across the entire digital marketing landscape.
Substantial First-Party Data Consumer Information
—During the three months ended September 30, 2021, our websites had an average of 135 million visits per month. As a result, we have collected significant data (across search queries and decision-making behavior) from consumers, including first party intent data, and data on how consumers have historically responded to different types of ad content, creatives and formats.

This data is stored within our platform, so that it can be analyzed and iteratively enriched as consumers return to our websites and continue to interact with us. When this data is fed into our data science and machine learning algorithms, it becomes a powerful tool for identifying new monetization opportunities and increasing return on advertising spend.
Recurring Revenue
—Our subscription product, TotalAV, delivers recurring revenue from its over 2.1 million active paying subscribers. We believe the synergies in integrating RAMP with TotalAV’s customer monetization and relationship management platform have significant potential for additional high-value, point-of-sale
monetization of consumers across a large and growing portfolio of online subscription offerings, where we intend to release both new and complimentary subscription products/services.
Proven M&A Experience
—We have completed five acquisitions since January 1, 2018. We seek out complimentary or ancillary businesses where we can benefit from identified synergies by relying on our industry expertise, significant acquisition experience and in-house
strategies to seamlessly integrate targets into RAMP. We have historically evaluated acquisition opportunities along several criteria, including building strong brands in advertising verticals, diversifying monetization capabilities, developing and augmenting new user acquisition channels, accelerating international growth and demonstrating expansion of our owned and operated properties.
Experienced Management Team
—Our management team is
founder-led,
with a deep bench across product, engineering, business & corporate development and compliance. Our team is supported by approximately 375 employees worldwide as of September 30, 2021, with over half of our team engaged in product, engineering and technical roles.
Our Growth Strategies
We believe RAMP can be efficiently deployed across the quickly evolving and rapidly expanding digital advertising market. As the total available market for digital advertising expands, we believe we are well-positioned to deliver superior results and performance to advertisers and our network partners through our extensive relationships with leading advertisers and advertising networks, and to better match consumers with the products or services that match their intent.
Our goal is to continue to improve and extend the scope of RAMP by continuing to evolve and adapt to the ever changing landscape of new sources of online user traffic, better monetization tools and growing areas of advertising demand. To achieve this goal, we intend to continue to grow our business by pursuing the following growth strategies:
Grow Existing Business Lines
. We plan to expand the number of advertising partners that are utilizing or integrated with RAMP by continuing to attract and monetize users with commercial intent to our owned and operated web properties in high value vertical consumer categories. We will also continue to monetize users on behalf of our network partners.
Expand Our Direct to Advertiser Business
. While we intend to continue to grow and deepen our relationships with our third party advertisers and advertising networks, we believe there is a significant opportunity to grow our direct to advertiser relationships, both organically and via strategic acquisitions.
Expand Our Subscription Product Offerings
. We believe identifying new customers for our current subscription product, TotalAV, will demonstrate the power of applying RAMP to downloadable and similar subscription offerings, as we optimize to maximize return on advertising spend and increase the lifetime value of our subscribers. We plan to release new subscription product offerings and use RAMP to acquire and monetize subscribers through these new and enhanced products.
Continue Executing Strategic Acquisitions
. We believe we are operating in a target-rich environment for strategic acquisitions that will enhance RAMP and add to our portfolio of owned and operated websites and subscription offerings. By continuing to execute on our successful track-record of identifying, evaluating, executing and integrating M&A targets, we believe that we will be able to continue plugging new acquisitions into our overall business strategy to enhance RAMP and expand the diversity and scope of our owned and operated properties.
Grow internationally
. We plan to selectively expand our business to international markets over time. In the three months ended September 30, 2021, 16% of advertiser spend on our platform came from outside the United States, compared to 6% in the prior year. We believe that we can expand into these new markets by investing in native language resources and continuing to invest in RAMP.

Our websites cover a diverse range of consumer demand and traffic. For example, MapQuest is a web-based
navigation software that delivers
turn-by-turn
direction services to users. Info.com is a metasearch engine that consumers can use to search for relevant information. HowStuffWorks is a commercial website focused on helping people solve problems in their daily lives by using various types of digital media to easily breakdown and explain complex concepts, terminology and mechanisms. Startpage is the world’s most private search engine, allowing our users to browse and search the internet in complete privacy.
Protected’s online subscription consumer security and privacy software, TotalAV, provides award-winning antivirus protection to its users by scanning, locating, quarantining and eliminating viruses, trojans, adware, spyware, ransomware and similar malicious actors in real-time. In addition to scheduled antivirus scans, TotalAV offers a website extension powered by an extensive database of known malicious phishing URLs designed to steal and harvest personal data in order to block phishing URLs, as well as remote firewall access. TotalAV also provides enhanced performance as computers slow down over time by identifying specific errors and programs which impact device performance. Protected’s SafeBrowsing (VPN) product encrypts users’ browsing data, ensures secure connections when users connect to public WiFi, and allows access to otherwise geo-restricted
websites. TotalAV WebShield is an extension that detects and safely redirects searches away from websites that may pose a threat to a user’s system. Protected also has an ad blocking product, Total Adblock, which is a plug-in
that allows users to experience a cleaner browsing experience. It eliminates pop-ups,
banners and video ads, which improves page load times, and blocks third-party trackers to protect users’ privacy and information.
Employees
As of September 30, 2021, we had approximately 375 employees, of whom approximately 250 were in the U.S. Our team draws from a broad spectrum of backgrounds and experiences. As of September 30, 2021, more than 50% of our employees were in functions related to technology, product, data science and analysis. None of our employees are represented by a labor union.
Intellectual Property
The protection of our technology and intellectual property is an important driver of our success. We rely on intellectual property laws, including trade secret, copyright, patent and trademark laws in the U.S. and abroad, and use contracts, confidentiality procedures, non-disclosure
agreements, employee disclosure and invention assignment agreements and other contractual rights to protect our intellectual property. Our ability to continually develop new intellectual property and deliver new functionality quickly serves to protect us against competitors. We believe RAMP, along with our proprietary technology assets, is unique in the marketplace, difficult to replicate and would be expensive and time-consuming to build.
Government Regulation
We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business over the internet and, in some cases, using services of third-party telecommunications and internet service providers. These include, but are not limited to, laws and regulations addressing privacy, data storage, retention and security, freedom of expression, content, taxation, advertising and intellectual property. Our ability, like those of other digital advertising companies, to collect, enhance, analyze, use and share data relies upon our ability to uniquely identify devices across websites and applications, and to collect data about user interactions with those devices for marketing purposes, including the effectiveness of targeted ads. The processes used to identify devices and similar technologies are governed by U.S. and foreign laws and regulations and dependent upon their implementation. Such laws, regulations, and industry standards may change from time to time, including those relating to the level of consumer notice and consent required before a company can employ cookies or other electronic tools to collect data about interactions with users online. Protected also collects, uses, and stores an increasingly high volume, variety and velocity of personal information, in connection with the operation of its business, particularly, in relation to Protected’s identity and information protection offerings, which rely on large data repositories of personal information and consumer transactions.
Legal Proceedings
From time to time, we may become involved in legal proceedings and claims arising in the ordinary course of business. Certain of our outstanding legal matters include claims for indeterminate amounts of damages. We record a liability when we believe that it is probable that a loss has been incurred and the amount can be reasonably estimated. Based on our current knowledge, we do not believe that there is a reasonable possibility that the final outcome of pending or threatened legal proceedings to which we are a party, either individually or in the aggregate, will have a material adverse effect on our financial position, results of operations and cash flows. However, the outcome of any legal matter is subject to uncertainty, any of which may be significant.

MANAGEMENT
The following sets forth certain information, as of the date hereof, concerning the persons who serve as directors and executive officers of System1:

Name	Age	Position(s)
Executive Officers
Michael Blend	54	Chief Executive Officer & Chairman
Tridivesh Kidambi	40	Chief Financial Officer
Paul Filsinger	47	President
Jennifer Robinson	45	Chief Technology Officer
Brian Coppola	49	Chief Product Officer
Daniel Weinrot	48	General Counsel
Beth Sestanovich	57	Chief People Officer
Non-Employee Directors
William P. Foley, II	77	Director
Frank R. Martire, Jr.	74	Director
Dexter Fowler	35	Director
Jennifer Prince	48	Director
Moujan Kazerani	46	Director
Caroline Horn	51	Director
Christopher Phillips	36	Director
Executive Officers
Michael Blend
is System1’s
co-founder
and has served as System1’s chief executive officer since February 2021, and chairman of the board since 2013. Prior to System1, Mr. Blend was President/ COO of Leaf Group Ltd. (NYSE: LEAF), which he joined when Leaf Group acquired his data company, Hotkeys in 2006. Prior to Hotkeys, Mr. Blend was vice president, corporate development for Jawbone from 2001 to 2003 and for Wedding Channel (acquired by The Knot) from 1999 to 2001. Mr. Blend currently serves on the board of directors of Nutrisystem, Inc. and Protected.net, and has previously served on the board of directors of leading digital marketing and technology companies, including Dynata, Data Axle, among others. Mr. Blend was also the chairman of the board of Stuff Media from 2016 until it was acquired by iHeart Media in 2018. Mr. Blend was the EY National Entrepreneur of the Year for Media, Entertainment & Communications in 2018, together with System1’s other co-founder,
Charles Ursini. Mr. Blend received his JD from The University of Chicago, and holds a bachelor’s degree in mathematics from Duke University. We believe Mr. Blend is qualified to serve on the System1 Board because of his extensive business and leadership experience in the digital advertising and technology industries.
Tridivesh Kidambi
has been System1’s chief financial officer since 2016. Prior to System1, Mr. Kidambi was the executive vice president, finance & analytics of TV Time from October 2015 to 2016, chief financial officer of EZ Texting from 2014 to 2015, and vice president, finance at Leaf Group Ltd. (NYSE: LEAF) from 2007 to 2014. Mr. Kidambi currently serves on the board of directors of Protected.net. Mr. Kidambi received his MBA from Claremont Graduate University’s Drucker School of Management, and holds a bachelor’s degree in economics and mathematics from Claremont McKenna College.
Paul Filsinger
has been System1’s president since April 2019, and previously served as System1’s senior vice president of media since April 2017. Mr. Filsinger joined System1 through its acquisition of Qool Media in 2017, where he served as chief technology officer. Prior to Qool Media, Mr. Filsinger was president and founder of World Wide Interactive from 2008 until it was acquired by Qool Media in 2013, and chief technology officer of Geosign from 2001 to 2008.

Brian Coppola
has been System1’s chief product officer since June 2019, and previously served as System1’s vice president and then executive vice president of product since October 2015. Prior to System1, Mr. Coppola was the senior vice president of product at Amobee from 2013 to 2015, which he joined via SingTel’s acquisition of Adconion Direct in 2014. Mr. Coppola holds a bachelor’s degree in finance from Loyola Marymount University.
Jennifer Robinson
has been System1’s chief technology officer since May 2021. Prior to System1, Ms. Robinson was executive vice president, product & technology at Zefr, Inc., a contextual advertising company powered by patented machine learning technology since 2019, and chief technology officer at AwesomenessTV (now a ViacomCBS company) from 2015 to 2018. Ms. Robinson received her MBA from NYU’s Stern School of Business, and holds a bachelor’s degree in computer science from The University of Chicago.
Daniel Weinrot
has been System1’s general counsel since January 2018. Prior to System1, Mr. Weinrot was general counsel and deputy general counsel at Leaf Group Ltd. (NYSE: LEAF and f/k/a Demand Media, Inc. NYSE: DMD), a diversified digital media and marketplaces company, from 2010 to 2018, and deputy general counsel at Las Vegas Sands Corp (NYSE: LVS), a leading international developer of integrated casino resorts, from 2006 to 2010. Mr. Weinrot started his career as a corporate associate at Latham & Watkins LLP in Los Angeles in 2000. Mr. Weinrot received his J.D. from The UCLA School of Law, and holds a bachelor’s degree in political economy from U.C. Berkeley.
Beth Sestanovich
has been System1’s chief people officer since June 2021, and previously served as System1’s chief operations officer since August 2016. Prior to System1, Ms. Sestanovich was the founding partner and principal of Summit Advisors, a management consulting and advisory firm, from 2014 to 2016, and the chief executive officer and group publisher of the LA Weekly & OC Weekly from 2002 to 2013. Ms. Sestanovich also held senior management positions at Carsdirect.com and The Los Angeles Times from 1993 to 2002. Ms. Sestanovich received her Master’s in psychology and organizational behavior from Pepperdine University, and holds a bachelor’s degree in psychology with a minor in economics from UCLA.
Non-Employee
Directors
William P. Foley, II
is a
co-founder
of Trebia Acquisition Corporation and has served as the Chairman of Cannae since July 2017 as well as the Managing Member and Senior Managing Director of Trasimene Capital Management, LLC, an investment advisory firm, since November 2019. Prior to Trasimene Capital he served as Executive Chairman at Black Knight, Inc., a technology and analytics services company for the mortgage and real estate industries, from January 2014 to December 2019. Mr. Foley is a founder of Fidelity National Financial, Inc., and has served as the Chairman of the Board of Directors of Fidelity National Financial, Inc. since 1984. Mr. Foley has also served as the Chairman of Foley Trasimene Acquisition Corp. I since May 2020, and before that as the Executive Chairman from March 2020 until May 2020. Mr. Foley has also served as the Chairman of Foley Trasimene Acquisition Corp. II since July 2020 and as a Director of Austerlitz Acquisition Corporation II since January 2021. Mr. Foley also serves as the Chairman, Chief Executive Officer and President of Foley Family Wines Holdings, Inc., and also as Executive Chairman and Chief Executive Officer of Black Knight Sports and Entertainment LLC. Mr. Foley has served as a member of the board of directors of numerous companies including Black Knight, as Chairman from December 2019 to June 2021 and subsequently as Chairman Emeritus; FGL Holdings, Inc. from April 2016 to June 2020 and Ceridian HCM Holding Inc. from September 2013 to August 2019. Mr. Foley also serves as the Chairman of The Dun & Bradstreet Corporation. Mr. Foley received his MBA from Seattle University and his JD from the University of Washington. Mr. Foley holds a bachelor’s degree in engineering from the United States Military Academy at West Point. We believe Mr. Foley is qualified to serve on the System1 Board because of his extensive leadership experience at public companies.
Dexter Fowler
is an American professional baseball outfielder who has played in 14 Major League Baseball (MLB) seasons, most recently for the Los Angeles Angels since April 2021. Prior to the Angels,

Mr. Fowler played for the St. Louis Cardinals from April 2017 to October 2020, for the Chicago Cubs from April 2015 to October 2016 and before that for the Houston Astros from April 2014 to October 2014. Mr. Fowler began his MLB career with the Colorado Rockies in 2004. Mr. Fowler also represented the United States in the 2008 Summer Olympics, as a member of the United States national baseball team. Mr. Fowler currently serves on the board of directors of Austerliz Acquisition Corporation I, a publicly traded special purpose acquisition company. We believe Mr. Fowler is qualified to serve on the System1 Board because of his professional experience and experience in serving public company boards of directors.
Frank R. Martire, Jr.
is a co-founder of Trebia Acquisition Corp. and has served as a director since February 2020. He has served as a director of Foley Trasimene since May 2020. In addition, he has served as a director of Cannae since November 2017. Mr. Martire has served as the Executive Chairman of NCR Corporation (NYSE: NCR) since May 2018. Mr. Martire served as Chairman of FIS from January 2017 until May 2018. Mr. Martire served as Executive Chairman of FIS from January 2017 until May 2018, and as Executive Chairman of FIS from January 2015 through December 2016. Mr. Martire served as Chairman of the Board and Chief Executive Officer of FIS from April 2012 until January 2016. Mr. Martire joined FIS and President and Chief Executive Officer after its acquisition of Metavante in October 2009, where he had served as Chairman of the Board and Chief Executive Officer since January 2003. Mr. Martire served as President and Chief Operating Officer of Call Solutions, Inc. from 2001 to 2003 and President and Chief Operating Officer, Financial Institution Systems and Services Group of Fiserv from 1991 to 2001. Mr. Martire’s qualifications to serve on the System1 Board include his years of experience in providing technology solutions to the banking industry, particularly his experience with FIS and Metavante, his knowledge of and contacts in the financial services industry, his strong leadership abilities and experience in driving growth and results in large complex business organizations. We believe Mr. Martire is qualified to serve on the System1 Board because of his extensive leadership experience at public companies.
Jennifer Prince
is the Chief Commercial Officer of the Los Angeles Rams, an American football team in the National Football League, a position that she recently started in December 2021. From December 2020 through December 2021 Ms. Prince served as the global VP and head of global content partnerships for Twitter, where she led the social network’s worldwide efforts engaging with media entities and individual creators since 2013. Prior to Twitter, Ms. Prince was head of industry for film and television at Google and head of media and entertainment at YouTube from April 2011 to August 2013. Ms. Prince was also SVP of advertising at Demand Media from June 2007 to April 2011. Ms. Prince currently serves on the board of directors of Versus Systems Inc. and Ghostcast Inc. Ms. Prince holds a bachelor’s degree in communications from U.C. Santa Barbara. We believe Ms. Prince is qualified to serve on the System1 Board because of her substantial leadership experience and media expertise.
Moujan Kazerani
has been a Founding Partner of Stibel Investments since
co-founding
it in December 2010, and Bryant Stibel since
co-founding
it in November 2013. Previously, Ms. Kazerani served as General Counsel, Chief Compliance Officer & Head of HR and Culture at Dun & Bradstreet Credibility Corporation and later as Leader of Global Corporate Strategy for D&B (NYSE: DNB) from September 2010 to July 2017. Prior to D&B, Ms. Kazerani served as General Counsel & Secretary at Zag.com which launched and merged with TrueCar, Inc. (NASDAQ: TRUE) from November 2006 to September 2010 and advised on the company’s compensation and audit committees of the board. Ms. Kazerani started her career as a corporate associate at Gibson, Dunn & Crutcher LLP. Ms. Kazerani currently serves on the board of directors of RingDNA, and Tailwind International Acquisition Corp. where she also serves on its audit committee. She received her JD from The UCLA School of Law and holds a bachelor’s degree in psychology from U.C. Berkeley. We believe Ms. Kazerani is qualified to serve on the System1 Board because of her substantial operational and executive experience.
Caroline Horn
has been a Partner of Andresseen Horowitz since April 2012 where she provides strategic advice to portfolio founders and CEOs on how to assess, hire, develop and retain the best executive talent. Additionally, Ms. Horn has served as an advisor at Strava since April 2014 where she provides strategic advice on hiring and people related issues. Previously, Ms. Horn served as an Executive Recruiting Manager and Executive Recruiter for Global Leadership for Google, Inc. (NYSE: GOOGL) from September 2004 to April 2012. Ms. Horn holds a bachelor’s degree in Anthropology from Dartmouth College. We believe Ms. Horn is qualified to serve on the System1 Board because of her leadership experience and expertise in company scaling and technology sectors.
Christopher Phillips
is a
co-founder
of Protected.net and has served as both its Chief Executive Officer and a director since May 2016. In addition, he has been the Chief Executive Officer of Just Develop It since he co-founded
it in 2008. Previously, Mr. Phillips was Chief Executive Officer and Director of WZUK, a global provider of websites and web hosting. He held both positions from April 2014 until the company was sold to Endurance International Group in July 2017. From January 2011 to January 2015, Mr. Phillips served as Chief Executive Officer of JDI Backup, a leading provider of cloud storage services. We believe Mr. Phillips is qualified to serve on the System1 Board because of his business and leadership experience.
Corporate Governance Guidelines and Code of Business Conduct
Our Board has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of its directors and director candidates and corporate governance policies and standards as applicable. In addition, our Board has adopted a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, including its Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of Our Corporate Governance Guidelines and its Code of Business Conduct and Ethics is posted on the Corporate Governance portion of Our website.
Board Composition
When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of its business and structure, our Board expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.
Director Independence
Our Class A Common Stock is listed on NYSE. NYSE listing standards require that a majority of our Board be independent. An “independent director” is defined generally as a person other than an officer or employee of System1 or its subsidiaries or any other individual having a relationship with System1 which in the opinion of the our Board, could interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We have “independent directors” as defined in NYSE’s listing standards and applicable SEC rules. Our Board has determined that Frank R. Martire, Jr., William P. Foley, II., Caroline Horn, Moujan Kazerani, Jennifer Prince and Dexter Fowler are “independent directors” as defined in the NYSE listing standards and applicable SEC rules.
Committees of the Board
Our Board directs the management of its business and affairs, as provided by Delaware law, and conducts its business through meetings of the board of directors and standing committees. We have a standing audit committee, compensation committee and nominating and corporate governance committee, each of which operate under a written charter.
In addition, from time to time, special committees may be established under the direction of our Board when it deems it necessary or advisable to address specific issues. Current copies of our committee charters have been posted on our website, www.system1.com, as required by applicable SEC and the NYSE rules. The information on or available through any of such website is not deemed incorporated in this prospectus and does not form part of this prospectus.

Audit Committee
Our audit committee consists of Frank R. Martire, Jr., Moujan Kazerani and Jennifer Prince with Frank R. Martire, Jr. serving as the chair of the committee. Our Board has determined that each of these individuals meets the independence requirements of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, Rule
10A-3
under the Exchange Act and the applicable listing standards of the NYSE. Each member of our audit committee meets the requirements for financial literacy under the applicable NYSE rules. In arriving at this determination, our Board has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.
Our Board has determined that Frank R. Martire, Jr. qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE rules. In making this determination, our Board has considered Frank R. Martire, Jr.’s formal education and previous and current experience in financial and accounting roles. Both our independent registered public accounting firm and management periodically will meet privately with our audit committee.
The audit committee’s responsibilities include, among other things:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with Our independent registered public accounting firm their independence from management;

•	reviewing with Our independent registered public accounting firm the scope and results of their audit;

•	pre-approving all audit and permissible non-audit services to be performed by Our independent registered public accounting firm;

•
overseeing the financial reporting process and discussing with management and Our independent registered public accounting firm the interim and annual financial statements that System1 files with the SEC;

•	reviewing and monitoring Our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and

•	the performance of Our internal function.
Compensation Committee
Our compensation committee consists of Moujan Kazerani, Frank R. Martire, Jr. and Jennifer Prince, with Moujan Kazerani serving as the chair of the committee. Each of these individuals are non-employee
directors, as defined in Rule
16b-3
promulgated under the Exchange Act. Our Board has determined that each of these individuals are “independent” as defined under the applicable the NYSE listing standards, including the standards specific to members of a compensation committee. The compensation committee’s responsibilities include, among other things:

•
reviewing and approving corporate goals and objectives relevant to the compensation of Our Chief Executive Officer, evaluating the performance of Our Chief Executive Officer in light of these goals and objectives and setting or making recommendations to the Board regarding the compensation of Our Chief Executive Officer;

•	reviewing and setting or making recommendations to Our Board regarding the compensation of Our other executive officers;

•	making recommendations to Our Board regarding the compensation of Our directors;

•	reviewing and approving or making recommendations to Our Board regarding Our incentive compensation and equity-based plans and arrangements; and

•	appointing and overseeing any compensation consultants.
We believe that the composition and functioning of Our compensation committee meets the requirements for independence under the current the NYSE listing standards.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Caroline Horn, Dexter Fowler and Jennifer Prince, with Caroline Horn serving as the chair of the committee. Our Board has determined that each of these individuals is “independent” as defined under the applicable listing standards of the NYSE and SEC rules and regulations.
The nominating and corporate governance committee’s responsibilities include, among other things:

•	identifying individuals qualified to become members of Our Board, consistent with criteria approved by Our Board;

•	recommending to Our Board the nominees for election to System1’s Board at annual meetings of Our stockholders;

•	overseeing an evaluation of Our Board and its committees; and

•
developing and recommending to Our Board a set of corporate governance guidelines. We believe that the composition and functioning of Our nominating and corporate governance committee meets the requirements for independence under the current the NYSE listing standards.

Our Board may from time to time establish other committees.
Code of Ethics
We have a code of ethics that applies to all of its executive officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on Our website, www.system1.com.
Compensation Committee Interlocks and Insider Participation
None of Our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity, other than System1, that has one or more executive officers serving as a member of Our Board.
Related Person Policy of System1
Our Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “
Related Person Transaction
” is a transaction, arrangement or relationship in which System1 or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “
Related Person
” means:

•	any person who is, or at any time during the applicable period was, one of Our executive officers or a member of Our Board;

•	any person who is known by System1 to be the beneficial owner of more than 5% of our voting stock;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law,
father-in-law,
daughter-in-law,
brother-in-law
or
sister-in-law
of a director, officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee has the responsibility to review related person transactions.

EXECUTIVE AND DIRECTOR COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the “2021 Summary Compensation Table” below. In 2021, our “named executive officers” and their positions were as follows:

•	Ian Weingarten, Chief Executive Officer (2020-February 2021)

•	Michael Blend, Chief Executive Officer (February 2021-present)

•	Tridivesh Kidambi, Chief Financial Officer

•	Jennifer Robinson, Chief Technology Officer
We note that Mr. Weingarten terminated employment with us on February 22, 2021. Michael Blend, our
Co-Founder
and Executive Chairman of the Board, replaced Mr. Weingarten as our Chief Executive Officer in February 2021. Mr. Blend currently receives a nominal base salary in the amount of $0.26 annually, and did not receive any cash compensation or incentive equity awards from us during either 2020 or 2021.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following the closing of the Business Combination may differ materially from the currently planned programs summarized in this discussion.
2021 Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2020 and 2021.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Ian Weingarten	2021	$70,769	(2)	—		—	—	$381,402	$452,171
Chief Executive Officer (2020) (1)	2020	$400,000		—		—	$104,000	$10,600	$514,600
Michael Blend	2021	—		—		—	—	—	$0
Chief Executive Officer (2021)	2020	—		—		—	—	—	$0
Tridivesh Kidambi	2021	$300,000		—		—	—	$53,585	$353,585
Chief Financial Officer	2020	$300,000		—		—	$30,000	$293,869	$623,869
Jennifer Robinson	2021	$173,077	(2)	$80,000	(6)	—	—	—	$253,077
Chief Technology Officer

(1)
Mr. Weingarten terminated employment and ceased to be our Chief Executive Officer, effective as of February 22, 2021, and was succeeded by Michael Blend, who is also our
Co-Founder
and Executive Chairman of the Board.

(2)	Amounts paid to Mr. Weingarten and Ms. Robinson reflect the pro-rated amount of their base salary paid to them in 2021, based on the length of their actual employment with us in 2021.
(3)
During fiscal year 2021, Mr. Kidambi was granted Series F Units in Openmail and Ms. Robinson was granted Value Creation Units (“VCUs”). The grant-date fair values of such Series F Units and VCUs, as computed in accordance with ASC Topic 718, have not yet been determined as of the date of this filing and are expected to be determined and disclosed on a Current Report on Form
8-K
to be filed in the first quarter of 2022.

(4)
Non-equity
incentive plan compensation consists of payments made pursuant to our annual incentive bonus program based on our pro-forma
billings-based adjusted EBITDA performance. For fiscal year 2021, the amounts of the annual cash incentives earned by Mr. Kidambi or Ms. Robinson have not yet been determined as of the date of this filing and are expected to be determined and disclosed on a Current Report on Form
8-K
to be filed in the first quarter of 2022. Neither Messrs. Weingarten nor Blend participated in our 2021 annual cash incentive program.

(5)	For fiscal year 2021, all other compensation consists of:
(a) Employer-match contributions to our 401(k) plan on behalf of Messrs. Weingarten and Kidambi and Ms. Robinson in the amounts of $2,831, $9,808, and $5,077, respectively;

(b) Distributions not taken into account in determining grant-date fair value under ASC Topic 718 in respect of Series B Units issued by Openmail to Mr. Kidambi in the amount of $43,777; and
(c) Severance which became payable to Mr. Weingarten upon his termination of employment in February 2021 in the amount of $378,571, consisting of (i) continued payment of his base salary in effect at the time of termination for a period of 6 months (in an aggregate amount of $200,000), (ii) payment of fifty percent (50%) of his annual target bonus (in an amount of $130,000), and (iii) company-subsidized COBRA premiums for up to eighteen months following termination (in an aggregate value of $48,571).
(6)	Represents a one-time signing bonus paid to Ms. Robinson in connection with her commencement of employment with us in May 2021.
2021 Salaries
Each of our named executive officers (other than Mr. Blend) receives a base salary to compensate for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting and accounting for the executive’s skill set, experience, role and responsibilities. The base salary amounts earned by our named executive officers for 2021 are set forth above in the Summary Compensation Table in the column entitled “Salary”. As of December 31, 2021, the annual base salary for each of Mr. Kidambi and Ms. Robinson was $300,000. We expect to further evaluate the base salaries of our executive officers, including our named executive officers, in consultation with our compensation consultant, in connection with consummating the Business Combination and periodically thereafter.
2021 Cash Incentive Compensation
2021 Annual Cash Incentive Compensation
Our named executive officers (other than Mr. Blend) are eligible to earn annual cash incentives under our annual incentive program, determined as a percentage of the applicable officer’s base salary and based on our operating and financial performance, including our annual pro-forma
billings based adjusted EBITDA performance, as well as the named executive officer’s contributions to our operating and financial performance. Annual cash incentives for Mr. Kidambi and Ms. Robinson are targeted at 25% and 40% of the applicable officer’s base salary, respectively. Mr. Weingarten did not participate in our 2021 annual incentive program because his employment with us terminated in February 2021. In addition, as noted above, Mr. Blend does not currently (and did not in 2020) participate in our annual cash incentive program. The actual annual cash bonuses awarded to each eligible named executive officer for 2021 performance have not yet been determined and will be disclosed on a Current Report on Form
8-K
when amounts are finalized in the first quarter of 2022.
Signing Bonus
In May 2021, in connection with her commencement of employment with us, Ms. Robinson received a one-time
signing bonus equal to $80,000. If Ms. Robinson’s employment is terminated for “cause” or due to her resignation without “good reason” (each as defined in her employment agreement with us) during the first year of her employment, the signing bonus is repayable to the Company (either in full or, if the termination occurs after the first six months of her employment, with respect to a pro-rata
portion thereof).
Equity Compensation
During 2021, in connection with the entry into her employment agreement, we granted 100,000 VCUs to Ms. Robinson under the S1 Holdco 2017 Value Creation Plan. Each VCU represented an appreciation right entitling Ms. Robinson to a share of our appreciated value above the VCU distribution threshold (or strike price), which was $10.00 per VCU with respect to Ms. Robinson’s 2021 VCU grant. Ms. Robinson’s VCUs are eligible to vest as to 25% of the awarded VCUs on the first anniversary of the vesting start date (which was the commencement of her employment in May 2021) and, with respect to the remaining 75% of the awarded VCUs, in substantially equal quarterly installments thereafter through the fourth anniversary of the vesting start date, subject to Ms. Robinson’s continued service through the applicable vesting date, and further subject to accelerated vesting in certain circumstances.
In addition, during 2021, Mr. Kidambi received a grant of 52,500 Series F Units in Openmail, which are intended to constitute “profits interests” for federal income tax purposes. Such Series F Units are were originally eligible to vest in full upon the later of (i) May 1, 2022 or (ii) the date on which Openmail disposes of its entire ownership interest in Mr. Kidambi’s employer, in each case, subject to his continued employment through the applicable vesting date. However, simultaneously with the closing of the Business Combination, the Series F Units were amended such that the Series F Units will vest in full on May 1, 2022 (subject to Mr. Kidambi’s continued employment through such date).
In connection with the Business Combination, our Board adopted, and our stockholders approved, the 2022 Incentive Award Plan (referred to herein as the 2022 Plan).
Other Elements of Compensation
Retirement Plans
We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. We expect that our named executive officers will continue to be eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax
basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred
retirement savings though our 401(k) plan, and making fully vested matching contributions without any minimum prior service period, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
Employee Benefits and Perquisites
Health/Welfare Plans.
All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, which also cover their respective eligible dependents, including:

•	medical, dental and vision benefits;

•	medical and dependent care flexible spending accounts;

•	short-term and long-term disability insurance; and

•	life insurance.
We believe the perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.
No Tax
Gross-Ups
We do not make
gross-up
or similar payments to cover any of our named executive officers’ personal income taxes that may pertain to compensation or perquisites paid or provided by our company, including with respect to any taxes that may arise under or by operation of Internal Revenue Code Sections 280G or 409A.

OUTSTANDING EQUITY AWARDS AT FISCAL
YEAR-END
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2021. We note that Mr. Blend, our current CEO, did not hold any outstanding equity awards as of December 31, 2021.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price / Distribution Threshold ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ian Weingarten	1/02/2018 (1)			37,500]	10.00	01/08/2024
	4/15/2019 (2)							$2,824,500
Tridivesh Kidambi
	4/17/2018 (3)			3,125	7.09	N/A
	4/18/2018 (1)			25,000	10.00	4/19/2024
	2/1/2019 (1)			50,000	10.00	3/13/2025
	2/1/2019 (4)			300,000	9.23	N/A
	5/1/2021 (5)			52,500	9.23	N/A
Jennifer Robinson	5/17/2021 (1)			100,000	10.00	N/A

(1)
These S1 Holdco VCUs will fully vest upon satisfaction of both a service-vest and performance-vest (liquidity event) condition. The service-vest condition is satisfied based on continued service as a director of the Company or employment (as applicable) over a four-year period, with 25% of the VCUs service-vesting on the first anniversary of the vesting commencement date and the remaining 75% of the VCUs service-vesting in substantially equal quarterly increments for three years thereafter, subject to continued service or employment (as applicable) through the applicable service vesting date. The performance-vest condition is satisfied upon the occurrence of a change in control or certain public offerings of our securities (or those of our affiliate), in any case, occurring on or prior to the expiration date, which occurs six years from the date of grant.

(2)
This amount reflects the value of an unvested profits interest granted to Mr. Weingarten in April 2019 (referred to below as the “Profits Interest”) in connection with his initial employment as our former Chief Executive Officer, which entitled Mr. Weingarten to 5% of distributions made by S1 Holdco, LLC after a return on invested capital to its existing investors, subject to a participation threshold of $300,000,000 (which threshold was subject to adjustment as set forth in System1 Holdco, LLC’s operating agreement). The Profits Interest was eligible to vest over a period of four years from the date of grant in substantially equal quarterly increments based on Mr. Weingarten’s continued employment through the applicable vesting date, subject to 50% accelerated vesting upon certain qualifying transactions (based on continued employment through the applicable transaction) and 100% accelerated vesting upon an involuntary termination within three months after a qualifying transaction. A portion of Mr. Weingarten’s Profits Interest was deemed vested in connection with his termination of employment, a portion was forfeited, and a portion remained unvested as of December 31, 2021, in each case, as described below under “Executive Compensation Arrangements.”

(3)
These Openmail Series
B-1
Units are intended to constitute “profits interests” for federal income tax purposes, and vest with respect to 25% of the award on the first anniversary of the vesting start date, and with respect to 75% of the award quarterly thereafter (referred to below as the “Openmail Vesting Schedule”), subject to the executive’s continued service through the applicable vesting date, and vested in full upon the closing of the Business Combination.

(4)
These Openmail Series F Units are intended to constitute “profits interests” for federal income tax purposes, and vest upon the later of a liquidation event based on continued service through the liquidation event, except that if a liquidation event occurs within four years following the date of grant, then only the number of profits interests that would have vested as of the liquidation event based on the Openmail Vesting Schedule will vest upon the liquidation event, and the remainder of the award will vest on the Openmail Vesting Schedule based on continued service through the applicable vesting date. However, concurrently with the closing of the Business

Combination, such Series F units were amended such that the Series F units became 50% vested upon the closing of the Business

Combination, and the remaining 50% will vest in eight equal installments on each of the first eight quarterly anniversaries of the closing thereafter (subject to the applicable executive’s continued employment through such date).
(5)
These Openmail Series F Units are intended to constitute “profits interests” for federal income tax purposes, and originally vested upon the later of (i) May 1, 2025 or (ii) the date on which Openmail disposes of its entire ownership interest in the applicable executive’s employer, in each case, subject to the applicable executive’s continued employment through the applicable vesting date. However, concurrently with the closing of the Business Combination, such Series F Units were amended such that the Series F Units will vest in full on the first anniversary of the closing of the Business Combination (subject to the applicable executive’s continued employment through such date).

Executive Compensation Arrangements
We are party to employment agreements with each of Mr. Kidambi and Ms. Robinson. The Company was previously party to an employment agreement with Mr. Weingarten, which was terminated in connection with his termination of employment. In connection with his termination, the Company entered into a separation agreement with Mr. Weingarten. Mr. Kidambi’s and Ms. Robinson’s employment agreements and Mr. Weingarten’s separation agreement are summarized below.
Tridivesh Kidambi Employment Agreement
We are party to an employment agreement with Mr. Kidambi that was entered into by our predecessor entity in October 2016, pursuant to which Mr. Kidambi serves as our Chief Financial Officer. Mr. Kidambi’s employment agreement sets forth the initial terms and conditions of his employment, including his initial base salary and signing bonus. Under his employment agreement, if Mr. Kidambi’s employment with us is terminated without “cause” (as defined therein) or by Mr. Kidambi for “good reason” (as defined therein), he will be eligible for the following severance benefits (in addition to any accelerated vesting separately provided under applicable award agreement(s)): (i) continued payment of his then-current base salary for 3 months and (ii) company-subsidized COBRA premiums for up to 6 months.
Jennifer Robinson Employment Agreement
We are party to an employment agreement with Ms. Robinson that was entered into in May 2021, pursuant to which Ms. Robinson serves as our Chief Technology Officer. Ms. Robinson’s employment agreement sets forth the initial terms and conditions of her employment, including her initial base salary of $300,000, a signing bonus of $80,000 (discussed above under “
2021 Cash Incentive Compensation—Signing Bonus
”), and an annual bonus targeted at 40% of her base salary. Under her employment agreement, if Ms. Robinson’s employment with us is terminated without “cause” (as defined therein) or by Ms. Robinson for “good reason” (as defined therein), she will be eligible for the following severance benefits (in addition to any accelerated vesting separately provided under applicable award agreement(s)): (i) continued payment of her then-current base salary for 6 months, (ii) company-subsidized COBRA premiums for up to 6 months, and (iii) accelerated vesting of 25% of her 2021 VCU grant (or such lesser portion of such award that is then-unvested). If such termination occurs within six months after a “change in control” of the Company (which excludes the Business Combination), then in lieu of the accelerated vesting described in the preceding sentence, her 2021 VCU grant will vest in full (to the extent then-unvested) upon such termination.
Ian Weingarten Separation Agreement
In connection with his termination in February 2021, the Company entered into a separation agreement with Mr. Weingarten. Pursuant to this separation agreement, Mr. Weingarten’s employment was terminated, effective February 22, 2021. Mr. Weingarten executed a release of claims in connection with his termination and received the following severance benefits: (i) continued payment of his base salary in effect at the time of termination for a period of 6 months, (ii) payment of fifty percent (50%) of his annual target bonus for calendar year 2020, and (iii) company-subsidized COBRA premiums for up to eighteen months following termination (collectively, the

“
Severance Payment
”). Mr. Weingarten’s separation agreement also provided that his 2020 VCU grant was deemed to be 75% service-vested (payable on the consummation of the Business Combination in the same manner as other vested VCUs), and that his Profits Interest was deemed (x) vested as to a 3.75% Profits Interest and (y) forfeited as to the remaining 1.25% Profits Interest, in each case, above the applicable adjusted threshold amount (subject to further reduction to a 2.5% Profits Interest in the event that the Business Combination was not consummated).
Director Compensation
The following individuals served as
non-employee
directors of System1 in 2021: William P. Foley, II, Frank R. Martire, Jr., Dexter Fowler, Jennifer Prince, Moujan Kazerani, Caroline Horn and Christopher Phillips. We have not historically maintained a formal non-employee
director compensation program. However, we have provided cash compensation and awarded options to purchase shares of our Class A Common Stock to non-employee
directors from time to time. Additionally, we reimburse our
non-employee
directors for their reasonable expenses incurred in attending meetings of the Board and its committees.
No compensation was paid to any director for service in 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Trebia
Founder Shares
On February 18, 2020, the Sponsors paid an aggregate of $25,000, or approximately $0.002 per share, to cover certain Trebia expenses in consideration of 10,781,250 Trebia Class B Ordinary Shares, par value $0.0001. The number of Trebia Class B Ordinary Shares issued was determined based on the expectation that such Trebia Class B Ordinary Shares would represent 20% of the outstanding shares upon completion of the offering. On June 16, 2020, Trebia effected a share dividend with respect to Trebia Class B Ordinary Shares of 2,156,250 shares thereof, resulting in Trebia’s initial shareholders holding an aggregate of 12,937,500 Trebia Class B Ordinary Shares. On June 11, 2020 the Sponsor transferred 25,000 Trebia Class B Ordinary Shares to each of its independent director nominees at their original share price.
Private Placement Warrants
On June 19, 2020, we completed the sale to the Sponsors of an aggregate of 8,233,334 Trebia Private Placement Warrants for a purchase price of $1.50 per whole warrant for an aggregate of $12,350,000. Each Trebia Private Placement Warrant entitles the holder to purchase one Trebia Class A Ordinary Share at $11.50 per share. The Trebia Private Placement Warrants (including the Trebia Class A Ordinary Shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion by Trebia of a business combination and entitles the holders thereof to certain registration rights.
Sponsor Agreement
In connection with the execution of the Business Combination Agreement and the Backstop Agreement, Trebia amended and restated (i) the Prior Sponsor Agreement and (ii) the Prior Insider Agreement, Trebia, the Insiders, and the other parties thereto, and entered into that certain sponsor agreement (as amended on November 30, 2021, the “
Sponsor Agreement
”) with the Sponsors, Cannae and certain of the Insiders. Pursuant to the Sponsor Agreement, among other things, the Sponsors, Cannae and Insiders agreed (A) to vote any Trebia securities in favor of the Business Combination and other Trebia shareholder matters, (B) not to seek redemption of any Trebia shares and (C) not to transfer any Trebia securities for the period beginning on the Closing Date until the earlier of (x) 180 days following the Closing Date or (y) 150 days after the Closing Date, if the VWAP of the Class A Common Stock equals or exceeds $12.00 per share for any 20 trading days within a 30 trading day period and (D) to be bound to certain other obligations as described therein. BGPT Sponsor and Trasimene Sponsor have each agreed to forfeit 1,450,000 Trebia Class B Ordinary Shares (2,900,000 in the aggregate). Additionally, (1) the Sponsors have agreed to the Backstop Forfeiture in connection with the equity backstop commitments by Cannae and certain System1 Equityholders and Protected Equityholders, and (2) Trebia has agreed to issue to Cannae or such System1 Equityholders and Protected Equityholders a number of shares of Class A Common Stock equal to the number of ordinary shares so forfeited, in the event and to the extent that Cannae and/or such System1 Equityholders and Protected Equityholders provide such backstop in connection with any valid shareholder redemptions.
Related Party Loans
In order to finance transaction costs in connection with a business combination, the Sponsors or an affiliate of the Sponsors, or certain of Trebia’s officers and directors may, but are not obligated, to loan Trebia funds as may be required (“
Working Capital Loans
”). If the Business Combination is completed, Trebia would repay the Working Capital Loans out of the proceeds of the Trust Account released to Trebia. In the event that the Business Combination does not close, Trebia may use a portion of the proceeds held outside of the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working

Capital Loans. The Working Capital Loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into up to an additional 1,000,000 warrants of System1 at a price of $1.50 per warrant.
Administrative Services Agreement
Trebia was party to an administrative services agreement pursuant to which Trebia will pay BGPT Sponsor a total of $10,000 per month, until the earlier of the completion of the Business Combination and the liquidation of the trust assets, for office space, utilities, administrative and support services. For the three months and nine months ended September 30, 2021, total expenses related to the Administrative Support Agreement amounted to $30,000 and $90,000, respectively. For the three months ended September 30, 2020 and for the period from February 11, 2020 (inception) to September 30, 2020, the Company incurred $30,000 and $35,000 in fees for these services. Through September 30, 2021 and December 31, 2020, the Company had incurred $147,472 and $65,000 in fees for these services.
Registration Rights
The former holders of Trebia Class B Ordinary Shares, the Trebia Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans (and any Trebia Class A Ordinary Shares issuable upon the exercise of the Trebia Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Trebia Class B Ordinary Shares) are entitled to registration rights pursuant the Prior Registration Rights Agreement requiring Trebia to register such securities for resale (in the case of the Trebia Class B Ordinary Shares, only after conversion to Trebia Class A Ordinary Shares), subject to certain restrictions. In addition, the former holders have certain “
piggy-back
” registration rights with respect to registration statements filed subsequent to the completion of a business combination. However, the Prior Registration Rights Agreement provides that Trebia will not permit any registration statement filed under the Securities Act to become effective until termination of any applicable lockup period. Trebia will bear the expenses incurred in connection with the filing of any such registration statement.
In connection with the entry into the Registration Rights Agreement, the Prior Registration Rights Agreement was terminated as of the Effective Time, and replaced with the Registration Rights Agreement.
Underwriting Agreement
The underwriters were entitled to a deferred fee of $0.35 per Trebia unit, or $18,112,500 in the aggregate. The deferred fee became payable to the underwriters from the amounts held in the Trust Account upon Trebia’s completion of the Business Combination, subject to the terms of the underwriting agreement.
Forward Purchase Agreement
On June 5, 2020, Trebia entered into the Forward Purchase Agreement with Cannae. Pursuant to the Forward Purchase Agreement, Cannae agreed to purchase 7,500,000 Trebia Class A Ordinary Shares, plus an aggregate of 2,500,000 redeemable warrants to purchase one Trebia Class A Ordinary Share at $11.50 per share, for an aggregate purchase price of $75,000,000, or $10.00 per Trebia Class A Ordinary Shares, in a private placement to occur concurrently with the closing of a business combination. On June 28, 2021, the Forward Purchase Agreement was terminated in connection with the pending Business Combination.
Promissory Notes
On July 13, 2021, the Sponsors made available to Trebia a loan of up to $500,000 pursuant to two promissory notes issued by the Company to the BGPT Sponsor in the amount of $212,500 (the “BGPT Note”) and to Trasimene Sponsor $287,500 (the “Trasimene Note”). Trebia is entitled to submit drawdown requests to the Sponsors from time to time and the proceeds from any amounts borrowed under the note will be used for on-going
operational expenses and certain other expenses. Such loan will be repaid upon consummation of the Business Combination and will not be convertible into warrants of System1. The notes are unsecured, non-interest
bearing and mature on the earlier of: (i) May 31, 2022, or (ii) the date on which the Company consummates a Business Combination. On July 13, 2021, the Company drew-down $106,250 under the BGPT Note and $143,750 under the Trasimene Note. On August 9, 2021, the Company drew-down an additional $75,000 under the BGPT Note. As of September 30, 2021, the outstanding balance under the promissory notes were $450,000.
Compensation
No compensation of any kind, including finder’s and consulting fees, will be paid to the Sponsors, the Insiders, or any of their respective affiliates, for services rendered prior to or in connection with the completion of the Business Combination. However, these individuals will be reimbursed for any out-of-pocket
expenses incurred in connection with activities on Trebia’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Trebia’s audit committee will review on a quarterly basis all payments that were made to the Sponsors, Trebia’s officers or directors, or any of their affiliates. Any such payments prior to the Business Combination will be made using funds held outside the Trust Account. Other than quarterly audit committee review of such reimbursements, Trebia does not expect to have any additional controls in place governing its reimbursement payments to its directors and officers for their out-of-pocket
expenses incurred in connection with Trebia’s activities on its behalf in connection with identifying and completing the Business Combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by Trebia to the Sponsors, Trebia’s officers and directors, or any of their respective affiliates, prior to completion of the Business Combination.
Policy for Approval of Related Party Transactions
The audit committee of the Trebia Board has adopted an audit committee charter, providing for the review and approve all transactions involving an amount in excess of $120,000 in which Trebia is to be a participant and in which any “
related person
” (as defined in Item 404(a) under the Exchange Act) has a direct or indirect material interest. At its meetings, the audit committee shall be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, any contractual restrictions that Trebia has already committed to, the business purpose of the transaction and the benefits of the transaction to Trebia and to the relevant related party. Any member of the audit committee who has an interest in the related party transaction under review by the audit committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the chairman of the audit committee, participate in some or all of the audit committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the audit committee may determine to permit or to prohibit the related party transaction.
S1 Holdco
Services Agreement
On December 31, 2018, StartPage B.V., StartMail B.V., and Surfboard Holdings B.V. entered into a Services Agreement, which has been amended several times, pursuant to which StartMail and Surfboard Holdings provide certain marketing, product and operational services to each other, and StartMail makes certain space in its office location in the Netherlands available to employees of StartPage. StartMail is owned in part by the stockholders from whom S1 Holdco acquired the outstanding capital stock of Surfboard Holdings which, along with StartPage, are indirect subsidiaries of S1 Holdco. StartMail incurred $67,500, and Surfboard Holding incurred $120,718, in 2020 pursuant to this agreement.

Non-Recourse
Contingent Notes
On March 15, 2019, Qool Media Holdings, ULC (n/k/a System1 Canada ULC) (“
Qool Media
”), a subsidiary of System1, issued three
non-recourse
contingent notes in favor of 2683800 Ontario Inc. in connection with System1’s acquisition of Concourse Media Ltd. in order to efficiently support the earn out payments for each of the
12-month
periods ending March 31, 2020, 2021 and 2022. 2683800 Ontario Inc. is an entity affiliated with Ryan May, System1’s Senior Vice President—Publishing Strategy, and was the principal stockholder of Concourse Media when it was acquired by System1 through Qool Media. Qool Media did not pay 2683800 Ontario Inc. in 2020 pursuant to the contingent note that matured in March 2020, but paid the full $1,715,000 due on the contingent note that matured in March 2021.
Protected UK
Loan Agreement
On February 3, 2020, the Protected UK entered into a short-term intercompany loan with one of its directors. Under this agreement, the director agreed to provide Protected UK with a $3,000,000 loan that carried an interest rate of 10%. The loan was drawn on February 3, 2020 in full. The loan had a maturity date of March 17, 2020, which Protected UK paid back in full on this date. Protected UK incurred $35,000 of interest on this loan during the year ended December 31, 2020.
On March 13, 2020, Protected UK entered into an intercompany loan payable with System1 SS Protect Holdings, Inc. Under this agreement, SS Protect Holdings agreed to provide Protected UK with a $6,000,000 loan that carried an interest rate of 10%. The loan was drawn on March 13, 2020 in full. The loan had a maturity date of March 13, 2021. However, Protected UK paid the loan back in full on November 13, 2020. Protected UK incurred $356,384 of interest expense on this loan during the year ended December 31, 2020.
On November 13, 2020, Protected UK entered into an intercompany loan payable with Protected Security Holdings LLC, the parent company of System1 SS Protect Holdings, Inc. Under this agreement, Protected Security Holdings agreed to provide Protected UK with a $1,999,947 loan that carried an interest rate of 7.5%. The loan was drawn on November 13, 2020 in full. The loan had a maturity date of November 13, 2023. However, Protected UK paid the loan back in full on December 18, 2020. Protected UK incurred $14,383 of interest expense on this loan during the year ended December 31, 2020.
On December 17, 2020, Protected UK entered into a loan agreement (the “
Protected Loan Agreement
”) with S1 SS Protect Holdings Inc. (“
S1 SSP Holdings
”), a subsidiary of Protected, pursuant to which Protected UK granted S1 SSP Holdings a secured term loan of up to $30,000,000 available in multiple drawings on the terms and subject to the conditions of the Protected Loan Agreement. S1 SSP Holdings was to use these loan proceeds to repay loans it had made to certain of its investors, including JDI (an entity controlled by Christopher Phillips), Lone Investment Holdings (an entity controlled by Michael Blend), Roscoe Holdings Trust (an entity controlled by Charles Ursini) and OpenMail LLC (an entity controlled by Michael Blend and Charles Ursini). Protected UK loaned S1 SSP Holdings $10,059,719 in 2020 pursuant to this agreement.
Acquisition of Host Plus Limited
On March 31, 2021, Protected UK entered into a Share Purchase Agreement to purchase Host Plus Limited. Each Seller of Host Plus Limited is shareholder of Protected UK. In addition, Protected UK assumed the debt of Host Plus Limited as part of the acquisition, which was payable to JDI. JDI is the parent company of Protected UK. On April 1, 2021, Protected UK provided an intercompany loan to Host Plus Limited who then repaid the outstanding loan in full on the same day in the amount of $448,530. The loan between Host Plus Limited and JDI did not have a stated maturity date and carried an interest rate of 0%.
On May 19, 2021, Protected UK entered into an intercompany loan receivable with a director of the Company. Under this agreement, the Company agreed to provide the director with a $282,318 loan which carried an interest rate of 0%. The loan did not specify a stated maturity date. As of June 30, 2021, the total outstanding balance of the loan receivable was $282,318. The loan receivable is expected to be repaid at the closing of the business combination with Trebia.
During the six months ended June 30, 2021, S1 SS Protect Holdings drew an additional $15,197,239 from the line of credit provided by the Company as part of the loan agreement. The loan draw will accrue interest at an interest rate of 3.5% from the time of the loan draw until funds are paid back to Protected UK. The loan has a maturity date of January 1, 2023. As part of this loan, Protected UK charged S1 SS Protect Holdings a set-up
fee of $75,000. The
set-up
fee shall be recognized through income over the term of the loan.
As of June 30, 2021, the total outstanding balance of the loan was $25,256,958. As of June 30, 2021, the total amount included in deferred revenue relating to financing fees not yet recognized was $207,564. Total financing fees recognized during the six months ended June 30, 2021 were $35,151. Protected UK recognized $449,900 of interest income related to this loan during the six months ended June 30, 2021.
License to Occupy
On April 21, 2019, Protected UK entered into a license to occupy with JDI Property Holdings (“
JDI PH
”), a 100% owned subsidiary of a shareholder of Protected UK, pursuant to which JDI PH licensed office space to Protected UK for a monthly fee of GBP 25,000. Protected UK paid JDI PH $415,611.

PRINCIPAL STOCKHOLDERS
The following table sets forth information with respect to the beneficial ownership of our Common Stock immediately following the consummation of the Business Combination by:

•	each person known by us to beneficially own more than 5% of the outstanding shares of our Common Stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise noted, the address of each beneficial owner is c/o System1, 4235 Redwood Avenue, Los Angeles, CA 90066.

Name of Beneficial Owner	Shares of Class A Common Stock+	Class A Common Stock Beneficial Ownership Percentage	Voting Power Percentage++
Executive Officers and Directors
Michael Blend(1)	3,121,790	3.8%	3.0%
Tridivesh Kidambi(2)	868,100	1.1%	*
Paul Filsinger	875,900	1.1%	*
Brian Coppola	303,055	*	*
Jennifer Robinson	4,074	*	*
Daniel Weinrot	98,106	*	*
Beth Sestanovich	267,436	*	*
Jennifer Prince	—	—	—
William P. Foley, II(3)	8,471,372	9.8%	7.8%
Moujan Kazerani(4)	73,200	*	*
Christopher Phillips(5)	29,150,499	35.5%	28.0%
Dexter Fowler	—	—	—
Frank R. Martire, Jr.(6)	5,261,449	6.2%	5.0%
Caroline Horn	—	—	—
All Directors and Officers (14 Individuals)	48,494,981	53.3%	43.5%
Greater than 5% Holders
Trasimene Trebia, LP(3)	8,471,372	9.8%	7.8%
BGPT Trebia, LP(6)	5,261,449	6.2%	5.0%
Cannae Holdings, LLC	27,181,770	33.3%	26.2%
Stanley Blend(7)	13,715,880	15.1%	13.2%
Lone Star Friends Trust(8)	11,982,727	13.3%	11.5%
CEE Holdings Trust(9)	4,599,438	5.4%	4.4%
Notes:

*	Denotes less than 1%
+
Represents shares of Class A Common Stock that the stockholders shown beneficially own as of January 27, 2022 or have the right to acquire within 60 days thereafter, upon vesting and exercise of stock options, upon exercise of Warrants held by the stockholder or upon exercise of the stockholder’s redemption right of any

Class B Units in S1 Holdco held by such stockholder. The shares included in this column are deemed to be outstanding in calculating the percentage ownership of Class A Common Stock of such stockholder, but are not deemed to be outstanding as to any other stockholder. Excludes performance-based Restricted Stock Units (“RSUs”) granted to each of Michael Blend and Just Develop It Limited.
++
Assumes redemption of all Class B Units by all members of S1 Holdco for shares of Class A Common Stock, which would have resulted in an additional 22,077,319 shares of Class A Common Stock outstanding as of January 27, 2022. Includes shares that the stockholders shown have the right to acquire as of January 27, 2022 or within 60 days thereafter as described in immediately preceding footnote above.

(1)
Consists of (i) 35,000 Public Warrants exercisable for 35,000 shares of Class A Common Stock at an exercise price of $11.50 per share held directly by Mr. Blend and (ii) 3,086,790 shares of Class A Common Stock held by Lone Investment Holdings, LLC (“LIH”). Mr. Blend is the manager of LIH, and may be deemed to have voting and dispositive power over the shares held by LIH. Mr. Blend disclaims beneficial ownership in the shares held by LIH except to the extent of his pecuniary interest therein. Excludes (i) 172,440 shares of Class A Common Stock and 961,613 shares of Class A Common Stock issuable upon the exchange or redemption of 961,613 Class B Units of S1 Holdco (and cancellation of the corresponding shares of Class C Common Stock of the Company) held by OpenMail2, LLC (“OpenMail2”) and (ii) 45,077 shares of Class A Common Stock and 251,379 Class B Units of S1 Holdco (and the corresponding shares of Class C Common Stock of the Company), in each case, directly held by the Blend Family Foundation. OpenMail2 is jointly controlled by Michael Blend, Charles Ursini and Tridivesh Kidambi as members of the board of managers thereof and they may be deemed to jointly control the voting and dispositive power over the shares held by OpenMail2. The directors of the Blend Family Foundation are Michael Blend, Sandra Blend and Stanley Blend. The Public Warrants by their terms become exercisable (including by cash settlement) 30 days following the Closing Date. The terms of the Public Warrants are set forth in the Warrant Agreement filed with the SEC on June 22, 2020 as Exhibit 4.1 to the Issuer’s Current Report on Form
8-K.
Holders of Class B Units of S1 Holdco are entitled to have their Class B Units of S1 Holdco exchanged or redeemed for Class A Common Stock on a one-for-one basis or, at the election of the Company, a cash payment in an amount per Class B Unit of S1 Holdco redeemed and calculated based on the volume weighted average market price of a share of Class A Common Stock at the time of redemption. The Class B Units of S1 Holdco do not have voting rights, but holders of Class B Units of S1 Holdco own a corresponding number of shares of Class C Common Stock of the Company, which have voting rights and vote together with the shares of Class A Common Stock. Excludes 725,000 shares of Class A Common Stock issuable upon the vesting of 725,000 RSUs that were granted to Mr. Blend as of the Closing Date of the Business Combination and vest upon the occurrence of: (a) the first trading day on which the volume weighted average price of the Company’s Class A Common Stock equals or exceeds $12.50 per share for any 20 trading days within a period of 30 consecutive trading days or (b) a Change of Control (as defined in the Business Combination Agreement) in which the valuation of the Company’s Class A Common Stock is equal to or in excess of $12.50 per share, in each case during the five-year period following the closing of the Business Combination.

(2)
Consists of (i) 15,000 Public Warrants exercisable for 15,000 shares of Class A Common Stock at an exercise price of $11.50 per share held directly by Mr. Kidambi, (ii) 15,518 shares of Class A Common Stock held by Mr. Kidambi’s spouse (who is also an employee of the Company) and (iii) 401,489 shares of Class A Common Stock held directly by Mr. Kidambi. Excludes 172,440 shares of Class A Common Stock and 961,613 shares of Class A Common Stock issuable upon the exchange of 961,613 Class B Units of S1 Holdco (and cancellation of the corresponding shares of Class C Common Stock of the Company) held by OpenMail2. OpenMail2 is jointly controlled by Michael Blend, Charles Ursini and Tridivesh Kidambi as members of the board of managers thereof and they may be deemed to jointly control the voting and dispositive power over the shares held by OpenMail2.

(3)
Consists of (i) 3,737,205 shares of Class A Common Stock directly held by Trasimene Trebia, LP (the “Trebia Sponsor”) and (ii) 4,734,167 shares of Class A Common Stock issuable upon the exercise of 4,734,167 Warrants directly held by the Trebia Sponsor. Excludes 833,750 shares of Class A Common Stock issuable upon the automatic conversion of 833,750 shares of Class D Common Stock held by the Trebia Sponsor. Under the Issuer’s Certificate of Incorporation, the Class D Common Stock is non-voting and does not confer economic rights other than the accrual of certain dividends, automatically converts into Class A Common Stock on a one-for-one
basis if, during the period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date, either the volume-weighted average price of Class A Common Stock equals or exceeds $12.50 per share for any 20 trading days within a period of 30 consecutive trading days or there is a “change in control” where the valuation of Class A Common Stock equals or exceeds $12.50 per share (“Class D Conversion Event”), and is automatically forfeited to the Issuer for no consideration if a Class D Conversion Event has not occurred prior to the fifth anniversary of the Closing Date. The terms of the Class D Common Stock are set forth in the Certificate of Incorporation of the Issuer filed with the SEC on February 2, 2022 as Exhibit 3.1 to the Issuer’s Current Report on Form
8-K.

(4)
Consists of (i) 20,500 shares of Class A Common Stock and 40,700 shares of Class A Common Stock issuable upon exercise of 40,700 Public Warrants, in each case held directly by Mr. Kazerani, the spouse of Ms. Kazerani, and (ii) 12,000 shares of Class A Common Stock held by Ms. Kazerani’s in-laws, over which shares Ms. Kazerani’s spouse has voting and dispositive power pursuant to a power of attorney granted to him.

(5)
Consists of (i) 500,000 shares of Class A Common Stock issuable upon the exercise of 500,000 Warrants held by Just Develop It Limited (“JDIL”) and (ii) 28,650,499 shares of Class A Common Stock held by JDI & AFH Limited (“J&A”). Excludes 725,000 shares of Class A Common Stock granted to JDIL as of the Closing Date of the Business Combination and vest upon the occurrence of: (a) the first trading day on which the volume weighted average price of the Company’s Class A Common Stock equals or exceeds $12.50 per share for any 20 trading days within a period of 30 consecutive trading days or (b) a Change of Control (as defined in the related RSU grant notice and award agreement) in which the valuation of the Company’s Class A Common Stock is equal to or in excess of $12.50 per share, in each case during the five-year period following the closing of the Business Combination. The Private Placement Warrants by their terms become exercisable (including by cash settlement) 30 days following the Closing Date. The terms of the Private Placement Warrants are set forth in the Warrant Agreement filed with the SEC on June 22, 2020 as Exhibit 4.1 to the Issuer’s Current Report on Form
8-K.

(6)
Consists of 2,762,282 shares of Class A Common Stock directly held by BGPT Trebia, LP (the “BGPT Sponsor”) and 2,499,167 shares of Class A Common Stock issuable upon the exercise of 2,499,167 Warrants directly held by the BGPT Sponsor. Excludes 616,250 shares of Class A Common Stock issuable upon the automatic conversion of 616,250 shares of Class D Common Stock held by the BGPT Sponsor. Under the Issuer’s Certificate of Incorporation, the Class D Common Stock is
non-voting
and does not confer economic rights other than the accrual of certain dividends, automatically converts into Class A Common Stock on a one-for-one
basis if, during the period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date, either the volume-weighted average price of Class A Common Stock equals or exceeds $12.50 per share for any 20 trading days within a period of 30 consecutive trading days or there is a “change in control” where the valuation of Class A Common Stock equals or exceeds $12.50 per share (“Class D
Conversion Event”), and is automatically forfeited to the Issuer for no consideration if a Class D Conversion Event has not occurred prior to the fifth anniversary of the Closing Date. The terms of the Class D Common Stock are set forth in the Certificate of Incorporation of the Issuer filed with the SEC on February 2, 2022 as Exhibit 3.1 to the Issuer’s Current Report on Form
8-K.

(7)
Consists of (i) 3,537,147 shares of Class A Common Stock, 500,000 shares of Class A Common Stock issuable upon the exercise of 500,000 Warrants and 7,945,580 Class B Units of S1 Holdco (and the corresponding shares of Class C Common Stock of the Issuer), in each case, directly held by Lone Star Friends Trust (“Lone Star”), (ii) 592,514 shares of Class A Common Stock and 251,379 Class B Units of S1 Holdco (and the corresponding shares of Class C Common Stock of the Issuer) directly held by the Dante Jacob Blend Trust, for which Mr. Blend is the trustee (the “Dante Trust”), (iv) 592,514 shares of Class A Common Stock and 251,379 Class B Units of S1 Holdco (and the corresponding shares of Class C Common Stock of the Issuer) directly held by the Nola Delfina Blend Trust, for which Mr. Blend is the trustee (the “Nola Trust”), and (v) 45,367 shares directly held by Mr. Blend in his individual capacity. Mr. Blend is the trustee of each of Lone Star, the Dante Trust and the Nola Trust, and has voting and dispositive power over the shares held by each of Lone Star, the Dante Trust and the Nola Trust but disclaims beneficial interest in such shares except to the extent of any pecuniary interest therein (if any). Mr. Blend, an attorney at Clark

Hill in San Antonio, Texas, is the father of Michael Blend, the Company’s co-founder, CEO and Chairman of the Board. Michael Blend and his family are the beneficiaries of Lone Star.
(8)	See Footnote (7) above.
(9)
Consists of 1,191,217 shares of Class A Common Stock and 3,408,221 Class B Units of S1 Holdco (and the corresponding shares of Class C Common Stock of the Company), in each case, directly held by the CEE Holdings Trust. Jackson Hole Trust Co. is the trustee of the CEE Holdings Trust and has voting and dispositive power over the shares held by the CEE Holdings Trust but disclaims beneficial interest in such shares.

SELLING SECURITYHOLDERS
The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Class A Common Stock and Warrants set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Class A Common Stock and Warrants after the date of this prospectus.
The following table sets forth certain information provided by or on behalf of the Selling Securityholders concerning the Class A Common Stock and Warrants that may be offered from time to time by each Selling Securityholder pursuant to this prospectus. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. A Selling Securityholder may sell all, some or none of such securities in this offering. See “
Plan of Distribution
.”

	Before the Offering		Number of Securities Being Offered +		After the Offering
Name of Selling Stockholder	Number of Shares of Class A Common Stock	Number of Warrants	Number of Shares of Class A Common Stock Being Offered	Number of Warrants Being Offered	Number of Shares of Class A Common Stock	Percentage of Outstanding Shares of Class A Common Stock	Number of Warrants
BGPT Trebia, LP (1)	5,261,449	2,499,167	3,115,417	2,499,167	—	—	—
Cannae Holdings, Inc. (2)	27,181,770	—	27,181,770	—	—	—	—
Trasimene Trebia, LP (3)	8,471,372	4,734,167	5,567,917	4,734,167	—	—	—
Michael Blend (4)	4,980,843	35,000	725,000	35,000	—	—	—
Lone Investment Holdings, LLC (5)	3,086,790	—	3,086,790	—	—	—	—
Stanley Blend (6)	13,715,880	500,000	45,367	—	—	—	—
Lone Star Friends Trust (7)	11,982,727	500,000	11,982,727	500,000	—	—	—
The Dante Jacob Blend Trust (8)	843,893	—	—	843,893	—	—	—
The Nola Delfina Blend Trust (9)	843,893	—	—	843,893	—	—	—
The Blend Family Foundation (10)	296,456	—	296,456	—	—	—	—
Just Develop It Limited (11)	29,875,499	500,000	1,225,000	500,000	—	—	—
JDI & AFH Limited (12)	28,650,499	—	28,650,499	—	—	—	—
Charles Ursini (13)	359,962	—	359,962	—	—	—	—
Ursini Children’s Trust (14)	455,231	—	455,231	—	—	—	—
CEE Holdings Trust (15)	4,599,438	—	4,599,438	—	—	—	—
+    assumes all securities being offered by the selling securityholders pursuant to the Registration Statement of which this prospector forms a part.
(1)
Consists of (i) 616,250 shares of Class A Common Stock that are automatically issuable upon the occurrence of a System1 Class D Conversion Event and (ii) 2,499,167 shares of Class A Common Stock issuable upon the exercise of 2,499,167 Warrants held by Bridgeport Partners GP LLC, which is the sole general partner of BGPT Trebia LP. Bridgeport Partners GP LLC has sole voting and dispositive power over the shares of Class A Common Stock owned by BGPT Trebia LP. Frank R. Martire, Jr. and Frank R. Martire, III are the only members of Bridgeport Partners GP LLC, and therefore may be deemed to beneficially own 616,250 shares of Class D Common Stock and 2,499,167 Warrants, and ultimately exercise voting and dispositive power over such shares held by BGPT Trebia LP. Messrs. Martire and Martire disclaim beneficial ownership of these shares except to the extent of any pecuniary interest therein. The address of Bridgeport Partners GP LLC is 41 Madison Avenue, Suite 2020, New York, NY 10010.
(2)
Consists of 27,181,770 shares of Class A Common Stock directly held by Cannae Holdings, LLC. Mr. William P. Foley, II has served as the Chairman of Cannae Holdings, Inc. since July 2017. Cannae Holdings, Inc. controls Cannae Holdings, LLC. The address for Cannae Holdings, LLC is 1701 Village Center Circle, Las Vegas, NV 89134.

(3)
Consists of (i) 833,750 shares of Class A Common Stock that are automatically issuable upon the occurrence of a System1 Class D Conversion Event and (ii) 4,734,167 shares of Class A Common Stock issuable upon the exercise of 4,734,167 Warrants indirectly held by Trasimene Trebia, LLC, which is the sole general partner of Trasimene Trebia, LP. Trasimene Trebia, LLC has sole voting and dispositive power over the shares of Class A Common Stock owned by Trasimene Trebia, LP. William P. Foley, II is the sole member of Trasimene Trebia, LLC, and therefore may be deemed to beneficially own the 4,734,167 Warrants, and ultimately exercises voting and dispositive power over such shares held by Trasimene Trebia, LP. Mr. Foley disclaims beneficial ownership of these shares except to the extent of any pecuniary interest therein. The address of Trasimene Trebia, LLC is 1701 Village Center Circle, Las Vegas, NV 89134.

(4)
Securities beneficially owned before the offering consists of (i) 725,000 shares of Class A Common Stock issuable upon the conversion of 725,000 RSUs; (ii) 35,000 Public Warrants; (iii) 172,440 shares of Class A Common Stock and 961,613 shares of Class A Common Stock issuable upon the exchange of 961,613 Class B Units of S1 Holdco (and cancellation of the corresponding shares of Class C Common Stock of the Company) held by OpenMail2, LLC (“OpenMail2”); and (iv) 3,086,790 shares of Class A Common Stock held by Lone Investment Holdings, LLC (“LIH”). The securities being offered consist of the securities described in clauses (i) and (ii) of the preceding sentence. The RSUs vest upon the occurrence of: (a) the first trading day on which the volume weighted average price of the Company’s Class A Common Stock equals or exceeds $12.50 per share for any 20 trading days within a period of 30 consecutive trading days or (b) a Change of Control (as defined in the applicable award agreement) in which the valuation of the Company’s Class A Common Stock is equal to or in excess of $12.50 per share, in each case during the five-year period following the closing of the Business Combination. OpenMail2 is jointly controlled by Michael Blend, Charles Ursini and Tridivesh Kidambi as members of the board of managers thereof and may be deemed to control the voting and dispositive power over the shares held by OpenMail2. Each of Messrs. Blend, Ursini and Kidambi disclaims beneficial ownership in the shares held by OpenMail2 except to the extent of their pecuniary interest therein. Mr. Blend is the manager of LIH and may be deemed to have voting and dispositive power over the shares held by LIH. Mr. Blend disclaims beneficial ownership in the shares held by LIH except to the extent of his pecuniary interest therein.

(5)
Consists of 3,086,790 shares of Class A Common Stock held by LIH. Michael Blend is the manager of LIH and may be deemed to have voting and dispositive power over the shares held by LIH. Mr. Blend disclaims beneficial ownership in the shares held by LIH except to the extent of his pecuniary interest therein.

(6)
Securities beneficially owned before the offering consists of (i) 3,537,147 shares of Class A Common Stock, 500,000 shares of Class A Common Stock issuable upon the exercise of 500,000 Warrants and 7,945,580 Class B Units of S1 Holdco (and the corresponding shares of Class C Common Stock of the Company), in each case, directly held by Lone Star Friends Trust, (ii) 592,514 shares of Class A Common Stock and 251,379 Class B Units of S1 Holdco (and the corresponding shares of Class C Common Stock of the Company), in each case, directly held by the Dante Jacob Blend Trust, for which Mr. Blend is the trustee (the “Dante Trust”), (iv) 592,514 shares of Class A Common Stock and 251,379 Class B Units of S1 Holdco (and the corresponding shares of Class C Common Stock of the Company), in each case, directly held by the Nola Delfina Blend Trust, for which Mr. Blend is the trustee (the “Nola Trust”), and (v) 45,367 shares directly held by Mr. Blend in his individual capacity.

The securities being offered consist of the securities described in clause (v) of the preceding sentence. Mr. Blend is the trustee of each of Lone Star, the Dante Trust and the Nola Trust, and has voting and dispositive power over the shares held by each of Lone Star Friends Trust, the Dante Trust and the Nola Trust but disclaims beneficial interest in such shares except to the extent of any pecuniary interest therein (if any).
(7)
Consists of (i) 3,537,147 shares of Class A Common Stock held directly by Lone Star Friends Trust, (ii) 500,000 shares of Class A Common Stock issuable upon the exercise of 500,000 Warrants held directly by Lone Star Friends Trust and (iii) 7,945,580 Class B Units of S1 Holdco (and the corresponding shares of Class C Common Stock of the Company) held directly by Lone Star Friends Trust. Stanley Blend is the trustee of Lone Star Friends Trust, with sole voting and dispositive power over the assets of Lone Star (including the securities of the Company).

(8)
Consists of (i) 592,514 shares of Class A Common Stock and (ii) 251,379 Class B Units of S1 Holdco (and the corresponding shares of Class C Common Stock of the Company), in each case, directly held by the Dante Trust, for which Mr. Blend is the trustee. Stanley Blend is the trustee of the Dante Trust, and has voting and dispositive power over the shares held by the Dante Trust but disclaims beneficial interest in such shares except to the extent of any pecuniary interest therein (if any).

(9)
Consists of (i) 592,514 shares of Class A Common Stock and (ii) 251,379 Class B Units of S1 Holdco (and the corresponding shares of Class C Common Stock of the Company), in each case, directly held by the Nola Trust, for which Mr. Blend is the trustee. Stanley Blend is the trustee of the Nola Trust, and has voting and dispositive power over the shares held by the Nola Trust but disclaims beneficial interest in such shares except to the extent of any pecuniary interest therein (if any).

(10)
Consists of (i) 45,077 shares of Class A Common Stock and (ii) 251,379 Class B Units of S1 Holdco (and the corresponding shares of Class C Common Stock of the Company), in each case, directly held by the Blend Family Foundation. The directors of the Blend Family Foundation are Michael Blend, Sandra Blend and Stanley Blend.

(11)
The securities beneficially owned before the offering consists of (i) 500,000 shares of Class A Common Stock issuable upon the exercise of 500,000 Warrants held directly by Just Develop It Limited (“JDIL”), (ii) 725,000 shares of Class A Common Stock issuable pursuant to 725,000 RSUs held directly by JDIL and (iii) 28,650,499 shares of Class A Common Stock held by JDI & AFH Limited (“J&A”). J&A’s controlling stockholder is JDIL and Christopher Phillips is a director of J&A. Christopher Phillips is the controlling shareholder and a director of JDIL. The securities being offered consists of the securities described in clauses (i) and (ii) of the preceding sentence. The Warrants by their terms become exercisable (including by cash settlement) 30 days following the Closing Date. The terms of the Warrants are set forth in the Warrant Agreement (the “Warrant Agreement”), dated June 19, 2020, between Trebia Acquisition Corp. and Continental Stock Transfer & Trust Company, filed with the SEC on June 22, 2020 as Exhibit 4.1 to the Company’s Current Report on Form 8-K. The RSUs were granted to JDIL as of the Closing Date of the Business Combination and vest upon the occurrence of: (a) the first trading day on which the volume weighted average price of the Company’s Class A Common Stock equals or exceeds $12.50 per share for any 20 trading days within a period of 30 consecutive trading days or (b) a Change of Control (as defined in the applicable award agreement) in which the valuation of the Company’s Class A Common Stock is equal to or in excess of $12.50 per share, in each case during the five-year period following the closing of the Business Combination.

(12)	Consists of shares held directly by J&A. J&A’s controlling stockholder is JDIL and Christopher Phillips is a director of J&A. Christopher Phillips is a director and controlling stockholder of JDIL.
(13)
Consists of (i) 65,196 shares of Class A Common Stock and (ii) 294,766 Class B Units of S1 Holdco (and the corresponding shares of Class C Common Stock of the Company), in each case, directly held by the FGL Labs LLC. Holders of Class B Units of S1 Holdco are entitled to have their Class B Units exchanged or redeemed for Class A Common Stock on a one-for-one basis or, at the election of the Company, a cash payment in an amount per Class B Unit redeemed and calculated based on the volume weighted average market price of a share of Class A Common Stock at the time of redemption. The Class B Units of S1 Holdco do not have voting rights, but the holders of Class B Units own a corresponding number of shares of Class C Common Stock of the Company, which have voting rights and vote together with the shares of Class A Common Stock as a single class. Upon the redemption or exchange of Class B Units of S1 Holdco, an equal number of shares of Class C Common Stock owned by the holder will be automatically forfeited and cancelled. Mr. Ursini is the sole managing member and has voting and dispositive power over the shares held by the FGL Labs LLC.
(14)
Consists of (i) 86,773 shares of Class A Common Stock and (ii) 368,458 Class B Units of S1 Holdco (and the corresponding shares of Class C Common Stock of the Company), in each case, directly held by the Ursini Children’s Trust. Holders of Class B Units of S1 Holdco are entitled to have their Class B Units of S1 Holdco exchanged or redeemed for Class A Common Stock on a one-for-one basis or, at the election of the Company, a cash payment in an amount per Class B Unit redeemed and calculated based on the volume weighted average market price of a share of Class A Common Stock at the time of redemption. The Class B Units of S1 Holdco do not have voting rights, but the holders of Class B Units own a corresponding number of shares of Class C Common Stock of the Company, which have voting rights and vote together with the shares of Class A Common Stock as a single class. Upon the redemption or exchange of Class B Units of S1 Holdco, an equal number of shares of Class C Common Stock owned by the holder will be automatically forfeited and cancelled. Goldman Sachs Trust Co. is the trustee of the Ursini Children’s Trust and has voting and dispositive power over the shares held by the Ursini Children’s Trust but disclaims beneficial interest in such shares.

(15)
Consists of (i) 1,191,217 shares of Class A Common Stock and (ii) 3,408,221 Class B Units of S1 Holdco (and the corresponding shares of Class C Common Stock of the Company), in each case, directly held by the CEE Holdings Trust. Holders of Class B Units of S1 Holdco are entitled to have their Class B Units of S1 Holdco exchanged or redeemed for Class A Common Stock on a one-for-one basis or, at the election of the Company, a cash payment in an amount per Class B Unit redeemed and calculated based on the volume weighted average market price of a share of Class A Common Stock at the time of redemption. The Class B Units of S1 Holdco do not have voting rights, but the holders of Class B Units own a corresponding number of shares of Class C Common Stock of the Company, which have voting rights and vote together with the shares of Class A Common Stock as a single class. Upon the redemption or exchange of Class B Units of S1 Holdco, an equal number of shares of Class C Common Stock owned by the holder will be automatically forfeited and cancelled. Jackson Hole Trust Co. is the trustee of the CEE Holdings Trust and has voting and dispositive power over the shares held by the CEE Holdings Trust but disclaims beneficial interest in such shares.

DESCRIPTION OF CAPITAL STOCK
The following description summarizes some of the terms of our Charter and Bylaws and the DGCL. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL.
Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL. Our authorized capital stock consists of 100,000 shares of Preferred Stock, par value $0.0001 per share, and 527,000,000 shares of Common Stock, par value $0.0001 per share, which consists of 500,000,000 shares of Class A Common Stock, 25,000,000 shares of Class C Common Stock, and 2,000,000 shares of Class D Common Stock. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Class A Common Stock
Voting rights.
Except as provided in our Charter or as required by applicable law, holders of Class A Common Stock will be entitled to one vote per share on all matters to be voted on by our Stockholders generally. At annual and extraordinary general meetings of our Stockholders, the holders of Class A Common Stock and Class C Common Stock will vote together as a single class on any matters submitted to a vote of our Stockholders, or, if any holders of Preferred Stock are entitled to vote together with the holders of Class A Common Stock or Class C Common Stock, as a single class with the holders of Preferred Stock.
Generally, unless a different voting standard applies under our Organizational Documents or applicable law, all matters to be voted on by shareholders must be approved by a majority of the votes cast (except for the election of directors, which will be decided based on a plurality of the votes cast by stockholders present in person or represented by proxy at the applicable meeting and entitled to vote on the election of such directors).
Reservation of Shares.
Under our Charter, we will have at all times, authorized and unissued shares of Class A Common Stock for the purposes of effecting any redemptions or exchanges under the New S1 Holdco Agreement or the conversion of Class D Common Stock.
Class C Common Stock
Voting rights.
Except as provided in our Charter or as required by applicable law, holders of Class C Common Stock will be entitled to one vote per share on all matters to be voted on by our Stockholders generally. At any annual and extraordinary general meeting of our Stockholders, the holders of Class A Common Stock and Class C Common Stock will vote together as a single class on any matters submitted to a vote of our Stockholders, or, if any holders of Preferred Stock are entitled to vote together with the holders of Class A Common Stock or Class C Common Stock, as a single class with the holders of Preferred Stock.
Generally, unless a different voting standard applies under our Organizational Documents or applicable law, all matters to be voted on by stockholders must be approved by a majority of the votes cast (except for the election of directors, which will be decided based on a plurality of the votes cast by stockholders present in person or represented by proxy at the applicable meeting and entitled to vote on the election of such directors).
Future Issuances.
Under our Charter, System1 is not permitted to issue additional shares of Class C Common Stock after the adoption of our Charter, other than in connection with the valid issuance S1 Holdco Common Units under the New S1 Holdco Operating Agreement.
Restriction on Transfer.
Under our Charter, holders of Class C Common Stock may only transfer their Class C Common Stock to certain permitted transferees, while also simultaneously transferring an equal number of such holder’s S1 Holdco Common Units.

Class D Common Stock
Voting Rights.
Except as provided in our Charter or as required by applicable law, holders of Class D Common Stock are not entitled to any voting rights. Notwithstanding the preceding sentence, under our Charter, any vote that changes the terms of the Class D Common Stock requires the separate approval of a majority of the holders of Class D Common Stock.
Restriction on Transfer.
Under our Charter, holders of Class D Common Stock may only transfer their Class D Common Stock to certain permitted transfers.
Conversion.
Class D Common Stock will automatically convert into Class A Common Stock on a one-for-one
basis if, following the Closing, the VWAP of the Post-Closing Company equals or exceeds $12.50 per share (adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) trading days within a period of thirty (30) consecutive trading days before the fifth anniversary of the Closing. If the System1 Class D Conversion Event has not occurred by the fifth anniversary of the Closing, all outstanding shares of Class D Common Stock will automatically be forfeited to the Post-Closing Company and canceled for no consideration therefor, including any dividends or dividend catch-up
payments owed in respect thereof.
Preferred Stock
Voting Rights.
Except as provided in Our Charter (including in connection with the establishment of any new series of preferred stock) or as required by applicable law, holders of Preferred Stock are not entitled to any voting rights. Notwithstanding the preceding sentence, under our Charter, any vote on an amendment to our Charter (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock will entitle the holders of Preferred Stock will be entitled to vote as a separate class thereon.
Our Charter authorizes our Board to establish additional series of preferred stock. Unless required by law or any stock exchange, the authorized preferred stock will be available for issuance without further action by the holders of Common Stock. Our Board has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of System1 without further action by our Stockholders. Additionally, the issuance of preferred stock may adversely affect the holders of Common Stock by restricting dividends, diluting the voting power of Common Stock or subordinating the liquidation rights of Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of Class A Common Stock.
Dividend Rights
Subject to applicable law and the rights of any outstanding Preferred Stock, the holders of Class A Common Stock and Class D Common Stock will participate ratably (based on the number of shares held) in any dividends that may be declared from time to time by our Board out of funds legally available therefor. The holders of Class C Common Stock are not entitled to any dividends declared by our Board, except in the case of a stock dividend, pursuant to our Charter. Holders of Class D Common Stock will only receive dividends declared in respect thereof upon the conversion of Class D Common Stock to Class A Common Stock, as described above.
Winding-Up
If System1 is wound up, the holders of Class A Common Stock, after paying off any liabilities, and the amounts owed to the holders of Preferred Stock, if any, may divide amongst the themselves the assets of System1. The holders of Class C Common Stock and Class D Common Stock are not entitled to any assets of System1 upon being wound up and liquidated, except for the par value of the shares thereof.

Preemptive Rights; Sinking Fund Provisions
The holders of System1 Common Stock have no preemptive rights or other subscription rights. There are no sinking fund provisions applicable to System1 Stock.
System1 Warrants
In connection with the Business Combination, each of the Trebia Public Warrants that were outstanding immediately prior to the Effective Time, pursuant to and in accordance with the warrant agreement covering such warrants, were automatically and irrevocably modified to provide that such warrant will no longer entitle the holder thereof to purchase the amount of Trebia Class A Ordinary Shares set forth therein, and in substitution thereof such warrant entitles the holder thereof to acquire the same number of shares of Class A Common Stock per warrant on the same terms (each a “
Warrant
”).
Each Warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to the satisfaction of any applicable conditions. Only a whole Warrant may be exercised at a given time by a warrant holder. A holder of Warrants will not be able to exercise any fraction of a Warrant.
We will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to System1 satisfying its obligations described below with respect to registration, or a valid exemption from registration being available. No warrant will be exercisable and we will not be obligated to issue a share of Class A Common Stock upon exercise of a warrant unless the Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.
Redemption of Warrants When the Price per share of Class A Common Stock Equals or Exceeds $18.00
All but not less than all of the outstanding Warrants may be redeemed, at our option, once the System1 Warrants become exercisable, upon notice to the registered holders of the Warrants, at a redemption price of $0.01 per Warrant, provided that (a) the Reference Value equals or exceeds $18.00 per share (subject to adjustment) and (b) there is an effective registration statement covering the issuance of the Class A Common Stock issuable upon exercise of the Warrants, and a current prospectus relating thereto, available throughout the
30-day
redemption period.
Redemption of Warrants When the Price per share of Class A Common Stock Equals or Exceeds $10.00
All but not less than all of the outstanding Warrants may be redeemed, at our option, once the Warrants become exercisable, upon notice to the registered holders of the Warrants, at a redemption price of $0.10 per Warrant, provided that (i) the Reference Value equals or exceeds $10.00 per share (subject to adjustment) and (ii) if the Reference Value is less than $18.00 per share (subject to adjustment), the Private Placement Warrants are also concurrently called for redemption on the same terms as the outstanding System1 Warrants. See “—
Private Placement Warrants
” below. During the
30-day
redemption period, registered holders of the Warrants may elect to exercise their Warrants on a “
cashless basis
” and receive a number of Class A Common Stock

determined by reference to the table below, based on the redemption date (calculated for purposes of the table as the period to expiration of the Warrants) and the Redemption Fair Market Value (a “
Make-Whole Exercise
”).

	Redemption Fair Market Value of System1 Class A Share
Redemption Date (period to expiration of warrants)	<$	10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	>$	18.00
60 months		0.261	0.280	0.297	0.311	0.324	0.337	0.348	0.358		0.361
57 months		0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358		0.361
54 months		0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357		0.361
51 months		0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357		0.361
48 months		0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356		0.361
45 months		0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356		0.361
42 months		0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355		0.361
39 months		0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354		0.361
36 months		0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353		0.361
33 months		0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352		0.361
30 months		0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351		0.361
27 months		0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350		0.361
24 months		0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348		0.361
21 months		0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347		0.361
18 months		0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345		0.361
15 months		0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342		0.361
12 months		0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339		0.361
9 months		0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336		0.361
6 months		0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331		0.361
3 months		0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326		0.361
0 months		—	—	0.042	0.115	0.179	0.233	0.281	0.323		0.361
The exact Redemption Fair Market Value and redemption date may not be set forth in the table above, in which case, if the Redemption Fair Market Value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Stock to be issued for each Warrant exercised in a Make-Whole Exercise will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower Redemption Fair Market Values and the earlier and later redemption dates, as applicable, based on a
365-
or
366-day
year, as applicable. The share prices set forth in the column headings of the table above shall be adjusted as of any date on which the number of shares issuable upon exercise of a System1 Warrant is adjusted.
This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Class A Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of Class A Common Stock are trading at or above $10.00 per share, which may be at a time when the trading price of the Class A Common Stock is below the exercise price of the warrants. System1 has established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “
—Redemption of Warrants When the Price per share of Class
 A Common Stock Equals or Exceeds $18.00
.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of Trebia’s IPO prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to Our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we chooses to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in its best interest to do so. As such, we would redeem the warrants in this manner when it believes it is in its best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.
As stated above, we can redeem the warrants when the shares of Class A Common Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to Our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the shares of Class A Common Stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A Common Stock than they would have received if they had chosen to wait to exercise their warrants for shares of Class A Common Stock if and when such Class A Common Stock were trading at a price higher than the exercise price of $11.50.
No fractional shares of Class A Common Stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the Class A Common Stock pursuant to the warrant agreement, the warrants may be exercised for such security.
Anti-dilution Adjustments.
Following the conversion of the Trebia Public Warrants into Warrants, the Warrants will be subject to anti-dilution adjustments, as summarized in the paragraphs below.
Sub-Divisions
. If the number of issued and outstanding shares of Class A Common Stock is increased by a capitalization or share dividend of Class A Common Stock, or by a sub-division
of Class A Common Stock or other similar event, then, on the effective date of such share capitalization, sub-division
or similar event, the number of shares of Class A Common Stock issuable on exercise of each System1 Warrant shall be increased in proportion to such increase in the issued and outstanding Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase Class A Common Stock at a price less than the “Historical Fair Market Value” will be deemed a capitalization of a number of shares of Class A Common Stock equal to the product of (i) the number of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the Class A Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the Historical Fair Market Value. If the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion.
Dividends
. In addition, if at any time while the System1 Warrants are outstanding and unexpired, we pay a dividend or makes a distribution in cash, securities or other assets to the holders of shares of Class A Common Stock on account of such Class A Common Stock (or other securities into which the Warrants are convertible), other than (a) as described above, (b) to satisfy the redemption rights of the holders of Class A Common Stock in connection with the Business Combination and (c) certain other dividends or distributions in connection with redemption rights of the holders of Class A Common Stock existing prior to the completion of the Business Combination.
Aggregation of Shares
. If the number of issued and outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in issued and outstanding shares of Class A Common Stock.

Replacement of Securities upon Reorganization, etc
. In case of any reclassification or reorganization of the outstanding Class A Common Stock, or in the case of any merger or consolidation of System1 with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of its outstanding Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their warrants immediately prior to such event, provided however, if less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter
market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the Warrant within thirty (30) days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value.
Notices of Changes in Warrant
. Upon every adjustment of the Warrant price or the number of shares issuable upon exercise of a Warrant, we shall give written notice thereof to the Warrant Agent, which notice shall state the price of a Warrant resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in the section titled “—Anti-Dilution Adjustments”, we will give written notice of the occurrence of such event to each holder of a Warrant, at the last address set forth for such holder in the warrant register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.
No Fractional Shares
. We will not issue fractional shares upon the exercise of Warrants. If, by reason of any adjustment, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, we will, upon such exercise, round down to the nearest whole number the number of shares of Class A Common Stock to be issued to such holder.
Form of Warrant
. The form of Warrant need not be changed because of any adjustment, and Warrants issued after such adjustment may state the same warrant price and the same number of shares as is stated in the Warrants initially issued pursuant to the Warrant Agreement; provided, however, that System1 may at any time in its sole discretion make any change in the form of Warrant that we may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.
Other Events
. In case any event shall occur affecting System1 as to which none of the provisions of the preceding subsections are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid an adverse impact on the Warrants and (ii) effectuate the intent and purpose of the Warrant Agreement, then, in each such case, we will appoint a firm of independent registered public accountants, investment banking or other appraisal firm of recognized national standing, which will give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of the Warrant Agreement and, if they determine that an adjustment is necessary, the terms of such adjustment; provided, however, that under no circumstances shall the Warrants be so adjusted pursuant as a result of any issuance of securities in connection with a business combination. We will adjust the terms of the Warrants in a manner that is consistent with any adjustment recommended in such opinion.

No Adjustment
. For the avoidance of doubt, no adjustment shall be made to the terms of the Warrants solely as a result of an adjustment to the conversion ratio of the Trebia Class B Ordinary Shares into Trebia Class A Ordinary Shares.
Private Placement Warrants
The Private Placement Warrants are identical to the Warrants (including with respect to the anti-dilution adjustments described in the immediately preceding section), except that so long as they are held by the Sponsors or any of their permitted transferees, the Private Placement Warrants: (i) may be exercised on a “cashless basis”, (ii) including the Class A Common Stock issuable upon exercise of the Private Placement Warrants may not be transferred, assigned or sold until thirty (30) days after the completion by us of an initial business combination, (iii) are not redeemable by us pursuant to the redemption described in the section titled “
—Redemption of Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $18.00
”, and (iv) will only be redeemable by pursuant to the redemption described in the section titled “
— Redemption of Warrants When the Price per share of Class A Common Stock Equals or Exceeds $10.00
” if the Reference Value is less than $18.00 per share (subject to adjustment); provided, however, that in the case of clause (ii), the Private Placement Warrants and any Class A Common Stock held by the Sponsors or any of their permitted transferees that are issued upon exercise of the Private Placement Warrants may be transferred by the holders thereof:

•
to our officer or directors, any affiliates or family member of any of our officers of directors, any members or partners of the Sponsors or its affiliates, any affiliates of the Sponsors or any employees of such affiliates;

•
in the case of an individual, by gift to a member of the individual’s immediate family, or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, or an affiliate of such person, or to a charitable organization;

•	in the case of an individual, by virtue of laws of descent and distribution upon death of the individual;

•
in the case of an individual, pursuant to a qualified domestic relations order; by virtue of the limited partnership agreements or other applicable organizational documents of the Sponsors upon dissolution of the Sponsors; as distributions to limited partners or members of the Sponsors; by virtue of laws of Delaware or either of the Sponsors’ respective organizational documents upon liquidation or dissolution of Trasimene Sponsor or BGPT Sponsor, as applicable; or in the event of our completion of a liquidation, merger, share exchange or other similar transaction which results in all of our stockholders having the right to exchange their Class A Common Stock for cash, securities or other property subsequent to the completion of the Business Combination; provided, however, that in each case (except for the final four bullets above or with the prior written consent of our group) prior to such registration for transfer, the warrant agent shall be presented with written documentation pursuant to which each permitted transferee must enter into a written agreement with us agreeing to be bound by these transfer restrictions.

System1’s Transfer Agent and Warrant Agent
The transfer agent for System1 Stock and Warrant Agent for Warrants and Private Placement Warrants is Continental Stock Transfer & Trust Company.
Anti-Takeover Effects of the System1 Charter, System1 Bylaws and Certain Provisions of Delaware Law
Our Charter, Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of our Board and to discourage certain types of transactions that may involve an actual or threatened acquisition of System1. These provisions are intended to avoid costly takeover battles, reduce Our vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of our Board to maximize stockholder value.

However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of System1 by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A Common Stock.
Action by Written Consent
Our Charter provides that any action required or permitted to be taken by Our stockholders must be effected at a duly called annual or Extraordinary General Meeting of such stockholders, and may not be taken by written consent.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NYSE, which would apply if and so long as Class A Common Stock remains listed on NYSE, require stockholder approval of certain issuances of Common Stock (or securities convertible into or exercisable for Common Stock) equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. As a result, we may issue additional shares in the future for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions, without approval of Our stockholders.
In addition, our Board is generally authorized to issue shares additional series of preferred stock having such terms, powers, rights and preferences as our Board determines in its discretion, including terms that may be designed to discourage, delay or prevent a change of control of System1 or the removal of System1 management.
One of the effects of the existence of unissued and unreserved common stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of System1 by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Class A Common Stock at prices higher than prevailing market prices.
Business Combinations
We have elected not to be governed by Section 203 of the DGCL. Section 203 is a default provision of the DGCL that restricts certain “business combinations” with “interested stockholders” for three years following the date that a person becomes an “interested stockholder,” with certain permitted exceptions.
Election and Removal of Directors and Vacancies
Our Charter provides that our Board will determine the number of directors who will serve on our Board, subject to the rights set forth in the Stockholders Agreement. Our Board is divided into three classes designated as Class I, Class II and Class III. Class I directors will initially serve for a term expiring at the first annual meeting of stockholders following the Closing Date. Class II and Class III directors will initially serve for a term expiring at the second and third annual meeting of stockholders following the Closing Date, respectively. At each succeeding annual meeting of stockholders, directors will be elected to the class whose term is expiring at such annual meeting for a full term of three years.
In addition, our Charter provides that any vacancy on our Board, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with or without cause, may be filled only by a majority of the directors then in office, subject to the provisions of the Stockholders Agreement and any rights of the holders of Preferred Stock. For more information on the Stockholders Agreement.

No Cumulative Voting
Under Delaware law, there is no right to vote cumulatively (which allows stockholders to cast all of the votes such stockholder is entitled to for a single nominee for a board of directors rather than only being able to vote the number of shares such stockholder holds for or against each nominee) unless expressly authorized in the certificate of incorporation. Our Charter does not authorize cumulative voting.
Special Stockholder Meetings
Our Charter provides that Extraordinary General Meeting of stockholders may be called only by or at the direction of our Board, the Chairman of our Board or by the Secretary of System1 at the request of any holder of greater-than fifty (50%) of the total voting power of the outstanding shares. These provisions may have the effect of deterring, delaying or discouraging hostile takeovers, or changes in control or management of System1.
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board or pursuant to the Stockholders Agreement. For any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at Our principal executive offices not less than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders (for the purposes of the first annual meeting of our stockholders following the adoption of our Bylaws, the date of the preceding annual meeting will be deemed to be May 14 of the preceding calendar year). Our Bylaws also specify requirements as to the form and content of a stockholder’s notice.
Our Bylaws allow the chairman of a stockholder meeting to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also deter, delay or discourage a potential acquirer or investor from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to influence or obtain control of System1.
Voting Requirements
Our Charter provides that the System1 Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our Bylaws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or our Charter. The DGCL provides generally that the affirmative vote of a majority of the outstanding shares of common stock, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.
Exclusive Forum
Our Charter provides that, unless System1 consents in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on behalf of System1, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of System1 to System1 or our stockholders, or any claim for aiding and abetting any such alleged breach, (iii) any action asserting a claim against System1 or any current or former director, officer, other employee, agent or stockholder of System1 (a) arising pursuant to any provision of the DGCL, the System1 Charter (as it may be amended or restated) or the System1 Bylaws or (b) as to which the DGCL confers jurisdiction on the Delaware Court of Chancery or (iv) any action asserting a claim against System1 or any current or former director, officer, other employee, agent or stockholder of System1 governed by the internal affairs doctrine of the law of the State of Delaware will (to the fullest extent permitted by law) be solely and exclusively brought in the Delaware Court of Chancery (subject to certain limited exceptions, including if there is an indispensable party not subject to the jurisdiction of the Court of Chancery within ten days following such determination, or if jurisdiction is vested exclusively in a court or forum other than the Delaware Court of Chancery).
Our Charter also provides that the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for any action arising under federal securities laws, including the Securities Act. In addition, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. While Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.
Any person or entity purchasing or otherwise acquiring any interest in any shares of Our capital stock shall be deemed to have notice of and to have consented to the forum provisions in our Charter. This choice-of-forum
provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with System1 or its directors, officers, stockholders, agents or other employees, which may discourage such lawsuits.
We note that there is uncertainty as to whether a court would enforce this provision, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. Further, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is possible that a court could find these types of provisions to be inapplicable or unenforceable, and if a court were to find this provision of Our Charter inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect Our business, financial condition and results of operations and result in a diversion of the time and resources of Our management and board of directors. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Charter will include a provision that eliminates, to the fullest extent permitted by law, the personal liability of directors for monetary damages for any breach of fiduciary duty as a director. The effect of this provision is to eliminate the rights of System1 and its stockholders, through stockholders’ derivative suits on Our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.
Our Bylaws provide that we must indemnify and advance expenses to directors and officers to the fullest extent permitted by Delaware law. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, indemnification and advancement provisions in our Organizational Documents may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit System1 and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.
Listing
Our Class A Common Stock and Warrants are listed on the NYSE under the symbols “SST” and “SST.WS,” respectively.

PLAN OF DISTRIBUTION
We are registering 87,245,513 shares of Class A Common Stock and 8,233,334 Private Placement Warrants for possible sale by the Selling Securityholders from time to time and up to 25,483,334 shares of Class A Common Stock that are issuable upon the exercise of the Warrants. The Selling Securityholders will pay all incremental selling expenses relating to the sale of their shares of Class A Common Stock and Warrants, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Securityholders, except that we will pay the reasonable fees and expenses of one legal counsel for the Selling Securityholders, in the event of an underwritten offering of their shares of Class A Common Stock or Warrants. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Class A Common Stock and Warrants covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, NYSE listing fees and fees and expenses of our counsel and our accountants.
The shares of Class A Common Stock and Warrants beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter
market or otherwise, at prices and under terms then prevailing or at prices related to the then-current
market price or in negotiated transactions. The Selling Securityholders may sell their shares of Class A Common Stock and Warrants by one or more of, or a combination of, the following methods:

•	purchases by a broker dealer as principal and resale by such broker dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over the counter distribution in accordance with the rules of the NYSE;

•
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5 1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker dealers;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.
In addition, any shares that qualify for sale pursuant to Rule 144 or another exemption from registration under the securities act. may be sold under Rule 144 rather than pursuant to this prospectus. A Selling Securityholder that is an entity may elect to make an in-kind
distribution of Class A Common Stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of Class A Common Stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers
or other financial institutions. In connection with such transactions, broker-dealers
or other financial institutions may engage in short sales of shares of Class A Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Class A Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers
or other financial institutions that require the delivery to such broker-dealer
or other financial institution of shares offered by this prospectus, which shares such broker-dealer
or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares or grant a security interest in shares to a broker-dealer
or other financial institution, and, upon a default under the secured obligation, such broker-dealer
or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be an underwriter and, if applicable, will be identified in the applicable prospectus supplement (or a post-effective
amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales,
broker-dealers
or agents engaged by the Selling Securityholders may arrange for other broker-dealers
to participate.
Broker-dealers
or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, any
broker-dealers
who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. The compensation of any broker-dealer
may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the
anti-manipulation
rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable. The Selling Securityholders may indemnify any broker-dealer
that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date by surrendering, at the office of the Warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, an election to purchase, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.
Under the Registration Rights Agreement, we have agreed to indemnify the Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, we and the Selling Securityholders have agreed to indemnify any underwriter against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.
We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement or Rule 144 under the Securities Act or are no longer outstanding.

LEGAL MATTERS
The validity of the shares of Class A Common Stock and Warrants offered hereby will be passed upon for us by Latham & Watkins LLP.
EXPERTS
The financial statements of Trebia Acquisition Corp. as of December 31, 2020, and for the period from February 11, 2020 (inception) through December 31, 2020, appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of S1 Holdco, LLC as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to S1 Holdco, LLC’s ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Protected.Net Group Limited as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO LLP, independent accountants, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting. BDO LLP, Southampton, United Kingdom, is a member of the Institute of Chartered Accountants in England and Wales.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form
S-1
under the Securities Act with respect to the shares of Class A Common Stock and Warrants offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the shares of Class A Common Stock and Warrants offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

INDEX TO FINANCIAL STATEMENTS
INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
Trebia Acquisition Corp.

Condensed Balance Sheets as of September 30, 2021 and December 31, 2020	F-3
Condensed Statements of Operations for the Three and Nine Months Ended September 30, 2021, the Three Months ended September 30, 2020 and for the Period from February 11, 2020 (Inception) Through September 30, 2020
F-4
Condensed Statements Changes in Shareholders’ Equity for the Three and Nine Months Ended September 30, 2021, the Three Months ended September 30, 2020 and for the Period from February 11, 2020 (Inception) Through September 30, 2020
F-5
Condensed Statements of Cash Flows for the Nine Months Ended September 30, 2021 and for the Period from February 11, 2020 (Inception) through September 30, 2020	F-6
Notes to Condensed Financial Statements	F-7

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
PROTECTED.NET GROUP LIMITED

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
PROTECTED.NET GROUP LIMITED
Consolidated Financial Statements

Part I Financial Information

Item I.	Financial Statements
TREBIA ACQUISITION CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021	December 31, 2020
	(Unaudited)	(Restated)
Assets
Current Assets
Cash	$177,107	$843,643
Prepaid Expenses	121,875	209,790

Total Current Assets	298,982	1,053,433
Cash held in Trust Account	517,500,000	517,500,000

TOTAL ASSETS	$517,798,982	$518,553,433

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts Payable and Accrued Expenses	$2,155,565	$613,050
Promissory note—related party	450,000	—

Total Current Liabilities	2,605,565	613,050
Warrant Liability	36,950,834	53,005,335
FPA Liability	—	10,654,540
Deferred Underwriting Fee Payable	18,112,500	18,112,500

Total Liabilities	57,668,899	82,385,425
Commitments
Class A Ordinary Shares subject to possible redemption, 51,750,000 shares at redemption value at September 30, 2021 and December 31, 2020	517,500,000	517,500,000
Shareholders’ Deficit
Preferred shares, $0.0001 par value; 1,000,000 shares authorized, none issued and outstanding	—	—
Class A ordinary share s , $0.0001 par value; 400,000,000 shares authorized; no shares issued and outstanding (excluding 51,750,000 shares subject to possible redemption) at September 30, 2021, and December 31, 2020	—	—
Class B ordinary shares, $0.0001 par value; 40,000,000 shares authorized; 12,937,500 shares issued and outstanding at September 30, 2021, and December 31, 2020	1,294	1,294
Accumulated deficit	(57,371,211)	(81,333,286)

Total Shareholders’ Deficit	(57,369,917)	(81,331,992)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$517,798,982	$518,553,433

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

TREBIA ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended September 30, 2021	For the Period from February 11, 2020 (Inception) through September 30, 2020 (Restated)
	September 30,
	2021	2020 (Restated)
Formation and operating costs	$780,811	$173,155	$2,746,966	$210,021

Loss from operations	(780,811)	(173,155)	(2,746,966)	(210,021)

Other income (expense):
Transaction costs allocated to warrant and FPA liabilities	—	—	—	(1,381,051)
Change in fair value of warrant liability	6,880,500	1,529,000	16,054,501	(2,548,333)
Change in fair value of FPA liability	—	(2,299,616)	7,494,372	(5,293,037)
Gain on termination of FPA	—	—	3,160,168	—

Other income (expense), net	6,880,500	(770,616)	26,709,041	(9,222,421)

Net income (loss)	$6,099,689	$(943,771)	$23,962,075	$(9,432,442)

Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	51,750,000	51,750,000	51,750,000	22,975,216

Basic and diluted net income (loss) per share, Class A ordinary shares subject to possible redemption	0.09	(0.01)	0.37	(0.27)

Basic and diluted weighted average non-redeemable ordinary shares outstanding	12,937,500	12,937,500	12,937,500	11,999,192

Basic and diluted net income (loss) per non-redeemable ordinary share	0.09	(0.01)	0.37	(0.27)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

TREBIA ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ (DEFICIT)
EQUITY
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021

	Class A		Class B		Additional Paid-in Capital		Total Shareholders’ Deficit
	Ordinary Shares		Ordinary Shares			Accumulated Deficit
	Shares	Amount	Shares	Amount
Balance—December 31, 2020 (Restated)	—	$—	12,937,500	$1,294	$—	$(81,333,286)	$(81,331,992)
Net income	—	—	—	—	—	20,557,534	20,557,534

Balance—March 31, 2021 (Restated)	—	—	12,937,500	1,294	—	(60,775,752)	(60,774,458)
Net loss	—	—	—	—	—	(2,695,148)	(2,695,148)

Balance—June 30, 2021 (Restated)	—	—	12,937,500	1,294	—	(63,470,900)	(63,469,606)

Net income	—	—	—	—	—	6,099,689	6,099,689

Balance—September 30, 2021	—	$—	12,937,500	$1,294	$—	$(57,371,211)	$(57,369,917)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2020 AND THE PERIOD FROM FEBRUARY 11, 2020 (INCEPTION) TO SEPTEMBER 30, 2020

	Class A		Class B		Additional Paid-in Capital		Total Shareholders’ Equity/ (Deficit)
	Ordinary Shares		Ordinary Shares			Accumulated Deficit
	Shares	Amount	Shares	Amount
Balance—February 11, 2020	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	12,937,500	1,294	23,706	—	25,000
Net loss	—	—	—	—	—	(4,984)	(4,984)

Balance—March 31, 2020	—	—	12,937,500	1,294	23,706	(4,984)	20,016
Contribution in excess of fair value of private placement warrants	—	—	—	—	823,332	—	823,332
Accretion to shares subject to redemption	—	—	—	—	(847,038)	(51,418,538)	(52,265,576)
Net loss	—	—	—	—	—	(8,483,687)	(8,483,687)

Balance—June 30, 2020 (Restated)	—	—	12,937,500	1,294	—	(59,907,209)	(59,905,915)

Net loss	—	—	—	—	—	(943,771)	(943,771)

Balance—September 30, 2020 (Restated)	—	$—	12,937,500	$1,294	$—	$(60,850,980)	$(60,849,686)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

TREBIA ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30, 2021	For the Period from February 11, 2020 (Inception) Through September 30, 2020 (Restated)
Cash Flows from Operating Activities
Net income (loss)	$23,962,075	$(9,432,442)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Change in fair value of warrants	(16,054,501)	2,548,333
Change in fair value of FPA	(7,494,372)	5,293,037
Gain on termination of FPA	(3,160,168)	—
Transaction costs incurred in connection with IPO	—	1,381,051
Changes in operating assets and liabilities
Prepaid expenses	87,915	(256,808)
Accounts payable and accrued expenses	1,542,515	110,051

Net cash used in operating activities	(1,116,536)	(356,778)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	—	(517,500,000)

Net cash used in investing activities	—	(517,500,000)

Cash Flows from Financing Activities
Proceeds from sale of Units, net of underwriting discounts paid	—	507,150,000
Proceeds from sale of Private Placement Warrants	—	12,350,000
Proceeds from issuance of Class B ordinary shares to Sponsor	—	25,000
Proceeds from promissory note—related party	450,000	150,000
Repayment of promissory note—related party	—	(150,000)
Payment of offering costs	—	(778,589)

Net cash provided by financing activities	450,000	518,746,411

Net Change in Cash	(666,536)	889,633
Cash—Beginning	843,643	—

Cash—Ending	$177,107	$889,633

Supplemental disclosure of non-cash investing and financing activities:
Initial classification of ordinary shares subject to possible redemption	$—	$517,500,000

Deferred underwriting fee payable	$—	$18,112,500

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

TREBIA ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
NOTE 1. ORGANIZATION AND PLAN OF BUSINESS OPERATIONS
Trebia Acquisition Corp. (the “Company”) is a blank ch
e
ck company incorporated as a Cayman Islands exempted company on February 11, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).
Although the Company is not limited to a particular industry or geographic region for purposes of completing a Business Combination, the Company intends to focus on industries that complements the Sponsors’ (as defined below) and management team’s background in financial services, technology, software, data, analytics, services and related areas. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of September 30, 2021, the Company had not commenced any operations. All activity for the period from February 11, 2020 (inception) through September 30, 2021 relates to the Company’s formation, its initial public offering (“Initial Public Offering”), which is described below, and subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating
income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statements for the Company’s Initial Public Offering became effective on June 16, 2020. On June 19, 2020, the Company consummated the Initial Public Offering of 51,750,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriters of the over-allotment option to purchase an additional 6,750,000 Units, at $10.00 per Unit, generating gross proceeds of $517,500,000 which is described in Note
4
.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 8,233,334 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Trasimene Trebia, LP, an affiliate of Trasimene Capital Management, LLC, and BGPT Trebia LP, an affiliate of Bridgeport Partners LLC (collectively the “Sponsors”), generating gross proceeds of $12,350,000, which is described in Note
5
.
At September 30, 2021 and December 31, 2020, cash of
$177,107 and $843,643, respectively, was held outside of the Trust Account (as defined below) and is available for working capital purposes
.
Following the closing of the Initial Public Offering on June 19, 2020, an amount of $517,500,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) located in the United States and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of
Rule 2a-7
of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net

TREBIA ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
proceeds are intended to be applied generally toward completing a Business Combination. The Company must complete its initial Business Combination with one or more target businesses that together have a fair market value equal to at least
 80% of the net assets held in the Trust Account (excluding the amount of any deferred underwriting commissions held in the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires
50
% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount held in the Trust Account (initially $10.00 per share), calculated as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
If the Company seeks shareholder approval in connection with a Business Combination, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who vote at a general meeting of the Company. If a shareholder vote is not required under applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the holders of the Company’s Founder Shares have agreed to vote their Founder Shares (as defined in Note 6) and any Public Shares purchased in or after the Initial Public Offering in favor of approving a Business Combination and to waive their redemption rights with respect to any such shares in connection with a shareholder vote to approve a Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than
 $5,000,001. In such case, the Company would not proceed with the redemption of its Public Shares and the related Business Combination, and instead may search for an alternate Business Combination. Additionally, each public shareholder may elect to redeem its Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.
Notwithstanding the above, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

TREBIA ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
The Sponsors have agreed (a) to waive their redemption rights with respect to any Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial
business combination activity, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment and (iii) to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination.
The Company will have until June 19, 2022 (the “Combination Period”) to complete a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period, the Company will
(i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
The Sponsors have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsors acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note
7
) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
The Sponsors have agreed that they will be liable to the Company, if and to the extent any claims by a third party for services rendered or products sold to the Company, or by a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).
Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsors will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsors will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent public accountants),

TREBIA ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Going Concern
As of September 30, 2021, the Company had
$177,107
in its operating bank accounts,
$517,500,000
in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its ordinary shares in connection therewith and working capital deficit of
 $2,306,583.
Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.
The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through June 19, 2022. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
Risks and Uncertainties
In March 2020, the World Health Organization declared the outbreak of a novel coronavirus
(COVID-19)
as a pandemic which continues to spread throughout the United States and the World. As of the date the financial statements were issued, there was considerable uncertainty around the expected duration of this pandemic. The Company has concluded that while it is reasonably possible that
COVID-19
could have a negative effect on identifying a target company for a Business Combination, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS
In connection with the preparation of the Company’s financial statements as of September 30, 2021, management identified errors made in its historical financial statements where, as of December 31, 2020, the Company improperly valued its Class A ordinary shares subject to possible redemption. In accordance with the SEC and its staff’s guidance on redeemable equity instruments, ASC 480, paragraph
10-S99,
redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. The Company previously determined the Class A ordinary shares subject to possible redemption to be equal to the redemption value of $10.00 per Class A ordinary share while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001. Management

TREBIA ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
determined that the Class A ordinary shares issued during the Initial Public Offering can be redeemed or become redeemable subject to the occurrence of future events considered outside the Company’s control. Therefore, management concluded that the redemption value should include all Class A ordinary shares subject to possible redemption, resulting in the Class A ordinary shares subject to possible redemption being equal to their redemption value. As a result, management has noted a reclassification error related to temporary equity and permanent equity for December 31, 2020. This resulted in an adjustment to the carrying value of the Class A ordinary shares subject to possible redemption with the offset recorded to additional paid-in
capital (to the extent available), accumulated deficit and Class A ordinary shares.
In connection with the change in presentation for the Class A ordinary shares subject to redemption, the Company also restated its income (loss) per ordinary share calculated to allocate net income (loss) on a pro-rata
basis to Class A and Class B ordinary shares. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of ordinary shares share pro rata in the income (loss) of the Company. There is no impact to the reported amounts for total assets, total liabilities, cash flows, or net income (loss).
The impact of the restatement on the Company’s financial statements is reflected in the following table.

Balance Sheet as of June 19, 2020 (audited)	As Previously Reported	Adjustment	As Restated
Additional paid-in capital	$591,876	$(591,876)	$—
Accumulated deficit	(53,396,448)	591,876	(52,804,572)

Balance Sheet as of June 30, 2020
Additional paid-in capital	591,876	(591,876)	—
Accumulated deficit	(60,499,085)	591,876	(59,907,209)

Balance Sheet as of September 30, 2020
Additional paid-in capital	591,876	(591,876)	—
Accumulated deficit	(61,442,856)	591,876	(60,850,980)

Balance Sheet as of December 31, 2020 (audited)
Class A ordinary shares subject to possible redemption	$511,622,540	$5,877,460	$517,500,000
Class A ordinary shares	$59	$(59)	$—
Additional paid-in capital	$6,724,439	$(6,724,439)	$—
Accumulated deficit	$(82,180,324)	$847,038	$(81,333,286)
Total Shareholders’ Deficit	$(75,454,532)	$(5,877,460)	$(81,331,992)

Balance Sheet as of March 31, 2021
Additional paid-in capital	$847,038	$(847,038)	$—
Accumulated deficit	$(61,622,790)	$847,038	$(60,775,752)

Balance Sheet as of June 30, 2021
Additional paid-in capital	$847,038	$(847,038)	$—
Accumulated deficit	$(64,317,938)	$847,038	$(63,470,900)

Statement of Operations for the Period from February 11, 2020 (Inception) through June 30, 2020
Weighted average shares outstanding, Class A ordinary shares	51,750,000	(47,683,929)	4,066,071
Basic and diluted earnings per share, Class A ordinary shares	$—	$(0.55)	$(0.55)
Weighted average shares outstanding, Class B ordinary shares	11,389,568	(6,979)	11,382,589
Basic and diluted earnings per share, Class B ordinary shares	$(0.74)	$0.19	$(0.55)

TREBIA ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Balance Sheet as of June 19, 2020 (audited)	As Previously Reported	Adjustment	As Restated
Statement of Operations for the Three Months Ended June 30, 2020
Weighted average shares outstanding, Class A ordinary shares	51,750,000	(45,494,505)	6,255,495
Basic and diluted earnings per share, Class A ordinary shares	$—	$(0.48)	$(0.48)
Basic and diluted earnings per share, Class B ordinary shares	$(0.74)	$0.26	$(0.48)

Statement of Operations for the Period from February 11, 2020 (Inception) through September 30, 2020
Weighted average shares outstanding, Class A ordinary shares	51,750,000	(28,774,784)	22,975,216
Basic and diluted earnings per share, Class A ordinary shares	$—	$(0.27)	$(0.27)
Weighted average shares outstanding, Class B ordinary shares	12,022,500	(23,308)	11,999,192
Basic and diluted earnings per share, Class B ordinary shares	$(0.78)	$0.51	$(0.27)

Statement of Operations for the Three Months Ended September 30, 2020
Weighted average shares outstanding, Class A ordinary shares	51,750,000	—	51,750,000
Basic and diluted earnings per share, Class A ordinary shares	$0.00	$(0.01)	$(0.01)
Basic and diluted earnings per share, Class B ordinary shares	$(0.07)	$0.06	$(0.01)

Statement of Operations for the Period from February 11, 2020 (Inception) through December 30, 2020 (audited)
Weighted average shares outstanding, Class A ordinary shares	51,750,000	(20,604,167)	31,145,833
Basic and diluted earnings per share, Class A ordinary shares	$—	$(0.69)	$(0.69)
Weighted average shares outstanding, Class B ordinary shares	12,288,052	(22,427)	12,265,625
Basic and diluted earnings per share, Class B ordinary shares	$(2.43)	$1.74	$(0.69)

Statement of Operations for the Three Months Ended March 31, 2021
Weighted average shares outstanding, Class A ordinary shares	51,162,254	587,746	51,750,000
Basic and diluted earnings per share, Class A ordinary shares	$—	$0.32	$0.32
Weighted average shares outstanding, Class B ordinary shares	13,525,246	(587,746)	12,937,500
Basic and diluted earnings per share, Class B ordinary shares	$1.52	$(1.20)	$0.32

Statement of Operations for the Three Months Ended June 30, 2021
Basic and diluted earnings per share, Class A ordinary shares	$—	$(0.04)	$(0.04)
Basic and diluted earnings per share, Class B ordinary shares	$(0.21)	$0.17	$(0.04)

Statement of Operations for the Six Months Ended June 30, 2021
Weighted average shares outstanding, Class A ordinary shares	51,457,751	292,249	51,750,000
Basic and diluted earnings per share, Class A ordinary shares	$—	$0.28	$0.28
Weighted average shares outstanding, Class B ordinary shares	13,229,749	(292,249)	12,937,500
Basic and diluted earnings per share, Class B ordinary shares	$1.35	$(1.07)	$0.28

Statement of Changes in Shareholders Equity (Deficit) for the Period from February 11, 2020 (Inception) through December 30, 2020 (audited)
Offering costs allocated to equity in connection with IPO	(27,860,038)	27,860,038	—

TREBIA ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Balance Sheet as of June 19, 2020 (audited)	As Previously Reported	Adjustment	As Restated
Initial Classification of Public Warrants	(24,150,000)	24,150,000	—
Initial Classification of FPA Liability	(255,538)	255,538	—
Change in value of ordinary shares subject to possible redemption	5,877,460	(5,877,460)	—
Accretion to shares subject to redemption	—	(52,265,576)	(52,265,576)
Total Shareholders’ deficit	(75,454,532)	(5,877,460)	(81,331,992)

Statement of Changes in Shareholders Equity (Deficit) for the Three Months Ended March 31, 2021
Change in value of ordinary shares subject to possible redemption	(5,877,460)	5,877,460	—

Statement of Cash Flows for the Period from February 11, 2020 (Inception) through December 30, 2020 (audited)
Change in Class A ordinary shares subject to possible redemption	(5,877,460)	5,877,460	—

Statement of Cash Flows for the Three Months Ended March 31, 2021
Change in Class A ordinary shares subject to possible redemption	5,877,460	(5,877,460)	—
NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information and in accordance with the instructions to
Form 10-Q
and Article 8 of Regulation
S-X
of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with US GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Amendment No. 1 on Form
10-K/A
for the period ended December 31, 2020, as restated by the Company on May 18, 2021 (“Amendment No.1”) and Amendment No. 2 on Form
10-K/A
for the period ended December 31, 2020, as restated on June 23, 2021 (“Amendment No.2”). The interim results for the three months and nine months ended September 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future periods.
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Orchid Merger Sub I, Inc., Orchid Merger Sub II, LLC and Orchid Finco LLC. All significant intercompany balances and transactions have been eliminated in consolidation.

F-1
3

TREBIA ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section
404
of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the condensed consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these condensed financial statements is the determination of the fair value of the warrant liabilities. Such estimates may be subject to change as more current information becomes available and accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2021, and December 31, 2020.
Cash Held in Trust Account
At September 30, 2021 and December 31, 2020, the assets held in the Trust Account were held in cash.

F-1
4

TREBIA ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Warrant and FPA Liabilities
The Company accounts for the Public Warrants (as defined in Note 4) and Private Placement Warrants (collectively, the “Warrants”) as well as a forward purchase agreement entered into with the Company’s anchor investor (the “FPA”)
as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the Warrants and the FPA and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the Warrants and FPA are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, or meet all of the requirements for equity classification under ASC 815, including whether the Warrants and FPA are indexed to the Company’s own ordinary shares and whether the holders of the Warrants could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of issuance of the Warrants and execution of the FPA and as of each subsequent quarterly period end date while the Warrants and FPA are outstanding. For issued or modified warrants that meet all of the criteria for equity classification, such warrants are required to be recorded as a component of additional paid-in
capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, liability-classified warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheets date thereafter. Changes in the estimated fair value of such warrants are recognized as a non-cash
gain or loss on the statements of operations.
We account for the Warrants and FPAs in accordance with ASC
815-40
under which the Warrants and FPAs do not meet the criteria for equity classification and must be recorded as liabilities. The fair value of the Public Warrants has been estimated using the Public Warrants’ quoted market price. The fair value of the Private Placement Warrants is estimated using the value of the Public Warrants’ quoted market price. The fair value of the FPAs has been estimated using a probability-weighted discounted cash flow approach
.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for Class A Ordinary Shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” The Company’s conditionally redeemable Class A Ordinary Shares feature certain redemption rights that are considered to be outside of its control and subject to the occurrence of uncertain future events. Accordingly, at September 30, 2021 and December 31, 2020, Class A ordinary shares subject to possible redemption were
 51,750,000
, are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s condensed balance sheets.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid in capital and accumulated deficit.

TREBIA ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

At September 30, 2021 and December 31, 2020, the Class A Ordinary shares reflected in the condensed balance sheet are reconciled in the following table:

Gross proceeds	$517,500,000
Less:
Proceeds allocated to Public Warrants	$(24,150,000)
Class A ordinary shares issuance costs	(28,115,576)
Plus:
Accretion of carrying value to redemption value	$52,265,576

Class A ordinary shares subject to possible redemption	$517,500,000

Offering Costs
The Company complies with the requirements of FASB ASC
340-10-S99-1
and SEC Staff Accounting Bulletin Topic 5A “Expenses of Offering.” Offering costs consist of costs incurred in connection with formation and preparation for the Initial Public Offering. Offering costs were allocated on a relative fair value basis between shareholders’ equity and expense. The portion of offering costs allocated to the Warrants and FPA has been charged to expense. The portion of offering costs allocated to the Class A ordinary shares has been charged to shareholders’ equity.
On June 19, 2020, offering costs totaled $29,241,089 (consisting of $28,462,500 of (current and deferred) underwriting fees and $778,589 of other offering costs), of which $1,381,051 was charged to expense.
Income Taxes
The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.
ASC 740, “Income Taxes” (“ASC 740”) clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no
unrecognized tax benefits and
no
amounts accrued for interest and penalties
as of September 30, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.
On March 27, 2020, President Trump signed the Coronavirus Aid, Relief, and Economic Security “CARES” Act into law. The CARES Act includes several significant business tax provisions that, among other things, would

TREBIA ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

eliminate the taxable income limit for certain net operating losses (“NOL) and allow businesses to carry back NOLs arising in 2018, 2019 and 2020 to the five prior years, suspend the excess business loss rules, accelerate refunds of previously generated corporate alternative minimum tax credits, generally loosen the business interest limitation under IRC section 163(j) from 30 percent to 50 percent among other technical corrections included in the Tax Cuts and Jobs Act tax provisions. The Company does not believe that the CARES Act will have a significant impact on Company’s financial position or statements of operations.
Net Income (Loss) Per Ordinary Share
Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. The Company applies the two-class
method in calculating earnings per share. Ordinary shares subject to possible redemption which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net loss per ordinary share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of warrants sold in the Initial Public Offering and the private placement to purchase 25,483,334 ordinary shares in the calculation of diluted loss per share, since the exercise of the warrants into ordinary shares is contingent upon the occurrence of future events. As a result, diluted net loss per ordinary share is the same as basic net loss per ordinary share for the periods presented.
The following table reflects the calculation of basic and diluted net income (loss) per ordinary share (in dollars, except per share amounts):

	Three Months Ended September 30, 2021		Three Months Ended September 30, 2020		Nine Months Ended September 30, 2021		For the Period from February 11, 2020 (Inception) Through September 30, 2020
	Class A	Class B	Class A	Class B	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per ordinary share
Numerator:
Allocation of net income (loss), as adjusted	$4,879,751	$1,219,938	$(755,017)	$(188,754)	$19,169,660	$4,792,415	$(6,196,313)	$(3,236,129)
Denominator:
Basic and diluted weighted average shares outstanding	51,750,000	12,937,500	51,750,000	12,937,500	51,750,000	12,937,500	22,975,216	11,999,192

Basic and diluted net income (loss) per ordinary share	$0.09	$0.09	$(0.01)	$(0.01)	$0.37	$0.37	$(0.27)	$(0.27)
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

F-1
7

TREBIA ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Fair Value of Financial Instruments
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis
.
Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3: Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.
Recent Accounting Standards
In August 2020, the FASB issued ASU
No. 2020-06,
“Debt—Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU
2020-06”),
which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU
2020-06
removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU
2020-06
is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The Company is evaluating the impact of adopting ASU
2020-06.
Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.
NOTE
4
. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 51,750,000 Units, which includes the full exercise by the underwriter of its option to purchase an additional 6,750,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-third
of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note
9
).
NOTE
5
. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsors purchased an aggregate of 8,233,334 Private Placement Warrants at a price of $1.50 per Private Placement Warrant from the Company in a private

TREBIA ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

placement, for an aggregate purchase price of
$12,350,000. Each Private Placement Warrant is exercisable for one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note
9
). The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.
NOTE
6
. RELATED PARTY TRANSACTIONS
Founder Shares
On February 18, 2020, the Sponsors purchased 10,781,250 of the Company’s Class B ordinary shares (the “Founder Shares”) for an aggregate purchase price of $25,000. On June 16, 2020, the Company effected a share dividend of 2,156,250 shares, resulting in the Sponsors holding an aggregate of 12,937,500 Founder Shares. All share and per-share
amounts have been retroactively restated to reflect the share dividend. The Founder Shares included an aggregate of up to 1,687,500 shares subject to forfeiture by the Sponsors to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares would collectively represent 20% of the Company’s issued and outstanding shares upon the completion of the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option, 1,687,500 Founder Shares are no longer subject to forfeiture.
The Sponsors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination; and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions,
share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.
Administrative Support Agreement
The Company entered into an agreement whereby, commencing on June 16, 2020, the Company will pay BGPT Trebia LP up to
$10,000
per month for office space and administrative support services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the three months and nine months ended September 30, 2021, total expenses related to the Administrative Support Agreement amounted to
$30,000 and $90,000,
respectively. For the three months ended September 30, 2020 and for the period from February 11, 2020 (inception) to September 30, 2020, the Company incurred $30,000 and $35,000 in fees for these services.As of September 30, 2021 and December 31, 2020, $147,472 and

$65,000
is included in accounts payable and accrued expenses in the accompanying condensed balance sheets
.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsors or an affiliate of the Sponsors, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at

TREBIA ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

the
lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into warrants at a price of $1.50 per warrant. Such warrants would be identical to the
Private
Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.
Promissory Note
On July 13, 2021 the Sponsors made available to the Company a loan of up to $500,000 pursuant to two promissory notes issued to the Company from the BGPT Sponsor in the amount of $212,500 (the “BGPT Note”) and to Trasimene Sponsor $287,500 (the “Trasimene Note”). The Company is entitled to submit drawdown requests to the Sponsor from time to time and the proceeds from any amounts borrowed under the note will be used for on-going
operational expenses and certain other expenses. The notes are unsecured, non-interest
bearing and mature on the earlier of: (i) May 31, 2022, or (ii) the date on which the Company consummates a Business Combination. On July 13, 2021, the Company drew-down $106,250 under the BGPT Note and $143,750 under the Trasimene Note. On August 9, 2021, the Company drew-down an additional $75,000 under the BGPT Note. As of September 30, 2021, the outstanding balance under the promissory notes was $450,000.
NOTE 7. COMMITMENTS
Registration Rights
Pursuant to a registration rights agreement entered into on June 19, 2020, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Pursuant to the forward purchase agreement, the Company has agreed to use its reasonable best efforts (i) to file within
30
days after the closing of the initial business combination a resale shelf registration statement with the SEC for a secondary offering of the forward purchase shares and the forward purchase warrants (and underlying Class A ordinary shares), (ii) to cause such registration statement to be declared effective promptly thereafter, (iii) to maintain the effectiveness of such registration statement until the earliest of (A) the date on which Cannae Holdings, Inc. (“Cannae Holdings”) or its assignee cease to hold the securities covered thereby, and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and (iv) after such registration statement is declared effective, cause us to conduct underwritten offerings, subject to certain limitations. In addition, the forward purchase agreement provides for certain “piggy-back” registration rights to the holders of forward purchase securities to include their securities in other registration statements filed by us.

TREBIA ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Underwriting Agreement
The underwriters are entitled to a deferred fee of $0.35 per Unit, or $18,112,500 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Forward Purchase Agreement
On June 5, 2020, the Company entered into a forward purchase agreement with Cannae Holdings, a diversified holding company which is externally managed by Trasimene Capital Management, LLC but is not an affiliate of the Company or the Sponsors, pursuant to which Cannae Holdings will purchase Class A ordinary shares in an aggregate share amount equal to
7,500,000
Class A ordinary shares, plus an aggregate of
2,500,000
redeemable warrants to purchase
one
Class A ordinary share at $
11.50
per share, for an aggregate purchase price of $
75,000,000
, or $
10.00
per Class A ordinary share, in a private placement to occur concurrently with the closing of the Business Combination. The warrants to be issued as part of the forward purchase agreement will be identical to the warrants sold as part of the units in this offering. In connection with the forward purchase securities sold to Cannae Holdings, the Sponsors will receive (by way of an adjustment to their existing Class B ordinary shares) an aggregate number of additional Class B ordinary shares so that the initial shareholders, in the aggregate, on an as-converted
basis, will hold
20
% of the Company’s Class A ordinary shares at the time of the closing of the Business Combination. The obligations under the forward purchase agreement do not depend on whether any Class A ordinary shares are redeemed by the public shareholders.
Under the forward purchase agreement, the Company will provide a right of first offer to Cannae Holdings, if the Company proposes to raise additional capital by issuing any equity, or securities convertible into, exchangeable or exercisable for equity securities, other than the units and certain excluded securities. In addition, if the Company seeks shareholder approval of a Business Combination, Cannae Holdings has agreed under the forward purchase agreement to vote any Class A ordinary shares owned by Cannae Holdings in favor of any proposed initial Business Combination.
In connection with the signing of the Business Combination Agreement and Backstop Agreement, Trebia and Cannae entered into a FPA Termination Agreement to terminate the June 5, 2020 Forward Purchase Agreement.
Contingent Fee Arrangement
The Company has entered into a fee arrangement with a service provider pursuant to which certain fees incurred by the Company in connection with a potential Business Combination will be deferred and become payable only if the Company consummates a Business Combination. If a Business Combination does not occur, the Company will not be required to pay these contingent fees. As of September 30, 2021 and December 31, 2020, the amount of these contingent fees was approximately
$
5,288,750
and $
2,853,572
, respectively. There can be no assurances that the Company will complete a Business Combination.
Business Combination Agreement
As previously disclosed on a Form
8-K
filed with the SEC on June 29, 2021, on June 28, 2021, the Company entered into that certain Business Combination Agreement (as amended on November
30
, 2021, the “Business Combination Agreement”) by and among S1 Holdco, LLC, a Delaware limited liability company (“System1”), System1 SS Protect Holdings, Inc., a Delaware corporation (“Protected” and, together with System1,

TREBIA ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

collectively, the “Targets”) and the other parties signatory thereto. The Business Combination Agreement provides for, among other things, the consummation of the following transactions (the “Business Combination”): the Company will transfer by way of continuation from the Cayman Islands to Delaware and domesticate as a Delaware corporation in accordance with Section 388 of the DGCL and with Section 206 of the Cayman Islands Companies Act (As Revised) (the “Domestication”), upon which time, the Co
m
pany will enter into a series of business combination transactions which, following the consummation of the Business Combination, will result in each of (i) System1, LLC, a Delaware limited liability company and the current operating subsidiary of System1, and (ii) Protected.net Group Limited, a private limited company organized under the laws of England and Wales and the current operating subsidiary of Protected, becoming subsidiaries of the Company (such combined company, “System1 Group”). Following the consummation of the Business Combination, System1 Group will be organized in an
“Up-C”
structure, in which substantially all of the assets and business of the Company will be held by subsidiaries of System1. System1 Group’s business will continue to operate through the subsidiaries of System1 and Protected.
Upon consummation of the Business Combination, and after the Domestication, the Company will have three classes of common stock, which are as follows:

•	Class A common stock, par value $0.0001 per share (the “System1 Group Class A Common Stock”), which will be publicly traded.

•	Class C common stock, par value $0.0001 per share (the “System1 Group Class C Common Stock”), which will have the right to one vote per share.

•
Class D common stock, par value $0.0001 per share (“System1 Group Class D Common Stock”), that do not entitle the holder to any voting rights except as required by applicable law. The System1 Group Class D Common Stock will automatically convert into shares of System1 Group Class A Common Stock on a one-for-one
basis if, following the closing of the Business Combination (the “Closing”), the post-Closing dollar volume-weighted average price (“VWAP”) of System1 Group equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) trading days within a period of thirty (30) consecutive trading days before the fifth anniversary of the Closing. If the System1 Group Class D Conversion Event has not occurred by the fifth anniversary of the Closing, all outstanding shares of System1 Group Class D Common Stock will automatically be forfeited to the System1 Group and canceled for no consideration therefor, including any dividends or dividend catch-up
payments owed in respect thereof.

Subject to the terms of the Business Combination Agreement, the aggregate consideration to be paid to the equity holders of System1 and Protected in connection with the Business Combination will be a combination of cash and equity consideration. The aggregate cash consideration payable under the Business Combination Agreement will be approximately $462,500,000 (the “Closing Cash Consideration”) of which (x) approximately $212,500,000 cash proceeds will be received by System1 and Protected management equity holders (subject to certain adjustments set forth in the Business Combination Agreement), and (y) $250,361,620 cash proceeds will be received by certain non-management
equity

holders of System1. The aggregate equity consideration payable under the Business Combination Agreement will be approximately $667,500,000, consisting of shares of the Company’s Class A Common Stock and the Company’s Class C Common Stock (valued at $10.00 per share) (the “Closing Equity Consideration”). In the event that the value of shareholder redemptions exceeds $417,500,000, then the Closing Cash Consideration and Closing Equity Consideration are subject to a dollar-for-dollar
adjustment. In such case, current equity

holders of System1 and Protected have, pursuant to the terms of the Business Combination Agreement, agreed to reduce the Closing Cash Consideration by such amount and proportionally increase the Closing Equity Consideration. If the value of shareholder redemptions exceeds

TREBIA ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
$462,500,000, the current equity

holders of System1 and Protected may elect, in their sole discretion, to further reduce the Closing Cash Consideration and proportionally increase the Closing Equity Consideration.
In connection with the Business Combination Agreement, Trebia entered into a commitment letter (the “Commitment Letter”) with Bank of America, N.A. (“Bank of America”) pursuant to which at the closing of the

Business Combination, Bank of America has committed to provide Orchid Finco LLC (“Finco”), as the borrower, a $
400
 million first lien term loan facility (the “Term Loan”) and a $
50
 million revolving facility (the “Revolving Facility” and, together with the Term Facility, the “New Facility”). The Term Loan will mature seven years
after the Closing and will amortize in equal quarterly installments in an aggregate annual amount equal to
1
% of the original principal amount of the Term Loan. The Revolving Facility will mature five years
after the Closing. The $
518
 million of cash currently held in Trebia’s trust account will be backstopped by the $

 million Cannae Subscription, together with $

 million of the Bank of America Term Loan, which will be utilized as a backstop for potential future redemptions by Trebia public shareholders. This in conjunction with the Seller Backstop Amount and the Additional Seller Backstop Election provides for a potential
100
% backstop for potential future redemptions by Trebia public shareholders. Bank of America’s commitment to provide the New Facility is subject to a limited number of conditions, including the non-occurrence
of a material adverse effect with respect to the Targets.
Sponsor Agreement
In connection with the execution of the Business Combination Agreement and the Backstop Agreement, as defined below, Trebia amended and restated (a) that certain letter agreement, dated June 19, 2020, by and among the Sponsors and Trebia and (b) that certain letter agreement, dated June 19, 2020, by and among Trebia, certain of the directors and officers of Trebia (the “Insiders”) and the other parties thereto, and entered into that certain sponsor agreement that certain sponsor agreement (as amended on November
 30
, 2021, the “
Sponsor Agreement
”) with the Sponsors, Cannae, the Insiders, System1 and Protected. Pursuant to the Sponsor Agreement, among other things, the Sponsors along with Cannae and the Insiders agreed (i) to vote any Trebia securities in favor of the Business Combination and other Trebia Shareholder Matters (as defined in the Business Combination Agreement), (ii) not to seek redemption of any Trebia securities, (iii) not to transfer any Trebia securities for the period beginning on the day of the Closing until the earlier of (x)
 180 days
following the Closing or (y) if the VWAP of System1 Group Class A Common Stock equals or exceeds
$12.00
per share for any twenty
 (20)
trading days within a period of thirty
 (30)
consecutive trading days,
150 days
thereafter, and (iv) to be bound to certain other obligations as described therein. BGPT Sponsor and Trasimene Sponsor have each also agreed to, in conjunction with the closing of the Business Combination, forfeit
1,450,000
Trebia Class B Ordinary Shares
 (2,900,000
in the aggregate). Trebia will also issue (x)
725,000
shares of System1 Group Class D Common Stock to Trasimene Sponsor and
 725,000
shares of System1 Group Class D Common Stock to BGPT Sponsor, and (y)
725,000
System1 Group restricted stock units to each of Michael Blend and Just Develop It Limited, a private limited company incorporated in England and Wales, in the case of each of (x) and (y) subject to the BGPT Sponsor and Trasimene Sponsor forfeiture of
1,450,000
Trebia Class B ordinary shares. The System1 Group restricted stock units will be subject to the same vesting and other terms as the System1 Group Class D Common Stock. Additionally, (x) the Sponsors have agreed to, in conjunction with the closing of the Business Combination, forfeit up to
1,734,694
(in the aggregate) Trebia Class B Ordinary Shares in connection with the equity backstop commitments by Cannae and certain System1 and Protected equity holders and (y) Trebia has agreed to issue to Cannae or such System1 and Protected equity holders a number of System1 Group Class A Common Stock equal to such forfeiture, in the event and to the extent that Cannae and/or such System1 and Protected equity holders provide such backstop in connection with any valid shareholder redemptions
.

TREBIA ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
Backstop Agreement
In connection with the signing of the Business Combination Agreement, Trebia and Cannae entered into that
 certain Backstop Facility Agreement (the “
Backstop Agreement
”) whereby Cannae has agreed, subject to the other terms and conditions included therein, at the BPS Closing (as defined in the Backstop Agreement), to subscribe for System1 Group Class A Common Stock in order to fund redemptions by shareholders of Trebia in connection with the Business Combination, in an amount of up to

$200,000,000.
NOTE 8. SHAREHOLDERS’ EQUITY
Preference Shares
—
The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001. The Company’s board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. At
September
 30, 2021 and December 31, 2020, there were no preference shares issued or outstanding.
Class
 A Ordinary Shares
—The Company is authorized to issue 400,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At
September
 30, 2021 and December 31, 2020, there were 51,750,000

Class A ordinary shares issued and outstanding, including Class A ordinary shares subject to possible redemption presented as temporary equity.
Class
 B Ordinary Shares
—The Company is authorized to issue 40,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At
September
 30, 2021 and December 31, 2020, there were 12,937,500 Class B ordinary shares issued and outstanding.
Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of the Company’s shareholders except as otherwise required by law.
The Class B ordinary shares will automatically convert into Class A ordinary shares on the first business day following the completion of A business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted
basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of Initial Public Offering, plus (ii) the sum of (a) the total number of ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued by the Company in connection with or in relation to the completion of a Business Combination (including the forward purchase shares, but not the forward purchase warrants), excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in a Business Combination and any private placement warrants issued to the Sponsors or any of their affiliates upon conversion of Working Capital Loans, minus (b) the number of Public Shares redeemed by public shareholders in connection with a Business Combination. Any conversion of Class B ordinary shares will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one to one.

TREBIA ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

NOTE
9
. WARRANTS
Warrants
—Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30
 d
ays after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
The Company will
not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. In addition, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of the Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company elects to do so, the Company will not be required to file or maintain in effect a registration statement, but it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied the excess of the “fair market value” less the exercise price of the warrants by (y) the fair market value and
(B) 0.361. The “fair market value” shall mean the volume weighted average price of the Class A ordinary shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of Warrants When the Price per Class
 A Ordinary Share Equals or Exceeds $18.00
—Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

TREBIA ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

•	upon not less than 30 d ays’ prior written notice of redemption to each warrant holder and

•
if, and only if, the last reported sale price of the Class A ordinary shares for any 20 trading days within a 30 trading day period ending three business days before sending the notice of redemption to warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like).

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. However, we will not redeem the warrants unless an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the
30-day
redemption period.
Redemption of Warrants
When the Price per Class A Ordinary Share Equals or Exceeds $
10.00
 —Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30

d
ays’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of the Class A ordinary shares;

•
if, and only if, the Reference Value (as defined in the above under “Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $18.00”) equals or exceeds $10.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like); and

•
if the Reference Value is less than $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) the private placement warrants must also be concurrently called for redemption on the same terms (except as described below with respect to a holder’s ability to cashless exercise its warrants) as the outstanding public warrants, as described above.

The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.
In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsors or their affiliates, without taking into account any Founder Shares held by the Sponsors or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the

TREBIA ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

total
equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company completes a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described above adjacent to “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” and “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that (x) the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, (y) the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable
so long as they are held by the initial purchasers or their permitted transferees and (z) the Private Placement Warrants and the Class A ordinary shares issuable upon exercise of the Private Placement Warrants will be entitled to registration rights. If the Private
Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE
10
. FAIR VALUE MEASUREMENTS
Warrant Liability
The Warrants and FPA are accounted for as liabilities pursuant to ASC
815-40
and are measured at fair value as of each reporting period. Changes in fair value of the Warrants and FPA are recorded in the statements of operations each period.
The following table presents the Company’s fair value hierarchy for liabilities measured at fair value on a recurring basis as of September 30, 2021.

	Level 1	Level 2	Level 3	Total
Warrant liabilities:
Public Warrants	$25,012,500	$—	$—	$25,012,500
Private Warrants	—	—	11,938,334	11,938,334

Total Warrants Liabilities	$25,012,500	$—	$11,938,334	$36,950,834

TREBIA ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

The following table presents the Company’s fair value hierarchy for liabilities measured at fair value on a recurring basis as of December 31, 2020.

	Level 1	Level 2	Level 3	Total
Warrant liabilities:
Public Warrants	$35,880,000	$—	$—	$35,880,000
Private Warrants	—	—	17,125,335	17,125,335

Total Warrants Liabilities	$35,880,000	$—	$17,125,335	$53,005,335

FPA Liability	—	—	10,654,540	10,654,540

Grand Total	$35,880,000	$—	$27,779,875	$63,659,875

The Public Warrants were valued using the instrument’s publicly listed trading price (NYSE: TREB.WS) as of the balance sheet dates.
The value of the Private Warrants was estimated using the Public Warrants’ publicly listed trading price (NYSE: TREB.WS) as of the balance sheet dates, which is considered a Level 3 fair value measurement. Given the Private Warrants and Public Warrants are similar instruments and the Public Warrants have quoted prices in an active market, the publicly listed trading price of the Public Warrants estimates the value of the Private Warrants.
The following table presents a summary of the changes in the fair value of the Private Placement Warrants, a Level 3 liability, measured on a recurring basis.

Private Placement Warrant Liability
Fair value, December 31, 2020	$17,125,335

Change in fair value	(4,775,334)

Fair value, March 31, 2021	12,350,001
Change in fair value	1,811,333

Fair value, June 30, 2021	14,161,334
Change in fair value	(2,223,000)

Fair value, September 30, 2021	$11,938,334

FPA Liability
The liability for the FPAs were valued using an adjusted net assets method, which is considered to be a Level 3 fair value measurement. Under the adjusted net assets method utilized, the aggregate commitment of $75 million pursuant to the FPAs is discounted to present value and compared to the fair value of the ordinary shares and warrants to be issued pursuant to the FPAs. The fair value of the ordinary shares and warrants to be issued under the FPAs were based on the public trading price of the Units issued in the Company’s IPO. The excess (liability) or deficit (asset) of the fair value of the ordinary shares and warrants to be issued compared to the $75 million fixed commitment is then reduced to account for the probability of consummation of the Business Combination. As of June 30, 2021, the FPA liability was reduced to zero as the FPA was terminated per the FPA Termination Agreement between Trebia and Cannae Holdings in conjunction with the Business Combination Agreement as discussed in
Note 7.

TREBIA ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

The following table presents a summary of the changes in the fair value of the FPA liability, a Level 3 liability, measured on a recurring basis.

FPA Liability
Fair value, December 31, 2020	$10,654,540

Change in fair value	(7,494,372)

Fair value, March 31, 2021	3,160,168
Change in fair value	(3,160,168)

Fair value, June 30, 2021	$—

Transfers to/from Level 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. There were no transfers between Level 3 and any other level for the three months and nine
months ended
September
 30, 2021.
NOTE 11. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheets date up to the date that the condensed consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.

F-2
9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
Trebia Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Trebia Acquisition Corp. (the “Company”) as of December 31, 2020, the related statements of operations, changes in shareholders’ equity and cash flows for the period from February 11, 2020, (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from February 11, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Restatement of the 2020 Financial Statements
As discussed in Note 2 to the financial statements, the accompanying financial statements as of December 31, 2020 and for the period from February 11, 2020 (inception) through December 31, 2020 have been restated.
Explanatory Paragraph - Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2020 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ Marcum
LLP
Marcum
LLP
We have served as the Company’s auditor since 2020.
Philadelphia, PA
April 1, 2021, except for the effects of the restatement discussed in Notes 2, 3, 8 and 10 as to which the date is December 1, 2021

TREBIA ACQUISITION CORP.
BALANCE SHEET (Restated)
DECEMBER 31, 2020

ASSETS
Current Assets
Cash	$843,643
Prepaid expenses	209,790

Total Current Assets	1,053,433
Cash held in Trust Account	517,500,000

Total Assets	$518,553,433

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities – Accrued expenses	$613,050
Warrant Liability	53,005,335
FPA Liability	10,654,540
Deferred underwriting fee payable	18,112,500

Total Liabilities	82,385,425

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, 51,750,000 shares at redemption value	517,500,000

Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding
Class A ordinary shares, $0.0001 par value; 400,000,000 shares authorized, none issued and outstanding (excluding 51,750,000 shares subject to possible redemption)	—
Class B ordinary shares, $0.0001 par value; 40,000,000 shares authorized; 12,937,500 shares issued and outstanding	1,294
Additional paid-in capital	—
Accumulated deficit	(81,333,286)

Total Shareholders’ Deficit	(81,331,992)

Total Liabilities and Shareholders’ Deficit	$518,553,433

The accompanying notes are an integral part of these financial statements.

F-
32

TREBIA ACQUISITION CORP.
STATEMENT OF OPERATIONS (Restated)
FOR THE PERIOD FROM FEBRUARY 11, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Formation and operating costs	$806,028

Loss from operations	(806,028)

Other expense/loss
Offering Costs Related to Warrants and FPA	(1,381,051)
Loss on change in fair value of Warrant Liability	(17,328,667)
Loss on change in fair value of FPA Liability	(10,399,002)

Net loss	$(29,914,748)

Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	31,145,833

Basic and diluted net loss per share, Class A ordinary shares	$(0.69)

Basic and diluted weighted average shares outstanding, Class B nonredeemable ordinary shares	12,265,625

Basic and diluted net loss per share, Class B nonredeemable ordinary shares	$(0.69)

The accompanying notes are an integral part of these financial statements.

F-
33

TREBIA ACQUISITION CORP.
STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT (Restated)
FOR THE PERIOD FROM FEBRUARY 11, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance—February 11, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to BGPT Trebia LP	—	—	12,937,500	1,294	23,706	—	25,000
Contribution in excess of fair value of private placement warrants	—	—	—	—	823,332	—	823,332
Net loss	—	—	—	—	—	(29,914,748)	(29,914,748)
Accretion of Class A shares to redemption value	—	—	—	—	(847,038)	(51,418,538)	(52,265,576)

Balance—December 31, 2020, as restated	—	$—	12,937,500	$1,294	$—	$(81,333,286)	$(81,331,992)

The accompanying notes are an integral part of these financial statements.

F-
34

TREBIA ACQUISITION CORP.
STATEMENT OF CASH FLOWS (Restated)
FOR THE PERIOD FROM FEBRUARY 11, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Cash Flows from Operating Activities:
Net loss	$(29,914,748)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of Warrant Liability	17,328,667
Change in fair value of FPA Liability	10,399,002
Changes in operating assets and liabilities:
Prepaid expenses	(209,790)
Accrued expenses	613,050

Net cash used in operating activities	(402,768)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(517,500,000)

Net cash used in investing activities	(517,500,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B ordinary shares to BGPT Trebia LP	25,000
Proceeds from sale of Units, net of underwriting discounts paid	507,150,000
Proceeds from sale of Private Placement Warrants	12,350,000
Proceeds from promissory note—related party	150,000
Repayment of promissory note—related party	(150,000)
Payment of offering costs	(778,589)

Net cash provided by financing activities	518,746,411

Net Change in Cash	843,643
Cash – Beginning	—

Cash – Ending	$843,643

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Initial classification of W arrant L iability	$35,676,668

Initial classification of FPA L iability	$255,538

Initial classification of Class A ordinary shares subject to possible redemption	$517,500,000

Deferred underwriting fee payable	$18,112,500

The accompanying notes are an integral part of these financial statements.

F-
35

TREBIA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 1. ORGANIZATION AND PLAN OF BUSINESS OPERATIONS
Trebia Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on February 11, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).
Although the Company is not limited to a particular industry or geographic region for purposes of completing a Business Combination, the Company intends to focus on industries that complements the Sponsors’ (as defined below) and management team’s background in financial services, technology, software, data, analytics, services and related areas. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2020, the Company had not commenced any operations. All activity for the period from February 11, 2020 (inception) through December 31, 2020 relates to the Company’s formation, its initial public offering (“Initial Public Offering”), which is described below, and subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating
income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statements for the Company’s Initial Public Offering became effective on June 16, 2020. On June 19, 2020, the Company consummated the Initial Public Offering of 51,750,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriters of the over-allotment option to purchase an additional 6,750,000 Units, at $10.00 per Unit, generating gross proceeds of $517,500,000 which is described in Note 4.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 8,233,334 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Trasimene Trebia, LP, an affiliate of Trasimene Capital Management, LLC, and BGPT Trebia LP, an affiliate of Bridgeport Partners LLC (collectively the “Sponsors”), generating gross proceeds of $12,350,000, which is described in Note 4.
Transaction costs amounted to $29,241,089, consisting of $10,350,000 of underwriting fees, $18,112,500 of deferred underwriting fees and $778,589 of other offering costs.
Following the closing of the Initial Public Offering on June 19, 2020, an amount of $517,500,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) located in the United States and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule
2a-7
of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The

F-3
6

TREBIA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

Company must complete
 its initial Business Combination with one or more target businesses that together have a fair market value equal to at least

80
% of the net assets held in the Trust Account (excluding the amount of any deferred underwriting commissions held in the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires
50
% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount held in the Trust Account (initially $10.00 per share), calculated as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The Company’s Class A ordinary shares subject to redemption have been recorded at redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with an initial business combination if the Company has net tangible assets of at least $
5,000,001
either immediately prior to or upon consummation of an initial business combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the initial business combination.
If the Company seeks shareholder approval in connection with a Business Combination, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who vote at a general meeting of the Company. If a shareholder vote is not required under applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the holders of the Company’s Founder Shares have agreed to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased in or after the Initial Public Offering in favor of approving a Business Combination and to waive their redemption rights with respect to any such shares in connection with a shareholder vote to approve a Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $
5,000,001
. In such case, the Company would not proceed with the redemption of its Public Shares and the related Business Combination, and instead may search for an alternate Business Combination. Additionally, each public shareholder may elect to redeem its Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.
Notwithstanding the above, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated

F-3
7

TREBIA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.
The Sponsors have agreed (a) to waive their redemption rights with respect to any Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial
business combination activity, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment and (iii) to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination.
The Company will have until June 19, 2022 (the “Combination Period”) to complete a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
The Sponsors have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsors acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
The Sponsors have agreed that they will be liable to the Company, if and to the extent any claims by a third party for services rendered or products sold to the Company, or by a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

F-3
8

TREBIA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsors will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsors will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent public accountants), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Liquidity and Going Concern
As of December

31
,
2020
, the Company had $
843,643
in its operating bank accounts, and working capital of $
440,383
.
Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.
The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through one year from the issuance date of these financial statements. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern
.
Risks and Uncertainties
In March 2020, the World Health Organization declared the outbreak of a novel coronavirus
(COVID-19)
as a pandemic which continues to spread throughout the United States and the World. As of the date the financial statements were issued, there was considerable uncertainty around the expected duration of this pandemic. The Company has concluded that while it is reasonably possible that
COVID-19
could have a negative effect on identifying a target company for a Business Combination, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2. CORRECTION OF AN ERROR IN PREVIOUSLY ISSUED FINANCIAL STATEMENTS
On April 12, 2021,
 the Staff of the SEC issued a statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies.” In the statement, the SEC Staff, among other things, highlighted potential accounting implications of certain terms that are common in warrants issued in connection with the initial public offerings of special purpose acquisition companies such as the Company. As a result of the Staff statement and in light of evolving views as to certain provisions commonly included in warrants issued by special purpose acquisition companies, we re-evaluated
the accounting for our

F-3
9

TREBIA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

Warrants and FPA under ASC 815-40,
Derivatives and Hedging—Contracts in Entity’s Own Equity
, and concluded that they do not meet the criteria to be classified in shareholders’ equity. Since the Warrants and FPA meet the definition of a derivative under ASC 815-40, we have restated the financial statements to classify the Warrants and FPA as liabilities on the balance sheet at fair value, with subsequent changes in their respective fair values recognized in the statement of operations at each reporting date in Amendment No. 1 on Form 10-K/A for the period of December 31, 2020. Following the process of evaluating the accounting for the Company’s outstanding warrants and FPA and in connection with the preparation of the Company’s financial statements for the period ended March 31, 2021, the Company also determined that it was necessary to further restate its financial statements to reclassify Class A ordinary shares between temporary equity and permanent equity which the Company filed in Amendment No. 2 on Form 10-K/A for the period of December 31, 2020.
In connection with the preparation of the Company’s financial statements as of September 30, 2021, management identified errors made in its historical financial statements where, as of December 31, 2020, the Company improperly valued its Class A ordinary shares subject to possible redemption. In accordance with ASC 480, paragraph
10-S99,
redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity. The Company previously determined the Class A ordinary shares subject to possible redemption to be equal to the redemption value of $10.00 per Class A ordinary share while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001. Management determined that the Class A ordinary shares issued during the Initial Public Offering can be redeemed or become redeemable subject to the occurrence of future events considered outside the Company’s control. Therefore, management concluded that the redemption value should include all Class A ordinary shares subject to possible redemption, resulting in the Class A ordinary shares subject to possible redemption being equal to their redemption value. As a result, management has noted a reclassification error related to temporary equity and permanent equity for December 31, 2020. This resulted in an adjustment to the carrying value of the Class A ordinary shares subject to possible redemption with the offset recorded to additional paid-in
capital (to the extent available), accumulated deficit and Class A ordinary shares.
In connection with the change in presentation for the Class A ordinary shares subject to redemption, the Company also restated its income (loss) per ordinary share calculated to allocate net income (loss) on a pro-rata
basis to Class A and Class B ordinary shares. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of ordinary shares share pro rata in the income (loss) of the Company. There is no impact to the reported amounts for total assets, total liabilities, cash flows, or net income (loss).
The impact of the Third Restatement on the Company’s financial statements is reflected in the following table.

	As Reported Per Amendment #2	Adjustment	As Restated
Balance Sheet as of June 19, 2020
Additional paid-in capital	$591,876	$(591,876)	$—
Accumulated deficit	(53,396,448)	591,876	(52,804,572)
Balance Sheet as of June 30, 2020
Additional paid-in capital	591,876	(591,876)	—
Accumulated deficit	(60,499,085)	591,876	(59,907,209)
Balance Sheet as of September 30, 2020
Additional paid-in capital	591,876	(591,876)	—
Accumulated deficit	(61,442,856)	591,876	(60,850,980)

F-
40

TREBIA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

	As Reported Per Amendment #2	Adjustment	As Restated
Balance Sheet as of December 31, 2020
Class A ordinary shares subject to possible redemption	$511,622,540	$5,877,460	$517,500,000
Class A ordinary shares	$59	$(59)	$—
Additional paid-in capital	$6,724,439	$(6,724,439)	$—
Accumulated deficit	$(82,180,324)	$847,038	$(81,333,286)
Total Shareholders’ Deficit	$(75,454,532)	$(5,877,460)	$(81,331,992)
Statement of Operations for the Period from February 11, 2020 (Inception) through June 30, 2020
Weighted average shares outstanding, Class A ordinary shares	51,750,000	(47,683,929)	4,066,071
Basic and diluted net loss per ordinary share, Class A ordinary shares	$—	$(0.55)	$(0.55)
Weighted average shares outstanding, Class B ordinary shares	11,389,568	(6,979)	11,382,589
Basic and diluted net loss per ordinary share, Class B ordinary shares	$(0.74)	$0.19	$(0.55)
Statement of Operations for the Three Months Ended June 30, 2020
Weighted average shares outstanding, Class A ordinary shares	51,750,000	(45,494,505)	6,255,495
Basic and diluted net loss per ordinary share, Class A ordinary shares	$—	$(0.48)	$(0.48)
Basic and diluted net loss per ordinary share, Class B ordinary shares	$(0.74)	$0.26	$(0.48)
Statement of Operations for the Period from February 11, 2020 (Inception) through September 30, 2020
Weighted average shares outstanding, Class A ordinary shares	51,750,000	(28,774,784)	22,975,216
Basic and diluted net loss per ordinary share, Class A ordinary shares	$—	$(0.27)	$(0.27)
Weighted average shares outstanding, Class B ordinary shares	12,022,500	(23,308)	11,999,192
Basic and diluted net loss per ordinary share, Class B ordinary shares	$(0.78)	$0.51	$(0.27)
Statement of Operations for the Three Months Ended September 30, 2020
Weighted average shares outstanding, Class A ordinary shares	51,750,000	—	51,750,000
Basic and diluted net loss per ordinary share, Class A ordinary shares	$(0.00)	$(0.01)	$(0.01)
Basic and diluted net loss per ordinary share, Class B ordinary shares	$(0.07)	$0.06	$(0.01)

F-
41

TREBIA ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

	As Reported Per Amendment #2	Adjustment	As Restated
Statement of Operations for the Period from February 11, 2020 (Inception) through December 31, 2020 (audited)
Weighted average shares outstanding, Class A ordinary shares	51,750,000	(20,604,167)	31,145,833
Basic and diluted net loss per ordinary share, Class A ordinary shares	$—	$(0.69)	$(0.69)
Weighted average shares outstanding, Class B ordinary shares	12,288,052	(22,427)	12,265,625
Basic and diluted net loss per ordinary share, Class B ordinary shares	$(2.43)	$1.74	$(0.69)
Statement of Changes in Shareholders’ Equity (Deficit) for the Three Months Ended June 30, 2020
Offering costs allocated to equity in connection with Initial Public Offering	(27,860,038)	27,860,038	—
Initial Classification of Public Warrants	(24,150,000)	24,150,000	—
Initial Classification of FPA Liability	(255,538)	255,538	—
Accretion of Class A ordinary shares to redemption value	—	(52,265,576)	(52,265,576)
Total Shareholders’ deficit	(59,905,915)	—	(59,905,915)
Statement of Changes in Shareholders’ Equity (Deficit) for the Three Months Ended December 31, 2020
Change in value of ordinary shares subject to possible redemption	5,877,460	(5,877,460)	—
Total Shareholders’ deficit	(75,454,532)	(5,877,460)	(81,331,992)
Statement of Cash Flows for the Period from February 11, 2020 (Inception) through December 31, 2020 (audited)
Change in Class A ordinary shares subject to possible redemption	(5,877,460)	5,877,460	—
NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not

F-
42

TREBIA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Offering Costs
The Company complies with the requirements of FASB ASC
340-10-S99-1
and SEC Staff Accounting Bulletin Topic 5A—“Expenses of Offering.” Offering costs consist of costs incurred in connection with formation and preparation for the Initial Public Offering. Offering costs were allocated on a relative fair value basis between temporary equity and expense. The portion of offering costs allocated to the Warrants and FPA has been charged to expense. The portion of offering costs allocated to the Class A ordinary shares has been charged to temporary equity.
On June 19, 2020,

offering costs totaled $
29,241,089
(consisting of $
28,462,500
of (current and deferred) underwriting fees and $
778,589
of other offering costs), of which $
1,381,051
was charged to expense.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.
Cash Held in Trust Account
At December 31, 2020, the assets held in the Trust Account were held in cash.
Warrant and FPA Liability
The Company accounts for the Warrants and FPA as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the Warrants and the FPA and applicable

F-
4
3

TREBIA ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the Warrants and FPA are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and meet all of the requirements for equity classification under ASC 815, including whether the Warrants and FPA are indexed to the Company’s own ordinary shares and whether the holders of the Warrants could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of issuance of the Warrants and execution of the FPA and as of each subsequent quarterly period end date while the Warrants and FPA are outstanding. For issued or modified warrants that meet all of the criteria for equity classification, such warrants are required to be recorded as a component of additional paid-in
capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, liability-classified warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of such warrants are recognized as a non-cash
gain or loss on the statements of operations.
We account for the Warrants and FPAs in accordance with ASC
815-40
under which the Warrants and FPAs do not meet the criteria for equity classification and must be recorded as liabilities. The fair value of the Public Warrants has been estimated using the Public Warrants’ quoted market price. The fair value of the Private Warrants is estimated using the Public Warrants’ quoted market price. The fair value of the FPAs has been estimated using a probability-weighted discounted cash flow approach. See Note 9 to the Company’s financial statements included in Item 15 of Part IV of this Amendment for further discussion of the pertinent terms of the Warrants and Note 10 to those financial statements for further discussion of the methodology used to determine the value of the Warrants and FPA.
Class A Ordinary Shares Subject to Possible Redemption (Restated—See Note 2—Amendment 3)
The Company accounts for Class A Ordinary Shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” The Company’s conditionally redeemable Class A Ordinary Shares feature certain redemption rights that are considered to be outside of its control and subject to the occurrence of uncertain future events. Accordingly,

a
t
 December
31
,
2020
,
 the
51,750,000
Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid-in
capital and accumulated deficit.

TREBIA ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

At December 31, 2020, the Class A ordinary shares reflected in the balance sheet are reconciled in the following table:

Gross proceeds	$517,500,000
Less:
Proceeds allocated to Public Warrants	(24,150,000)
Class A ordinary shares issuance costs	(28,115,576)
Plus:
Accretion of carrying value to redemption value	52,265,576

Class A ordinary shares subject to possible redemption	$517,500,000

Income Taxes
The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.
ASC 740, “Income Taxes” (“ASC 740”) clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not
to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.
Net (Loss) Per Share (Restated—See Note 2)
Net (loss) per share, basic and diluted, for
non-redeemable
ordinary shares is calculated by dividing the net (loss), adjusted for income or loss on assets attributable to Ordinary shares subject to possible redemption, by the weighted average number of non-redeemable
ordinary shares outstanding for the period.
Non-redeemable
ordinary shares include Founder Shares and
non-redeemable
ordinary shares as these shares do not have any redemption features.
Non-redeemable
ordinary shares participate in the income or loss on assets held in Trust Account based on non-redeemable
shares’ proportionate interest.
Net (Loss) Per Share (Restated—See Note 2)
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period.

F-4
5

TREBIA ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

The Company has not considered the effect of warrants sold in the Initial Public Offering and the private placement to purchase 25,483,334 ordinary shares in the calculation of diluted loss per share, since the exercise of the warrants into ordinary shares is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive. As a result, diluted net loss per ordinary share is the same as basic net loss per ordinary share for the periods presented.
The following table reflects the calculation of basic and diluted net loss per ordinary share (in dollars, except per share amounts):

	For the Period from February 11, 2020 (Inception) Through December 31, 2020
	Class A	Class B
Basic and diluted net loss per ordinary share
Numerator:
Allocation of net loss	$(21,462,531)	$(8,452,217)
Denominator:
Basic and diluted weighted average shares outstanding	31,145,833	12,265,625
Basic and diluted net loss per ordinary share	$(0.69)	$(0.69)
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

NOTE 4. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 51,750,000 Units, which includes the full exercise by the underwriter of its option to purchase an additional 6,750,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of
one
Class A ordinary share and
one-third
of
one
redeemable warrant (“Public Warrant” and collectively with the Private Placement Warrants, the “Warrants”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $
11.50
per share, subject to adjustment

(see Note 7).

TREBIA ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 5. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsors purchased an aggregate of 8,233,334 Private Placement Warrants at a price of $1.50 per Private Placement Warrant from the Company in a private placement, for an aggregate purchase price of $12,350,000. Each Private Placement Warrant is exercisable for one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7). The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.
NOTE 6. RELATED PARTY TRANSACTIONS
Founder Shares
On February 18, 2020, the Sponsors purchased 10,781,250 of the Company’s Class B ordinary shares (the “Founder Shares”) for an aggregate purchase price of $25,000. On June 16, 2020, the Company effected a share dividend of 2,156,250 shares, resulting in the Sponsors holding an aggregate of 12,937,500 Founder Shares. All share and per-share
amounts have been retroactively restated to reflect the share dividend. The Founder Shares included an aggregate of up to 1,687,500 shares subject to forfeiture by the Sponsors to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares would collectively represent 20% of the Company’s issued and outstanding shares upon the completion of the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option, 1,687,500 Founder Shares are no longer subject to forfeiture.
The Sponsors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination; and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions,
share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.
Promissory Note—Related Party
On February 18, 2020, the Company issued the Promissory Note to BGPT Trebia LP, pursuant to which the Company could borrow up to an aggregate principal amount of $300,000, The Promissory Note was non-interest
bearing and payable on the earlier of (i) January 31, 2021 or (ii) the completion of the Initial Public Offering. Prior to the Initial Public Offering, there was $150,000 outstanding under the Promissory Note. The Promissory Note was repaid in full on June 22, 2020.

Administrative Support Agreement
The Company entered into an agreement whereby, commencing on June 16, 2020, the Company will pay BGPT Trebia LP up to $10,000 per month for office space and administrative support services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the period from February 11, 2020 (inception) through December 31, 2020, the Company incurred $65,000 of such fees. As of December 31, 2020, $65,000 is included in accrued expenses in the accompanying balance sheet.

TREBIA ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsors or an affiliate of the Sponsors, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into warrants at a price of $1.50 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.
NOTE 7. COMMITMENTS AND CONTINGENCIES
Registration Rights
Pursuant to a registration rights agreement entered into on June 19, 2020, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Pursuant to the forward purchase agreement, the Company has agreed to use its reasonable best efforts (i) to file within 30 days after the closing of the initial business combination a resale shelf registration statement with the SEC for a secondary offering of the forward purchase shares and the forward purchase warrants (and underlying Class A ordinary shares), (ii) to cause such registration statement to be declared effective promptly thereafter, (iii) to maintain the effectiveness of such registration statement until the earliest of (A) the date on which Cannae Holdings, Inc. (“Cannae Holdings”) or its assignee cease to hold the securities covered thereby, and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and (iv) after such registration statement is declared effective, cause us to conduct underwritten offerings, subject to certain limitations. In addition, the forward purchase agreement provides for certain “piggy-back” registration rights to the holders of forward purchase securities to include their securities in other registration statements filed by us.

Underwriting Agreement
The underwriters are entitled to a deferred fee of $0.35 per Unit, or $18,112,500 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Forward Purchase Agreement
On June 5, 2020, the Company entered into a forward purchase agreement with Cannae Holdings, a diversified holding company which is externally managed by Trasimene Capital Management, LLC but is
not an

TREBIA ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

affiliate of the Company or the Sponsors, pursuant to which Cannae Holdings will purchase Class A ordinary shares in an aggregate share amount equal to 7,500,000 Class A ordinary shares, plus an aggregate of 2,500,000 redeemable warrants to purchase one Class A ordinary share at $11.50 per share, for an aggregate purchase price of $75,000,000, or $10.00 per Class A ordinary share, in a private placement to occur concurrently with the closing of the Business Combination. The warrants to be issued as part of the forward purchase agreement will be identical to the warrants sold as part of the units in this offering. In connection with the forward purchase securities sold to Cannae Holdings, the Sponsors will receive (by way of an adjustment to their existing Class B ordinary shares) an aggregate number of additional Class B ordinary shares so that the initial shareholders, in the aggregate, on an as-converted
basis, will hold 20% of the Company’s Class A ordinary shares at the time of the closing of the Business Combination. The obligations under the forward purchase agreement do not depend on whether any Class A ordinary shares are redeemed by the public shareholders.
Under the forward purchase agreement, the Company will provide a right of first offer to Cannae Holdings, if the Company proposes to raise additional capital by issuing any equity, or securities convertible into, exchangeable or exercisable for equity securities, other than the units and certain excluded securities. In addition, if the Company seeks shareholder approval of a Business Combination, Cannae Holdings has agreed under the forward purchase agreement to vote any Class A ordinary shares owned by Cannae Holdings in favor of any proposed initial Business Combination.
Contingent Fee Arrangement
The Company has entered into a fee arrangement with a service provider pursuant to which certain fees incurred by the Company in connection with a potential Business Combination will be deferred and become payable only if the Company consummates a Business Combination. If a Business Combination does not occur, the Company will not be required to pay these contingent fees. As of December 31, 2020, the amount of these contingent fees was approximately $1,522,000. There can be no assurances that the Company will complete a Business Combination.
NOTE 8. SHAREHOLDERS’ EQUITY (Restated—See Note 2—Amendment 3)
Preference Shares
—The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001. The Company’s board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. At December 31, 2020, there were no
preference shares issued or outstanding.

Class
 A Ordinary Shares
—The Company is authorized to issue 400,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At December 31, 2020, there were 51,7500,000
Class A ordinary shares subject to possible redemption, which is presented within temporary equity.
Class
 B Ordinary Shares
—The Company is authorized to issue 40,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At December 31, 2020, there were 12,937,500 Class B ordinary shares issued and outstanding.
Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote

TREBIA ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

together as a single class on all other matters submitted to a vote of the Company’s shareholders except as otherwise required by law.
The Class B ordinary shares will automatically convert into Class A ordinary shares on the first business day following the completion of A business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted
basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of Initial Public Offering, plus (ii) the sum of (a) the total number of ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued by the Company in connection with or in relation to the completion of a Business Combination (including the forward purchase shares, but not the forward purchase warrants), excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in a Business Combination and any private placement warrants issued to the Sponsors or any of their affiliates upon conversion of Working Capital Loans, minus (b) the number of Public Shares redeemed by public shareholders in connection with a Business Combination. Any conversion of Class B ordinary shares will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one to one.
NOTE 9. WARRANTS
Warrants
—Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. In addition, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that

TREBIA ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

they satisfy
the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of the Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company elects to do so, the Company will not be required to file or maintain in effect a registration statement, but it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied the excess of the “fair market value” less the exercise price of the warrants by (y) the fair market value and (B)

0.361
. The “fair market value” shall mean the volume weighted average price of the Class A ordinary shares for the
10
trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of Warrants When the Price per Class
 A Ordinary Share Equals or Exceeds $18.00

—Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder and

•
if, and only if, the last reported sale price of the Class A ordinary shares for any 20 trading days within a 30 trading day period ending three business days before sending the notice of redemption to warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like).

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. However, we will not redeem the warrants unless an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the
30-day
redemption period.
Redemption of Warrants When the Price per Class
 A Ordinary Share Equals or Exceeds $10.00
—Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of the Class A ordinary shares;

•
if, and only if, the Reference Value (as defined in the above under “Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $18.00”) equals or exceeds $10.00 per share (as adjusted for share splits, share dividends, reorganizations
, recapitalizations and the like); and

•
if the Reference Value is less than $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) the private placement warrants must also be concurrently called for redemption on the same terms (except as described below with respect to a holder’s ability to cashless exercise its warrants) as the outstanding public warrants, as described above.

TREBIA ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

The exercise
 price and number of ordinary shares issuable upon exercise of the Public
Warrants
may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.
In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsors or their affiliates, without taking into account any Founder Shares held by the Sponsors or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company completes a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described above adjacent to “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00”and “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00”will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that (x) the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, (y) the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees and (z) the Private Placement Warrants and the Class A ordinary shares issuable upon exercise of the Private Placement Warrants will be entitled to registration rights. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE 10. FAIR VALUE MEASUREMENTS
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities).
The following fair

TREBIA ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3: Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.
The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity
in accordance with ASC Topic 320 “Investments—Debt and Equity Securities.”
Held-to-maturity
securities are those securities which the Company has the ability and intent to hold until maturity.
Held-to-maturity
treasury securities are recorded at amortized cost on the accompanying balance sheet and adjusted for the amortization or accretion of premiums or discounts.
At December 31, 2020, assets held in the Trust Account were comprised of $517,500,000 in cash. During the period from February 11, 2020 (inception) through December 31, 2020, the Company did not earn or withdraw any interest income from the Trust Account.
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value. The gross holding gains and fair value of held-to-maturity
securities at December 31, 2020 are as follows:

December 31, 2020	Asset	Level	Fair Value
	Cash	1	$517,500,000
Warrant Liability
The Warrants are accounted for as liabilities pursuant to ASC
815-40
and are measured at fair value as of each reporting period. Changes in fair value of the Warrants are recorded in the statement of operations each period
.
The following table presents the Company’s fair value hierarchy for liabilities measured at fair value on a recurring basis as of December 31, 2020.

	Level 1	Level 2	Level 3	Total
Warrant liabilities:
Public Warrants	$35,880,000	$—	$—	$35,880,000
Private Warrants	—	—	17,125,335	17,125,335
Total Warrants Liabilities	$35,880,000	$—	$17,125,335	$53,005,335

FPA Liability	—	—	10,654,540	10,654,540

TREBIA ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

The Public
 Warrants were valued using the instrument’s publicly listed trading price (NYSE: TREB.WS) as of the balance sheet date.
The value

of the Private Warrants was estimated using the Public Warrants’ publicly listed trading price (NYSE: TREB.WS) as of the balance sheet date, which is considered a Level 3 fair value measurement. Given the Private Warrants and Public Warrants are similar instruments and the Public Warrants have quoted prices in an active market, the publicly listed trading price of the Public Warrants estimates the value of the Private Warrants.
The following
 table presents a summary of the changes in the fair value of the Private Placement Warrants, a Level 3 liability, measured on a recurring basis.

Private Placement Warrant Liability
Fair value, June 19, 2020	$11,526,668
Loss on change in fair value (1)	5,596,667
Fair value, December 31, 2020	$17,125,335

(1)	Represents the non-cash loss on change in valuation of the Private Placement Warrants and is included in Loss on change in fair value of warrant liability on the statement of operations.
Transfers to/from Level 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement in August 2020, when the Public Warrants were separately listed and traded.
FPA Liability
The liability for the FPAs
 were valued using an adjusted net assets method, which is considered to be a Level 3 fair value measurement. Under the adjusted net assets method utilized, the aggregate commitment of $
75
 million pursuant to the FPAs is discounted to present value and compared to the fair value of the ordinary shares and warrants to be issued pursuant to the FPAs. The fair value of the ordinary shares and warrants to be issued under the FPAs are based on the public trading price of the Units issued in the Company’s IPO. The excess (liability) or deficit (asset) of the fair value of the ordinary shares and warrants to be issued compared to the $
75
 million fixed commitment is then reduced to account for the probability of consummation of the Business Combination. The primary unobservable input utilized in determining the fair value of the FPAs is the probability of consummation of the Business Combination. As of December 31, 2020, the probability assigned to the consummation of the Business Combination was
90
% which was determined based on a historical industry data.
The following table presents a summary of the changes in the fair value of the FPA liability, a Level 3 liability, measured on a recurring basis.

FPA Liability
Fair value, June 19, 2020	$255,538
Recognized loss on change in fair value (1)	10,399,002

Fair value, December 31, 2020	$10,654,540

F-5
4

TREBIA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

(1)	Represents the non-cash loss on change in valuation of the FPA liability and is included in Recognized loss on change in fair value of FPA liability on the statement of operations.
NOTE 11. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

S1 Holdco, LLC and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	As of
	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$36,209	$29,013
Accounts receivable, net of allowance for doubtful accounts	85,588	71,140
Prepaid expenses and other current assets	7,236	3,016

Total current assets	129,033	103,169

Property and equipment, net	836	1,057
Internal-use software development costs, net	11,012	9,660
Intangible assets, net	52,534	59,009
Goodwill	44,820	44,820
Other assets	529	—
Due from related party	2,469	969

Total Assets	$241,233	$218,684

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities:
Accounts payable	$64,625	$52,104
Accrued expenses and other current liabilities	22,419	19,039
Notes payable, current	171,780	9,374

Total current liabilities	258,824	80,517

Notes payable, non-current	—	170,595
Other liabilities	9,368	15,801

Total liabilities	268,192	266,913

Commitments and contingencies (Note 8)
Members’ deficit:
Members’ deficit in S1 Holdco	(27,182)	(47,886)
Accumulated other comprehensive income (loss)	223	(343)

Total members’ deficit	(26,959)	(48,229)

Total Liabilities and Members’ Deficit	$241,233	$218,684

See notes to condensed consolidated financial statements.

S1 Holdco, LLC and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(In thousands, except for per unit amounts)

	Nine Months Ended September 30,
	2021	2020
Revenue	$488,586	$340,222
Operating cost and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	365,837	244,361
Salaries, commissions, and benefits	48,032	39,633
Selling, general, and administrative	21,163	17,116
Depreciation and amortization	10,260	10,750

Total operating costs and expenses	445,292	311,860
Operating income	43,294	28,362
Interest expense	12,708	18,570

Income from continuing operations before income tax	30,586	9,792
Income tax expense	703	380

Net income from continuing operations	29,883	9,412
Loss from discontinued operations, net of taxes	—	(7,918)

Net income	$29,883	$1,494

Net income per unit from continuing operations attributable to S1 Holdco, LLC:
Basic and Diluted	$1.46	$0.46

Net loss per unit from discontinued operations attributable to S1 Holdco, LLC:
Basic and Diluted	$—	$(0.39)

Weighted average units outstanding
Basic and Diluted	20,488	20,488

See notes to condensed consolidated financial statements.

S1 Holdco, LLC and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2021	2020
Net Income	$29,883	$1,494
Other comprehensive income (loss)
Foreign currency translation adjustments	566	(341)

Comprehensive income	$30,449	$1,153

See notes to condensed consolidated financial statements.

S1 Holdco, LLC and Subsidiaries
Condensed Consolidated Statements of Changes in Members’ Deficit (unaudited)
(In thousands)

	Members’ Capital	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interest	Total Members’ Deficit
BALANCE—January 1, 2020	$(68,369)	$(119)	$2,418	$(66,070)
Net income	1,494	—	—	1,494
Share-based compensation expense	1,028	—	—	1,028
Foreign currency translation adjustments	—	(341)	—	(341)
Change in non-controlling interest	—	—	(7,523)	(7,523)
Distribution to Court Square Capital Partners	(1,813)	—	—	(1,813)
Contribution from OpenMail	2,049	—	—	2,049
Distribution to OpenMail	(3,392)	—	—	(3,392)

BALANCE—September 30, 2020	$(69,003)	$(460)	$(5,105)	$(74,568)

BALANCE—January 1, 2021	$(47,886)	$(343)	$—	$(48,229)
Net income	29,883	—	—	29,883
Share-based compensation expense	355	—	—	355
Foreign currency translation adjustments	—	566	—	566
Distribution to Court Square Capital Partners	(5,902)	—	—	(5,902)
Contribution from OpenMail	259	—	—	259
Distribution to OpenMail	(3,891)	—	—	(3,891)

BALANCE—September 30, 2021	$(27,182)	$223	$—	$(26,959)

See notes to condensed consolidated financial statements.

S1 Holdco, LLC and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Nine Months Ended September 30,
	2021	2020
Cash Flows from Operating Activities:
Net cash provided by operating activities of continuing operations	$39,369	$36,693
Net cash provided by operating activities of discontinued operations	—	(3,943)

Net cash provided by operating activities	$39,369	$32,750
Cash flows from Investing Activities:
Purchases of property and equipment	$—	$(8)
Expenditures for internal-use software development costs	(4,901)	(5,495)

Net cash used for investing activities of continuing operations	(4,901)	(5,503)
Net cash used for investing activities of discontinued operations	—	(105)

Net cash used for investing activities	$(4,901)	$(5,608)
Cash Flows from Financing Activities:
Proceeds from line of credit	$—	$20,000
Repayment of term loan	(9,886)	(31,192)
Member capital contributions	259	2,049
Payments for contingent consideration	(6,715)	(5,500)
Related party loan	(1,500)	—
Distributions to members	(9,793)	(5,205)

Net cash used for financing activities	$(27,635)	$(19,848)
Effect of exchange rate changes in cash, cash equivalents	363	(570)

Net increase in cash	$7,196	$6,724
Cash and cash equivalents and restricted cash, beginning of period	29,013	42,825

Cash and cash equivalents and restricted cash, end of period	$36,209	$49,549

Reconciliation of cash, cash equivalents and restricted cash to the Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$36,209	$44,688
Restricted cash	—	4,861

Total cash, cash equivalents and restricted cash	$36,209	$49,549

Supplemental cash flow information:
Cash paid for interest	$11,066	$16,930

Cash paid for taxes	$2,084	$3,287

See notes to condensed consolidated financial statements.

S1 Holdco, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts)
(Unaudited)
1. ORGANIZATION AND DESCRIPTION OF BUSINESS
S1 Holdco, LLC and subsidiaries (“S1 Holdco,” “System1,” or the “Company”) provides a technology platform and related services for the purposes of acquiring and directing traffic to its owned & operated properties, such as Info.com, HowStuffWorks.com, Startpage.com and Mapquest.com (“Mapquest”) and monetizing the traffic via advertisers (the “Advertising Partners”). The Company’s platform also allows third parties (the “Network Partners”) to direct traffic to its Advertising Partners.
S1 Holdco, LLC was formed as a limited liability company (LLC) under the laws of the State of Delaware on July 25, 2017. On August 22, 2017, OpenMail LLC (“OpenMail”) entered into a transaction (the “Transaction”) with Court Square Capital Partners and its related entities (“Court Square”), whereby Court Square obtained a 51% interest in S1 Holdco through its own contributions and a recapitalization and distribution to the members of OpenMail. The Company is governed by an LLC agreement between Court Square and OpenMail. All the management powers over the business and affairs of the Company are retained by the board of directors, including the approval of debt transactions, issuance or transfer of membership units (the “Units”), approval to buy and sell Company assets or any other significant transaction, and declaring and making distributions. However, at any time after August 22, 2022, the Court Square members can unilaterally approve a sale, recapitalization, or initial public offering (IPO). As of December 31, 2020, the board of directors is composed of two individuals designated by Court Square, two individuals designated by OpenMail, and the Company’s CEO. However, in addition to a majority vote, board of directors’ actions must be approved by at least one Court Square director and one OpenMail director. Consequently, the Company has determined that its members share power and, thus, there was no change in control as of the date of the Transaction.
The Company’s primary operations are in the United States; however, the Company also has operations in Canada, the United Kingdom, Germany, Israel, Hungary and the Netherlands. Operations outside the United States are subject to risks inherent in operating under different legal systems and various political and economic environments. Among the risks are changes in existing tax laws, possible limitations on foreign investment and income repatriation, government price or foreign exchange controls, and exposure to currency exchange fluctuations. The Company does not engage in hedging activities to mitigate its exposure to fluctuations in foreign currency exchange rates.
On October 16, 2018, System1 SS Protect Holdings, Inc., a subsidiary of S1 Holdco, acquired a 50.1% interest in SS Protect Limited (“Protected”) for a total consideration of $55,000. S1 Holdco consolidated Protected under the voting model of ASC 810, Consolidation, since the Company controlled three of five board seats or 60% of the voting rights of Protected.
In April 2020, S1 Holdco ceased customer acquisition activities related to its Social Publishing product line by no longer paying to acquire traffic for monetization via its Social Publishing product. While certain Social Publishing content remains on S1 Holdco’s websites, S1 Holdco no longer pays to promote or acquire users to this content.
On November 13, 2020 the Company disposed of its interest in Protected. Accordingly, the results of Protected have been accounted for as discontinued operations in the period ended September 30, 2020.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation and Principles of Consolidation
The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP). The accompanying condensed consolidated financial statements include the accounts of S1 Holdco, LLC and its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

S1 Holdco, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts)
(Unaudited)

The interim condensed consolidated financial statements have been prepared by the Company and are unaudited, pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. The interim condensed consolidated financial statements included herein reflect all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the financial position, results of operations and cash flows for the interim periods presented. These interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2020. The year-end condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. The Condensed Consolidated Statements of Operations for the nine months ended September 30, 2021 are not necessarily indicative of the results to be anticipated for the entire year ending December 31, 2021 or thereafter.
Capital Resources and Liquidity
To date, the Company’s available liquidity and operations have been financed through member contributions and loans, loan facilities, and cash flows from operations. The Company is subject to certain business risks, including dependence on key employees, dependence on key contracts, competition from alternative technologies, market acceptance, and dependence on growth to achieve its business plan. The Company’s revenue is dependent on three key Advertising Partners, which are Google, Yahoo!, and Microsoft, which comprised 84%, 3%, and 5%, respectively, of the Company’s revenue for the nine months ended September 30, 2021, and 83%, 4% and 4%, respectively, of the Company’s revenue for the nine months ended September 30, 2020. The Company has (i) two paid search advertising partnership contracts with Google, (ii) one paid search advertising partnership contract with Yahoo!, and (iii) one paid search advertising partnership contract with Microsoft. One of the Google contracts was renewed with an effective date of March 1, 2021 and has a two-year term through February 28, 2023. The other Google contract was renewed with an effective date of August 1, 2021 and has a two-year term through July 31, 2023. The Yahoo! contract (which consolidated three separate and pre-existing contracts into a single contract) was entered into effective as of December 1, 2020, and has an initial two-year through November 30, 2022. All arrangements under the Microsoft contract expired on November 30, 2021 and the parties have agreed to a three-month extension through February 28, 2022 as the parties finalize a renewal or long-term extension of this arrangement.
In accordance with ASC 205-40 “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, management evaluates whether any conditions or events have occurred, individually and in the aggregate, that could raise substantial doubt about the Company’s ability to continue as a going concern for the twelve month assessment period from the date that the consolidated financial statements are available to be issued. The Company’s ability to continue as a going concern is dependent on its ability to generate sufficient cash flow from operations to meet its financial obligations including scheduled debt payments and maturities, when they become due.
As further discussed in Note 9, the Company’s Term Loan matures on August 22, 2022. The Company’s available liquidity plus the expected additional cash flows generated from operations prior to that maturity date will not be sufficient to pay such debt obligations prior to or at the maturity date without additional financing. While the Company expects the merger with Trebia to close prior to the maturity of the Term Loan, at which point the proceeds from the transaction would be used to settle the outstanding loan balance, there can be no assurances that the transaction will close or that it will close in its current form. Additionally, there can be no

S1 Holdco, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts)
(Unaudited)

assurances that the Company will be able to obtain financing from new or existing lenders on commercial terms, or at all. These matters raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date these condensed consolidated financial statements are available to be issued. The accompanying consolidated financial statements have been prepared on a going concern basis and do not reflect any adjustments that might result if the Company is unable to continue as a going concern.
Impact of COVID-19
The coronavirus pandemic has adversely affected the Company’s results of operations and the Company has experienced unpredictable reductions in demand for certain products and services. There is uncertainty around the duration and breadth of the COVID-19 pandemic. To the extent that existing capital resources and sales growth are not sufficient to fund future activities, the Company may need to raise capital resources through additional equity or debt financings. Additional funds may not be available on terms favorable to the Company or at all and future transactions are not within the Company’s control. Failure to raise additional capital, if and when needed, could have a material adverse effect on the Company’s consolidated financial position, results of operations, and cash flows.
A summary of the significant accounting policies followed by the Company in the preparation of the accompanying consolidated financial statements is set forth below.
Use of Estimates
The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period.
Significant estimates and assumptions reflected in these condensed consolidated financial statements include, but are not limited to, valuation of goodwill and long-lived assets for impairment and inputs into the valuation of our share-based compensation awards. Significant estimates affecting the condensed consolidated financial statements have been prepared on the basis of the most current and best available information, including historical experience, known trends and other market-specific or other relevant factors that the Company believes to be reasonable. On an ongoing basis, management evaluates its estimates, as there are changes in circumstances, facts and experience. Changes in estimates are recorded in periods which they become known. However, actual results from the resolution of such estimates and assumptions may vary from those used in the preparation of the consolidated financial statements. The full extent to which the COVID-19 pandemic will directly or indirectly impact our business, results of operations and financial condition, including revenue, expenses, reserves and allowances, asset recoverability, and employee-related amounts, will depend on future developments that are highly uncertain, including as a result of new information that may emerge concerning COVID-19 and the actions taken to contain it or treat COVID-19, as well as the economic impact on our customers and markets. We have made estimates of the impact of COVID-19 within our financial statements and there may be changes to those estimates in future periods. Actual results may differ from these estimates.
Cash and cash equivalents
Cash and cash equivalents consist of cash in banks and bank deposits. The Company’s cash balance consists of amounts held as bank deposits.
There was no restricted cash from continuing operations as of September 30, 2021 and December 31, 2020.

S1 Holdco, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts)
(Unaudited)

Accounts Receivable, net of Allowance for Doubtful Accounts
Accounts receivable represent amounts due from Advertising Partners and are recorded in the condensed consolidated financial statements and do not bear interest. At September 30, 2021 and December 31, 2020, the allowance for doubtful accounts was $134 and $11, respectively, based on historical write-off experience. The payment terms for our accounts receivable is typically 30 days.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to credit risk consist principally of cash and accounts receivable. Cash is deposited with high-credit-quality financial institutions and, at times, such balances with any one financial institution may exceed the insurance limits of the prevailing regulatory body. Historically, the Company has not experienced any losses related to these balances and believes that there is minimal risk of expected future losses. However, there can be no assurance that there will not be losses on these deposits.
Accounts receivable are primarily derived from advertisers located inside the United States. As of September 30, 2021, the Company’s two largest customers Google and Yahoo!, represented 67% and 11%, respectively, of the Company’s accounts receivables balance. As of December 31, 2020, Google and Yahoo!, represented 67% and 13%, respectively, of the Company’s accounts receivables balance.
Fair Value of Financial Instruments
Financial instruments consist of cash equivalents, restricted cash, accounts receivable, other assets accounted for at fair value, accounts payable and accrued liabilities. Accounts receivable, accounts payable, and accrued liabilities are stated at their carrying value, which approximates fair value due to the short time to the expected receipt or payment date. The carrying amount of the Company’s outstanding debt approximates the fair value as of September 30, 2021 and December 31, 2020. We classify the fair value of debt within Level 2 in the fair value hierarchy.
The Company does not have any assets that are required to be carried at fair value on a recurring basis at September 30, 2021 and December 31, 2020, respectively. The Company’s liabilities measured at fair value are the former CEO’s equity interest and Contingent Consideration.
The fair value of former CEO equity interest was determined with an option pricing model and utilizing significant unobservable inputs for a discount for lack of marketability and projected financial information. The fair value Contingent Consideration was determined with an option pricing model and contains significant unobservable inputs for projected financial information.

S1 Holdco, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts)
(Unaudited)

Changes in estimated fair value of Level 3 financial liabilities for the nine months ended September 30, 2020 and September 30, 2021, respectively, are as follows:

	Level 3
	Contingent Consideration	Former CEO Equity Interest*
Fair value of liabilities at December 31, 2019	$(11,027)	$(1,000)
Settlements	5,500	—
Change in fair value	(2,651)	(1,500)

Fair value of liabilities at September 30, 2020	$(8,178)	$(2,500)

Fair value of liabilities at December 31, 2020	$(8,240)	$(4,236)
Settlements	6,715	—
Change in fair value	(125)	(4,238)

Fair value of liabilities at September 30, 2021	$(1,650)	$(8,474)

*	Former CEO equity interest as further described in executive compensation Note 8.
The change in fair value is included in Selling, general, and administrative expense in the Condensed Consolidated Statements of Operations.
Certain assets, including intangible assets, are also subject to measurement at fair value on a nonrecurring basis if they are deemed to be impaired as a result of an impairment review. The fair value of these assets is determined using unobservable inputs to determine the fair value of the assets.
Business Combinations
The results of a business acquired in a business combination are included in the Company’s consolidated financial statements from the date of acquisition. The Company allocates the purchase price, which is the sum of the consideration provided which may consist of cash, equity, or a combination of the two, in a business combination to the identifiable assets and liabilities of the acquired business at their acquisition-date fair values. Any excess amount paid over identifiable assets and liabilities is recorded as goodwill. The goodwill is non-deductible for tax purposes. The process for estimating the fair values of the acquired business involves the use of significant estimates and assumptions, including estimating average industry purchase price multiples and estimating future cash flows. The Company estimates the fair values based on assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, not to exceed one year from the date of acquisition, the Company may record adjustments to the assets acquired and liabilities assumed, with a corresponding offset to goodwill. At the conclusion of the measurement period, any subsequent adjustments are reflected in the Company’s Condensed Consolidated Statements of Operations.
Transaction costs associated with business combinations are expensed as incurred and are included in selling, general and administrative expenses in the Company’s Condensed Consolidated Statements of Operations. When purchase consideration includes contingent consideration, the Company determines whether it is probable that the performance milestones will be achieved and records the fair value of the Contingent Consideration as of the date of acquisition.

S1 Holdco, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts)
(Unaudited)

Noncontrolling Interests
Interests held by third parties in consolidated majority-owned subsidiaries are presented as noncontrolling interests, which represents the noncontrolling members’ interests in the underlying net assets of the Company’s consolidated majority-owned subsidiaries. Noncontrolling interests are reported in the equity section of the Condensed Consolidated Balance Sheets.
Revenue
The Company recognizes revenue when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration it expects to be entitled to in exchange for those goods or services. The Company determines revenue recognition through the following steps:

•	Identification of a contract with a customer,

•	Identification of the performance obligations in the contract,

•	Determination of the transaction price,

•	Allocation of the transaction price to the performance obligations in the contract, and

•	Recognition of revenue when or as the performance obligations are satisfied.
The Company’s revenue is principally derived from the following areas:
Advertising and Other Revenue
Revenue is earned from revenue-sharing arrangements with the Company’s Network Partners for the use of RAMP platform and related services provided to them to direct advertising by the Advertising Partners to their advertising space. The Company determined it is the agent in these transactions and reports revenue on a net basis because (a) the Company does not control the underlying advertising space, (b) the Company does not acquire the traffic and does not have risk of loss in connection therewith, and (c) the pricing is in the form of a substantively fixed percentage revenue-sharing arrangement. The Company reports this revenue on a net basis for the amount retained from its revenue-sharing arrangements representing the difference between amounts received from the Advertising Partners, less amounts remitted to the Network Partners based on underlying contracts.
The Company also earns revenue by directly acquiring traffic to its owned and operated websites and utilizing its own RAMP platform and related services to connect its Advertising Partners to its own websites. For this revenue stream, the Company is the principal in the transaction and reports revenue on a gross basis for the amount received from the Advertising Partners. For this revenue, the Company has determined that it is the principal since it has a risk of loss on the traffic that it is acquiring for monetization by its Advertising Partners, and, in the case of its owned and operated websites, the Company maintains the website, provides the content and bears the cost and risk of loss associated with its websites’ advertising space. The Company’s key Advertising Partners are Google, Yahoo!, and Microsoft.
The Company recognizes revenue upon delivering traffic to its Advertising Partners based on a cost-per-click or cost-per-thousand impression basis. The payment term is typically 30 days.
SS Protect Revenue
The Company’s SS Protect business provides real-time antivirus protection, a safe-browsing / VPN feature, adblocking, identity-theft protection, blocking of malicious websites and data breach monitoring. The

S1 Holdco, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts)
(Unaudited)

performance obligations related to subscription, maintenance and support are satisfied over time and revenue associated with these is recognized over the contract term on a ratable basis, which is consistent with transfer of control. As described in Note 1, the Company sold SS Protect in November 2020 and accounted for this disposition as a discontinued operation.
Contract balances
The timing of customer billing and payment relative to the start of the service period varies from contract to contract; however, the Company bills certain of its customers in advance of the provision of services under its contracts, resulting in contract liabilities consisting of deferred revenue (“contract liabilities”). Deferred revenue represents billings under noncancelable contracts before the related product or service is transferred to the customer. The portion of deferred revenue that is anticipated to be recognized as revenue during the succeeding twelve-month period is recorded as deferred revenue and the remaining portion is recorded as deferred revenue, noncurrent.
Cost of Revenues
Cost of revenues includes traffic acquisition costs which consists primarily of costs to place advertisements to attract customers to the Company’s websites, mapping costs, domain name registration costs, and licensing costs to provide mapping services to Mapquest.com. Any such costs are expensed as incurred, and the Company does not pay any up-front payments, incentive payments or bonuses.
Selling, General, and Administrative Expenses
Selling, general, and administrative expenses consist of fees for professional services, occupancy costs, travel and entertainment, and costs incurred in the preliminary project and post-implementation stages of internal-use software development. These costs are expensed as incurred.
Share-Based Compensation
The Company recorded total share-based compensation expense of $334 and $1,028 for the nine months ended September 30, 2021 and 2020, respectively. Share-based compensation expense is included in the salaries, commissions, and benefits expense in the Condensed Consolidated Statements of Operations.
On August 22, 2017, OpenMail members’ Class B Units were modified to allow the service vesting condition to be met based on continued employment with System1 (see Note 8).
Class F Units
During the nine months ended period September 30, 2021 and 2020, Class F Units were issued by OpenMail to S1 employees. These units are accounted for as a profit sharing arrangement under ASC 710-10, Compensation—General. Class F Units remain unvested and forfeitable by the grantee until the later of (i) such date as the Company has disposed of its entire (direct or indirect ownership interest) and (ii) February 1, 2023. The units will thereafter fully vest and become nonforfeitable subject to the grantee’s continuous employment by the Company. As of September 30, 2021, a liquidation was not deemed probable; accordingly, no liability has been recognized for the Class F Units.

S1 Holdco, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts)
(Unaudited)

Income Taxes
The Company has elected to be taxed as a limited liability company for federal and state tax purposes and, as a result, is not subject to US income taxes; rather the tax effect of the Company’s operations is passed through to each of its members. Various subsidiaries of the Company are subject to income tax in the United States and in other countries.
Income taxes are accounted for using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. A valuation allowance is established, when necessary, to reduce deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company recognizes a tax benefit for uncertain tax positions when the Company’s position is more likely than not to be sustained upon examination by the relevant taxing authority.
Estimates of future taxable income are based on assumptions that are consistent with the Company’s plans. Assumptions represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. If actual amounts differ from our estimates, the amount of our tax expense and liabilities could be materially impacted. The Company recognizes the tax effects of an uncertain tax position only if it is more likely than not to be sustained based solely on its technical merits as of the reporting date, and then, only in an amount more likely than not to be sustained upon review by the tax authorities.
Where applicable, the Company classifies associated interest and penalties as income tax expense. The Company considers many factors when evaluating and estimating tax positions and tax benefits, which may require periodic adjustments, and which may not accurately anticipate actual outcomes.
The Financial Accounting Standards Board (“FASB”) issued guidance regarding accounting for uncertainty in income taxes, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a threshold of more-likely-than-not for recognition of tax benefits of uncertain tax positions taken or expected to be taken in a tax return. This guidance also provides related guidance on measurement, derecognition, classification, interest and penalties, and disclosures.
The Company recognizes interest and penalties related to unrecognized tax positions as income tax expense. For the nine months ended September 30, 2021 and 2020, the Company had not incurred any related interest and penalties.
Recent Accounting Pronouncements
In August 2018, the FASB issued ASU No. 2018-15
, Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. Under the new guidance, a customer will apply the same criteria for capitalizing implementation costs of a cloud computing arrangement as it would for an on-premises software license. This guidance is effective for annual periods beginning after December 15, 2020, and early adoption is permitted. The Company early adopted this guidance in the first quarter of 2020 with no material impact on its condensed consolidated financial statements.
In March 2020, the FASB issued ASU 2020-04, Facilitation of the Effects of Reference Rate Reform on Financial Reporting
, which was subsequently amended in January 2021, related to contracts that reference the London

S1 Holdco, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts)
(Unaudited)

Interbank Offered Rate (LIBOR) or other reference rates that are expected to be discontinued due to reference rate reform. The new standard provides for optional expedients and other guidance regarding the accounting related to modifications of contracts and other transactions affected by reference rate reform. The Company has elected to adopt the new standard as of January 1, 2020. The adoption did not have a material accounting impact on the Company’s consolidated financial statements.
In December 2019, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2019-12
, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The new guidance simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The new guidance also improves consistent application of and simplifies U.S. GAAP for other areas of Topic 740 by clarifying and amending the existing guidance. The ASU is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022 for non-public companies with early adoption permitted. The Company is currently evaluating the effect of the new guidance.
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842)
. ASU No. 2016-02 requires lessees to recognize a lease liability and a right-of-use asset in the condensed Consolidated Balance Sheet and aligns many of the underlying principles of the new lessor model with those in ASC 606, Revenue From Contracts With Customers. ASU No. 2016-02 is effective for fiscal years beginning after December 15, 2021, with early adoption permitted. The Company is currently evaluating the requirements of ASU No. 2016-02 and does not expect the adoption to have a significant impact on the Consolidated Statements of Operations or Consolidated Statements of Cash Flows. Upon adoption, there will be a material increase in total assets and total liabilities in the Consolidated Balance Sheet due to the recognition of right-of-use assets and lease liabilities for the Company’s leases. The Company expects to recognize right-of-use assets of approximately $7,000 and lease liabilities of approximately $8,300 in its Consolidated Balance Sheet.
In June 2016, the FASB issued ASU No. 2016-13
, including subsequent amendments,
Measurement of Credit Losses on Financial Instruments (Topic 326),
which modifies the accounting methodology for most financial instruments. The guidance requires the use of a forward-looking expected credit loss model for accounts receivables, loans, and other financial instruments. This guidance is effective for annual periods beginning after December 15, 2022, and early adoption is permitted. The Company does not expect the adoption of this update to have a material effect on its consolidated financial statements.
In June 2020, the FASB issued ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842).
ASU No. 2020-05 defers the effective date of Leases for private entities (the “all other” category) to fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early application continues to be permitted which means that an entity may choose to implement Leases before those deferred effective dates. The Company is currently evaluating the requirements of ASU No. 2020-05 and has not yet determined the effect on its consolidated financial statements.
In October 2021, the FASB issued ASU 2021-08, Accounting for Contract Assets and Contact Liabilities from Contracts with Customers (“ASU 2021-08”)
. ASU 2021-08 requires an acquirer in a business combination to recognize and measure contract assets and contract liabilities from acquired contracts using the revenue recognition guidance under Accounting Standards Codification Topic 606 in order to align the recognition of a contract liability with the definition of performance obligation. This approach differences from the current requirement to measure contract assets and contract liabilities acquired in a business combination at fair value. ASU 2021-08 is effective for financial statements issued for fiscal years beginning after December 15, 2022 and

S1 Holdco, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts)
(Unaudited)

early adoption is permitted. The Company is currently evaluating the requirements of ASU No. 2021-08 and has not yet determined the effect on its consolidated financial statements.
3. PROPERTY AND EQUIPMENT, NET
Property and equipment—net as of September 30, 2021 and December 31, 2020, consisted of the following:

	As of
	September 30, 2021	December 31, 2020
Computer equipment	$464	$332
Furniture and equipment	475	1,382
Leasehold improvements	929	1,173

Property and equipment—gross	1,868	2,887
Less accumulated depreciation	(1,032)	(1,830)

Property and equipment—net	$836	$1,057

Total depreciation expense on property and equipment were $243 and $322 for the nine months ended September 30, 2021 and 2020, respectively.
4. GOODWILL, INTERNAL-USE SOFTWARE DEVELOPMENT COSTS, AND INTANGIBLE ASSETS
Goodwill
Goodwill as of September 30, 2021 and December 31, 2020, resulted from the acquisitions of Concourse, Mapquest, and Waterfox in 2019 and the prior acquisitions of InfoSpace in 2016, and Qool Media, Inc. in 2017. The changes in goodwill by reportable segments were as follows:

	Owned and Operated	Partner Network	Total
Goodwill at December 31, 2019	$24,403	$20,417	$44,820
Additions	—	—	—

Goodwill at December 31, 2020	$24,403	$20,417	$44,820
Additions	—	—	—

Goodwill at September 30, 2021	$24,403	$20,417	$44,820

S1 Holdco, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts)
(Unaudited)

Internal-use software development costs and intangible assets consisted of the following:

	September 30, 2021
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Total internal-use software development costs	$20,057	$(9,045)	$11,012

Intangible Assets:
Developed technology	$8,398	$(7,101)	$1,297
Trademarks and trade names	69,007	(19,666)	49,341
Professional service agreement	3,100	(2,100)	1,000
Customer relationships	1,500	(604)	896

Total intangible assets	$82,005	$(29,471)	$52,534

	December 31, 2020
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Total internal-use software development costs	$16,026	$(6,366)	$9,660

Intangible Assets:
Developed technology	$8,398	$(6,699)	$1,699
Trademarks and trade names	69,007	(14,541)	54,466
Professional service agreement	3,100	(1,326)	1,774
Customer relationships	1,500	(430)	1,070

Total intangible assets	$82,005	$(22,996)	$59,009

The internal-use software development costs include internal-use software development costs in progress of $3,826 and $1,423 as of September 30, 2021 and December 31, 2020, respectively. The Company recorded amortization expense of $3,545, and $6,472 for internal-use software development costs and intangible assets, respectively, during the nine months ended September 30, 2021. The Company recorded amortization expense of $3,227 and $7,201 for internal-use software development costs and intangible assets, respectively, during the nine months ended September 30, 2020. No impairment of internal-use software development cost or intangible assets was identified for the nine months ended September 30, 2021 and 2020. As of September 30, 2021, the expected amortization expense associated with the Company’s intangible assets and internal-use software development costs for each of the next five years is as follows:

Amortization Expense
Remainder of 2021	$3,215
2022	13,182
2023	11,211
2024	8,613
2025	6,905
Thereafter	20,420

$63,546

S1 Holdco, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts)
(Unaudited)

5. ACCRUED AND OTHER CURRENT LIABILITIES

	As of
	September 30, 2021	December 31, 2020
Accrued tax liability	230	257
Payable to employees	7,444	6,757
Deferred revenue	2,100	1,889
Former CEO profit interest	8,474	—
Contingent consideration	1,650	6,682
Other liabilities	2,521	3,454

Total accrued and other current liabilities	$22,419	$19,039

6. OTHER LONG-TERM LIABILITIES
Other long-term liabilities consisted of the following:

	As of
	September 30, 2021	December 31, 2020
Deferred tax liability	$8,022	$9,409
Former CEO profit interest	—	4,237
Contingent consideration	—	1,558
Deferred rent	806	597
Other liabilities	540	—

Total other long-term liabilities	$9,368	$15,801

7. INCOME TAXES
The Company’s income tax expense was approximately $703 and $380 with an effective income tax rate of 2.3% and 3.9% for the nine months ended September 30, 2021 and 2020.
The income tax expense varied from the expense calculated using the federal statutory income tax rate for the nine months ended September 30, 2021 and 2020, primarily due to income (loss) from non-taxable pass-through entities.
In assessing the realization of deferred tax assets for the nine months ended September 30, 2021 and 2020, the management considers whether it is more likely than not some portion or all of the deferred tax assets will be realized, as prescribed by ASC 740. The ultimate realization of deferred tax assets is primarily dependent upon the generation of future taxable income. Management considers all available evidence in making this assessment and has determined that a full valuation allowance should be recorded on net deferred tax assets.
The Company determined that there are no unrecognized tax benefits for the nine months ended September 30, 2021 and 2020.
The Company files income tax returns in the U.S. federal, states and various foreign countries. For U.S. federal income tax purposes, as of September 30, 2021, the year 2017 and later tax years remain open for examination by

S1 Holdco, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts)
(Unaudited)

the tax authorities. For foreign income tax purposes, as of September 30, 2021, the year 2015 and later tax years remain open for examination by the tax authorities under the Netherland’s five-year statute of limitations.
8. COMMITMENTS AND CONTINGENCIES
Leases
The Company leases office facilities under noncancelable operating lease agreements. The Company leases such facilities in Venice, California; Bellevue, Washington; and Guelph, Canada.
In March 2021, the Company entered into an agreement for a lease of office space in Marina del Rey, California. The initial minimum lease payment is $147 per month. The initial term of the lease is in effect until November of 2025 with no renewal periods.
Rent expense was $1,643 and $1,722 for the nine-months ended September 30, 2021 and 2020, respectively, which was included in selling, general, and administrative expenses in the accompanying statements of operations. Two of the three Venice leases expired in the second quarter of 2021 and were not renewed when they expired. The remaining Venice lease will not be renewed when it expires in October 2021. The Bellevue lease is in effect until May 2025. The Guelph, Canada office space is under month-to-month lease.
Litigation
The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. The Company believes the ultimate liability, if any, with respect to these actions will not materially affect the consolidated financial position, results of operations, or cash flows. There can be no assurance, however, that the ultimate resolution of such actions will not materially or adversely affect the Company’s consolidated financial position, results of operations, or cash flows. The Company accrues for losses when the loss is deemed probable and the liability can reasonably be estimated.
System1, LLC (a wholly owned subsidiary of S1 Holdco LLC) was named in a lawsuit alleging breach of partnership agreement, breach of fiduciary duty and breach of contract (among other claims), along with other affiliated defendants, by an individual who alleges that he was a co-founder and equity owner of OpenMail LLC (a significant shareholder of S1 Holdco) related to facts, circumstances and events that principally occurred prior to the formation of S1 Holdco. This matter was settled by the parties at no monetary and non-monetary expense or exposure to System1 or S1 Holdco, and included a complete release of claims against all named defendants, including System1 and S1 Holdco. The case was voluntarily dismissed with prejudice in March 2021.
On July 14, 2021, we received initial correspondence from counsel for a United Kingdom-based marketing research company and its United States subsidiary (collectively, the “Demanding Group”) alleging trademark infringement based on our use of the “SYSTEM1” trade name and mark in the United States, and alleged use of the “SYSTEM1” trade name and mark in the United Kingdom. The correspondence demanded that we cease and desist from using the “SYSTEM1” name and mark, and made reference to potential legal action if we did not comply with that demand. While we were engaged in active discussions and correspondence with the Demanding Group to resolve the matter, the Demanding Group filed a lawsuit in the United States District Court for the Southern District of New York on September 27, 2021 (the “Infringement Suit”) alleging (i) trademark infringement, (ii) false designation of origin, (iii) unfair competition and (iv) certain violations of New York business laws, seeking, among other things, an injunction, disgorgement of profits, actual damages and attorneys’

S1 Holdco, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts)
(Unaudited)

fees and costs. We believe that the Demanding Group’s infringement and other allegations and claims set forth in the Infringement Suit may be subject to a laches defense, among other defenses, and we intend to vigorously defend our rights in the Infringement Suit. Even though we received similar correspondence from the Demanding Group regarding our alleged use of the SYSTEM1 trade name and mark in the United Kingdon, no lawsuit has been filed in the United Kingdom, and we do not believe that our activities infringe any rights of the Demanding Group in the United Kingdom because, among other defenses, we do not actively offer services to customers using the SYSTEM1 name and mark in the United Kingdom.
Service Agreements
On June 18, 2021 the Company entered into an agreement with a service provider whereby the Company is contractually obligated to pay $6,900 and $8,000 in the first and second years of the contract, respectively. The contract commencement date was July 1, 2021.
Executive Compensation
Ian Weingarten was hired as CEO on April 10, 2019. He is entitled to a cash-settled profit interest of 5% of S1 Holdco, LLC, which is contingent upon a participation threshold of $300 million contingent on a four-year vesting term, or if a qualifying change in control transaction occurs. The Company recorded a liability for this arrangement of $8,474 as of September 30, 2021. In January 2021, the Company notified Ian Weingarten, of its decision to terminate his employment with the Company as of February 2021. In connection with such termination, the Company entered into a Separation Agreement (the “Separation Agreement”) with Mr. Weingarten pursuant to which the Mr. Weingarten and the Company agreed to the following: (i) payment of separation pay benefits consistent with the terms of Mr. Weingarten’s Employment Agreement, dated April 10, 2019, (ii) continued health coverage benefits under COBRA for up to 18 months, (iii) the execution, delivery and non-revocation by Mr. Weingarten of a release of any and all claims that Mr. Weingarten has or may have against the Company and (iv) amending the Services Agreement with PlayaNext LLC to (a) fix the accrued obligations due to the Company from PlayaNext through February 2021 (the “PN Accrued Obligations”), (b) establish the timeframe on which the PN Accrued Obligations shall be repaid to the Company, (c) reduce the monthly fees payable by PlayaNext to the Company to a fixed $10,000 per month effective as of March 1, 2021 and (d) end the services provided by the Company to PlayaNext under the Services Agreement as of September 30, 2021. Pursuant to the Separation Agreement, the parties also agreed set Mr. Weingarten’s Profits Interest set forth in the Fourth Amended & Restated Limited Liability Company Agreement (the “S1 Holdco LLC Agreement”) at a maximum of 3.75% if the Company enters into a “Qualifying Transaction” (as defined in the S1 LLC Agreement). In connection with entering into the Separation Agreement, the Company agreed to provide Mr. Weingarten an advance against a portion of any Profits Interest payment that Mr. Weingarten was entitled to and the Company remitted $1,500 in the form of a recourse promissory note in April 2021, that is due on or before December 31, 2023, which (i) is secured by a pledge of Mr. Weingarten’s Profits Interest right, (ii) shall be repaid out of any Profits Interest payable to Mr. Weingarten prior to the maturity date and (ii) accrues interest at a rate of 0.11%.
Mr. Weingarten’s termination did not impact the Profits Interest Liability as of September 30, 2021 as the amount represents the Profits Interest that were vested as of September 30, 2021. Severance costs of $330 related to his termination was paid over six monthly installments, with the first installment paid in April 2021.

S1 Holdco, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts)
(Unaudited)

Indemnifications
In the ordinary course of business, the Company may provide indemnifications of varying scope and terms to customers, vendors, lessors, investors, directors, officers, employees, and other parties with respect to certain matters, including, but not limited to, losses arising out of the Company’s breach of such agreements, services to be provided by the Company, or from intellectual property infringement claims made by third parties. These indemnifications may survive termination of the underlying agreement and the maximum potential amount of future payments the Company could be required to make under these indemnification provisions may not be subject to claims related to these indemnifications. As a result, the Company believes the estimated fair value of these agreements is immaterial. Accordingly, the Company has no liabilities recorded for these agreements as of September 30, 2021.
9. DEBT
The Company has secured financing from Cerberus Business Finance, LLC. As of September 30, 2021 and December 31, 2020, the Company had principal of $173,788 and $183,674, respectively, outstanding under a term loan. Payments of $1,750 are due quarterly and, upon delivery of the prior year’s audited consolidated financial statements, the Company must make a payment of 50% of excess free cash flow, as defined. In the third quarter of 2021, the Company made a payment of $1,750. The Company also had a revolving line of credit, which was increased to $20,000 during 2019. No amounts are outstanding as of September 30, 2021 and December 31, 2020 under the revolving line of credit.
Interest payments of the financing are due monthly at London InterBank Offered Rate (“LIBOR”), plus 7% with a LIBOR floor of 1%. Maturity for the financing is August 22, 2022. The facility has certain financial and nonfinancial covenants, including a leverage ratio. The Company was in compliance with the financial covenants as of September 30, 2021.
As of September 30, 2021, future minimum principal payments on debt are as follows: remainder of 2021—$1,750, and 2022—$172,038. Debt issuance costs amounting to $2,008 and $3,704 have been offset against the loan balance as of September 30, 2021 and December 31, 2020, respectively. Interest expense was $12,708 and $18,570 for the nine months ended September 30, 2021 and 2020 respectively.

S1 Holdco, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts)
(Unaudited)

10. NET INCOME PER UNIT ATTRIBUTABLE TO MEMBERS
Basic net income per unit attributable to members is calculated by dividing the net income attributable to members by the weighted-average number of membership units. The Company does not have any dilutive securities outstanding for the nine months ended September 30, 2021 and 2020. Therefore, diluted net income per unit is the same as basic.

	Nine Months Ended September 30,
	2021	2020
Numerator:
Net income from continuing operations	$29,883	$9,412
Net loss from discontinued operations	$—	$(7,918)

Denominator:

Weighted-average membership units outstanding:
Weighted-average membership units outstanding—Basic and Diluted	20,488	20,488

Income (loss) earnings per membership units:
Income from continuing operations per membership units— basic and diluted	$1.46	$0.46
Loss from discontinued operations per membership units— basic and diluted	$—	$(0.39)
Income per membership units – basic and diluted	$1.46	$0.07
11. SEGMENT REPORTING
ASC Subtopic 280-10, “Segment Reporting,” establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or CODM, in deciding how to allocate resources and assess performance. System1’s Chief Executive Officer, who is considered to be its CODM, reviews financial information presented on an operating segment basis for purposes of making operating decisions and assessing financial performance.
The CODM measures and evaluates reportable segments based on segment operating revenues as well as Adjusted Gross Profit and other measures. We define and calculate Adjusted Gross Profit as revenue less advertising expense to acquire users. The Company excludes the following items from segment Adjusted Gross Profit: depreciation and amortization of property, equipment and leasehold improvements, amortization of intangible assets and, at times, certain other transactions or adjustments, that the CODM does not consider for the purposes of making decisions to allocate resources among segments or to assess segment performance. Although these amounts are excluded from segment Adjusted Gross Profit, they are included in reported consolidated net income from continuing operations before income tax and are included in the reconciliation that follows.
The Company’s computation of segment Adjusted Gross Profit may not be comparable to other similarly-titled measures computed by other companies because all companies do not calculate segment Adjusted Gross Profit in the same fashion.
Operating segments do not sell products and services across segments, and, accordingly, there are no intersegment revenues to be reported. The accounting policies for segment reporting are the same as for System1 as a whole.

S1 Holdco, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts)
(Unaudited)

The CODM of the Company reviews operating results, assesses performance and makes decisions by operating segment. Management views each of the Company’s business lines as an operating segment. The Company has three operating segments: Publishing and Lead Generation, Search and Applications, and Partner Network.
The Publishing and Lead Generation and Search and Applications operating segments are aggregated into one reportable segment, referred to as Owned and Operated, based on their similar economic characteristics, technology platform utilized, types of services provided, Advertising Partners, and cost structures. The Company has two reportable segments: Owned and Operated and Partner Network. The following summarizes assets by reportable segments:

	September 30, 2021	December 31, 2020
Owned and Operated	$200,561	$184,236
Partner Network	40,672	34,448

	$241,233	$218,684

The following summarizes revenue by reportable segments for the nine months ended September 30:

	2021	2020
Owned and Operated	$462,848	$312,259
Partner Network	25,738	27,963

	$488,586	$340,222

The following summarizes adjusted gross profit by reportable segments for the nine months ended September 30:

	2021	2020
Owned and Operated	$105,902	$78,570
Partner Network	25,738	27,962

Adjusted gross profit	$131,640	$106,532

Other cost of revenues	$8,891	$10,671
Salaries, commissions and benefits	48,032	39,633
Selling, general and administrative	21,163	17,116
Depreciation and amortization	10,260	10,750
Interest expense	12,708	18,570

Net income from continuing operations	$30,586	$9,792

12. RELATED-PARTY TRANSACTIONS
PlayaNext LLC (“Playa”), in which the Company’s Former CEO is a principal shareholder, entered into a service agreement with the Company in which Playa shall reimburse the Company for a mutually agreed upon allocation of costs incurred by the Company in connection with employing the personnel necessary to provide Playa’s personnel services. In addition, Playa will pay the Company a quarterly fee for general and administrative support based on estimated calculations set forth in the service agreement. Playa may defer personnel costs payments to the Company until the earlier of (i) the acquisition (if any) of Playa by the Company or another party or (ii) the termination of Mr. Weingarten’s employment with the Company. The balances on these loan receivables were $446 and $410 as of September 30, 2021 and December 31, 2020, respectively.

S1 Holdco, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts)
(Unaudited)

During 2018, the Company’s president did not take a salary for the year. On October 16, 2018, S1 Holdco and its subsidiaries purchased a 50.1% interest in Protected for $55,000. At the time of the transaction, an investment vehicle known as Lone Investment Holdings (“LIH”) was a shareholder and creditor of Protected. LIH owned 7.7% of the equity of Protected, and also was a creditor for $10,500, of shareholder loans for which Protected was the obligor. LIH’s shareholders primarily consist of members of the Company’s management team. As a result of the transaction, LIH’s shareholder loan to Protected was repaid, with interest, and LIH also received $1,158 in proceeds from the sale of its equity. LIH also retains a 3.85% equity ownership stake in Protected through System1 Surfboard Holdings, Inc.
During 2018, the Company extended loans to two of its current senior executives and to one former senior executive. The balance of the loans were $969 and $969 as of September 30, 2021 and December 31, 2020, respectively. In addition, during 2021, the Company extended a loan of $1,500 to its Former CEO.
Protected utilizes multiple payment processors in order to process credit card payments from its subscription customers, including Paysafe. Paysafe recently completed a merger with Foley Trasimene Acquisition Corp. II, a special purpose acquisition company sponsored by entities affiliated with William Foley, who is also a sponsor of Trebia Acquisition Corp. Protected payment processing agreement with Paysafe was negotiated before the announcements of both our business combination among System1, Protected and Trebia as well as the business combination between Paysafe and Foley Trasimene.
13. DISCONTINUED OPERATIONS
In the third quarter of 2020, the Company’s Board of Directors approved a plan to dispose of the Company’s 50.4% interest in Protected. The transaction closed on November 13, 2020 and the Company’s interest in Protected was sold for $81,419. The final proceeds from the sale were $38,193, net of the settlement of Protected debt. OpenMail’s share of the proceeds of $17,164 was not distributed but reinvested in Protected. Court Square’s share of the proceeds was $21,028, of which $11,601 were distributed to Court Square directly by the buyers, and $9,427 were distributed to the Company (and subsequently distributed to Court Square). As a result of the disposition, the Company recorded a gain on disposal of $55,070, which is comprised of the cash received by the Company and the net reduction in carrying value of the assets and liabilities of Protected.
The Company disposed of Protected as it represents a business (subscription anti-virus), which the Company was no longer pursuing at that time. Furthermore, Protected operates on its own technology platform separate from the Company’s core technology platform, and has a customer base that the Company no longer plans to serve. As such, the disposal of Protected represents a strategic shift. Accordingly, the results of Protected have been accounted for as discontinued operations for all periods presented, except for the period in which the disposition occurred and all subsequent periods. Please also refer to Note 14 regarding the transaction with Trebia and recombination with Protected.

S1 Holdco, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts)
(Unaudited)

The financial results of Protected are presented as loss from discontinued operations, net of income taxes in the Consolidated Statements of Operations. The following table presents the financial results of Protected:

For the Nine Months ended September 30, 2020
Revenues	$63,990

Operating costs and expenses Cost of revenues	72,525
Salaries, commissions, and benefits	1,835
Selling, general, and administrative	2,881
Depreciation and amortization	2,190

Total operating costs and expenses	79,431

Operating loss	(15,441)
Gain on disposal of Protected	—
Noncontrolling interest	7,523

Loss from discontinued operations, net of income taxes	$(7,918)

The following table presents depreciation, amortization, capital expenditures, and significant non-cash items of the discontinued operations related to Protected:

For the nine months ended September 30 2020
Depreciation	$51
Amortization	2,139
Capital expenditures	106
Noncontrolling Interest	7,523
14. BUSINESS COMBINATION
On May 28, 2021, the Company executed a letter of intent to acquire a subscription-based business for total consideration of $25 million. On November 15, 2021, the Company executed an asset purchase agreement to acquire this business and the Company expects the transaction to close prior to the end of 2021.
On June 28, 2021, the Company entered into a Business Combination Agreement (as amended on November 30, 2021, the “Business Combination Agreement”) by and among Trebia Acquisition Corporation (“Trebia”) and Protected (together with System1 and Trebia, collectively, the “Companies”).
The Business Combination Agreement provides for System1 and Protected becoming subsidiaries of Trebia (the “Business Combination”). Following the consummation of the Business Combination, the combined companies will be organized in an “Up-C” structure, in which substantially all of the assets and business of Trebia will be held by System1.
The consideration payable to the existing equity holders of System1 and Protected in connection with the Transaction will be a combination of cash and equity consideration.

S1 Holdco, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts)
(Unaudited)

The aggregate cash consideration payable under the Business Combination Agreement will be approximately $462,500 (subject to certain adjustments set forth in the Business Combination Agreement).
The aggregate equity consideration payable under the Business Combination Agreement will be approximately $667,500, consisting of shares of Trebia Class A Common Stock and Trebia Class C Common Stock.
The Closing Cash Consideration and Closing Equity Consideration are subject to an adjustment (in direct proportion) in the event the value of shareholder redemptions exceeds $417,500. In that event, current equity holders of the Companies have agreed to reduce the Closing Cash Consideration by such amount and proportionally increase the Closing Equity Consideration. If the value of shareholder redemptions exceeds $462,500, the current equity holders of the Company and Protected may elect to further reduce the Closing Cash Consideration and proportionally increase the Closing Equity Consideration, at their sole election.
Concurrently with the Business Combination, the Company’s outstanding term loan due 2022 will be paid off and terminated.
Concurrently with the consummation of the Business Combination, System1 will enter into a tax receivable agreement (the “Tax Receivable Agreement”) by and among the Company and Trebia, pursuant to which, among other things, the parties to the Tax Receivable Agreement have agreed to the allocation and payment of 85% of the actual savings, if any, in U.S. federal, state and local income tax that Trebia may realize as a result of certain tax benefits related to the transactions contemplated by the Business Combination Agreement and future exchanges of units in the Company for Trebia Class A Common Stock.
Prior to the end of 2021, we entered into a non-binding Letter of Intent to acquire a company in the e-commerce space for total consideration of up to $115 million, comprised of stock and equity, with $80 million payable upon close of the transaction and the remaining $35 million contingent upon meeting certain earnout targets over a 3 year period.
15. SUBSEQUENT EVENTS
The Company evaluated all subsequent events that occurred after the Consolidated Balance Sheet date through December 1, 2021, the date the condensed consolidated financial statements were available for issuance. There were no events other than those disclosed elsewhere in the unaudited condensed consolidated financial statements.

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Members of S1 Holdco, LLC
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of S1 Holdco, LLC and its subsidiaries (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, of comprehensive income (loss), of changes in members’ equity and of cash flows for each of the three years in the period ended December 31, 2020, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020 in conformity with accounting principles generally accepted in the United States of America.
Substantial Doubt about the Company’s Ability to Continue as a Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company’s Term Loan matures in August 2022 and the Company’s available liquidity will not be sufficient to pay this debt obligation, which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
June 7, 2021, except for the effects of discontinued operations on the year ended December 31, 2018, the effects of disclosing earnings per unit information, the segment information, and with respect to the matters that raise substantial doubt about the Company’s ability to continue as a going concern, discussed in Note 2 to the consolidated financial statements, as to which the date is September 15, 2021
We have served as the Company’s auditor since 2020.

S1 Holdco, LLC and Subsidiaries
Consolidated Balance Sheets
(In thousands)

	As of December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$29,013	$31,886
Accounts receivable, net of allowance for doubtful accounts	71,140	75,400
Prepaid expenses and other current assets	3,016	2,027
Current assets of discontinued operations	—	11,035

Total current assets	103,169	120,348

Property and equipment, net	1,057	1,351
Internal-use software development costs, net	9,660	7,835
Intangible assets, net	59,009	68,001
Goodwill	44,820	44,820
Due from related party	969	941
Non-current assets of discontinued operations	—	69,821

Total Assets	$218,684	$313,117

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities:
Accounts payable	52,104	47,805
Accrued expenses and other current liabilities	19,039	16,327
Notes payable, current	9,374	24,237
Liabilities of discontinued operations	—	44,623

Total current liabilities	80,517	132,992

Notes payable, non-current	170,595	230,497
Other liabilities	15,801	15,698

Total liabilities	266,913	379,187

Commitments and contingencies (Note 12)
Members’ deficit:
Members’ Capital	(47,886)	(68,369)
Accumulated other comprehensive income (loss)	(343)	(119)
Noncontrolling interest	—	2,418

Total members’ deficit	(48,229)	(66,070)

Total Liabilities and Members’ Deficit	$218,684	$313,117

See notes to consolidated financial statements.

S1 Holdco, LLC and Subsidiaries
Consolidated Statements of Operations
(In thousands, except for unit and per unit data)

	For the Years Ended December 31,
	2020	2019	2018
Revenue	$475,977	$407,493	$265,530

Operating costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	340,996	275,770	171,030
Salaries, commissions, and benefits	55,548	48,389	41,609
Selling, general, and administrative	22,979	19,960	24,914
Depreciation and amortization	13,832	11,244	5,313

Total operating costs and expenses	433,355	355,363	242,866

Operating income	42,622	52,130	22,664
Interest expense	24,351	26,033	18,976
Other expense	—	1,146	—
Income from continuing operations before income tax	18,271	24,951	3,688

Income tax expense	1,907	702	—

Net income from continuing operations	16,364	24,249	3,688
Income (loss) from discontinued operations, net of taxes	47,397	(15,454)	(5,667)

Net Income (loss)	$63,761	$8,795	$(1,979)

Net income (loss) per unit from continuing operations attributable to S1 Holdco, LLC:
Basic and Diluted	$0.80	$1.18	$0.19

Net income (loss) per unit from discontinued operations attributable to S1 Holdco, LLC per unit:
Basic and Diluted	$2.31	$(0.75)	$(0.30)

Weighted average membership units outstanding	20,488	20,488
Basic and Diluted			19,091

See notes to consolidated financial statements.

S1 Holdco, LLC and Subsidiaries
Consolidated Statements of Comprehensive Income (Loss)
(In thousands)

	For the Years Ended December 31,
	2020	2019	2018
Net income (loss)	$63,761	$8,795	$(1,979)
Other comprehensive income (loss)
Foreign currency translation adjustments	(224)	(119)	—

Comprehensive income (loss)	$63,537	$8,676	$(1,979)

See notes to consolidated financial statements.

S1 Holdco, LLC and Subsidiaries
Consolidated Statements of Changes in Members’ Equity
(In thousands)

	Members’ Capital	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interest	Total Members’ Deficit
BALANCE—January 1, 2018	$(94,124)	$—	$—	$(94,124)
Acquisition of noncontrolling interest in Protected			23,203	23,203
Net loss	(1,979)	—	—	(1,979)
Share-based compensation expense	2,485		—	2,485
Change in non-controlling interest	—	—	(5,330)	(5,330)
Contribution from Court Square Capital	7,270	—	—	7,270
Distribution to Court Square Capital Partners	(168)	—	—	(168)
Contribution from OpenMail	14,842	—	—	14,842
Distribution to OpenMail	(5,856)	—	—	(5,856)

BALANCE—January 1, 2019	$(77,530)	$—	$17,873	$(59,657)
Net income	8,795		—	8,795
Accumulated other comprehensive income	—	(119)	—	(119)
Share-based compensation expense	1,764	—	—	1,764
Change in non-controlling interest	—	—	(15,455)	(15,455)
Distribution to Court Square Capital Partners	(1,489)	—	—	(1,489)
Contribution from OpenMail	7,257	—	—	7,257
Distribution to OpenMail	(7,166)	—	—	(7,166)

BALANCE—December 31, 2019	(68,369)	(119)	2,418	(66,070)
Net Income	63,761	—	—	63,761
Disposal of noncontrolling interest in Protected	—	—	(2,418)	(2,418)
Distributions to members from sale of Protected	(28,765)	—	—	(28,765)
Share-based compensation expense	1,012	—	—	1,012
Accumulated other comprehensive income	—	(224)	—	(224)
Distribution to Court Square Capital Partners	(11,975)	—	—	(11,975)
Contribution from OpenMail	2,255	—	—	2,255
Distribution to OpenMail	(5,805)	—	—	(5,805)

BALANCE—December 31, 2020	$(47,886)	$(343)	$—	$(48,229)

See notes to consolidated financial statements.

S1 Holdco, LLC and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)

	For the Years Ended December 31,
	2020	2019	2018
Cash Flows from Operating Activities:
Net income (loss)	$63,761	$8,795	$(1,979)
Net income (loss) from discontinued operations	47,397	(15,454)	(5,667)

Net income from continuing operations	16,364	24,249	3,688
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	13,832	11,244	5,313
Share-based compensation	1,192	1,764	2,485
Amortization of debt issuance costs	3,521	2,548	1,994
Write-down of contingent consideration liability	—	(800)	—
Change in fair value of contingent consideration and CEO equity interest	5,950	1,727	—
Deferred tax benefits	32	(2,143)	—
Changes in operating assets and liabilities—net of effect of acquisitions:
Accounts receivable, net of allowance for doubtful accounts	6,833	(10,950)	(23,259)
Due from related party	(28)	—	—
Prepaids and other assets	(1,076)	516	(667)
Accounts payable	4,234	3,739	30,707
Accrued expenses and other current liabilities	1,143	(3,318)	(3,646)
Deferred revenue	415	(169)	—
Other long-term liabilities	(5)	430	8,223

Net cash provided by (used for) operating activities of continuing operations	52,407	28,837	24,838
Net cash provided by (used for) operating activities of discontinued operations	(5,860)	3,875	(7,555)

Net cash provided by (used for) operating activities	46,547	32,712	17,283

Cash flows from Investing Activities:
Purchases of property and equipment	(19)	(1,186)	(464)
Proceeds from sale of Protected	74,544	—	—
Expenditures for internal-use software development costs	(6,112)	(5,510)	(4,824)
Purchase of business—net of cash acquired	—	(35,941)	(74,424)

Net cash provided by (used for) investing activities of continuing operations	68,413	(42,637)	(79,712)
Net cash provided by (used for) investing activities of discontinued operations	(247)	(120)	(120)

Net cash provided by (used for) investing activities	68,166	(42,757)	(79,832)

Cash Flows from Financing Activities:
Proceeds from term loan	—	35,000	64,000
Proceeds from line of credit	20,000	32,000	5,000
Repayment of line of credit	(34,862)	(32,000)	(10,000)
Repayment of term loan	(63,423)	(6,380)	(3,670)
Member capital contributions	2,255	7,257	22,112
Payments on contingent consideration from purchase of companies	(5,500)	—
Payments for financing costs	—	(1,075)	(1,820)
Distributions to members from sale of Protected	(28,765)	—
Distributions to members	(17,780)	(8,655)	(6,024)

Net cash provided by (used for) financing activities	(128,075)	26,147	69,598
Effect of exchange rate changes in cash, cash equivalent and restricted cash	(450)	(148)	—

Net Increase (decrease) in cash	(13,812)	15,954	7,049
Cash and cash equivalents and restricted cash, beginning of year	42,825	26,871	19,822

Cash and cash equivalents and restricted cash, end of year	$29,013	$42,825	$26,871

Reconciliation of cash, cash equivalents and restricted Cash to the Consolidated balance sheets:
Cash and cash equivalents	$29,013	$39,136	$24,032
Restricted cash	—	3,689	2,839
Total cash, cash equivalents and restricted cash	$29,013	$42,825	$26,871

Supplemental cash flow information:
Cash paid for interest	$22,227	$21,442	$16,943

Cash paid for taxes	$4,397	$55	$—

See notes to consolidated financial statements.

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)
1. ORGANIZATION AND DESCRIPTION OF BUSINESS
S1 Holdco, LLC and subsidiaries (“S1 Holdco,” “System1,” or the “Company”) is an omnichannel customer acquisition platform, delivering high-intent customers to advertisers and to our own subscription products. We provide these services through our proprietary responsive acquisition marketing platform, or RAMP. Operating seamlessly across major advertising networks and advertising category verticals to acquire customers on our behalf, RAMP allows us to monetize these acquired customers through our relationships with third party advertisers and advertising syndication networks, which we refer to as our advertising partners. RAMP also allows third party advertising platforms and publishers, which we refer to as our network partners, to send user traffic to and monetize user traffic on our websites. RAMP is integrated across our network of owned and operated websites and related products, allowing us to monetize user traffic that we source from acquisition marketing channels, including Google, Facebook and Taboola.
Our advertising partners comprise over 100 companies, including Google, Microsoft and Yahoo!. We are able to efficiently monetize user intent by linking data on consumer engagement, such as first party search data, with data on monetization and advertising spend. This context-enriched data, combined with our proprietary and data science driven algorithms, creates a closed-loop system that is not reliant on personally identifiable information or information obtained through third-party cookies, but which allows RAMP to efficiently match consumer demand with the appropriate advertiser or advertising experience across advertising verticals.
We were founded in 2013 with a focus on monetizing user traffic acquired by our network partners and websites with search advertising demand generated by our advertising partners. Since launching, we have expanded to support additional advertising formats across numerous advertising platforms, and have acquired several leading websites, enabling us to control user acquisition and experience, and monetize user traffic on our own behalf. Today we own and operate over 40 websites, including leading search engines like info.com and Startpage.com, and publishing digital media sites such as HowStuffWorks, Mapquest and ActiveBeat.
S1 Holdco, LLC was formed as a limited liability company (LLC) under the laws of the State of Delaware on July 25, 2017. On August 22, 2017, OpenMail LLC (“OpenMail”) entered into a transaction (the “Transaction”) with Court Square Capital Partners and its related entities (“Court Square”), whereby Court Square obtained a 51% interest in S1 Holdco through its own contributions and a recapitalization and distribution to the members of OpenMail. The Company is governed by an LLC agreement between Court Square and OpenMail. All the management powers over the business and affairs of the Company are retained by the board of directors, including the approval of debt transactions, issuance or transfer of membership units (the “Units”), approval to buy and sell Company assets or any other significant transaction, and declaring and making distributions. However, at any time after August 22, 2022, the Court Square members can unilaterally approve a sale, recapitalization, or initial public offering (IPO). As of December 31, 2020, the board of directors is composed of two individuals designated by Court Square, two individuals designated by OpenMail, and the Company’s CEO. However, in addition to a majority vote, board of directors’ actions must be approved by at least one Court Square director and one OpenMail director. Consequently, the Company has determined that its members share power and, thus, there was no change in control as of the date of the Transaction.
The Company’s primary operations are in the United States; however, the Company also has operations in Canada, the United Kingdom, Germany, Israel, Hungary and the Netherlands. Operations outside the United States are subject to risks inherent in operating under different legal systems and various political and economic environments. Among the risks are changes in existing tax laws, possible limitations on foreign investment and income repatriation, government price or foreign exchange controls, and exposure to currency exchange fluctuations. The Company does not engage in hedging activities to mitigate its exposure to fluctuations in

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

foreign currency exchange rates. Revenue attributable to the United States represents 98% and 97% of total revenue for the years ended December 31, 2020 and 2019, respectively, and long-lived assets attributable to the United States represent 87% and 86% of total long-lived assets as of December 31, 2020 and 2019, respectively.
On November 13, 2020 the Company disposed of its interest in SS Protect Limited (“SS Protect” or “Protected”). Accordingly, the results of Protected have been accounted for as discontinued operations for all periods presented.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation and Principles of Consolidation
The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP). The accompanying consolidated financial statements include the accounts of S1 Holdco, LLC and its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.
These consolidated financial statements are being reissued for inclusion in the filing with Securities and Exchange Commission and reflect the effects of discontinued operations on the year ended December 31, 2018 discussed in Note 17, the effects of disclosing earnings per unit information discussed in Note 14, and the effects of disclosing segment information discussed in Note 15.
Capital Resources and Liquidity
To date, the Company’s available liquidity and operations have been financed through member contributions and loans, loan facilities, and cash flows from operations. The Company is subject to certain business risks, including dependence on key employees, dependence on key contracts, competition from alternative technologies, market acceptance, and dependence on growth to achieve its business plan. The Company’s revenue is dependent on three key Advertising Partners, which are Google, Yahoo!, and Microsoft, which comprised 82%, 5%, and 4%, respectively, of the Company’s revenue for 2020, 75%, 7% and 7% of the Company’s revenue for 2019, and 66%, 10%, and 11% of the Company’s revenue for 2018. The Company has (i) two paid search advertising partnership contracts with Google, (ii) one paid search advertising partnership contract with Yahoo!, and (iii) one paid search advertising partnership contract with Microsoft. One of the Google contracts was renewed with an effective date of March 1, 2021, and has a two-year
term through February 28, 2023. The other Google contract was renewed with a one-year
term through April 30, 2021, and in July of 2021 was extended to July 1, 2022. The Yahoo! contract (which consolidated three separate and pre-existing
contracts into a single contract) was entered into effective as of December 1, 2020, and has an initial two year term ending November 30, 2022. All arrangements under the Microsoft contract expired on November 30, 2021, and discussions are currently underway regarding a renewal or extension of this arrangement. All four agreements may be terminated by the respective Advertising Partner immediately or with minimal notice under certain circumstances.
In accordance with ASC 205-40 “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, management evaluates whether any conditions or events have occurred, individually and in the aggregate, that could raise substantial doubt about the Company’s ability to continue as a going concern for the twelve month assessment period from the date that the consolidated financial statements are available to be issued. The Company’s ability to continue as a going concern is dependent on its ability to generate sufficient cash flow from operations to meet its financial obligations including scheduled debt payments and maturities, when they become due. As further discussed in Note 13, the Company’s Term Loan matures on August 22, 2022. The Company’s available liquidity plus the expected additional cash flows generated from operations prior to

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

that maturity date will not be sufficient to pay such debt obligations prior to or at the maturity date without additional financing. While the Company expects the merger with Trebia to close prior to the maturity of the Term Loan, at which point the proceeds from the transaction would be used to settle the outstanding loan balance, there can be no assurances that the transaction will close or that it will close in its current form. Additionally, there can be no assurances that the Company will be able to obtain financing from new or existing lenders on commercial terms, or at all. These matters raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date these consolidated financial statements have been issued. The accompanying consolidated financial statements have been prepared on a going concern basis and do not reflect any adjustments that might result if the Company is unable to continue as a going concern.
Impact of
COVID-19
The coronavirus pandemic has adversely affected the Company’s results of operations and the Company has experienced unpredictable reductions in demand for certain products and services. There is uncertainty around the duration and breadth of the
COVID-19
pandemic. To the extent that existing capital resources and sales growth are not sufficient to fund future activities, the Company may need to raise capital resources through additional equity or debt financings. Additional funds may not be available on terms favorable to the Company or at all and future transactions are not within the Company’s control. Failure to raise additional capital, if and when needed, could have a material adverse effect on the Company’s consolidated financial position, results of operations, and cash flows.
A summary of the significant accounting policies followed by the Company in the preparation of the accompanying consolidated financial statements is set forth below.
Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period.
Significant estimates and assumptions reflected in these consolidated financial statements include, but are not limited to, valuation of goodwill and long-lived assets for impairment and inputs into the valuation of our share-based compensation awards. Significant estimates affecting the consolidated financial statements have been prepared on the basis of the most current and best available information, including historical experience, known trends and other market-specific or other relevant factors that the Company believes to be reasonable. On an ongoing basis, management evaluates its estimates, as there are changes in circumstances, facts and experience. Changes in estimates are recorded in periods which they become known. However, actual results from the resolution of such estimates and assumptions may vary from those used in the preparation of the consolidated financial statements. The full extent to which the
COVID-19
pandemic will directly or indirectly impact our business, results of operations and financial condition, including revenue, expenses, reserves and allowances, asset recoverability, and employee-related amounts, will depend on future developments that are highly uncertain, including as a result of new information that may emerge concerning
COVID-19
and the actions taken to contain it or treat
COVID-19,
as well as the economic impact on our customers and markets. We have made estimates of the impact of
COVID-19
within our financial statements and there may be changes to those estimates in future periods. Actual results may differ from these estimates.

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

Cash and cash equivalents
Cash and cash equivalent consist of cash in banks and bank deposits. The Company’s cash balance consists of amounts held as bank deposits. Restricted cash at the end of the period represents cash held on the Company’s behalf by its merchant credit card processors.
Accounts Receivable
Accounts receivable represent amounts due from the Advertising Partners and are recorded in the consolidated financial statements and do not bear interest. At December 31, 2020 and 2019, allowance for doubtful accounts amounted to $0 and $40, respectively was recorded, based on historical write-off
experience. The payment terms for our accounts receivable is typically 30 days.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to credit risk consist principally of cash and accounts receivable. Cash is deposited with high-credit-quality financial institutions and, at times, such balances with any one financial institution may exceed the insurance limits of the prevailing regulatory body. Historically, the Company has not experienced any losses related to these balances and believes that there is minimal risk of expected future losses. However, there can be no assurance that there will not be losses on these deposits.
Accounts receivable are primarily derived from advertisers located inside the United States. As of December 31, 2020, the Company’s two largest Advertising Partners; Google and Yahoo! represented 67% and 13% of the Company’s accounts receivables balance. As of December 31, 2019, two customers which are Google and Yahoo! represented 55% and 16%, respectively, of the Company’s accounts receivables balance.
Foreign Currency
The Company’s functional currency is the US dollar. The balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. The statement of operations amounts has been translated using the average exchange rate for the month in which the activity related. Accumulated net translation adjustments and foreign currency transaction gains/losses resulting from exchange rate fluctuations on transactions denominated in a currency other than the functional currency were not material.
Fair Value of Financial Instruments
The Company applies the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820,
Fair Value Measurements and Disclosures
, which provides a single authoritative definition of fair value, sets out a framework for measuring fair value, and expands on required disclosures about fair value measurement.
The provisions of ASC 820 relate to financial and nonfinancial assets and liabilities, as well as other assets and liabilities carried at fair value on a recurring basis.
Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability, or an exit price, in the principal or most advantageous market for that asset or liability in an orderly transaction between market participants on the measurement date.
The Company measures fair value based on a three-level hierarchy of inputs, maximizing the use of observable inputs, where available, and minimizing the use of unobservable inputs when measuring fair value. A financial

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

instrument’s level within the three-level hierarchy is based on the lowest level of input that is significant to the fair value measurement.
The three-level hierarchy of inputs is as follows:
Level
 1
: Observable inputs such as unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date
Level
 2
: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and
Level
 3
: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. These inputs are based on the Company’s own assumptions about current market conditions and require significant management judgment or estimation.
Financial instruments consist of cash equivalents, restricted cash, accounts receivable, other assets accounted for at fair value, accounts payable and accrued liabilities. Cash equivalents and restricted cash, are stated at fair value on a recurring basis. Accounts receivable, accounts payable, and accrued liabilities are stated at their carrying value, which approximates fair value due to the short time to the expected receipt or payment date. The carrying amount of the Company’s outstanding debt approximates the fair value as of December 31, 2019 and December 31, 2020. We classify the fair value of debt within Level 2 in the fair value hierarchy.
The Company does not have any assets that are required to be carried at fair value on a recurring basis at December 31, 2020 and 2019, respectively. The Company’s liabilities measured at fair value related the CEO equity interest and Contingent Consideration.
The fair value of CEO equity interest was determined with an option pricing model and utilizing significant unobservable inputs for a discount for lack of marketability and projected financial information. The fair value Contingent Consideration was determined with an option pricing model and contains significant unobservable inputs for projected financial information.
Changes in estimated fair value of Level 3 financial liabilities for the years ended December 31, 2020 and December 31, 2019, respectively, are as follows:

	Contingent consideration	CEO equity interest*
Fair value of liabilities at December 31, 2017	—	—
Additions	(8,900)	—

Fair value of liabilities at December 31, 2018	$(8,900)	$—

Additions	(2,200)
Change in fair value	73	(1,000)

Fair value of liabilities at December 31, 2019	$(11,027)	(1,000)

Additions
Settlements	5,500	—
Change in fair value	(2,713)	(3,236)

Fair value at December 31, 2020	$(8,240)	$(4,236)

*	CEO equity interest as further described in executive compensation note 12.

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

The total impact of the changes in fair values related to Contingent Consideration and CEO equity interest are included in the selling, general and administrative expenses, and salaries, commissions and benefits, respectively in the consolidated statements of operations.
Certain assets, including intangible assets, are also subject to measurement at fair value on a nonrecurring basis if they are deemed to be impaired as a result of an impairment review. The fair value of these assets is determined using unobservable inputs to present value the assets.
Property and Equipment, net
Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Estimated useful lives are three years for computer equipment and software, seven years for furniture and equipment, and the shorter of the remaining lease term or estimated useful life for leasehold improvements. Repairs and maintenance are charged to expense as incurred, while improvements are capitalized. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation, and any resulting gain or loss is included in the consolidated statement of operations.
Internal-use
software development costs, net
The Company capitalizes certain
internal-use
software development costs associated with creating and enhancing internally developed software related to the Company’s technology infrastructure. These costs include personnel and related employee benefits’ expenses for employees who are directly associated with and who devote time to software projects and external direct costs of materials and services consumed in developing or obtaining the software. Software development costs that do not meet the qualification for capitalization are expensed as incurred and recorded in salaries, commissions, and benefits expense in the consolidated statement of operations.
Software development activities generally consist of three stages: (i) the planning stage, (ii) the application and infrastructure development stage, and (iii) the post-implementation stage. Costs incurred in the planning and post implementation stages of software development, including costs associated with the post configuration training and repairs and maintenance of the developed technologies, are expensed as incurred. The Company capitalizes costs associated with software developed for internal use when the preliminary project stage is completed, management has authorized further funding for the completion of the project, and it is probable that the project will be completed and performed as intended. Costs incurred in the application and infrastructure development stages, including significant enhancements and upgrades, are capitalized. Capitalization ends once a project is substantially complete, and the software and technologies are ready for their intended purpose.
Internal-use
software development costs are amortized using a straight-line method over an estimated useful life of three (3) years, commencing when the software is ready for its intended use. The straight-line recognition method approximates the manner in which the expected benefit will be derived. The Company does not transfer ownership of its software, or lease its software, to third parties.

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

Intangible Assets
Intangible assets primarily consist of acquired developed technology and trade names/trademarks. The Company determines the appropriate useful life based on its estimate of economic useful life. Intangible assets are amortized over their estimated useful lives using a straight-line method, which approximates the pattern in which the economic benefits are consumed. The estimated useful lives of the Company’s intangible assets are as follows:

Useful Life (Years)
Developed technology	4
Customer relationships	5-10
Trademarks and trade names	10-12
Noncompete	2
Professional service agreement	3
Other intangibles	3
The weighted average amortization period for all intangibles is 9.0 years.
Impairment of Long-Lived Assets
The Company assesses the recoverability of its long-lived assets when events or changes in circumstances indicate that their carrying value may not be recoverable. Such events or changes in circumstances may include a significant adverse change in the extent or manner in which a long-lived asset is being used; significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset; an accumulation of costs significantly in excess of the amount originally expected for the acquisition or development of a long-lived asset; current or future operating or cash flow losses that demonstrate continuing losses associated with the use of a long-lived asset; or a current expectation that, more likely than not, a long-lived asset will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. The Company performs impairment testing at the asset group level that represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. The Company assesses recoverability of a long-lived asset by determining whether the carrying value of the asset group can be recovered through projected undiscounted cash flows over their remaining lives. If the carrying value of the asset group exceeds the forecasted undiscounted cash flows, an impairment loss is recognized and measured as the amount by which the carrying amount exceeds the estimated fair value. An impairment loss is charged to operations in the period in which the management determines such impairment. Management has determined there to be no impairment of long-lived assets during the years ended December 31, 2020, and 2019 respectively. We recorded impairment expense of $700 in the year ended December 31, 2018 related to impairment of long-lived asset for Protected.
Business Combinations
The results of a business acquired in a business combination are included in the Company’s consolidated financial statements from the date of acquisition. The Company allocates the purchase price, which is the sum of the consideration provided which may consist of cash, equity, or a combination of the two, in a business combination to the identifiable assets and liabilities of the acquired business at their acquisition-date fair values. Any excess amount paid over identifiable assets is recorded as goodwill. The goodwill is non-deductible
for tax purposes. The process for estimating the fair values of the acquired business involves the use of significant estimates and assumptions, including estimating average industry purchase price multiples and estimating future

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

cash flows. The Company estimates the fair value are based on assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, not to exceed one year from the date of acquisition, the Company may record adjustments to the assets acquired and liabilities assumed, with a corresponding offset to goodwill. At the conclusion of the measurement period, any subsequent adjustments are reflected in the Company’s consolidated statements of operations.
Transaction costs associated with business combinations are expensed as incurred and are included in selling, general and administrative expenses in the Company’s consolidated statements of operations. When purchase consideration includes contingent consideration, the Company records the fair value of the contingent consideration as of the date of acquisition and subsequently remeasures the contingent consideration at fair value each reporting period through earnings.
Goodwill
Goodwill represents the excess of the purchase price over the fair value of net assets acquired and identifiable intangibles in a business combination. The Company accounts for goodwill in accordance with Accounting Standards Codification (“ASC”) 350, Intangibles—Goodwill and Other, which requires the Company to test goodwill at the reporting unit level for impairment at least annually.
The Company has the option to assess goodwill for possible impairment by performing a qualitative analysis to determine if it is more likely than not that the fair value of a reporting unit is less than its carrying amount or to perform the quantitative impairment test. The quantitative test involves comparing the estimated fair value of a reporting unit with its respective book value, including goodwill. If the estimated fair value exceeds book value, goodwill is considered not to be impaired. If, however, the fair value of the reporting unit is less than book value, an impairment loss is recognized in an amount equal to the excess.
The Company tests for goodwill impairment annually at December 31st. During the years ended December 31, 2020, 2019, and 2018, there were no impairment charges recorded on goodwill. In 2020, the Company performed a quantitative goodwill assessment at December 31, 2020. The fair value exceeded the carrying value for all the reporting units and, accordingly, the Company concluded that there was no impairment of goodwill at December 31, 2020. The Company performed a qualitative goodwill assessment at December 31, 2019 and 2018 and concluded that there were no qualitative impairment indicators.
Operating Leases
The Company records rent expense for operating leases on a straight-line basis over the lease term. The Company begins recognition of rent expense on the date of initial possession, which is generally when the Company enters the leased premises and begins to make improvements in preparation for its intended use. The Company accounts for the difference between the straight-line expense and rent paid as a deferred rent liability.
Noncontrolling Interests
Interests held by third parties in consolidated majority-owned subsidiaries are presented as noncontrolling interests, which represents the noncontrolling stockholders’ interests in the underlying net assets of the Company’s consolidated majority-owned subsidiaries. Noncontrolling interests that are reported in the equity section of the Consolidated Balance Sheets.

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

Revenue Recognition
The Company recognizes revenue when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration it expects to be entitled to in exchange for those goods or services. The Company determines revenue recognition through the following steps:

•	Identification of a contract with a customer,

•	Identification of the performance obligations in the contract,

•	Determination of the transaction price,

•	Allocation of the transaction price to the performance obligations in the contract, and

•	Recognition of revenue when or as the performance obligations are satisfied.
The Company’s revenue is principally derived from the following areas:
Advertising and Other Revenue
Revenue is earned from revenue-sharing arrangements with the Company’s Network Partners for the use of RAMP platform and related services provided to them to direct advertising by the Advertising Partners to their advertising space. The Company has determined it is the agent in these transactions and reports revenue on a net basis, because (a) the Company does not control the underlying advertising space, (b) the Company does not acquire the traffic and does not have risk of loss in connection therewith, and (c) the pricing is in the form of a substantively fixed-percentage revenue-sharing arrangement. The Company reports this revenue on a net basis for the amount retained from its revenue-sharing arrangements representing the difference between amounts received from the Advertising Partners, less amounts remitted to the Network Partners based on underlying contracts.
The Company also earns revenue by directly acquiring traffic to its owned and operated websites and utilizing its own RAMP platform and related services to connect its Advertising Partners to its own websites. For this revenue stream, the Company is the principal in the transaction and reports revenue on a gross basis for the amount received from the Advertising Partners. For this revenue, the Company has determined that it is the principal since it has a risk of loss on the traffic that it is acquiring for monetization by its Advertising Partners, and, in the case of its owned and operated websites, the Company maintains the website, provides the content and bears the cost and risk of loss associated with its websites’ advertising space. The Company’s key Advertising Partners are Google, Yahoo!, and Microsoft.
The Company recognizes revenue upon delivering traffic to its Advertising Partners based on a cost-per-click or cost-per-thousand impression basis. The payment term is typically 30 days.
SS Protect Revenue
The Company’s SS Protect business provides real-time antivirus protection, a safe-browsing / VPN feature, adblocking, identity-theft protection, blocking of malicious websites and data breach monitoring. The performance obligations related to subscription, maintenance and support are satisfied over time and revenue associated with these is recognized over the contract term on a ratable basis, which is consistent with transfer of control. As described in Note 1, the Company sold SS Protect in November 2020 and accounted for this disposition as a discontinued operation.

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

Contract balances
The timing of customer billing and payment relative to the start of the service period varies from contract to contract; however, the Company bills many of its customers in advance of the provision of services under its contracts, resulting in contract liabilities consisting of either deferred revenue (“contract liabilities”). Deferred revenue represents billings under noncancelable contracts before the related product or service is transferred to the customer. The portion of deferred revenue that is anticipated to be recognized as revenue during the succeeding twelve-month period is recorded as deferred revenue and the remaining portion is recorded as deferred revenue, noncurrent.
Cost of Revenues
Cost of revenues includes traffic acquisition costs, which consists primarily of costs to place advertisements to attract customers to the Company’s websites, mapping costs, domain name registration costs, and licensing costs to provide mapping services to Mapquest.com. Any such costs are expenses as incurred, and the Company does not pay any up-front payments, incentive payments or bonuses.
Selling, General, and Administrative Expenses
Selling, general, and administrative expenses consist of fees for professional services, occupancy costs, travel and entertainment, and costs incurred in the preliminary project and post-implementation stages of internal-use
software development. These costs are expensed as incurred.
Share-Based Compensation
On January 1, 2019, the Company adopted ASU
2018-07,
Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment. The adoption of ASU
2018-07
resulted in a change in the accounting for awards to nonemployees. Compensation cost related to share-based payment transactions is measured based on the fair value of the Units issued and recognized within “Salaries, commissions, and benefits” in the Company’s consolidated statement of operations. The Company has elected to treat share-based payment awards with graded vesting schedules and time-based service conditions as a single award and recognizes share-based compensation expense on a straight-line basis over the employee service vesting period, which is generally four years.
The assumptions used in the Black-Scholes model referred to above are based upon the following:

•
Fair Value of Common Stock: As the Company’s common stock is not publicly traded, the fair value was determined by the Company’s board of directors, with input from management and contemporaneous valuation reports prepared by a third-party valuation specialist.

•
Expected Term: The expected life of the option is estimated by considering the contractual term of the option, the vesting period of the option, the employees’ expected exercise behavior and the post-vesting employee turnover rate. For non-employees,
the expected life equals the contractual term of the option.

•	Risk-free Interest Rate: The risk-free interest rate is based on published U.S. Treasury Department interest rates for the expected terms of the underlying options.

•
Volatility: The expected stock price volatility of the underlying shares over the expected term of the option is based upon historical share price data of an index of comparable publicly traded companies.

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

On August 22, 2017, OpenMail members’ Class B Units were modified to allow the service vesting condition to be met based on continued employment with System1 (see Note 7).
Class F Units
During 2019 and 2020, Class F Units were issued by OpenMail to S1 employees. These units are accounted for as a profit sharing arrangement under
ASC 710-10,
Compensation—General. Class F Units remain unvested and forfeitable by the grantee until the later of (i) such date as the Company has disposed of its entire (direct or indirect ownership interest) and (ii) February 1, 2023. The units will thereafter fully vest and become nonforfeitable subject to the grantee’s continuous employment by the Company. As of December 31, 2020, a liquidation was not deemed probable; accordingly, no liability has been recognized for the Class F Units.
Income Taxes
The Company has elected to be taxed as a limited liability company for federal and state tax purposes and, as a result, is not subject to US income taxes; rather the tax effect of the Company’s operations is passed through to each of its members. Various subsidiaries of the Company are subject to income tax in the United States and in other countries.
Income taxes are accounted for using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. A valuation allowance is established, when necessary, to reduce deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company recognizes a tax benefit for uncertain tax positions when the Company’s position is more likely than not to be sustained upon examination by the relevant taxing authority.
Estimates of future taxable income are based on assumptions that are consistent with the Company’s plans. Assumptions represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. If actual amounts differ from our estimates, the amount of our tax expense and liabilities could be materially impacted. The Company recognizes the tax effects of an uncertain tax position only if it is more likely than not to be sustained based solely on its technical merits as of the reporting date, and then, only in an amount more likely than not to be sustained upon review by the tax authorities.
Where applicable, the Company classifies associated interest and penalties as income tax expense. The Company considers many factors when evaluating and estimating tax positions and tax benefits, which may require periodic adjustments, and which may not accurately anticipate actual outcomes.
The Financial Accounting Standards Board (“FASB”) issued guidance regarding accounting for uncertainty in income taxes, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a threshold of more-likely-than-not
for recognition of tax benefits of uncertain tax positions taken or expected to be taken in a tax return. This guidance also provides related guidance on measurement, derecognition, classification, interest and penalties, and disclosures.
The Company recognizes interest and penalties related to unrecognized tax positions as income tax expense. As of December 31, 2020, 2019 and 2018, the Company had not incurred any related interest and penalties.

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

Recent Accounting Pronouncements
In December
 2019, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No.
 2019-12,
Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The new guidance simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The new guidance also improves consistent application of and simplifies U.S. GAAP for other areas of Topic 740 by clarifying and amending the existing guidance. The ASU is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022 for non-public
companies with early adoption permitted. The Company is currently evaluating the effect of the new guidance.
In August
 2018, the FASB
 issued ASU
 No.
2018-15
, Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. Under the new guidance, a customer will apply the same criteria for capitalizing implementation costs of a cloud computing arrangement as it would for an on-premises
software license. This guidance is effective for annual periods beginning after December 15, 2020, and early adoption is permitted. The Company early adopted this guidance in 2020 with no material impact on its consolidated financial statements.
In February
 2016, the FASB
 issued ASU
 No.
2016-02,
Leases (Topic 842).
ASU No.
2016-02
requires lessees to recognize a lease liability and a
right-of-use
asset in the consolidated balance sheet and aligns many of the underlying principles of the new lessor model with those in ASC 606,
Revenue From Contracts With Customers
.
In June
 2020, the FASB
 issued ASU
 No.
2020-05,
Revenue from Contracts with Customers (Topic
 606) and Leases (Topic 842).
ASU No.
2020-05
defers the effective date of Leases for private entities (the “all other” category) to fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early application continues to be permitted which means that an entity may choose to implement Leases before those deferred effective dates.
In June
 2016, the FASB
 issued ASU
 No.
2016-13
, including subsequent amendments,
Measurement of Credit Losses on Financial Instruments (Topic 326),
which modifies the accounting methodology for most financial instruments. The guidance requires the use of a forward-looking expected credit loss model for accounts receivables, loans, and other financial instruments. This guidance is effective for annual periods beginning after December 15, 2022, and early adoption is permitted. The Company does not expect the adoption of this update to have a material effect on its consolidated financial statements.
In March 2020, the FASB issued ASU
2020-04,
Facilitation of the Effects of Reference Rate Reform on Financial Reporting
, which was subsequently amended by ASU
2021-01
in January 2021, related to contracts that reference the London Interbank Offered Rate (LIBOR) or other reference rates that are expected to be discontinued due to reference rate reform. The new standard provides for optional expedients and other guidance regarding the accounting related to modifications of contracts and other transactions affected by reference rate reform. The Company has elected to adopt the new standard as of January 1, 2020. The adoption did not have a material accounting impact on the Company’s consolidated financial statements.
3. ACQUISITIONS
On March 12, 2019, the Company entered into a securities purchase agreement to purchase Concourse Media (“Concourse”), an online publisher of websites focused on health, travel, food, entertainment consumer lifestyle vertical. The Company acquired all assets and assumed all liabilities of Concourse in exchange for $8,000. During the closing of the sale, the Company identified $509 in adjustments that increased the final consideration to $8,509, which include adjustments for closing indebtedness, closing cash, and net working capital.

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

Additionally, the Company will make additional payments to the sellers as contingent consideration if certain operating contribution performance targets are met for the period from April 1, 2019, through and including April 30, 2021. Upon acquisition, the Company recognized a liability for contingent consideration of $2,200. As of December 31, 2019, there were no changes in the recognized amounts or range of outcomes for the contingent consideration recognized as a result of the acquisition of Concourse.
On September 19, 2019, the Company entered into an asset purchase agreement (APA) with MapQuest, Inc. (“MapQuest”), a recognized brand that provides mapping solutions. Pursuant to the APA, on September 19, 2019, the Company acquired all assets and assumed all liabilities of MapQuest in exchange for $27,000. During the closing of the sale, the Company identified $281 in adjustments that lowered the final consideration to $26,571. The Company plans to leverage MapQuest’s assets to achieve synergies with its own platform to drive growth in its consumer facing revenue streams.
On December 13, 2019, the Company entered into a securities purchase agreement to purchase Waterfox Limited (“Waterfox”). Waterfox manages and develops the Waterfox Web browser. Pursuant to the agreement, the Company acquired 100% of the outstanding shares of Waterfox in exchange for payment of $1,555. The Company acquired Waterfox for its intellectual property and for the expected synergies with the Waterfox browser as a distribution partner for the Company’s monetization platform. As the transaction related primarily to the purchase of a single asset, it was accounted for as an asset acquisition.
The following table shows the final allocation of the purchase price to the estimated fair values of assets and liabilities acquired in the transaction and goodwill for each of the acquisitions made in 2019.

	Concourse	MapQuest	Waterfox
Cash	$139	$—	$187
Accounts receivable	1,365	4,349	60
Other current assets	196	—	—
Property and equipment	43	—	—
Intangible assets	4,000	16,900	1,850
Goodwill	5,049	7,113	—
Accounts payable	(583)	—	—
Accrued expenses and other liabilities	—	(148)	(247)
Deferred revenue	—	(1,643)	—
Other noncurrent liabilities	(1,700)	—	(295)

Consideration transferred	$8,509	$26,571	$1,555

For the acquisitions, the excess of the purchase consideration over the fair value of net tangible and identifiable intangible assets acquired was recorded as goodwill. Goodwill is primarily attributable to the value expected from the synergies of the combination of operations. This goodwill is not deductible for income tax purposes. The useful life of the intangible assets acquired was determined based on their expected economic lives.

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

The results of operations of Concourse, Mapquest and Waterfox have been included in the Company’s consolidated financial statements from the date of acquisition. The Concourse, Mapquest and Waterfox acquisitions did not have a material impact on the Company’s consolidated financial statements, and therefore historical and pro forma disclosures have not been presented. The following table shows the revenue and net loss for Concourse, MapQuest and Waterfox from their date of acquisition through December 31, 2019.

	Concourse	MapQuest	Waterfox
Revenue	$15,193	$5,035	$—
Net loss	$3,705	$3,549	$—
On October 16, 2018, System1 Protected Holdings, Inc., a subsidiary of S1 Holdco, and Protected Limited (“Protected”) entered into a stock purchase agreement (“Protected SPA”). Pursuant to the Protected SPA, on October 16, 2018 System1 Protected Holdings, Inc. acquired 2,039,895 A preference shares of Protected in exchange for payment of $14,038. Immediately following the Protected SPA, System1 entered into a subscription agreement in which it purchased an additional 5,952,114 A preference shares in exchange for payment of $40,962. This total payment of $55,000 resulted in an acquisition of 100% of the outstanding A preference shares, which represents 50.1% of the outstanding preference share capital. The acquisition was funded by an additional $55,000 in debt through Cerberus Business Finance, LLC (“Cerberus”). The Company incurred $1,664 of acquisition related costs, which was included in selling, general, and administrative expenses.
S1 Holdco consolidates Protected under the voting model of ASC 810, Consolidation, since the Company controls three of five board seats or 60% of the voting rights of Protected.
On December 31, 2018, System1 Surfboard Holdings, Inc., a newly formed wholly owned subsidiary of S1 Holdco, and Van der Heijden Holding BV (“Van der Heijden”), a private LLC incorporated in the Netherlands, entered into a stock purchase agreement (“Surfboard SPA”). Van der Heijden held all of the issued and outstanding shares of Surfboard Holding BV (“Surfboard Holding”), another private LLC incorporated in the Netherlands. Surfboard Holding operates a privacy focused Web search engine. Pursuant to the Surfboard SPA, on December 31, 2018 the Company acquired 100% of the outstanding shares of Surfboard Holding and its wholly owned subsidiary Startpage B.V. (“Startpage”) in exchange for base purchase price of $23,575. During the closing of the sale, the Company identified $367 in adjustments that increased the final consideration to $23,942, which include adjustments for closing cash and net working capital. The transaction was funded by $14,000 of equity contributions from Court Square ($7,270) and OpenMail ($6,730), as well as $9,000 of debt (see Note 11). Additionally, we paid the seller an earn-out
based on revenue performance for the calendar years ended December 31, 2020 and 2019. The aggregate earn-out
will not exceed $10,000. The fair value of the earn out has been recorded in the amount of $8,900 in the consolidated balance sheet within contingent consideration. The Company incurred $899 of acquisition related costs, which was included in selling, general, and administrative expenses. As the transaction related primarily to the purchase of a single asset, it was accounted for as an asset acquisition.

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

The following table shows the final allocation of the purchase price to the estimated fair values of assets and liabilities acquired in the transaction goodwill for each of the acquisitions made in 2018:

	SS Protect	Startpage
Cash	$13,090	$290
Accounts receivable	3	711
Restricted cash	1,988	—
Other current assets	241	243
Property and equipment—net	—	130
Intangible assets—net	21,873	42,141
Goodwill	51,912	—
Accounts payable	(1,446)	(12)
Accrued expenses and other liabilities	(9,459)	—
Other long-term liability	—	(10,661)
Contingent consideration	—	(8,900)
Noncontrolling interest	(23,202)	—

Cash paid	$55,000	$23,942

For the acquisitions, the excess of the purchase consideration over the fair value of net tangible and identifiable intangible assets acquired was recorded as goodwill. Goodwill is primarily attributable to the value expected from the synergies of the combination of operations. This goodwill is not deductible for income tax purposes. The useful life of the intangible assets acquired was determined based on their expected economic lives.
The results of operations of Startpage have been included in the Company’s consolidated financial statements from the date of acquisition. The Startpage acquisition did not have a material impact on the Company’s consolidated financial statements, and therefore historical and pro forma disclosures have not been presented.
4. PROPERTY AND EQUIPMENT—NET
Property and equipment—net as of December 31, 2020 and 2019, consisted of the following:

	As of December 31,
	2020	2019
Computer equipment	$332	$257
Furniture and equipment	1,382	444
Leasehold improvements	1,173	1,364

Property and equipment—gross	2,887	2,065
Less accumulated depreciation	(1,830)	(714)

Property and equipment—net	$1,057	$1,351

Total depreciation expense on property and equipment were $411, $439 and $422 for the years ended December 31, 2020, 2019 and 2018, respectively.

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

5. GOODWILL,
INTERNAL-USE
SOFTWARE DEVELOPMENT COSTS, AND INTANGIBLE ASSETS
Goodwill
Goodwill as of December 31, 2020 and 2019, resulted from the acquisitions of Concourse, Mapquest, and Waterfox (see Note 3) and the prior acquisition of InfoSpace in 2016; and Qool Media, Inc. in 2017. The changes in goodwill by reportable segments were as follows:

	Owned and Operated	Partner Network	Total
Goodwill at January 1, 2019	$12,241	$20,417	$32,658
Additions	12,162	—	12,162

Goodwill at December 31, 2019	24,403	20,417	44,820
Additions	—	—	—

Goodwill at December 31, 2020	$24,403	$20,417	$44,820

Internal-use
software development costs and intangible assets consisted of the following:

	December 31, 2020
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Total internal-use software development costs	$16,026	$(6,366)	$9,660

Intangibles:
Developed technology	$8,398	$(6,699)	$1,699
Trademarks and trade names	69,007	(14,541)	54,466
Professional service agreement	3,100	(1,326)	1,774
Customer relationships	1,500	(430)	1,070

Total intangible costs	$82,005	$(22,996)	$59,009

	December 31, 2019
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Total internal-use software development costs	$12,691	$(4,856)	$7,835

Intangibles:
Developed technology	$8,052	$(5,471)	$2,581
Trademarks and trade names	69,008	(7,706)	61,302
Professional service agreement	3,100	(293)	2,807
Customer relationships	1,500	(201)	1,299
Other intangibles	54	(42)	12

Total intangible costs	$81,714	$(13,713)	$68,001

The
internal-use
software development costs include
internal-use
software development costs in progress of $1,423 and $3,151 as of December 31, 2020 and 2019, respectively. The Company recorded amortization expense of $3,471, and $9,891 for internal-use
software development costs and intangible assets, respectively, during 2020. The Company recorded amortization expense of $2,590, and $8,133 for internal-use
software

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

development costs and intangible assets, respectively, during 2019. The Company recorded amortization expense of $2,518 and $2,373 for internal-use
software development costs and intangible assets, respectively, during 2018. No impairment of internal-use
software development cost or intangible assets was identified for the years ended December 31, 2020, 2019 and 2018.
As of December 31, 2020, the expected amortization expense associated with the Company’s intangible assets and internal-use
software development costs for each of the next five years as of December 31, 2020, is as follows:

Amortization Expense
2021	$12,543
2022	11,329
2023	7,589
2024	7,111
2025	6,904
Thereafter	23,193

$68,669

6. ACCOUNTS RECEIVABLE, NET

	As of December 31,
	2020	2019
Accounts receivable, gross	$71,140	$75,440
Allowance for doubtful accounts	—	(40)

Accounts receivable, net	$71,140	$75,400

7. ACCRUED AND OTHER CURRENT LIABILITIES

	As of December 31,
	2020	2019
Accrued tax liability	$257	$1,467
Payable to employees	6,757	4,343
Deferred revenue	1,889	1,474
Contingent Consideration	6,682	5,500
Other liabilities	3,454	3,543

Accrued expenses and other liabilities	$19,039	$16,327

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

8. OTHER LONG-TERM LIABILITIES
Other long-term liabilities consisted of the following:

	As of December 31,
	2020	2019
Deferred tax liability	$9,409	$8,573
Accrued bonus	4,237	1,000
Other liabilities	597	598
Contingent consideration	1,558	5,527

Other long-term liabilities	$15,801	$15,698

9. MEMBERS’ DEFICIT
Outstanding Units
The Company’s authorized, issued, and outstanding membership units held by OpenMail and Court Square were 9,848,698 and 10,638,907, respectively, as of December 31, 2020. There were no changes in OpenMail or Court Square units during 2020, 2019, or 2018.
The Units are subject to certain transfer restrictions and no member has the right to voluntarily withdraw as a member of the Company, except with the consent of the board of directors, which consent can be withheld at the sole discretion of the board of directors.
The Units share in profits and losses or liquidation of the Company based on the terms of the amended and restated LLC agreement. Any negative capital accounts attributable to members are not considered to be debts owned by the members to the Company. The following summarizes the key rights and privileges of the outstanding Units pursuant to the LLC agreement.
Voting Rights of Members
Each director has one vote in any decision of the board of directors. However, in addition to the majority vote, board of directors’ actions must be approved by at least one Court Square member and at least one OpenMail member, except for limited circumstances whereby the counterparty in the matter requiring approval is Court Square (including its related parties) or OpenMail (including its related parties) in such instance the director will recuse him or herself from such discussions.
Distributions
The following distribution rights are provided for in the LLC agreement.
Interim Distributions:
OpenMail Classes B,
B-1,
B-2,
B-3,
and
B-4
Units
—These units were issued to employees and nonemployees of OpenMail and are generally subject to vesting provisions as described in Note 10. The holders of the vested and unvested Class B,
Class B-2,
and following March 1, 2019,
Class B-3
Units are eligible for all distributions and the
Class B-1
and
Class B-4
Units are eligible for extraordinary, transaction, and liquidating distributions. The Class B Unitholders, regardless of vesting, cease to be eligible for interim distributions upon their termination of

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

service to the Company. Extraordinary distributions may, at the discretion of the OpenMail’s board of managers, exclude or be paid other than pro rata to
Class B-1
and
Class B-4
Unitholders. Accordingly, it was determined that for accounting purposes, the Classes B,
B-1,
and
B-4
Units did not represent substantive equity instruments, given their ongoing employment requirement and discretion of the OpenMail’s board of managers to pay distributions to these classes of OpenMail Units, the regular, transaction, and extraordinary distributions paid to the Class B,
Class B-1,
and
Class B-4
Unitholders of $3,323, $7,579 and $9,209 were recorded as compensation expense within salaries, commissions, and benefit expenses in the accompanying consolidated statement of operations for the years ended December 31, 2020, 2019 and 2018 respectively. Vested Units are eligible for liquidating distributions.
OpenMail Class
 F Units
These units were issued as part of the ninth amended and restated operating agreement of OpenMail, LLC dated March 13, 2019, as additional incentive to Company management and are subject to a participation threshold and vesting provisions as described in Note 10. These Units are all unvested as of December 31, 2020; however, the holders of the Class F Units that are employed by System1 are eligible, after a participation threshold and at the discretion of the board of managers of OpenMail, for regular and extraordinary distributions. During 2020, no regular and extraordinary distributions were paid to the Class F Unitholders.
Value Creation Units (VCUs)
These units were issued to employees and nonemployees of System1 and are subject to vesting provisions as described in Note 10. These Units are all unvested as of December 31, 2020; however, the holders of the VCUs that are employed by System1 are eligible, based on the discretion of the board of directors of System1 and board of managers of OpenMail, for regular and extraordinary distributions. The regular, transaction, and extraordinary distributions paid to the VCU holders of $1,383, $1,926 and $2,306 were recorded as compensation expense within salaries, commissions, and benefit expenses in the accompanying consolidated statement of operations for the years ended December 31, 2020, 2019 and 2018, respectively.
Regular Distributions
In its sole discretion, the board of directors of S1 Holdco determined the amount and timing of regular distributions of available cash from S1 Holdco’s operations. These distributions made to OpenMail are made on a pro rata basis to the holders of the OpenMail Units, based on the aggregate number of OpenMail Units so held, provided that any holder of OpenMail Units could waive his, her, or its entitlement to these distributions and the distribution would be distributed pro rata to those holders of OpenMail Units, who had not waived their entitlement. Any waived distributions by OpenMail members may be caught up at the next distribution that such OpenMail member would otherwise receive. For the year ended December 31, 2020, regular distributions to Court Square Capital Partners were $11,975 and OpenMail were $10,851, with $5,805 recorded within equity and $5,046 to holders of OpenMail’s Class B Units and VCUs, who are employees of S1 Holdco, which were expensed. For the year ended December 31, 2019, regular distributions to Court Square Capital Partners were $1,489 and OpenMail were $9,414, with $7,166 recorded within equity and $2,248 to holders of OpenMail’s Class B Units and VCUs, who are employees of S1 Holdco, which were expensed. For the year ended December 31, 2018, regular distributions to Court Square Capital Partners were $168 and OpenMail were $9,478, with $5,856 recorded within equity and $3,622 to holders of OpenMail’s Classes B and B 1 Units and VCU, who are employees of S1 Holdco, which were expensed.
Distributions from the Transaction
In accordance with the terms of the Transaction, at the close of the Transaction, $11,200 was distributed to OpenMail and held in an escrow account to be paid to System1 employees, previously employed by OpenMail, as their Units vested and VCUs met the service vesting condition. Amounts are withdrawn from the escrow account by OpenMail and contributed to System1 and then distributed to Unitholders. OpenMail withdrew and distributed $1,698, $2,878 and $4,418 in 2020, 2019 and 2018, respectively, from the escrow account, all of which was expensed.

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

Extraordinary Distributions
In its sole discretion, the board of directors determines the timing and recipients of extraordinary distributions. At the time of the Transaction, Court Square took a 51% stake in S1 Holdco, which represented OpenMail’s core business prior to the transaction. However, this did not include the podcast business, which was contributed to Stuff Media and owned 100% by OpenMail. In October 2018, OpenMail closed an agreement to sell to iHeart Media all of its outstanding membership interest in Stuff Media. As a result of this transaction, the OpenMail’s board of directors elected to distribute $4,379 to holders of Classes B and
B-1
Units and VCUs, who were employees of S1 Holdco, which were expensed.
Liquidating Distributions
Liquidating distributions shall be made upon the occurrence of a liquidating event, as defined, to the members in the following order and priority:
First, until $14,000 in total is distributed, 51.93% to the Court Square members and 48.07% to the OpenMail member.
Second, to the CEO with respect to the CEO’s profit interest, as discussed in the Executive Compensation section of Note 10 below.
Third, distributed to Unit and VCU holders who had previously waived their rights to certain regular distributions, according to a distribution record as approved by the board of directors on a quarterly basis.
Lastly, on a pro rata basis to the holders of Units, provided that any holder of Units may waive his, her, or its entitlement to distributions and such holder’s pro rata share of the distribution shall be distributed pro rata to those holders of Units, who have not waived their entitlement.
10. SHARE-BASED COMPENSATION
The Company’s legacy OpenMail employees and nonemployee consultants were previously granted equity awards by OpenMail, which were modified to allow for employment at System1 to satisfy the service condition and are paid by OpenMail through distributions from System1. Accordingly, these awards became nonemployee awards of System1. Stock-based payments to nonemployees are recognized as an expense over the period of performance. On January 1, 2019, the Company early adopted ASU No.
2018-07,
Compensation—Stock Compensation (Topic
 718): Improvements to Nonemployee Share- Based Payment Accounting
, using a modified retrospective transition approach. Thus, the Company’s equity classified awards were remeasured on the basis of their adoption-date fair value. The adoption did not result in a material cumulative effect adjustment to equity as of the beginning of the fiscal year. The Company has elected to account for forfeitures as they occur therefore it does not apply estimated forfeiture rates. The share-based compensation cost is recorded as compensation expense within selling, general, and administrative expenses in the accompanying consolidated statement of operations. System1 has not granted any units to employees.
The fair value of all equity awards was estimated using the Black-Scholes valuation model with the following assumptions:

	B units	OM VCUs	S1 VCUs
Fair market value of stock	$6.59	$5.91	$5.91 - 9.78
Volatility	65%	65%	40% - 65%
Expected term	4.00	4.00	2.25 - 4.00
Expected dividend yield	NA	NA	NA
Risk-free rate	2.53%	2.53%	0.1% - 2.53%

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

OpenMail Classes B,
B-1,
B-2,
B-3,
and
B-4
Units
—
The Company’s issued and outstanding Classes B,
B-1,
B-2,
B-3,
and
B-4
Units as of December 31, 2020, were 2,754,182, 576,510, 125,000, 192,000, and 261,992, respectively, which generally vest at a rate of 25% at the first anniversary of the date of issuance and quarterly thereafter for three years on continuous employment with OpenMail or System1. As of December 31, 2020, the number of shares vested (net of cancellation) are 3,775,445 for all Class B Units. Share-based compensation expense amounting to $1,012 and $1,764 and $2,485 were recognized during the years ended December 31, 2020, 2019 and 2018, respectively, within salaries, commissions, and benefit expenses. The aggregate fair value of the units vested during the year was $1,064, $ 1,583 and $3,922 for the years ended December 31, 2020 and 2019, and 2018 respectively. The unrecognized compensation expense associated with the unvested Classes B,
B-1,
and
B-4
Units at December 31, 2020, was $467, all of which is expected to be recognized by April 30, 2022.
VCUs
—During 2016, OpenMail adopted the 2016 VCU Plan (the “VCU Plan”), and during 2017, System1 adopted the 2017 VCU Plan, which provides certain employees, managers, and consultants of System1 with an opportunity to participate in appreciation of the Company’s value upon the occurrence of a qualifying liquidity event (QLE) (i.e., IPO or a change in control). A total of 1,546,096 units are available for issuance under the System1 2017 VCU Plan. Each VCU shall become fully vested upon the satisfaction of both a service condition, which includes service in System1 for the OpenMail VCUs, and a performance condition. The contractual term for these VCUs is 6 years from the grant date. The VCUs shall vest at a rate of 25% in the first year and 6.25% quarterly thereafter and is subject to continuous employment. In addition, vesting is contingent upon the occurrence of a QLE. If VCUs held do not become fully vested on or prior to the sixth anniversary of the applicable grant date, such VCUs shall expire and be forfeited. Further, each fully vested VCU holder shall be entitled to receive (either in cash or equity securities) based on the discretion of board of managers for OpenMail Units and the board of directors for the System1 Units: (a) the per-unit
consideration payable to the units in connection with the QLE, minus (b) the applicable per-unit
threshold amount, which is determined by the board of managers of OpenMail or board of directors of System1 for each individual grant.
During the years ended December 2020, 2019 and 2018, 718,249 , 776,896 and 710,167 VCUs (net of cancellation), respectively, were issued to employees and nonemployees. As of December 31, 2020, a QLE was not deemed probable; accordingly, no share-based compensation costs have been recognized for the VCUs. The weighted average grant date fair value of System1 VCU’s granted during the year were $2.17, $2.09 and $2.89 for the years ended December 31, 2020, 2019 and 2018, respectively. As of December 31, 2020 a QLE was not deemed probable; accordingly, no share based compensation costs have been recognized for the VCUs.
The units are issued for a nominal fee to the System1 employees and consultants. No share-based compensation was capitalized as software development expense on the basis the costs were not material.

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

A summary of Classes B and F Units and VCU activity for the years ended December 31, 2020, 2019 and 2018, are as follows:

	Number of Units	Weighted- Average Exercise Price
Class B Units
Outstanding—December 31, 2017	2,798,465	$0.47
Granted	20,000	7.09
Canceled	(38,166)	1.24

Outstanding—December 31, 2018	2,780,299	0.51

Canceled	(22,367)	1.30

Outstanding—December 31, 2019	2,757,932	0.50
Canceled	(3,750)	1.15

Outstanding—December 31, 2020	2,754,182	$0.50

Class B-1 Units
Outstanding—December 31, 2017	436,510	$0.04
Granted	140,000	7.09

Outstanding—December 31, 2018	576,510	2.57

Outstanding—December 31, 2019	576,510	2.57

Outstanding—December 31, 2020	576,510	$2.57

Class B-2 Units
Outstanding—December 31, 2018	125,000	$1.42

Outstanding—December 31, 2019	125,000	1.42

Outstanding—December 31, 2020	125,000	$1.42

Class B-3 Units
Outstanding—December 31, 2018	192,000	$1.42

Outstanding—December 31, 2019	192,000	1.42

Outstanding—December 31, 2020	192,000	$1.42

Class B-4 Units
Outstanding—December 31, 2017	265,633	$7.09
Granted	10,454	7.09
Canceled	(4,810)	7.09
Outstanding—December 31, 2018	271,277	7.09
Canceled	(9,285)	7.09

Outstanding—December 31, 2019	261,992	7.09
Canceled	—

Outstanding—December 31, 2020	261,992	$7.09

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

	S1 Holdco VCUs	Weighted- Average Exercise Price	OpenMail VCUs	Weighted- Average Exercise Price
Outstanding—December 31, 2017	405,632	$10.00	511,625	$1.15
Granted	771,600	10.00	—	0.00
Canceled	(19,491)	10.00	(41,942)	1.15

Outstanding—December 31, 2018	1,157,741	10.00	469,683	1.15
Granted	921,500	10.00	—	0.00
Canceled	(119,226)	10.00	(25,378)	1.15

Outstanding—December 31, 2019	1,960,015	10.00	444,305	1.15
Granted	926,000	10.00	—	0.00
Canceled	(202,907)	10.00	(4,844)	1.15

Outstanding—December 31, 2020	2,683,108	10.00	439,461	1.15

A summary of the Company’s unvested Units as of December 31, 2020 and 2019, are as follows:

	Number of Class B Units	Number of Class B-1 Units	Number of Class B-4 Units	Number of S1 VCUs	Number of OpenMail VCUs
Nonvested—January 1, 2017	754,094	108,698	265,633	405,632	511,625
Granted	20,000	140,000	10,454	771,600	—
Vested	(376,255)	(61,785)	(77,915)	—	—
Canceled	(38,166)	—	(4,810)	(19,491)	(41,942)

Nonvested—December 31, 2018	359,673	186,913	193,362	1,157,741	469,683
Granted	—	—	—	921,500	—
Vested	(201,698)	(66,627)	(62,069)	—	—
Canceled	(22,367)	—	(9,285)	(119,226)	(25,378)

Nonvested—December 31, 2019	135,608	120,286	122,008	1,960,015	444,305
Granted	—	—	—	926,000	—
Vested	(114,329)	(59,906)	(65,678)	—	—
Canceled	(3,750)	—	—	(202,907)	(4,844)

Nonvested—December 31, 2020	17,529	60,380	56,330	2,683,108	439,461

There were no unvested Classes
B-2
and
B-3
Units at December 31, 2020.
11. INCOME TAXES
Income from continuing operations before income taxes are as follows:

	Year Ended December 31,
	2020	2019	2018
Domestic	15,336	17,448	3,688
Foreign	2,935	7,503	—

Income before income taxes	18,271	24,951	3,688

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

The components of the income tax provision (benefit) from continuing operations for the years ended December 31, 2020, 2019, and 2018 are as follows:

	2020	2019	2018
Current:
Federal	—	—	—
State	—	—	—
Foreign	1,875	2,845	—

Total	1,875	2,845	—
Deferred:
Federal	—	—	—
State	—	—	—
Foreign	32	(2,143)	—

Total	32	(2,143)	—
Income tax expense (benefit)	1,907	702	—

The income tax expense varied from the expense calculated using the federal statutory income tax rate for the years ended December 31, 2020, 2019 and 2018, primarily due to income (loss) from non-taxable
pass-through entities and deferred tax impact of foreign rate change.

	Year Ended December 31,
(In thousands, except percentages)	2020	%	2019	%	2018	%
Federal tax expense at U.S. statutory rate	3,836	21.0	5,239	21.0	774	21.0
Federal tax expense effect of flow-through entity	(3,289)	(18.0)	(4,045)	(16.2)	(774)	(21.0)
Deferred tax impact of foreign rate change	1,158	6.3	(1,100)	(4.4)	—	—
Foreign Rate Differential	137	0.8	291	1.2	—	—
Transaction Cost	—	—	267	1.0	—	—
Other	65	0.3	50	0.2	—	—
Total income tax expense	1,907	10.4	702	2.8	—	—

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

Deferred Income Taxes

	As of December 31,
(In thousands)	2020	2019	2018
Deferred tax assets:
Interest expense carry forwards	165	105	—
Other	5	6	—
Total deferred tax assets	170	111	—

Valuation allowance	(170)	(111)	(-)
Total net deferred tax assets	—	—	—

Deferred tax liabilities:
Intangibles	9,408	8,572	10,651
Other
Total deferred tax liabilities	9,408	8,572	10,651

Net deferred tax assets (liabilities)	(9,408)	(8,572)	(10,651)

In assessing the realization of deferred tax assets for the years ended December 31, 2020, 2019 and 2018, the management considers whether it is more likely than not some portion or all of the deferred tax assets will be realized, as prescribed by ASC 740. The ultimate realization of deferred tax assets is primarily dependent upon the generation of future taxable income. Management considers all available evidence in making this assessment and has determined that a full valuation allowance should be recorded on net deferred tax assets.
The Company has recorded a full valuation allowance against its otherwise recognizable deferred income tax assets as of December 31, 2020, 2019 and 2018. Management has determined, after evaluating all positive and negative historical and prospective evidence, that it is more likely than not that these assets will not be realized. There was a net increase to the valuation allowance of $59, $111, and $0 for the years ended December 31, 2020, 2019, and 2018, respectively.
The Company determined that there are no unrecognized tax benefits for the reporting periods.
The Company regularly determined certain foreign earnings to be indefinitely reinvested outside the United States. The Company will continue to evaluate its reinvestment policy on a quarterly basis and will adjust its estimate of its income tax provision accordingly to the extent there is a change and an adjustment is required. As of December 31, 2020, the amount of undistributed earnings was approximately $16,436. The Company did not provide for U.S. income taxes on the undistributed earnings and other outside temporary differences of foreign subsidiaries as they are considered indefinitely reinvested outside the United States. As of December 31, 2020, the amount of temporary differences related to undistributed earnings and other outside temporary differences upon which U.S. income taxes have not been provided is immaterial to the consolidated financial statements.
The Company files income tax returns in the U.S. federal, states and various foreign countries. For U.S. federal income tax purposes, as of December 31, 2020, the year 2017 and later tax years remain open for examination by the tax authorities. For foreign income tax purposes, as of December 31, 2020, the year 2015 and later tax years remain open for examination by the tax authorities under the Netherland’s five-year statute of limitations.

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

12. COMMITMENTS AND CONTINGENCIES
Leases
The Company leases office facilities under noncancelable operating lease agreements. The Company leases such facilities in Venice, California; Bellevue, Washington; Guelph, Canada; and Atlanta, Georgia. Rent expense was $2,262, $1,825 and $1,438 for the years ended December 31, 2020, 2019 and 2018 which was included in the selling, general, and administrative expenses. The Venice office facilities are on two-year
renewable leases. The Bellevue lease is in effect until May 2025. The Guelph, Canada, lease is valid until September 2021. As of December 31, 2020, the expected future operating lease obligation are as follows:

Year ending December 31,	Amount
2021	$1,017
2022	249
2023	249
2024	249
2025	104
Litigation
The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. The Company believes the ultimate liability, if any, with respect to these actions will not materially affect the consolidated financial position, results of operations, or cash flows. There can be no assurance, however, that the ultimate resolution of such actions will not materially or adversely affect the Company’s consolidated financial position, results of operations, or cash flows. The Company accrues for losses when the loss is deemed probable and the liability can reasonably be estimated.
System1, LLC (a wholly owned subsidiary of S1 Holdco LLC) was named in a lawsuit alleging breach of partnership agreement, breach of fiduciary duty and breach of contract (among other claims), along with other affiliated defendants, by an individual who alleges that he was a co-founder
and equity owner of OpenMail LLC (a significant shareholder of S1 Holdco) related to facts, circumstances and events that principally occurred prior to the formation of S1 Holdco. This matter was fully settled by the parties at no monetary and non-monetary
expense or exposure to System1 or S1 Holdco, and included a complete release of claims against all named defendants, including System1 and S1 Holdco. The case was voluntarily dismissed with prejudice in March 2021.
Executive Compensation
Ian Weingarten was hired as CEO on April 10, 2019. He is entitled to a cash-settled profit interest of 5% of S1 Holdco, LLC, which is contingent upon a participation threshold of $300 million (which was subject to adjustment as set forth in the S1 Holdco operating agreement) contingent on a four-year vesting term, or if a qualifying change in control transaction occurs. The Company recorded a liability for this arrangement of $4,237 as of December 31, 2020.
Indemnifications
In the ordinary course of business, the Company may provide indemnifications of varying scope and terms to customers, vendors, lessors, investors, directors, officers, employees, and other parties with respect to certain matters, including, but not limited to, losses arising out of the Company’s breach of such agreements, services to

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

be provided by the Company, or from intellectual property infringement claims made by third parties. These indemnifications may survive termination of the underlying agreement and the maximum potential amount of future payments the Company could be required to make under these indemnification provisions may not be subject to claims related to these indemnifications. As a result, the Company believes the estimated fair value of these agreements is immaterial. Accordingly, the Company has no liabilities recorded for these agreements as of December 31, 2020.
13. DEBT
The Company has secured financing from Cerberus Business Finance, LLC. As of December 31, 2020, the Company had principal of $183,674 outstanding under a term loan. Payments of $1,750 are due quarterly and, upon delivery of the prior year’s audited consolidated financial statements, the Company must make a payment of 50% of excess free cash flow, as defined. In the second quarter of 2021, the Company made a payment of $4,600. The Company also had a revolving line of credit, which was increased to $20,000 during 2019. No amounts are outstanding as of December 31, 2020 under the revolving line of credit.
Interest payments of the financing are due monthly at London InterBank Offered Rate (“LIBOR”), plus 7% with a LIBOR floor of 1%. Maturity for the financing is August 22, 2022. The facility has certain financial and nonfinancial covenants, including a leverage ratio. The Company was in compliance with the financial covenants as of December 31, 2020.
As of December 31, 2020, future minimum principal payments on long-term debt are as follows: 2021—$11,636, and 2022—$172,038. Loan fees amounting to $3,704 have been offset against the loan balance. Interest expense were $24,669, $26,033 and $18,976 for the years ended December 31, 2020, 2019 and 2018, respectively.
14. NET INCOME PER UNIT ATTRIBUTABLE TO MEMBERS
Basic net income per unit attributable to members is calculated by dividing the net income attributable to common stockholders by the weighted-average number of membership units. The Company does not have any dilutive securities outstanding for the years ended December 31, 2020, 2019 and 2018. Therefore, diluted net income per share is the same as basic.

	For the Years Ended December 31,
	2020	2019	2018
Numerator:
Net income from continuing operations	$16,364	$24,249	$3,688
Net income(loss) from discontinued operations	$47,397	$(15,454)	$(5,667)

Denominator:
Weighted-average membership units outstanding:
Weighted-average membership units outstanding—basic and diluted	20,488	20,488	19,091

Income (loss) earnings per membership units
Income (loss) from continuing operations per membership units—basic and diluted	$0.80	$1.18	$0.19
Income (loss) from discontinued operations per membership units—basic and diluted	$2.31	$(0.75)	$(0.30)
Income (loss) per membership units – basic and diluted	$3.11	$0.43	$(0.11)

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

15. SEGMENT REPORTING
ASC Subtopic
280-10,
 “Segment Reporting,”
 establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or CODM, in deciding how to allocate resources and assess performance. System1’s Chief Executive Officer, who is considered to be its CODM, reviews financial information presented on an operating segment basis for purposes of making operating decisions and assessing financial performance.
The CODM measures and evaluates reportable segments based on segment operating revenues as well as Adjusted Gross Margin and other measures. We define and calculate Adjusted Gross Margin as revenue less advertising expense to acquire users. The remaining cost of revenues consist of non-advertising expenses such as set-up costs and royalties and fees. The Company excludes the following items from segment Adjusted Gross Margin: depreciation and amortization of property, equipment and leasehold improvements, amortization of intangible assets and, at times, certain other transactions or adjustments, that the CODM does not consider for the purposes of making decisions to allocate resources among segments or to assess segment performance. Although these amounts are excluded from segment Adjusted Gross Margin, they are included in reported consolidated net income from continuing operations before income tax and are included in the reconciliation that follows.
The Company’s computation of segment Adjusted Gross Margin may not be comparable to other similarly-titled measures computed by other companies because all companies do not calculate segment Adjusted Gross Margin in the same fashion.
Operating segments do not sell products and services across segments, and, accordingly, there are no intersegment revenues to be reported. The accounting policies for segment reporting are the same as for System1 as a whole.
The CODM of the Company reviews operating results, assesses performance and makes decisions by operating segment. Management views each of the Company’s business lines as an operating segment. The Company has three business lines and operating segments: Publishing and Lead Generation, Search and Applications, and Partner Network.
The Publishing and Lead Generation and Search & Applications operating segments are aggregated into one reportable segment, referred to as Owned and Operated, based on their similar economic characteristics, technology platform utilized, types of services provided, Advertising Partners, and cost structures. The Company has two reportable segments: Owned and Operated and Partner Network. The following summarizes assets by reportable segments as of December 31:

	2020	2019
Owned and Operated	$184,236	$268,737
Partner Network	34,448	44,380

	$218,684	$313,117

The following summarizes revenue by reportable segments for the years ended December 31:

	2020	2019	2018
Owned and Operated	$437,501	$369,570	$230,877
Partner Network	38,476	37,923	34,653

Adjusted gross margin	$475,977	$407,493	$265,530

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

The following summarizes Adjusted Gross Margin by reportable segments for the years ended December 31:

	2020	2019	2018
Owned and Operated	$110,012	$108,635	$77,631
Partner Network	38,476	37,923	34,653

Adjusted gross margin	$148,488	$146,558	$112,284

Other cost of revenues	13,507	14,835	17,784
Salaries, commissions and benefits	55,548	48,389	41,609
Selling, general and administrative	22,979	19,960	24,914
Depreciation and amortization	13,832	11,244	5,313
Interest expense	24,351	26,033	18,976
Other expense	—	1,146	—

Net income from continuing	$18,271	$24,951	$3,688

operations before income tax
16. RELATED-PARTY TRANSACTIONS
PlayaNext LLC (“Playa”), in which the Company’s CEO is a principal shareholder, entered into a service agreement with the Company in which Playa shall reimburse the Company for a mutually agreed upon allocation of costs incurred by the Company in connection with employing the personnel necessary to provide Playa’s personnel services. In addition, Playa will pay the Company a quarterly fee for general and administrative support based on estimated calculations set forth in the service agreement. Playa may defer personnel costs payments to the Company until the earlier of (i) the acquisition (if any) of Playa by the Company or another party or (ii) the termination of Mr. Weingarten’s employment with the Company. These costs amounted to $172 and $237 for the years ended December 31, 2020 and 2019, respectively.
During 2018, the Company’s president did not take a salary for the year. On October 16, 2018, S1 Holdco and its subsidiaries purchased a 50.1% interest in a
UK-based
company, Protected LTD., for $55,000. At the time of the transaction, an investment vehicle known as Lone Investment Holdings (LIH) was a shareholder and creditor of Protected. LIH owned 7.7% of the equity of Protected, and also was a creditor for $10,500, of shareholder loans for which Protected was the obligor. LIH’s shareholders primarily consist of members of the Company’s management team. As a result of the transaction, LIH’s shareholder loan to Protected was repaid, with interest, and LIH also received $1,158 in proceeds from the sale of its equity. LIH also retains a 3.85% equity ownership stake in Protected through System1 Surfboard Holdings, Inc.
During 2018, the Company extended loans to three of its senior executives. The balance of the loans were $969 and $941 as of December 31, 2020 and 2019, respectively.
Protected.net utilizes multiple payment processors in order to process credit card payments from its subscription customers, including Paysafe. Paysafe recently completed a merger with Foley Trasimene Acquisition Corp. II, a special purpose acquisition company sponsored by entities affiliated with William Foley, who is also a sponsor of Trebia Acquisition Corp. Protected.net’s payment processing agreement with Paysafe was negotiated before the announcements of both our business combination among System1, Protected.net and Trebia as well as the business combination between Paysafe and Foley Trasimene.

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

17. DISCONTINUED OPERATIONS
In the third quarter of 2020, the Company’s Board of Directors approved a plan to dispose of the Company’s 50.4% interest in Protected. The transaction closed on November 13, 2020 and the Company’s interest in Protected was sold for $81,419. The final proceeds from the sale were $38,193, net of the settlement of Protected debt. OpenMail’s share of the proceeds of $17,164 was not distributed but reinvested in Protected. Court Square’s share of the proceeds was $21,028, of which $11,601 were distributed to Court Square directly by the buyers, and $9,427 distributed to the Company (and subsequently distributed to Court Square). As a result of the disposition, the Company recorded a gain on disposal of $55,070, which is comprised of the cash received by the Company and the net reduction in carrying value of the assets and liabilities of Protected. The assets and liabilities of Protected held-for-sale
as of December 31, 2019 were:

As of December 31,
2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalent	$7,250
Restricted cash	3,689
Accounts receivable, net of allowance for doubtful accounts	12
Prepaid expenses and other current assets	84

Total current assets	$11,035

Non current assets:
Property and equipment, net	$140
Internal-use software development cost, net
Intangible assets, net	17,769
Goodwill	51,912

Total assets	$80,856

LIABILITIES
Current liabilities:
Accounts payable	$3,056
Accrued expenses and other current liabilities	12,315
Deferred revenue	29,252

Total current liabilities	$44,623

The Company disposed of Protected as it represents a business (subscription anti-virus), which the Company was no longer pursuing at that time. Furthermore, Protected operates on its own technology platform separate from the Company’s core technology platform, and has a customer base that the Company no longer plans to serve. As such, the disposal of Protected represents a strategic shift. Accordingly, the results of Protected have been accounted for as discontinued operations for all periods presented.

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

The financial results of Protected are presented as loss from discontinued operations, net of income taxes in the Consolidated Statements of Operations. The following table presents the financial results of Protected:

	For the year ended December 31,
	2020	2019	2018
Revenue	$72,937	$45,222	$2,977

Operating costs and expenses
Cost of revenues	79,958	67,272	11,859
Salaries, commissions, and benefits	1,835	1,678	299
Selling, general, and administrative	4,047	4,289	1,213
Depreciation and amortization	2,412	2,891	603

Total operating costs and expenses	88,252	76,130	13,974

Operating loss	(15,315)	(30,908)	(10,997)
Gain on disposal of Protected	55,070	—	—
Noncontrolling interest	7,642	15,454	5,330

Income (loss) from discontinued operations, net of income taxes	$47,397	$(15,454)	$(5,667)

The following table presents depreciation, amortization, capital expenditures, and significant non-cash
items of the discontinued operations related to Protected:

	For the year ended December 31,
	2020	2019	2018
Depreciation	$59	$29	$20
Amortization	2,353	2,862	583
Capital expenditure	29	171	33
Noncontrolling interest	7,642	15,454	5,330
18. SUBSEQUENT EVENTS
The Company has evaluated the impact of subsequent events through June 7, 2021, which is the date the consolidated financial statements were available to be issued.
In January 2021, the Company notified Ian Weingarten, its Chief Executive Officer since April 2019, of its decision to terminate his employment with the Company as of February 2021. In connection with such termination, the Company entered into a Separation Agreement (the “Separation Agreement”) with Mr. Weingarten pursuant to which the Mr. Weingarten and the Company agreed to the following: (i) payment of separation pay benefits consistent with the terms of Mr. Weingarten’s Employment Agreement, dated April 10, 2019, (ii) continued health coverage benefits under COBRA for up to 18 months, (iii) the execution, delivery and non-revocation
by Mr. Weingarten of a release of any and all claims that Mr. Weingarten has or may have against the Company and (iv) amending the Services Agreement with PlayaNext LLC to (a) fix the accrued obligations due to the Company from PlayaNext through February 2021 (the “PN Accrued Obligations”), (b) establish the timeframe on which the PN Accrued Obligations shall be repaid to the Company, (c) reduce the monthly fees payable by PlayaNext to the Company to a fixed $10,000 per month effective as of March 1, 2021 and (d) end the services provided by the Company to PlayaNext under the Services Agreement as of June 30, 2021.

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

Pursuant to the Separation Agreement, the parties also agreed set Mr. Weingarten’s Profits Interest” set forth in the Fourth Amended & Restated Limited Liability Company Agreement (the “S1 LLC Agreement”) at a maximum of 3.75% if the Company enters into a “Qualifying Transaction” (as defined in the S1 LLC Agreement). In connection with entering into the Separation Agreement, the Company agreed to provide Mr. Weingarten an advance against a portion of any Profits Interest payment that Mr. Weingarten may be entitled to in the future in the form a $1,500,000 recourse promissory note due on or before December 31, 2023, which (i) is secured by a pledge of Mr. Weingarten’s Profits Interest right, (ii) shall be repaid out of any Profits Interest payable to Mr. Weingarten prior to the maturity date and (ii) accrues interest at a rate of 0.11%.
Mr. Weingarten’s termination did not impact the Profits Interest Liability as of December 31, 2020 as the amount represents the Profits Interest that were vested as of December 31, 2020. Severance costs of $330 related to his termination will be paid over six-monthly
installments, with the first installment paid in April 2021.
On May 28, 2021, the Company executed a letter of intent to acquire a subscription-based business for total consideration of $25 million.
Events occurring subsequent to the original issuance of the financial statements (unaudited)
The Company has further evaluated subsequent events for disclosure through September 15, 2021, which is the date the consolidated financial statements were available for reissuance.
On June 28, 2021, the Company entered into a Business Combination Agreement (as amended on November 30, 2021, the “Business Combination Agreement”) by and among Trebia Acquisition Corporation (“Trebia”) and Protected (together with System1 and Trebia, collectively, the “Companies”).
The Business Combination Agreement provides for System1 and Protected becoming subsidiaries of Trebia (the “Business Combination”). Following the consummation of the Business Combination, the combined companies will be organized in an
“Up-C”
structure, in which substantially all of the assets and business of Trebia will be held by System1.
The consideration payable to the existing equity holders of System1 and Protected in connection with the Transaction will be a combination of cash and equity consideration.
The aggregate cash consideration payable under the Business Combination Agreement will be approximately $462,500 (subject to certain adjustments set forth in the Business Combination Agreement).
The aggregate equity consideration payable under the Business Combination Agreement will be approximately $667,500, consisting of shares of Trebia Class A Common Stock and Trebia Class C Common Stock.
The Closing Cash Consideration and Closing Equity Consideration are subject to an adjustment (in direct proportion) in the event the value of shareholder redemptions exceeds $417,500. In that event, current equity holders of the Companies have agreed to reduce the Closing Cash Consideration by such amount and proportionally increase the Closing Equity Consideration. If the value of shareholder redemptions exceeds $462,500, the current equity holders of the Company and Protected may elect to further reduce the Closing Cash Consideration and proportionally increase the Closing Equity Consideration, at their sole election.
Concurrently with the Business Combination, the Company’s outstanding term loan due 2022 will be paid off and terminated.

S1 Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except for per unit amounts and number of units)

Concurrently with the consummation of the Business Combination, System1 will enter into a tax receivable agreement (the “Tax Receivable Agreement”) by and among the Company and Trebia, pursuant to which, among other things, the parties to the Tax Receivable Agreement have agreed to the allocation and payment of 85% of the actual savings, if any, in U.S. federal, state and local income tax that Trebia may realize as a result of certain tax benefits related to the transactions contemplated by the Business Combination Agreement and future exchanges of units in the Company for Trebia Class A Common Stock.
On April 1, 2021, the Company extended a loan to Mr. Weingarten in the form of a $1,500 recourse promissory note due on or before December 31, 2023.

PROTECTED.NET GROUP LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS AT JUNE 30, 2021 AND DECEMBER 31, 2020

	(unaudited)
	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash	$14,227,024	$6,252,719
Restricted Cash	2,457,922	5,603,764
Prepaid expenses and other current assets [Note 3]	691,200	359,329
Deposits	3,000,000	3,000,000

Total current assets	20,376,146	15,215,812
Due from related parties [Note 15]	26,248,528	10,229,719
Property, plant, and equipment [Note 4]	372,706	270,495
Intangible Assets [Note 5]	415,289	53,230
Goodwill [Note 11]	283,809	—

Total assets	$47,696,478	$25,769,256

Liabilities and Shareholders’ Deficit
Accounts payable	$731,974	$3,004,879
Accrued expenses [Note 6]	6,199,100	6,704,093
VAT tax liability	9,350,631	6,366,454
Deferred revenue	58,731,231	47,430,897
Related party deferred revenue	207,564	167,712
Current portion of note payable [Note 7]	2,812,500	1,500,000
Due to related party	—	4,389
Refund liability	448,996	511,779

Total current liabilities	78,481,996	65,690,203
Note payable, net of current portion and deferred financing costs [Note 7]	11,635,735	8,351,806

Total liabilities	90,117,731	74,042,009

Commitments and Contingencies [Note 8]

Shareholders’ Deficit :
Class A Preferred shares, par value £0.0001 per share, 7,992,009 shares authorized, issued, and outstanding on June 30, 2021 and December 31, 2020, respectively	10,515	10,515
Class B Common shares, par value £0.0001 per share, 7,960,105 shares authorized, issued, and outstanding on June 30, 2021 and December 31, 2020, respectively	10,558	10,558
Additional paid-in capital	40,953,320	40,953,320
Accumulated deficit	(83,395,646)	(89,247,146)

Total Shareholders’ deficit	(42,421,253)	(48,272,753)

Total Liabilities and Shareholders’ Deficit	$47,696,478	$25,769,256

The accompanying notes are an integral part of these condensed consolidated financial statements

PROTECTED.NET GROUP LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

	Six Months Ended June 30,
	(unaudited)	(unaudited)
	2021	2020
Continuing operations
Revenue [Note 10]	$67,227,339	$40,344,563
Cost of revenue	53,190,645	51,030,486

Gross profit (loss)	14,036,694	(10,685,923)

Operating Expenses
General and administrative expenses [Note 13]	7,771,450	2,548,002
Related party rent expense	323,654	266,490

Total operating expenses	8,095,104	2,814,492

Other Operating Expense (Income)
Foreign currency transaction loss	531,791	267,089
Other operating income [Note 14]	(342,874)	(26,992)

Total other operating expense, net	188,917	240,097

Operating income (loss)	5,752,673	(13,740,512)

Non-Operating Expense (Income)
Related party interest expense	—	164,808
Related party interest income	(485,051)	—
Interest expense	386,224	67,650

Total non-operating expenses/(income), net	(98,827)	232,458

Income (Loss) before income taxes	5,851,500	(13,972,970)
Income tax [Note 12]	—	—

Net Income (Loss) and Comprehensive Income (Loss) for the period	$5,851,500	$(13,972,970)

The accompanying notes are an integral part of these condensed consolidated financial statements

PROTECTED.NET GROUP LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
(UNAUDITED)

	Class A Preferred shares		Class B Common shares		Additional Paid-in Capital	Accumulated Deficit	Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance on January 1, 2020	7,992,009	$10,515	7,960,105	$10,558	$40,953,320	$(75,988,881)	$(35,014,488)
Net loss for the period	—	—	—	—	—	(13,972,970)	(13,972,970)

Balance on June 30, 2020	7,992,009	$10,515	7,960,105	$10,558	$40,953,320	$(89,961,851)	$(48,987,458)

Balance on January 1, 2021	7,992,009	$10,515	7,960,105	$10,558	$40,953,320	$(89,247,146)	$(48,272,753)
Net income for the period	—	—	—	—	—	5,851,500	5,851,500

Balance on June 30, 2021	7,992,009	$10,515	7,960,105	$10,558	$40,953,320	$(83,395,646)	$(42,421,253)

The accompanying notes are an integral part of these condensed consolidated financial statements

PROTECTED.NET GROUP LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	(unaudited)	(unaudited)
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$5,851,500	$(13,972,970)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	63,099	32,801
Amortization	40,941	37,076
Amortization of deferred financing costs	46,429	—
Interest income on loan with System1 SS Protect Holdings, Inc.	(449,900)
Financing fee income on loan with System1 SS Protect Holdings, Inc.	(35,152)	—
Change in operating assets and liabilities:		—
Prepaid expenses and other current assets	(320,016)	(321,489)
Deposits	—	(3,000,000)
Accounts payable	(2,599,833)	683,258
Accrued expenses	(419,624)	1,275,180
VAT tax liability	2,984,177	277,911
Refund liability	(62,783)	(11,304)
Deferred revenue	11,300,334	9,340,188
Related party deferred revenue	39,852	—
Due from related party	(54,200)	(241,177)
Due to related party	(4,389)	(655,369)

Net cash provided by (used in) operating activities	16,380,435	(6,555,895)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of intangibles, property, plant, and equipment	(187,278)	(77,019)
Acquisition of Host Plus Limited, net of cash acquired	13,393	—
Loan advanced to Just Develop It	(8,430,269)	—
Repayment of loan by Just Develop It	8,430,269	—
Loan advanced to Company director	(282,318)	—
Loan advanced to System1 SS Protect Holdings, Inc.	(15,197,239)	—

Net cash used in investing activities	(15,653,442)	(77,019)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan	5,000,000	—
Repayment of loan	(375,000)	—
Repayment of loan to Just Develop It	(448,530)	—
Proceeds from related party loans	—	9,000,000
Repayment of related party loan	—	(3,000,000)
Payment of deferred financing costs	(75,000)	—

Net cash provided by financing activities	4,101,470	6,000,000
Net change in cash and restricted cash	4,828,463	(632,914)
Cash and restricted cash, beginning of year	11,856,483	10,863,222

Cash and restricted cash, end of year	$16,684,946	$10,230,308

Supplemental disclosure of cash and non-cash investing and financing activities
Cash paid for interest	$(231,147)	$(164,808)

The accompanying notes are an integral part of these condensed consolidated financial statements

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1. BUSINESS AND LIQUIDITY
Business
Protected.net Group Limited (“Protected.net” or the “Company”) was formed on May 1, 2016 as a private company limited by shares incorporated in England and Wales. The Company established a wholly owned subsidiary, Network Protect Limited., in England and Wales, for the purpose of selling VPN software packages to end user customers. This Company was divested during 2020.
Protected.Net provides Antivirus Software solutions to its customers, offering its customers a single packaged solution that provides protection and reporting to the end user.
The Company operates through one entity in one industry, delivering Antivirus software directly to end-user
customers across the world. With global reach, the Company transacts across five different currencies, GBP, EUR, CAD, AUD, and USD.
The Company services all customers and operations from a single location from within the UK, with support functions being operated at several overseas locations, dependent on the level of support required and the physical location of the customer.
The product offering comprises a core security package with varying levels of extra protection of a more specific nature should the customer require these.
Liquidity and Going Concern
The accompanying condensed consolidated financial statements have been presented on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has financed its activities principally from the issuance of ordinary and preferred equity securities.
In March 2020, the World Health Organization declared the outbreak of
COVID-19
as a global pandemic (the “Pandemic”). The Pandemic has had a widespread and detrimental effect on the global economy and has adversely impacted the Company’s business and results of operations. At this point, the extent to which
COVID-19
may impact our future financial condition or results of operations is uncertain, and as of the date of issuance of these condensed consolidated financial statements, we are not aware of any specific event or circumstance that would require us to update our estimates, judgments or adjust the carrying value of our assets or liabilities. These estimates may change, as new events occur and additional information is obtained, and will be recognized in the condensed consolidated financial statements as soon as they become known. Actual results could differ from those estimates and any such differences may be material to our condensed consolidated financial statements.
The Company has incurred substantial and negative cash flows from operations in every fiscal period from inception through 2020. For the six months ended June 30, 2021, the Company reported a net income of $5,851,500 and generated $16,380,435 in cash from operations during the six months ended June 30, 2021. In addition, the Company had an accumulated deficit of $83,395,646 as of June 30, 2021. The Company’s cash and restricted cash as of June 30, 2021 is $16,684,946. The Company has begun to achieve positive financial performance in 2021, which is forecasted to continue through the next twelve months following the issuance of these condensed consolidated financial statements. In addition, the Company has extended one of its major business relationships with the provider of its antivirus licenses through March 31, 2025.
Management prepares an annual budget which is then
re-forecasted
monthly using latest assumptions to help ascertain the going concern basis. In addition, a weekly cash forecast is also prepared to ensure that financial

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

viability can continue. In 2021, the
COVID-19
pandemic provided an element of uncertainty regarding potential future earnings of the Company. However, the Company was able to capitalize on growth opportunities afforded by the
COVID-19
pandemic due to more people working from home and utilising their devices, which provided a larger customer base and market. As a result of this, the Company was able to grow our customer base throughout the year.
In the first half of 2021, certain shareholders at System1 SS Protect Holdings, Inc., the parent of the Company, signed a letter of intent that would potentially result in a merger with the view to the new company being listed on the NYSE. As a part of this transaction, it is expected that the intercompany loan to System1 SS Protect Holdings will be repaid as well as a new loan facility will be agreed with Bank of America with the goal to repay all outstanding debt of the Company. Refer to the Subsequent Events footnote at Note 18 for additional discussion on this proposed merger.
Management uses internal transactional data to measure key business metrics, such as cost to acquire, average order value, and attrition rates to help assess the going concern basis. The Company is also constantly assessing its software offering to the public to ensure that it not only matches the customers’ needs and is priced reasonably, but also to explore potential add-ons
or new products.
Given the Company’s gross margin, operating margin, its cash balance, and items discussed above, will be sufficient to fund its operations for the next 12 months from the date of issuance of these condensed consolidated financial statements.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
Basis for Preparation
These interim condensed consolidated financial statements have been prepared by the Company, pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. The interim condensed consolidated financial statements included herein reflect all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the financial position, results of operations and cash flows for the interim periods presented. These interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2020 appearing elsewhere in the Registration Statement. The year-end condensed balance sheet was derived from audited financial statements but does not include all disclosures required by accounting principles generally accepted in the United States of America. The Condensed Consolidated Statements of Operations for the six months ended June 30, 2021 are not necessarily indicative of the results to be anticipated for the entire year ending December 31, 2021 or thereafter.
The Directors have prepared these condensed consolidated financial statements as of June 30, 2021 for inclusion in a registration statement on Form S-4 (the “Registration Statement”) to be submitted by Trebia Acquisition Corp. (“Trebia”) to the United States Securities and Exchange Commission (“SEC”).
Goodwill
The Company records as goodwill the excess of the purchase price over the fair value of the identifiable net assets and other intangible assets acquired. Goodwill is tested for impairment when a triggering event occurs that indicates that the fair value of the Company may be below its carrying amount. In order to identify if a triggering

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

event has occurred, the Company first assesses the qualitative factors to determine whether the quantitative impairment test is necessary. If that qualitative assessment indicates that it is more likely than not that the fair value of the entity is less than its carrying amount, the entity must perform the quantitative test to compare the entity’s fair value with its carrying amount, including goodwill. If the qualitative assessment indicates that it is not more likely than not that goodwill is impaired, further testing is unnecessary. Management performed a quantitative assessment to determine whether impairment of goodwill had occurred. Based on the results of the quantitative assessment, there were no indications of impairment at June 30, 2021.
Business Combinations
The Company accounts for its business combinations under the provisions of ASC Topic 805,
Business Combinations
(“ASC 805”), which requires that the purchase method of accounting be used for all business combinations. Assets acquired and liabilities assumed, including non-controlling
interests, are recorded at the date of acquisition at their respective fair values. ASC 805 also specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill. Goodwill represents the excess purchase price over the fair value of the tangible net assets and intangible assets acquired in a business combination. Acquisition-related expenses are recognized separately from the business combinations and are expensed as incurred. If the business combination provides for contingent consideration, the Company records the contingent consideration at fair value at the acquisition date and any changes in fair value after the acquisition date are accounted for as a measurement-period adjustment. Changes in fair value of contingent consideration resulting from events after the acquisition date, such as earn-outs, are recognized as follows: 1) if the contingent consideration is classified as equity, the contingent consideration is not re-measured
and its subsequent settlement is accounted for within equity, or 2) if the contingent consideration is classified as a liability, the changes in fair value are recognized in earnings. For transactions that are business combinations, the Company evaluates the existence of goodwill or a gain from a bargain purchase. The Company immediately expenses acquisition-related costs and fees associated with business combinations.
The estimated fair value of net assets acquired, including the allocation of the fair value to identifiable assets and liabilities, is determined using established valuation techniques. The estimated fair value of the net assets acquired determined using the income approach to valuation is based on the discounted cash flow method. Under this method, expected future cash flows of the business on a stand-alone basis are discounted back to a present value. The estimated fair value of identifiable intangible assets, such as trade names, may be determined using the cost to recreate method or a relief from loyalty method depending on the asset acquired. During the measurement period, which can be up to one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed.
The most significant assumptions under the cost to recreate method is to value acquired intangible assets including the cost and time to build the acquired technology as well as the developers’ profit and rate of return. Management develops these assumptions based on historical knowledge of the business and projected financial information of the Company. These assumptions may vary based on future events, perceptions of different market participants and other factors outside the control of Management, and such variations may be significant to estimated values.
Special Purpose Acquisition Company (“SPAC”) Merger Transaction Costs
SPAC Merger transaction costs are expensed as incurred. The costs relate to legal and accounting fees incurred in connection with the business combination with Trebia Acquisition Corp. (“Trebia”).

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Recent Accounting Pronouncements
In January 2017, the FASB issued ASU No. 2017-04,
Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment
, which aims to simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Under the new guidance, goodwill impairment will be measured as the amount by which the carrying value exceeds the fair value. The loss recognized should not exceed the total amount of goodwill allocated to the reporting unit. The standard is effective for annual and interim reporting periods beginning after December 15, 2020. The adoption of this guidance did not have a material impact on the Company’s condensed consolidated financial statements.
Accounting Pronouncements Recently Adopted
In December 2019, the FASB issued ASU
No. 2019-12,
Income Taxes (Topic 740)
which is intended to simplify the accounting for income taxes by eliminating certain exceptions and simplifying certain requirements under Topic 740. Updates are related to intraperiod tax allocation, deferred tax liabilities for equity method investments interim period tax calculations, tax laws or rate changes in interim periods, and income taxes related to employee share ownership plans. The guidance for ASU
No. 2019-12
is required for annual reporting periods, including interim periods within those annual periods, beginning after December 15, 2020, for business entities that are public, and after December 15, 2021, including interim periods within those annual periods, for all other entities, with early adoption permitted.” The Company adopted this guidance effective on January 1, 2021. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.
In October 2020, the FASB issued ASU
2020-10,
Codification Improvements
. This ASU codifies the disclosure guidance of all codifications which provide entities with an option to either present information on the face or disclose it in the notes to the financial statements. ASU
2020-10
also clarifies application of various provisions in the codifications where the guidance may have been unclear. The ASU is effective for fiscal years beginning after December 15, 2020. The adoption of this guidance did not have a material impact on the Company’s condensed consolidated financial statements.
Accounting Pronouncements Not Yet Adopted
In June 2016, the FASB issued ASU
No. 2016-13,
Accounting for Credit Losses (Topic 326)
, which requires the use of an “expected loss” model on certain types of financial instruments. The standard also amends the impairment model for available-for-sale
debt securities and requires estimated credit losses to be recorded as allowances instead of reductions to amortized cost of the securities. Update
No. 2016-13
is effective for annual periods beginning after December 15, 2022, including interim periods within those annual periods. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the impact the standard will have on its financial position and results of operations.
In August 2018, the FASB issued ASU
No. 2018-15,
Intangibles—Goodwill and
Other—Internal-Use
Software (Subtopic
350-40):
Customer
’
s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract
, which aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use
software (and hosting arrangements that include an
internal-use
software license). The standard is effective for annual reporting periods beginning after December 15, 2020 and interim periods within annual periods beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact the standard will have on its financial position and results of operations.

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In August 2020, the FASB issued ASU
2020-06,
Debt—Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging—Contracts in Entity
’
s Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity
’
s Own Equity
, which simplifies the accounting for convertible instruments by removing certain separation models in Subtopic
470-20,
Debt—Debt with Conversion and Other Options, for convertible instruments and also increases information transparency by making disclosure amendments. The standard is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the impact of this accounting standard update on its financial position and results of operations.
3. PREPAID EXPENSES AND OTHER CURRENT ASSETS
Prepaid expenses and other current assets consist of the following:

	(unaudited)
	June 30, 2021	December 31, 2020
Prepaid Advertising	$101,024	$39,689
Prepaid Subscriptions	234,792	168,289
Prepaid Technical Support	232,150	—
Other Prepaid Expenses	123,234	151,351

Total	$691,200	$359,329

4. PROPERTY, PLANT, AND EQUIPMENT
Property, plant, and equipment consist of the following:

	(unaudited)
	June 30, 2021
	Estimated Useful Life	Beginning Balance	Additions	Disposals	Accumulated Depreciation	Net Book Value
Computers	3 years	$113,685	$54,516	$—	$(61,842)	$106,359
Furniture and fixtures	4 years	217,008	99,201	—	(85,743)	230,466
Office equipment	3 years	47,796	11,592	—	(23,507)	35,881

Total		$378,489	$165,309	$—	$(171,092)	$372,706

	December 31, 2020
	Estimated Useful Life	Beginning Balance	Additions	Disposals	Accumulated Depreciation	Net Book Value
Computers	3 years	$56,151	$57,533	$—	$(41,069)	$72,615
Furniture and fixtures	4 years	90,818	126,190	—	(52,396)	164,612
Office equipment	3 years	26,314	21,482	—	(14,528)	33,268

Total		$173,283	$205,205	$—	$(107,993)	$270,495

Depreciation expense was $63,099 and $32,801 for the six months ended June 30, 2021 and 2020, respectively.

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5. INTANGIBLE ASSETS
Intangible assets consist of the following:

	(unaudited)
	June 30, 2021
	Estimated Useful Life	Beginning Balance	Additions	Sales	Accumulated Amortization	Net Book Value
Software	3 years	$255,668	$20,000	$—	$(232,394)	$43,274
Technology	5 years	—	312,000	—	(15,600)	296,400
Domain Names	5-15 years	22,187	71,000	—	(17,572)	75,615

		$277,855	$403,000	$—	$(265,566)	$415,289

	December 31, 2020
	Estimated Useful Life	Beginning Balance	Additions	Sales	Accumulated Amortization	Net Book Value
Software	3 years	$243,168	$12,500	$—	$(210,445)	$45,223
Domain Names	5 years	47,187	—	(25,000)	(14,180)	8,007

		$290,355	$12,500	$(25,000)	$(224,625)	$53,230

Amortization expense was $40,941 and $37,076 for the six months ended June 30, 2021 and 2020, respectively.
6. ACCRUED EXPENSES
Accrued expenses consist of the following:

	(unaudited)
	June 30, 2021	December 31, 2020
Marketing	$3,591,035	$4,361,567
Payroll	736,442	632,880
Payable to Intersections Inc. *	1,110	433,063
Accounting	472,462	274,004
Professional fees	165,355	183,052
License and royalties	663,280	387,017
Software	85,700	74,500
Administrative	260,954	223,400
Other	222,762	134,610

Total accrued expenses	$6,199,100	$6,704,093

*
This amount represents revenue collected by the Company after the sale of Network Protect Limited in August 2020 that is due to Intersections Inc. Based on the asset purchase agreement, the Company is required to continue servicing the receivable and remit all collections to Intersections through August 12, 2022.

7. NOTE PAYABLE
On December 17, 2020, the Company entered into a new Facilities Agreement (the “Agreement”) with Silicon Valley Bank that provides for a facility of up to $10,000,000 (“Facility A”), and an additional facility (“Facility B”) up to $5,000,000, not to be used until Facility A is fully used. The Company was charged an arrangement fee of $150,000 in respect to Facility. The arrangement fee was paid on December 17, 2020 relating

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

to Facility A. The Agreement contains financial covenants, requiring a leverage ratio of between
2.50-3.00:1,
and minimum liquidity amounts between $3,000,000 and $5,000,000 during the period ending on the termination date of December 17, 2023. All covenants related to both facilities were met as of June 30, 2021. Facility A and Facility B both carry a variable interest rate of 3.5%—7.5%, payable on a quarterly basis. The note requires principal payments of $375,000 for the first 8 quarters and $1,750,000 for the final four quarters. The principal amount due in the next twelve months totals $1,875,000.
On March 31, 2021, the Company drew the additional $5,000,000 related to Facility B. The Facility B draw contains financial covenants, requiring a leverage ratio of between
2.50-3.00:1,
and minimum liquidity amounts between $3,000,000 and $5,000,000 during the period ending on the termination date of March 31, 2024. The Company was in compliance with the applicable financial covenants as of June 30, 2021. Facility B carries an interest rate of 3.75% for the first two years and 17.5% during the final year. The Company was charged an arrangement fee of $75,000 in respect to Facility B. This arrangement fee was paid on March 31, 2021. The note requires principal payments of $187,500 for the first 7 quarters, $875,000 for the next four quarters, and $187,500 for the final quarter. The principal amount due in the next twelve months totals $937,500.
The total loan balance was $15,000,000 and $10,000,000 as of June 30, 2021 and December 31, 2020, respectively. Deferred financing fees related to this loan totaled $176,766 and $148,194 as of June 30, 2021 and December 31, 2020, respectively. The deferred financing costs are amortized over a straight-line basis, which approximates the amortization under the effective interest rate method. Amortization of deferred financing costs during the six months ended June 30, 2021 was $46,429. Additionally, the Company incurred $314,388 of interest associated with the Note payable during the six months ended June 30, 2021.
8. COMMITMENTS AND CONTINGENCIES
Legal proceedings
In the normal course of business, the Company may become involved in legal disputes regarding various litigation matters. In the opinion of management, any potential liabilities resulting from such claims would not have a material effect on the financial statements.
9. SHAREHOLDERS’ EQUITY
The Company had one class of preferred and common shares, as outlined below, as of June 30, 2021 and December 31, 2020. The common share classes are displayed in aggregate on the Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Changes in Shareholders’ Deficit. On June 30, 2021, the Company has the authority to issue up to 0 shares of £0.0001 par value Class A Preferred Shares and 0 shares of £0.0001 par value Class B Ordinary Shares.
Preferred Shares
The Preferred Shares have a par value of £0.001 per share. Each share of the Company’s Preferred Shares entitled the holder to one vote on all matters to be voted upon by the Shareholders. Preferred Shares shall be first in priority to receive distributions based on the original value of the shares plus any accrued and unpaid dividends. As of June 30, 2021 and December 31, 2020, the Company had 7,992,009 preferred shares authorized and issued. The Preferred Shares carry a fixed cumulative preferred dividend at a rate of 7% per annum on the original value of these shares plus any accrued but unpaid dividend amounts, compounded annually.

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Common Shares
The Company had one class of common shares, as outlined below, as of June 30, 2021 and December 31, 2020. These share classes are displayed in aggregate on the Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Changes in Shareholders’ Deficit.
The Ordinary Shares have a par value of £0.001 per share. Each share of the Company’s Ordinary Shares entitles the holder to one vote on all matters voted upon by the Shareholders. On liquidation or any distributions made to holders of Ordinary Shares, holders of Ordinary Shares shall be second in priority to receive distributions after payments are made to Preferred Shareholders. As of June 30, 2021 and December 31, 2020, the Company had 7,960,105 common shares authorized and issued.
10. REVENUE WITH CUSTOMERS
Under ASC 606, revenue is recognized throughout the life of the executed agreement. The Company measures revenue based on consideration specified in a contract with a customer. Furthermore, the Company recognizes revenue when a performance obligation is satisfied by transferring control over the service to the customer which could occur over time.
A performance obligation is a promise in a contract to transfer a distinct service to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when or as the customer receives the benefit of the performance obligation. Customers typically receive the benefit of the Company’s services as (or when) they are performed. Substantially all customer contracts provide that compensation is received for services performed to date. Taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, that are collected by us from a customer, are recorded as a reduction of revenue with a corresponding liability recognized.
Nature of goods and services
The following is a description of the Company’s services from which the Company generates revenue, as well as the nature, timing of satisfaction of performance obligations, and significant payment terms for each:

i.	D elivery of Antivirus Software
Antivirus Subscription Services – The Company is a leading distributor of computer protection software. The primary software, TotalAV Antivirus Pro, provides antivirus and anti-malware protection, spyware removal, adware cleaning, and more. The program can be installed and downloaded on 3 separate devices.

ii.	D elivery of additional add-on service(s)
In addition to TotalAV Antivirus Pro, the customers can sign up for additional services. These additional services include password vault, smartphone protection, identity protection, Ad Block Pro, protection on additional devices, Safe Browsing (VPN), and Advanced Cloud Scanning, among others.
The Company recognizes the sale of software over the length of the subscription (annually or monthly). The Company has two performance obligations (the Delivery of Antivirus Software and the Delivery of Additional
Add-On
Service(s)). Allocation of the transaction price was not necessary as the transaction prices for each separate performance obligation are separately stated in the contract.
The Company recognizes revenues from sales transactions containing sales refund provisions at the time of the sale. The potential for customer refunds are considered a component of variable consideration under ASC 606

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

and are considered when estimating the transaction price for a sale. The Company uses the expected value method to determine the amount of refunds expected using historical refund data. The amount of expected returns is recognized as a refund liability, representing the obligation to return consideration to the customer. The total refund liability totaled $448,996 and $511,779 as of June 30, 2021 and December 31, 2020, respectively.
During the six months ended June 30, 2021 and 2020, the Company recognized $51.6 million and $29.2 million, respectively, of revenue from the satisfaction of delivery of antivirus software. During the six months ended June 31, 2021 and 2020, the Company recognized $15.6 million and $11.2 million of revenue from the satisfaction of delivery of additional add-on
services, respectively.
The following table presents our revenues disaggregated by revenue stream.

	For the Six Months Ended June 30,
	(unaudited)	(unaudited)
	2021	2020
Major products/service lines
Antivirus software revenue	$51,564,991	$29,167,705
Additional add-on service revenue	15,662,348	11,176,858

Total revenue	$67,227,339	$40,344,563

Deferred Revenues
We record deferred revenues when cash payments are received in advance of our performance, primarily for subscription revenues. The increase in deferred revenues for the six months ended June 30, 2021 is primarily driven by sales increases and periodic invoices due in advance of satisfying our performance obligations.

Deferred Revenues
Balance at January 1, 2021	$47,430,897
Deferred revenue recognized during period	(54,777,620)
Additions to deferred revenue during period	66,077,954

Balance at June 30, 2021	$58,731,231

Practical Expedients and Exemptions
The Company has elected the practical expedient for treatment of contract costs as part of the adoption of ASC 606 and expensed them as incurred.
11. ACQUISITION OF HOST PLUS LIMITED
On March 31, 2021, the Company entered into a Share Purchase Agreement (the “Host Plus Agreement”) with Boxer Investment Group LLC, Christopher Philips, and Nicholas Baker (collectively, the “Sellers”) to purchase Host Plus Limited (“Host Plus”). Host Plus has developed a web hosting product for release to the public market, which has not yet been released as of the acquisition date (the “Host Plus Transaction”). The purpose of the acquisition for Protected.net is to enter a new business line in which it can leverage its marketing expertise and cross-sell the web hosting services to its antivirus solutions customer base. Pursuant to the Host Plus Agreement, the total purchase price was $448,668, which consisted of cash payment of $138 of cash (the “Closing Payment”)

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

to the Sellers as well as the assumption of Host Plus outstanding debt totalling $448,530. The outstanding debt assumed by the Buyer was due to Just Develop It Limited (“JDI”), who is the parent company of the Buyer and a related party. The Closing Payment was paid to the Sellers on March 31, 2021 (the “Closing Date”).
The fair value of the identifiable net assets acquired was less than the aggregate purchase consideration paid, and accordingly the Company recorded preliminary goodwill of $283,809 as of March 31, 2021, which will be evaluated for impairment annually.

Cash	$138
Host Plus debt assumed at closing	448,530

Total consideration	$448,668

The following table summarizes the preliminary purchase price allocations relating to the Host Plus acquisition:

Preliminary Fair Value

Current Assets Acquired
Net Working Capital (Including Cash of $13,531)	$(218,141)
Total Current Identifiable Assets	(218,141)

Non-Current Assets Acquired
Technology	312,000
Domain Name	71,000
Total Non-Current Identifiable Assets	383,000

Goodwill	$283,809
The Technology and Domain Name will be amortized over a useful life of 5 and 15 years, respectively. The Company did not incur any acquisition costs relating to the Host Plus Transaction.
Refer to the related party footnote at Note 15 for discussion on the debt assumed from a related party, JDI Holdings Limited as part of this acquisition.
12. INCOME TAXES
The Company estimates an annual effective tax rate of 0% as the Company still carries an accumulated deficit balance despite realizing a net profit for the six months ended June 30, 2021 and it is forecasting of expected profitability through year-end.
Therefore, no current income tax expense has been recorded in the financial statements. Based on the Company’s history of generating net operating losses, the Company has determined that it is more likely than not that the tax benefits from the majority of those net operating losses would not be realized and a partial valuation allowance against the deferred tax assets has been recorded, leading to the usage of $6.1 million of net operating losses carried forward in the period.

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13. GENERAL AND ADMINISTRATIVE EXPENSES
General and administrative expenses are comprised of the following items:

	For the Six Months Ended June 30,
	(unaudited)	(unaudited)
	2021	2020
Depreciation and amortization	$104,039	$69,877
Value-added tax provision	2,536,203	1,395,000
Software	538,684	510,614
Salaries and benefits	2,254,435	182,482
Legal fees	464,679	55,769
SPAC Merger Transaction Costs	558,128	0
Other general and administrative expenses	1,315,282	334,260

Total	$7,771,450	$2,548,002

14. OTHER OPERATING INCOME
For the 6 months ending June 30, 2021 Other operating income includes compensation received from one of our merchant providers, as well as one off income from the provision of shared services. In the 6 months ending June 30, 2020 this amount included funds received via the HMRC Job Retention Scheme during the COVID-19 pandemic.
15. RELATED PARTY TRANSACTIONS
The Company also has an agreement with JDI Property Holdings Limited (“JDI”) which allows for the Company to occupy desks at JDI’s property in such a place as JDI specifies from time to time in exchange for £25,000 per month. The agreement expires on June 21, 2022. The Company was also charged management fees and other staff costs by Just Develop It Limited and its subsidiaries (JDI and Skylark Golf & Country Club Limited), a group with common directors. The total of these expenses were $435,775 and $294,582 for the six months ended June 30, 2021 and 2020 respectively. Of these amounts, $323,654 and $266,490 related to rent expense, respectively.
As of December 31, 2019, the Company had an outstanding payable due to a former shareholder of which Company totaling $237,671. The payable related to taxes withheld to be remitted to the United Kingdom that were later determined to be over-collected. This payable was paid back to the directors by the Company in full in the first half of 2020.
On February 3
,
2020, the Company entered into a short-term intercompany loan with a director of the Company. Under this agreement, the director agreed to provide the Company with a $3,000,000 loan that carried an interest rate of 10%. The loan was drawn by the Company on February 3, 2020 in full. The loan had a maturity date of March 17, 2020, which the Company paid back in full on this date. The Company incurred $35,000 of interest on this loan during the six months ended June 30, 2020.
On March 13
,
2020, the Company entered into an intercompany loan payable with System1 SS Protect Holdings, Inc. Under this agreement, System1 SS Protect Holdings, Inc. agreed to provide the Company with a $6,000,000 loan that carried an interest rate of 10%. The loan was drawn by the Company on March 13, 2020 in full. The loan had a maturity date of March 13, 2021. However, the Company paid the loan back in full on November 13, 2020. The Company incurred $164,808 of interest expense on this loan during the six months ended June 30, 2020.

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On December 17, 2020, the Company entered into an intercompany loan receivable with System1 SS Protect Holdings, Inc. Under this agreement, the Company agreed to provide System1 SS Protect Holdings, Inc. with a line of credit with a maximum amount of $30,000,000. The line of credit has an interest rate of 0% from December 17, 2020 to December 31, 2020, 5% from January 1, 2021 to March 31, 2021, and 3.5% from April 1, 2021 until the agreement is terminated. The loan has a maturity date of January 1, 2023. On December 17, 2020, System1 S1 SS Protect Holdings, Inc. drew a total of $10,059,719 from the line of credit. As of December 31, 2020, the total outstanding balance of the loan was $10,059,719. As part of this loan, the Company charged S1 SS Protect Holdings a set-up
fee of $170,000. The
set-up
fee shall be recognized through income over the term of the loan.
On March 31, 2021, the Company entered into a Share Purchase Agreement to purchase Host Plus Limited (as described in Note 11). Each Seller of Host Plus Limited is a minority shareholder of the Company. In addition, the Company assumed the debt of Host Plus Limited as part of the acquisition, which was payable to JDI. As noted above, JDI is the parent company of Protected. On April 1, 2021, the Company provided an intercompany loan to Host Plus Limited who then repaid the outstanding loan in full on the same day in the amount of $448,530. The loan between Host Plus Limited and JDI did not have a stated maturity date and carried an interest rate of 0%.
During the six months ended June 30, 2021, S1 SS Protect Holdings drew an additional $15,197,239 from the line of credit provided by the Company as part of the loan agreement. The loan draw will accrue interest at an interest rate of 3.5% from the time of the loan draw until funds are paid back to the Company. The loan has a maturity date of January 1, 2023. As part of this loan, the Company charged S1 SS Protect Holdings a set-up
fee of $75,000. The
set-up
fee shall be recognized through income over the term of the loan.
In the six months to 30 June 2021 the company entered into a short term loan agreement with Just Develop It, which carried an interest rate of 0%. These loans allowed multiple draw downs which totaled $8,430,269 and were fully repaid by the end of the period. In addition to this, as a part of the Host Plus Share Purchase Agreement, the Company assumed a debt payable to Just Develop It which was repaid in full at 1st April 2021.
As of June 30, 2021, the total outstanding balance of the loan was $25,256,958. As of June 30, 2021, the total amount included in deferred revenue relating to financing fees not yet recognized was $207,564. Total financing fees recognized during the six months ended June 30, 2021 were $35,151. The Company recognized $449,900 of interest income related to this loan during the six months ended June 30, 2021.
On May 19, 2021, the Company entered into a loan receivable with a director of the Company. Under this agreement, the Company agreed to provide the director with a $282,318 loan which carried an interest rate of 0%. The loan did not specify a stated maturity date. As of June 30, 2021, the total outstanding balance of the loan receivable was $282,318. The loan receivable will be repaid at the closing of the business combination with Trebia.
16. VAT TAX LIABILITY
The Company has recorded a provision for worldwide VAT and US sales tax of $9,350,631 and $6,366,454 as of June 30, 2021 and December 31, 2020, respectively. The liability represents the Company’s best estimate of amounts due for sales tax and VAT due for sales that have occurred over the applicable periods subject to such indirect taxes. The company has not been registered for sales tax in states where the group had created a Nexus, or VAT in certain countries. The Company has started the remediation process by appointing third party tax advisors to evaluate amounts due and disclosures to each tax jurisdiction.

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

17. SEGMENT REPORTING
Segment Reporting Disclosures
ASC Subtopic
280-10,
“Segment Reporting,” establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or CODM, in deciding how to allocate resources and assess performance. The Company has one business line and operating segment.
The following table presents our revenues disaggregated by geographic region.

	For the Six Months Ended June 30,
	(unaudited)	(unaudited)
	2021	2020
Geographic Region
Germany	$7,215,158	$4,763,340
United Kingdom	9,899,922	5,767,785
Rest of Europe	11,539,585	8,190,037
United States	28,813,059	15,688,157
Rest of North America	3,720,672	2,249,795
Other	6,038,943	3,685,449

Total revenue	$67,227,339	$40,344,563

The following table presents our long-lived assets disaggregated by geographic region.

	For the Period Ended
	(unaudited)	(unaudited)
	June 30, 2021	December 31, 2020
Geographic Region

United Kingdom	$372,706	$270,495

The Company, including its CODM, uses Adjusted Operating Income (Loss), a non-GAAP
financial metric, to evaluate Protected’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Additionally, the Company uses Adjusted Operating Income (Loss) as basis for setting variable compensation for its employees, the Company’s lenders use Adjusted Operating Income (Loss) to measure its compliance with credit facility covenants and the Company believes Adjusted Operating Income (Loss) is another approximation to measure its operating cash flow. Adjusted Operating Income (Loss) is defined as operating income/(loss) before depreciation and amortization, non-recurring
and restructuring expense and adjusted to remove earnings from terminated product lines and the change in deferred revenue during the period. Change in deferred revenue includes the movement in deferred revenue as well as the movement in the refund liability. Non recurring expenses include foreign exchange adjustments, VAT accrual for previously uncollected VAT and directors salary payments, which will cease upon completion of the proposed merger.

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Adjusted Operating Income (Loss) for the six months ended June 30, 2021 and 2020 are as follows:

	For the Six Months Ended June 30,
	(unaudited)	(unaudited)
	2021	2020
Operating Income (Loss)	$5,752,673	$(13,740,512)
Depreciation and amortization	104,039	69,877
Terminated product lines	64,344	249,798
Non-recurring expenses	4,882,509	1,711,740
Changes in deferred revenue	11,237,548	9,205,222

Adjusted operating income (loss)	$22,041,112	$(2,503,875)

18. SUBSEQUENT EVENTS
The Company has evaluated subsequent events through the date of issuance of November 3, 2021 and determined that there have been no events that have occurred that would require adjustments to our disclosures in the condensed consolidated financial statements except for the below items.
On June 28, 2021, the Company entered into a Business Combination Agreement with Trebia. The Business Combination Agreement provides for, among other things, the consummation of the following transactions: (i) Trebia will transfer by way of continuation from the Cayman Islands to Delaware and domesticate as a Delaware corporation in accordance with Section 388 of the DGCL and with Section 206 of the Cayman Islands Companies Law (the “Domestication”), and (ii) upon which time, Trebia will enter into a series of business combination transactions which, following the consummation of the Business Combination, will result in each of System1, LLC (“System1”), a Delaware limited liability company and the current operating subsidiary of System1 SS Protect Holdings, Inc. (“SS Protect”), and Protected.net Group Limited becoming subsidiaries of Trebia. Following the consummation of the Business Combination, the combined company will be organized in an
“Up-C”
structure, in which substantially all of the assets and business of Trebia will be held by System1. The combined company’s business will continue to operate through the subsidiaries of System1 and SS Protect. Given that the business combination has not yet been completed as of the issuance of these financial statements, this has been included as a subsequent event.
Subsequent to June 30, 2021, S1 SS Protect Holdings drew an additional $6,711,401 from the line of credit provided by the Company as part of the loan agreement. The loan draw will accrue interest at an interest rate of 3.5% from the time of the loan draw until funds are paid back to the Company. The loan has a maturity date of January 1, 2023.

Independent Auditor’s Report
Board of Directors
Protected.Net Group Limited
Fareham, United Kingdom
Opinion
We have audited the consolidated financial statements of Protected.Net Group Limited and its subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements.
In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued or available to be issued.
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.
In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
/s/ BDO LLP
BDO LLP
Southampton, United Kingdom
August 12, 2021, except for Note 18, which is September 15, 2021.

PROTECTED.NET GROUP LIMITED
CONSOLIDATED BALANCE SHEETS AT DECEMBER 31, 2020 AND 2019

	December 31,
	2020	2019
Assets
Current assets:
Cash	$6,252,719	$7,160,733
Restricted Cash.	5,603,764	3,702,489
Prepaid expenses and other current assets [Note 3]	359,329	82,692
Deposits	3,000,000	—

Total current assets	15,215,812	10,945,914
Property, plant equipment [Note 4]	270,495	139,942
Intangible Assets [Note 5]	53,230	127,376
Due from related parties [Note 15]	10,229,719	2,500

Total assets	$25,769,256	$11,215,732

Liabilities and Shareholders’ Deficit
Accounts payable	$3,004,879	$3,055,838
Accrued expenses [Note 6]	6,704,093	4,631,647
VAT tax liability [Note 16]	6,366,454	8,167,627
Deferred revenue [Note 10]	47,430,897	29,703,831
Related party deferred revenue [Note 15]	167,712	—
Current portion of note payable [Note 7]	1,500,000	—
Due to related party [Note 15]	4,389	254,737
Refund liability [Note 10]	511,779	416,540

Total current liabilities	65,690,203	46,230,220
Note payable, net of current portion and deferred financing costs [Note 7]	8,351,806	—

Total liabilities	74,042,009	46,230,220

Commitments and Contingencies [Note 8]
Shareholders’ Deficit [Note 9]:
Class A Preferred shares, par value £0.0001 per share, 7,992,009 shares authorized, issued, and outstanding on December 31, 2020 and 2019, respectively	10,515	10,515
Class B Common shares, par value £0.0001 per share, 7,960,105 shares authorized, issued, and outstanding on December 31, 2020 and 2019, respectively	10,558	10,558
Additional paid-in capital	40,953,320	40,953,320
Accumulated deficit	(89,247,146)	(75,988,881)

Total Shareholders’ deficit	(48,272,753)	(35,014,488)

Total Liabilities and Shareholders’ Deficit	$25,769,256	$11,215,732

The accompanying notes are an integral part of these consolidated financial statements.

PROTECTED.NET GROUP LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended December 31,
	2020	2019
Continuing operations
Revenue [Note 10]	$90,908,297	$53,245,476
Cost of revenue	97,980,269	69,636,097

Gross profit (loss)	(7,071,972)	(16,390,621)
Operating Expenses
General and administrative expenses [Note 13]	6,711,066	3,978,991
Related party rent expense [Note 15]	536,200	465,479

Total operating expenses	7,247,266	4,444,470
Other Operating Income (Expense)
Gain on sale of intangible assets [Note 11]	1,580,000	—
Foreign currency transaction (loss) gain	(134,514)	16,706
Other operating income	48,054	149,174

Total other operating income, net	1,493,540	165,880

Operating loss	(12,825,698)	(20,669,211)

Non-Operating Expense (Income)
Related party interest expense	405,767	—
Interest expense	29,085	—
Other non-operating income	(2,285)	—

Total non-operating expenses	432,567	—

Loss before income taxes	(13,258,265)	(20,669,211)
Income tax benefit [Note 12]	—	—

Net Loss	$(13,258,265)	$(20,669,211)

The accompanying notes are an integral part of these consolidated financial statements.

PROTECTED.NET GROUP LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	Class A Preferred shares		Class B Common shares		Additional Paid-in Capital	Accumulated Deficit	Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance on January 1, 2019	7,992,009	$10,515	7,960,105	$10,558	$40,953,320	$(55,319,670)	$(14,345,277)
Net loss	—	—	—	—	—	(20,669,211)	(20,669,211)

Balance on December 31, 2019	7,992,009	$10,515	7,960,105	$10,558	$40,953,320	$(75,988,881)	$(35,014,488)
Net loss	—	—	—	—	—	(13,258,265)	(13,258,265)

Balance on December 31, 2020	7,992,009	$10,515	7,960,105	$10,558	$40,953,320	$(89,247,146)	$(48,272,753)

The accompanying notes are an integral part of these consolidated financial statements.

PROTECTED.NET GROUP LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(13,258,265)	$(20,669,211)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	74,652	28,171
Amortization	66,646	82,155
Amortization of deferred financing costs	1,806	—
Financing fee income on loan with System1 SS Protect Holdings, Inc.	(2,285)
Gain on sale of Network Protect intangible assets	(1,580,000)	—
Change in operating assets and liabilities:
Deposits	(3,000,000)	—
Prepaid expenses and other current assets	(176,637)	(70,453)
Accounts payable	(55,698)	2,240,126
Accrued expenses	2,072,446	765,347
VAT tax liability	(1,801,173)	5,816,417
Refund liability	95,239	152,674
Deferred revenue	17,727,066	11,305,789
Related party deferred revenue	167,712	—
Due from related party	(165,215)	(2,500)
Due to related party	(250,348)	9,776

Net cash used in operating activities	(84,054)	(341,709)
CASH FLOWS FROM INVESTING ACTIVITIES
Loan advanced to System1 SS Protect Holdings, Inc.	(10,059,719)	—
Proceeds from sale of intangibles	1,500,000	—
Proceeds from sale of property, plant, and equipment	—	1,476
Purchases of intangibles, property, plant, and equipment	(212,966)	(169,708)

Net cash provided by (used in) investing activities	(8,772,685)	(168,232)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan	10,000,000	—
Proceeds from related party loans	10,999,947	—
Repayment of related party loan	(10,999,947)	—
Payment of deferred financing costs	(150,000)	—

Net cash used in financing activities	9,850,000	—
Net change in cash and restricted cash	993,261	(509,941)
Cash and restricted cash, beginning of year	10,863,222	11,373,163

Cash and restricted cash, end of year	$11,856,483	$10,863,222

Supplemental disclosure of cash and non-cash investing and financing activities
Cash paid for interest	$(474,663)	$—

Receivable from the sale of Network Protect Limited intangible assets	$100,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
1. BUSINESS AND LIQUIDITY
Business
Protected.net Group Limited (“Protected.net” or the “Company”) was formed on May 1, 2016 as a private company limited by shares incorporated in England and Wales. The Company established a wholly owned subsidiary, Network Protect Limited., in England and Wales, for the purpose of selling VPN software packages to end user customers. This Company was divested during 2020.
Protected.Net provides Antivirus Software solutions to its customers, offering its customers a single packaged solution that provides protection and reporting to the end user.
The Company operates through one entity in one industry, delivering Antivirus software directly to end-user customers across the world. With global reach, the Company transacts across five different currencies, GBP, EUR, CAD, AUD, and USD.
The Company services all customers and operations from a single location from within the UK, with support functions being operated at several overseas locations, dependent on the level of support required and the physical location of the customer.
The product offering comprises a core security package with varying levels of extra protection of a more specific nature should the customer require these.
Liquidity and Going Concern
The accompanying consolidated financial statements have been presented on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has financed its activities principally from the issuance of ordinary and preferred equity securities.
In March 2020, the World Health Organization declared the outbreak of COVID-19 as a global pandemic (the “Pandemic”). The Pandemic has had a widespread and detrimental effect on the global economy and has adversely impacted the Company’s business and results of operations. At this point, the extent to which COVID-19 may impact our future financial condition or results of operations is uncertain, and as of the date of issuance of these consolidated financial statements, we are not aware of any specific event or circumstance that would require us to update our estimates, judgments or adjust the carrying value of our assets or liabilities. These estimates may change, as new events occur and additional information is obtained, and will be recognized in the consolidated financial statements as soon as they become known. Actual results could differ from those estimates and any such differences may be material to our consolidated financial statements.
The Company has incurred substantial and negative cash flows from operations in every fiscal period since inception. For the year ended December 31, 2020, the Company incurred a net loss of $13,258,265 and used $84,054 in cash to fund operations during the year ended December 31, 2020 and had an accumulated deficit of $89,247,146 as of December 31, 2020. The Company’s cash and restricted cash as of December 31, 2020 is $11,856,483. However, the Company has begun to achieve positive financial performance in the first quarter of 2021, which is forecasted to continue through 2025. In addition, the Company has extended one of its major business relationships with the provider of its antivirus licenses through 2025.
Management prepares an annual budget which is then re-forecasted monthly using latest assumptions to help ascertain the going concern basis. In addition, a weekly cash forecast is also prepared to ensure that financial

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

viability can continue. In the year ended December 31, 2020, the COVID-19 pandemic provided an element of uncertainty regarding potential future earnings of the company. However, the Company was able to capitalize on growth opportunities afforded by the COVID-19 pandemic due to more people working from home and utilising their devices, which provided a larger customer base and market. As a result of this, the Company was able to grow our customer base throughout the year.
In early 2021, certain shareholders at System1 SS Protect Holdings, Inc., the parent of the Company, signed a letter of intent that would potentially result in a merger with the view to the new company being listed on the NYSE. As a part of this transaction, it is expected that the intercompany loan to System1 SS Protect Holdings will be repaid as well as a new loan facility will be agreed with Bank of America with the goal to repay all outstanding debt of the Company. Refer to the Subsequent Events footnote at Note 17 for additional discussion on the business combination.
Management uses internal transactional data to measure key business metrics, such as cost to acquire, average order value, and attrition rates to help assess the going concern basis. The Company is also constantly assessing its software offering to the public to ensure that it not only matches the customers’ needs and is priced reasonably, but also to explore potential add-ons or new products.
Given the Company’s gross margin, operating margin, its cash balance, and items discussed above, will be sufficient to fund its operations for the next 12 months from the date of issuance of these financial statements.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
Directors Responsibilities
The Directors are responsible for preparing these consolidated financial statements for the Company as of December 31, 2020 and 2019 and for the two years then ended, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
The Directors are responsible for keeping proper accounting records that disclose with reasonable accuracy at any time the financial position of the Company, and for identifying and ensuring that the Company complies with the law and regulations applicable to their activities. They are also responsible for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.
The Directors confirm that suitable accounting policies have been used and applied consistently for the years presented. They also confirm that reasonable and prudent judgments and estimates have been made in preparing the consolidated financial statements and that applicable accounting standards have been followed.
Basis for Preparation
These consolidated financial statements do not constitute the Company’s statutory accounts for 2020 and 2019. Statutory accounts prepared in accordance with FRS 102 “The Financial Reporting Standard applicable in the UK and Republic of Ireland” for the year ended December 31, 2019, which were presented in US dollars, have been reported on by the Independent Auditors’ in the United Kingdom. The Independent Auditors’ Reports on the Annual Report and Financial Statements for the years ended December 31, 2020 and 2019 were unqualified and did not contain a statement under s498(2) or s498(3) of the United Kingdom Companies Act 2006.
Statutory accounts for the years ended December 31, 2020 and 2019 have been filed with the Registrar of Companies in the United Kingdom.

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Directors have prepared these non-statutory financial statements for the years ended December 31, 2020 and 2019 for inclusion in a proxy statement/prospectus on schedule 14A to be submitted by Trebia Acquisition Corp. (“Trebia”) to the United States Securities and Exchange Commission (“SEC”)
Basis of Consolidation
The consolidated financial statements include the accounts of Protected.net Group Limited and its wholly-owned subsidiary. The Company does not have any nonconsolidated subsidiaries. All intercompany balances and transactions have been eliminated on consolidation, including unrealized gains and losses on transactions between the companies.
Management’s Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, including disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The most significant estimates in the Company’s financial statements relates to the estimate of variable consideration for revenue recognition, including the refund liability, impairment of long-lived assets, and the valuation allowance of deferred tax assets. These estimates and assumptions are based on current facts, historical experience and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. Due to the uncertainty of factors surrounding the estimates or judgments used in the preparation of the financial statements, actual results may materially vary from these estimates.
Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with original maturities of 90 days or less at acquisition to be cash equivalents. Of the total cash balance held by the Company, $4,391,673 and $4,320,827 are held with banks as of December 31, 2020 and 2019, respectively. The remaining cash balances are held with merchants.
Accounts Receivable
Accounts receivable is stated at the amount the Company expects to collect and do not bear interest. The Company considers the following factors when determining the collectability of specific customer accounts: customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. These receivables have historically been paid timely. In addition, customers pay in advance for software and other services which are then earned over the life of the contract. Due to the nature of the accounts receivable balance, the Company believes there is no significant risk of non-collection and no allowance for doubtful accounts is required as of December 31, 2020 and 2019, respectively.
Restricted Cash
The Company’s restricted cash consists of merchant reserve balances with our credit card processors held due to arrangements under which our credit card processors withhold credit card funds to cover charge backs in the event we are unable to honor our commitments. These cash balances are shown as a separate financial statement line item within current assets on our consolidated balance sheet.

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown on the consolidated statements of cash flows.

	December 31, 2020	December 31, 2019
Cash and cash equivalents	$6,252,719	$7,160,733

Restricted cash in current assets	5,603,764	3,702,489

Total cash, cash equivalents, and restricted cash shown on the consolidated statement of cash flows	$11,856,483	$10,863,222
Concentrations of Credit Risk
Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and accounts receivable. Periodically, the Company maintains cash deposits in financial institutions in excess of government insured limits. Management believes that the Company is not exposed to significant credit risk as the Company’s cash deposits are held at financial institutions that management believes to be of high credit quality and the Company has not experienced any losses in these deposits.
Property, Plant and Equipment
Property and equipment are stated at cost, less accumulated depreciation. Maintenance and repairs are expensed when incurred. Additions and improvements that extend the economic useful life of the asset are capitalized and depreciated over the remaining useful lives of the assets. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts, and any resulting gain or loss is reflected in current earnings. Depreciation and amortization are provided using straight line method to amortize the cost of the assets to operations over their estimated useful lives. The below table outlines the estimated useful life for property, plant and equipment used for depreciation:

Asset Type	Depreciation Method	Estimated Useful Life
Computers	Straight-line	3 years
Furnitures and Fixtures	Straight-line	4 years
Office Equipment	Straight-line	3 years
Impairment of Long-Lived Assets
Management evaluates whether events or changes in circumstances might indicate that the remaining estimated useful life of long-lived assets may warrant revision, or that the carrying value may not be recoverable. When factors indicate that long-lived assets should be evaluated for possible impairment, the Company uses an estimate of the related undiscounted cash flows compared to the carrying value to determine if an impairment is probable. If impairment is probable the carrying amount of the asset is reduced to the asset’s fair value Measurement of the amount of impairment would be based on generally accepted valuation methodologies, as deemed appropriate. . An impairment loss is recognized immediately as an operating expense in the consolidated statement of operations. Reversal of previously recorded impairment losses are prohibited. As of December 31, 2020 and 2019, the Company’s management believed that no revision to the remaining useful lives or impairment of the Company’s long-lived assets was required.

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Fair Value of Financial Instruments
ASC 820,
Fair Value Measurements
, provides guidance on the development and disclosure of fair value measurements. Under this accounting guidance, fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.
The accounting guidance classifies fair value measurements in one of the following three categories for disclosure purposes:
Level 1: Quoted prices in active markets for identical assets or liabilities.
Level 2: Inputs other than Level 1 prices for similar assets or liabilities that are directly or indirectly observable in the marketplace.
Level 3: Unobservable inputs which are supported by little, or no market activity and values determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.
Fair value measurements discussed herein are based upon certain market assumptions and pertinent information available to management as of and during the years ended December 31, 2020 and 2019. The carrying value of the Company’s cash, restricted cash, deposits, prepaid expenses, accounts payable and accrued expenses approximate fair value because of the short-term maturity of these financial instruments.
Leases
In February 2016, the FASB established Topic 842, Leases, by issuing ASU No. 2016-02 (“ASU 2016-02”), which requires lessees to recognize leases on the consolidated balance sheets and disclose key information about leasing arrangements. The new standard establishes a right-of-use model (“ROU”) that requires a lessee to recognize a ROU asset and lease liability on the consolidated balance sheets for all leases with a term longer than 12 months. Leases are classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement.
The Company adopted ASU 2016-02 effective January 1, 2019 using the modified retrospective transition method. In addition, the Company elected the transition package of three practical expedients permitted within the standard, among other practical expedients which allowed the Company to carry forward prior conclusions about lease identification and classification.
Adoption of the new standard did not result in any recognition of ROU assets or lease liabilities given that the Company did not identify any leases as part of its evaluation. Refer to the related party footnote at Note 16 for discussion on the rental contract with a related party, JDI Holdings Limited.
Revenue
On January 1, 2019, the Company adopted ASC 606
, Revenue from Contracts with Customers
(“ASC 606”), using the modified retrospective method with respect to all non-completed contracts. ASC 606 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes nearly all existing revenue recognition guidance, including industry-specific guidance.
The new guidance is based on the principle that an entity should recognize revenue to depict the transfer of products or services to customers in an amount that reflects the consideration to which the entity expects to be

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

entitled in exchange for those products or services. The new guidance also requires added disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgment and changes in judgments and assets recognized from costs incurred to fulfill a contract. The adoption of ASC 606 did not have a material effect on the Company’s financial position, results of operations, or internal controls over financial reporting.
Revenue is primarily derived from the (i) delivery of the antivirus software and (ii) delivery of the additional add-on service(s), which all are provided on a fixed-price basis. The Company recognizes revenue following the five-step model prescribed under ASC 606: (i) identify contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the products or services it transfers to the customer. These contracts are all substantially the same and only differ depending on which, if any, additional add-on services are purchased.
Performance obligations are satisfied over time, being the length of the service contract (which is either monthly or annually). The Company’s services rendered to customers are generally paid for in advance with cash receipts recorded as deferred revenue with revenue recognized over time based on the satisfaction of the performance obligations to date.
The Company recognizes revenues from sales transactions containing sales refund provisions at the time of the sale. The potential for customer refunds are considered a component of variable consideration under ASC 606 and are considered when estimating the transaction price for a sale. The Company uses the expected value method to determine the amount of refunds expected using historical refund data. The amount of expected returns is recognized as a refund liability, representing the obligation to return consideration to the customer.
Functional Currency and Operations
The Company and its subsidiary’s functional and reporting currency is United States dollars (“USD”). Financial instruments and non-monetary assets denominated in currencies other than the functional currency are remeasured at year and with operating income or loss recorded in the Statement of Operations.
Income Taxes
Income taxes are recorded in accordance with ASC 740, Income Taxes (“ASC 740”), which provides for deferred taxes using an asset and liability approach. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are provided, if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit would more likely than not be realized assuming examination by the taxing authority. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. The Company recognizes any interest and penalties accrued related to unrecognized tax benefits as income tax expense.

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Advertising Expense
Advertising costs are expensed as incurred. Advertising costs were approximately $76,663,659 and $54,787,507 for the years ended December 31, 2020 and 2019, respectively, which are included in cost of revenue on the consolidated statement of operations.
Other Operating Income
Other operating income is recognized when earned. Other operating income is made up of recharged income in which subscriptions are paid to a third party by the Company in full which Protected recovers such costs from the other related party companies. This balance also includes Coronavirus Job Retention Scheme grants which totalled $30,325 for the year ended December 31, 2020.
License Costs
License costs are expensed as incurred. The costs relate to license arrangements with other antivirus providers who charge the Company per user for utilizing the core antivirus engine behind the Company’s product. The Company is typically invoiced on a quarterly basis on a forward-looking basis. Such costs are capitalized to prepaid expenses when they are paid and amortized through cost of revenue in the period services are provided.
Recent Accounting Pronouncements
In December 2019, the FASB issued ASU No. 2019-12,
Income Taxes (Topic 740)
which is intended to simplify the accounting for income taxes by eliminating certain exceptions and simplifying certain requirements under Topic 740. Updates are related to intraperiod tax allocation, deferred tax liabilities for equity method investments interim period tax calculations, tax laws or rate changes in interim periods, and income taxes related to employee share ownership plans. The guidance for ASU No. 2019-12 becomes effective on January 1, 2021. Management is currently evaluating the impact of these changes on the financial position and results of operations.
3. PREPAID EXPENSES AND OTHER CURRENT ASSETS
Prepaid expenses and other current assets consist of the following:

	As of December 31,
	2020	2019
Prepaid Advertising	$39,689	$—
Prepaid Subscriptions	168,289	11,749
Other Prepaid Expenses	151,351	70,943

Total	$359,329	$82,692

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4. PROPERTY, PLANT, AND EQUIPMENT
Property, plant, and equipment consist of the following:

	December 31, 2020
	Estimated Useful Life	Beginning Balance	Additions	Disposals	Accumulated Depreciation	Net Book Value
Computers	3 years	$56,151	$57,533	—	$(41,069)	$72,615
Furniture and fixtures	4 years	90,818	126,190	—	(52,396)	164,612
Office equipment	3 years	26,314	21,482	—	(14,528)	33,268

Total		$173,283	$205,205	$—	$(107,993)	$270,495

	December 31, 2019
	Estimated Useful Life	Beginning Balance	Additions	Disposals	Accumulated Depreciation	Net Book Value
Computers	3 years	$17,604	$40,023	$(1,476)	$(16,212)	$39,939
Furniture and fixtures	4 years	7,447	83,371	—	(13,486)	77,332
Office equipment	3 years	—	26,314	—	(3,643)	22,671

Total		$25,051	$149,708	$(1,476)	$(33,341)	$139,942

Depreciation expense was $74,652 and $28,171 for the years ended December 31, 2020 and 2019, respectively.
5. INTANGIBLE ASSETS
Intangible assets consist of the following:

	December 31, 2020
	Estimated Useful Life	Beginning Balance	Additions	Sales	Accumulated Amortization	Net Book Value
Software	3 years	$243,168	$12,500	$—	$(210,445)	$45,223
Domain Names	5 years	47,187	—	(25,000)	(14,180)	8,007

		$290,355	$12,500	$(25,000)	$(224,625)	$53,230

	December 31, 2019
	Estimated Useful Life	Beginning Balance	Additions	Sales	Accumulated Amortization	Net Book Value
Software	3 years	$223,168	$20,000	$—	$(148,237)	$94,931
Domain Names	5 years	47,187	—	—	(14,742)	32,445

		$270,355	$20,000	$—	$(162,979)	$127,376

Amortization expense was $66,646 and $82,155 for the years ended December 31, 2020 and 2019, respectively.

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. ACCRUED EXPENSES
Accrued expenses consist of the following:

	December 31,
	2020	2019
Marketing	$4,361,567	$3,952,381
Payroll	632,880	74,568
Payable to Intersections Inc. *	433,063	—
Accounting	274,004	10,382
Professional fees	183,052	982
License and royalties	387,017	39,495
Software	74,500	75,000
Administrative	223,400	225,200
Other	134,610	253,639

Total accrued expenses	$6,704,093	$4,631,647

*
This amount represents revenue collected by the Company after the sale of Network Protect Limited that is due to Intersections Inc. Based on the asset purchase agreement, the Company is required to continue servicing the receivable and remit all collections to Intersections through August 12, 2022. Refer to Note 11 for additional information on this sale.

7. NOTE PAYABLE
On December 17, 2020, the Company entered into a new Facilities Agreement (the “Agreement”) with Silicon Valley Bank that provides for a facility of up to $10,000,000 (“Facility A”), and an additional facility (“Facility B”) up to $5,000,000, not to be used until Facility A is fully used. The Company was charged an arrangement fee of $150,000 in respect to Facility. The arrangement fee was paid on December 17, 2020 relating to Facility A. The Agreement contains financial covenants, requiring a leverage ratio of between 2.50-3.00:1, and minimum liquidity amounts between $3,000,000 and $5,000,000 during the period ending on the termination date of December 17, 2023. All covenants related to both facilities were met at year end. Facility A and Facility B both carry a variable interest rate of 3.5%—7.5%, payable on a quarterly basis. The note requires principal payments of $375,000 for the first 8 quarters and $1,750,000 for the final four quarters. The principal amount due in the next twelve months totals $1,500,000. Refer to the Subsequent Events footnote at Note 17 for additional information on the note draw on Facility B.
As of December 31, 2020, the total loan balance was $10,000,000 and deferred financing fees totalled $148,194. The deferred financing costs are amortized over a straight-line basis, which approximates the amortization under the effective interest rate method. Amortization of deferred financing costs during the year ended December 31, 2020 was $1,806. Additionally, the Company incurred $49,496 of interest associated with the Note payable during the year ended December 31, 2020.
8. COMMITMENTS AND CONTINGENCIES
Legal proceedings
In the normal course of business, the Company may become involved in legal disputes regarding various litigation matters. In the opinion of management, any potential liabilities resulting from such claims would not have a material effect on the financial statements.

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9. SHAREHOLDERS’ EQUITY
The Company had one class of preferred and common shares, as outlined below, during the years ended December 31, 2020 and 2019. The common share classes are displayed in aggregate on the Consolidated Balance Sheets and Consolidated Statements of Shareholders’ Equity (Deficit). On December 31, 2020, the Company has the authority to issue up to 0 shares of £0.0001 par value Class A Preferred Shares and 0 shares of £0.0001 par value Class B Ordinary Shares.
Preferred Shares
The Preferred Shares have a par value of £0.001 per share. Each share of the Company’s Preferred Shares entitled the holder to one vote on all matters to be voted upon by the Shareholders. Preferred Shares shall be first in priority to receive distributions based on the original value of the shares plus any accrued and unpaid dividends. As of December 31, 2020 and 2019, the Company had 7,992,009 preferred shares authorized and issued. The Preferred Shares carry a fixed cumulative preferred dividend at a rate of 7% per annum on the original value of these shares plus any accrued but unpaid dividend amounts, compounded annually.
Common Shares
The Company had one class of common shares, as outlined below, during the years ended December 31, 2020 and 2019. These share classes are displayed in aggregate on the Consolidated Balance Sheets and Consolidated Statements of Shareholders’ Equity (Deficit).
The Ordinary Shares have a par value of £0.001 per share. Each share of the Company’s Ordinary Shares entitles the holder to one vote on all matters voted upon by the Shareholders. On liquidation or any distributions made to holders of Ordinary Shares, holders of Ordinary Shares shall be second in priority to receive distributions after payments are made to Preferred Shareholders. As of December 31, 2020 and 2019, the Company had 7,960,105 common shares authorized and issued.
10. REVENUE WITH CUSTOMERS
Under ASC 606, revenue is recognized throughout the life of the executed agreement. The Company measures revenue based on consideration specified in a contract with a customer. Furthermore, the Company recognizes revenue when a performance obligation is satisfied by transferring control over the service to the customer which could occur over time.
A performance obligation is a promise in a contract to transfer a distinct service to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when or as the customer receives the benefit of the performance obligation. Customers typically receive the benefit of the Company’s services as (or when) they are performed. Substantially all customer contracts provide that compensation is received for services performed to date. Taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, that are collected by us from a customer, are recorded as a reduction of revenue with a corresponding liability recognized.

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Nature of goods and services
The following is a description of the Company’s services from which the Company generates revenue, as well as the nature, timing of satisfaction of performance obligations, and significant payment terms for each:

i.	Delivery of Antivirus Software
Antivirus Subscription Services – The Company is a leading distributor of computer protection software. Their primary software, TotalAV Antivirus Pro, provides antivirus and anti-malware protection, spyware removal, adware cleaning, and more. The program can be installed and downloaded on 3 separate devices.

ii.	Delivery of additional add-on service(s)
In addition to TotalAV Antivirus Pro, the customers can sign up for additional services. These additional services include password vault, smartphone protection, identity protection, Ad Block Pro, protection on additional devices, Safe Browsing (VPN), and Advanced Cloud Scanning, among others.
The Company recognizes the sale of software over the length of the subscription (annually or monthly). The Company has two performance obligations (i.e., the Delivery of Antivirus Software and the Delivery of Additional Add-On Service(s)). Allocation of the transaction price was not necessary as the transaction prices for each separate performance obligation are separately stated in the contract.
The Company recognizes revenues from sales transactions containing sales refund provisions at the time of the sale. The potential for customer refunds are considered a component of variable consideration under ASC 606 and are considered when estimating the transaction price for a sale. The Company uses the expected value method to determine the amount of refunds expected using historical refund data. The amount of expected returns is recognized as a refund liability, representing the obligation to return consideration to the customer. The total refund liability totaled $511,779 and $416,540 as of December 31, 2020 and 2019, respectively.
During the year ended December 31, 2020 and 2019, the Company recognized $66.7 million and $40.2 million, respectively, of revenue from the satisfaction of delivery of antivirus software. During the year ended December 31, 2020 and 2019, the Company recognized $24.2 million and $13.0 million of revenue from the satisfaction of delivery of additional add-on services, respectively.
The following table presents our revenues disaggregated by revenue stream.

	For the Year Ended December 31,
	2020	2019
Major products/service lines
Antivirus software revenue	$66,729,758	$40,231,144
Additional add-on service revenue	24,178,539	13,014,332

Total revenue	$90,908,297	$53,245,476

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Deferred Revenues
We record deferred revenues when cash payments are received in advance of our performance, primarily for subscription revenues. The increase in deferred revenues for the year ended December 31, 2020 is primarily driven by sales increases and periodic invoices due in advance of satisfying our performance obligations.

	For the Year Ended December 31,
	2020	2019
Deferred revenue at beginning of period	$29,703,831	$18,398,042
Deferred revenue recognized during period	(58,088,574)	(33,525,299)
Additions to deferred revenue during period	75,815,640	44,831,088

Deferred revenue at end of period	$47,430,897	$29,703,831

Practical Expedients and Exemptions
The Company has elected the practical expedient for treatment of contract costs as part of the adoption of ASC 606 and expensed them as incurred.
11. SALE OF NETWORK PROTECT LIMITED
On August 13, 2020, Network Protect Limited (“Seller”), a wholly owned subsidiary of the Company, entered into an Asset Purchase Agreement to sell its virtual private network subscription service business to Intersections Inc. (“Buyer”) for a total price of $1,600,000. Of the total purchase price, $1,500,000 was payable in cash at the time of closing with the remaining $100,000 to be payable on August 13, 2021. The assets sold included its customer lists as well as the rights to the Seller’s domain names. This sale excludes certain assets of the Seller such as cash, accounting records not related to the customer lists and domain names, advance receipts and debts, and the intellectual property rights to the software, websites, and apps.
The intangible assets which had a carrying value of $20,000 were disposed and the difference between the sale price and carrying value, or $1,580,000, was recognized as a gain on sale of intangible assets within the other operating income section of the statement of operations.
The disposal did not meet the definition of discontinued operations given that it did not represent a strategic shift given Network Protect Limited’s total assets, revenue, and net income in comparison to the consolidated entity’s totals.
12. INCOME TAXES
A reconciliation of the statutory income tax rate to the Company’s effective tax rate consists of the following:

	For the Years Ended December 31,
	2020	2019
Statutory United Kingdom income tax rate	19.0%	19.0%
Permanent items	-0.1%	-0.4%
Change in valuation allowance	-18.9%	-18.6%

Effective tax rate	—%	—%

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The components of income tax provision/(benefit) are as follows:

December 31,
	2020	2019
United Kingdom:
Current	$—	$—
Deferred	—	—

Total	$—	$—

Deferred income taxes reflect the net tax effects of temporary differences between the carrying value of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. The temporary differences that give rise to deferred tax assets and liabilities are as follows:

	December 31,
	2020	2019
Deferred tax assets/(liabilities):
Net operating loss carryforwards	$16,869,434	$14,176,929
Deferred financing costs	(28,157)	—
Property, plant and equipment	(335)	7,931

	16,840,942	14,184,860
Valuation allowance	(16,840,942)	(14,184,860)

Deferred tax assets, net of allowance	$—	$—

The Company recorded a full valuation allowance against its net deferred tax assets as of December 31, 2020 and 2019. The Company considered the positive and negative evidence bearing upon its ability to realize the deferred tax assets. In addition to the Company’s history of cumulative losses, the Company cannot be certain that future taxable income will be sufficient to realize its deferred tax assets. Accordingly, a full valuation allowance has been provided against its net deferred tax assets. When the Company changes its determination as to the amount of its deferred tax assets that can be realized, the valuation allowance is adjusted with a corresponding impact to the provision for income taxes in the period in which such determination is made.
As of December 31, 2020 and 2019, the Company had net operating loss carry forwards of approximately $88,786,492 and $74,615,418, respectively. The net operating loss carry forwards generated in the tax years from 2016 to 2020 with an unlimited carry forward period.
The Company has no uncertain tax positions, or penalties and interest accrued, that if recognized would reduce net operating loss carry forwards or effect tax expense.
The Company files tax returns as prescribed by the tax laws in the United Kingdom in which they operate. In the normal course of business, the Company is subject to examination by the federal jurisdiction based on the statute of limitations. As of December 31, 2020, open years related to the United Kingdom are 2020 and 2019.
The Company has no open tax audits with any taxing authority as of December 31, 2020.

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13. GENERAL AND ADMINISTRATIVE EXPENSES
General and administrative expenses are comprised of the following items:

	For the Years End December 31,
	2020	2019
Depreciation and amortization	$141,298	$110,326
Value-added tax provision	2,934,307	1,800,084
Software	1,051,157	986,481
Salaries and benefits	793,779	323,006
Legal fees	515,318	154,283
Other general and administrative expenses	1,275,207	604,811

Total	$6,711,066	$3,978,991

14. DEFINED CONTRIBUTION PENSION
The Company operates a defined contribution pension scheme. The assets of the scheme are held separately from those of the Company in an independently administered fund. The pension cost charge represents contributions payable by the Company to the fund. Contributions for the years ended December 31, 2020 and 2019 were $131,109 and $31,279, respectively. As of December 31, 2020 and 2019, $12,446 and $17,817 was owed to the pension scheme, respectively.
15. RELATED PARTY TRANSACTIONS
The Company also has an agreement with JDI Property Holdings Limited (“JDI”) which allows for the Company to occupy desks at JDI’s property in such a place as JDI specifies from time to time in exchange for £25,000 per month. The agreement expires on June 21, 2022. The Company was also charged management fees and other staff costs by Just Develop It Limited and its subsidiaries (JDI and Skylark Golf & Country Club Limited), a group with common directors. The total of these expenses were $646,060 and $616,667 for the years ended December 31, 2020 and 2019 respectively. Of these amounts, $536,200 and $465,479 related to rent expense, respectively.
As of December 31, 2019, the Company had an outstanding payable due to a former shareholder of which Company totaling $237,671. The payable related to taxes withheld to be remitted to the United Kingdom that were later determined to be over-collected. This payable was paid back to the directors by the Company in full in 2020.
On February 3
,
2020, the Company entered into a short-term intercompany loan with a director of the Company. Under this agreement, the director agreed to provide the Company with a $3,000,000 loan that carried an interest rate of 10%. The loan was drawn by the Company on February 3, 2020 in full. The loan had a maturity date of March 17, 2020, which the Company paid back in full on this date. The Company incurred $35,000 of interest on this loan during the year ended December 31, 2020.
On March 13
,
2020, the Company entered into an intercompany loan payable with System1 SS Protect Holdings, Inc. Under this agreement, SS Protect Holdings agreed to provide the Company with a $6,000,000 loan that carried an interest rate of 10%. The loan was drawn by the Company on March 13, 2020 in full. The loan had a maturity date of March 13, 2021. However, the Company paid the loan back in full on November 13, 2020. The Company incurred $356,384 of interest expense on this loan during the year ended December 31, 2020.

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On November 13, 2020, the Company entered into an intercompany loan payable with Protected Security Holdings LLC, the parent company of System1 SS Protect Holdings, Inc. Under this agreement, Protected Security Holdings agreed to provide the Company with a $1,999,947 loan that carried an interest rate of 7.5%. The loan was drawn on November 13, 2020 in full. The loan had a maturity date of November 13, 2023. However, the Company paid the loan back in full on December 18, 2020. The Company incurred $14,383 of interest expense on this loan during the year ended December 31, 2020.
On December 17, 2020, the Company entered into an intercompany loan receivable with System1 SS Protect Holdings, Inc. Under this agreement, the Company agreed to provide SS Protect Holdings with a line of credit with a maximum amount of $30,000,000. The line of credit has an interest rate of 0% from December 17, 2020 to December 31, 2020, 5% from January 1, 2021 to March 31, 2021, and 3.5% from April 1, 2021 until the agreement is terminated. The loan has a maturity date of January 1, 2023. On December 17, 2020, S1 SS Protect Holdings drew a total of $10,059,719 from the line of credit. As of December 31, 2020, the total outstanding balance of the loan was $10,059,719. As part of this loan, the Company charged S1 SS Protect Holdings a set-up fee of $170,000. The set-up fee shall be recognized through income over the term of the loan. As of December 31, the total amount included in deferred revenue relating to financing fees not yet recognized was $167,712. Total financing fees recognized during the year ended December 31, 2020 were $2,288.
16. VAT TAX LIABILITY
The Company has recorded a provision for worldwide VAT and US sales tax of $6,366,454 and $8,167,627 as of December 31, 2020 and 2019, respectively. The liability represents the Company’s best estimate of amounts due for sales tax and VAT due for sales that have occurred from company inception. The company have not been registered for sales tax in states where the group had created a Nexus, or VAT in certain countries. The Company has started the remediation process by appointing third party tax advisors to evaluate amounts due and disclosures to each tax jurisdiction.
17. SUBSEQUENT EVENTS
The Company has evaluated subsequent events through the date of issuance of September 15, 2021 and determined that there have been no events that have occurred that would require adjustments to our disclosures in the consolidated financial statements except for the below items.
On March 31, 2021, the Company entered into a Share Purchase Agreement with Boxer Investment Group LLC, Christopher Phillips, and Nicolas Baker (collectively, the “Sellers”) to purchase shares of Host Plus Limited, a company incorporated and registered in England and Wales. The Sellers collectively sold 10,000 ordinary shares of £0.01 per share for a total purchase price of £100.
On March 31, 2021, the Company borrowed an additional $5,000,000 from its original new Facilities Agreement with Silicon Valley Bank that provided up to $5,000,000 to be borrowed from Facility B. The Facilities Agreement contains financial covenants, requiring a leverage ratio of between 2.50-3.00:1, and minimum liquidity amounts between $3,000,000 and $5,000,000 during the period ending on the termination date of December 17, 2023. Facility B carries an interest rate of 3.75% for the first two years and 17.5% during the final year.
During 2021, S1 SS Protect Holdings drew an additional $21,908,640 from the line of credit provided by the Company as part of the loan agreement. The loan draw will accrue interest at an interest rate of 3.5% from the time of the loan draw until funds are paid back to the Company. The loan has a maturity date of January 1, 2023.

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On June 28, 2021, the Company entered into a Business Combination Agreement with Trebia. The Business Combination Agreement provides for, among other things, the consummation of the following transactions: (i) Trebia will transfer by way of continuation from the Cayman Islands to Delaware and domesticate as a Delaware corporation in accordance with Section 388 of the DGCL and with Section 206 of the Cayman Islands Companies Law (the “Domestication”), and (ii) upon which time, Trebia will enter into a series of business combination transactions which, following the consummation of the Business Combination, will result in each of System1, LLC (“System1”), a Delaware limited liability company and the current operating subsidiary of System1 SS Protect Holdings, Inc. (“SS Protect”), and Protected.net Group Limited becoming subsidiaries of Trebia. Following the consummation of the Business Combination, the combined company will be organized in an “Up-C” structure, in which substantially all of the assets and business of Trebia will be held by System1. The combined company’s business will continue to operate through the subsidiaries of System1 and SS Protect.
Subsequent to the issuance of these financial statements, management made the decision to add additional disclosures relating to segment reporting and non-GAAP financial measures. Refer to Footnote 18 for this added disclosure.
18. SEGMENT REPORTING
Segment Reporting Disclosures
ASC Subtopic 280-10, “Segment Reporting,” establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or CODM, in deciding how to allocate resources and assess performance. The Company has one business line and operating segment.
The following table presents our revenues disaggregated by geographic region.

	Year Ended December 31
	2020	2019
Geographic Region
Germany	$10,938,787	$6,685,431
United Kingdom	13,222,637	7,550,429
Rest of Europe	17,638,111	11,155,482
United States	35,983,970	19,481,527
Rest of North America	4,917,152	3,094,350
Other	8,207,640	5,278,257

Total revenue	$90,908,297	$53,245,476

The following table presents our long-lived assets disaggregated by geographic region.

	For the Period Ended December 31,
	2020	2019
Geographic Region

United Kingdom	$270,495	$139,942

The Company, including its CODM, uses Adjusted Operating Income (Loss), a non-GAAP financial metric, to evaluate Protected’s core operating performance and trends and to make strategic decisions regarding the

PROTECTED.NET GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

allocation of capital and new investments. Additionally, the Company uses Adjusted Operating Income (Loss) as basis for setting variable compensation for its employees, the Company’s lenders use Adjusted Operating Income (Loss) to measure its compliance with credit facility covenants and the Company believes Adjusted Operating Income (Loss) is another approximation to measure its operating cash flow. Adjusted Operating Income (Loss) is defined as operating income/(loss) before depreciation and amortization, non-recurring and restructuring expense and adjusted to remove earnings from terminated product lines and the change in deferred revenue during the period. Change in deferred revenue includes the movement in deferred revenue as well as the movement in the refund liability. Non recurring expenses include foreign exchange adjustments, VAT accrual for previously uncollected VAT and directors salary payments, which will cease upon completion of the Business Combination.
Adjusted Operating Income (Loss) for the years ended December 31, 2020 and 2019 are as follows:

	For the Years Ended December 31,
	2020	2019
Operating Loss	$(12,825,698)	$(20,669,211)
Depreciation and amortization	141,298	110,326
Terminated product lines	(1,777,261)	1,664,324
Non-recurring expenses	3,534,352	1,863,982
Changes in deferred revenue	18,083,645	13,269,755

Adjusted operating income (loss)	$7,156,336	$(3,760,824)

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee, the FINRA filing fee and the listing fee.

Amount
Securities and Exchange Commission registration fee	108,002.66
FINRA filing fee	*
Accountants’ fees and expenses	*
Legal fees and expenses	*
Blue Sky fees and expenses	*
Transfer Agent’s fees and expenses	*
Printing and engraving expenses	*
Miscellaneous	*

Total expenses

*	To be filed by amendment.
Item 14. Indemnification of Directors and Officers.
Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.
We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.
We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.
In any underwriting agreement we enter into in connection with the sale of Common Stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.
Item 15. Recent Sales of Unregistered Securities.
(a)    Issuance of Capital Stock.
Subject to the terms of the Business Combination Agreement, the aggregate consideration paid to the equityholders of S1 Holdco and Protected was $1,130,000,000 and paid in a combination of cash consideration of approximately $480,175,308 (the “Closing Cash Consideration”) and stock consideration (including RSUs) and/or retained S1 Holdco Class B Units of approximately $676,872,677 (the “Closing Equity Consideration”). In response to shareholder redemptions of Trebia having exceeded $462,000,000, the equityholders of S1 Holdco and Protected reduced the Closing Cash Consideration and proportionally increase the Closing Equity Consideration.
Other than the shares of Class A Common Stock issued in connection with the Fully Vested Value Creation Units (other than those issued in connection with the Seller Backstop Amount (as defined in the Prospectus)), the securities issued in connection with the Business Combination Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on an exemption from registration provided by Section 4(a)(2) or other applicable section of the Securities Act.

(b)    Warrants.
Concurrently with the Trebia IPO on June 19, 2020, the Registrant issued 8,233,334 Warrants to purchase shares of Trebia Class A Common Stock to the Sponsors for aggregate gross proceeds of $12,350,000. These securities were issued pursuant to Section 4(a)(2) of the Securities Act.
Item 16. Exhibits and Financial Statement Schedules.
The exhibit index attached hereto is incorporated herein by reference.
All schedules have been omitted because the information required to be set forth in the schedules is either not applicable or is shown in the financial statements or notes thereto.
EXHIBIT INDEX

Exhibit Number		Incorporated by Reference				Filed or Furnished Herewith
	Description	Form	File No.	Exhibit	Filing Date

2.1(a)	Business Combination Agreement, dated as of June 28, 2021, by and among Trebia Acquisition Corp., S1 Holdco, LLC, System1 SS Protect Holdings, Inc., and the other parties that are signatory thereto .	8-K	001-39331	2.1	June 29, 2021

2.1(b)	Amendment No. 1 to the Business Combination Agreement, dated as of November 30, 2021, by and among Trebia Acquisition Corp., S1 Holdco, LLC, System1 SS Protect Holdings, Inc., and the other parties that are signatory thereto.	S-4	333-260714	2.2	December 1, 2021

2.1(c)	Amendment No. 2 to the Business Combination Agreement, dated January 10, 2022, by and among S1 Holdco, LLC, a Delaware limited liability company, System1 SS Protect Holdings, Inc., a Delaware corporation and the other parties signatory thereto.	8-K	001-39331	10.1	January 10, 2022

2.1(d)	Amendment No. 3 to the Business Combination Agreement, dated January 25, 2022, by and among S1 Holdco, LLC, a Delaware limited liability company, System1 SS Protect Holdings, Inc., a Delaware corporation and the other parties signatory thereto.	8-K	001-39331	10.1	January 26, 2022

Exhibit Number		Incorporated by Reference				Filed or Furnished Herewith
	Description	Form	File No.	Exhibit	Filing Date

3.1	Certificate of Incorporation of System1, Inc.	8-K	001-39331	3.1	February 2, 2022

3.2	Bylaws of System1, Inc.	8-K	001-39331	3.2	February 2, 2022

4.1	Warrant Agreement, dated June 19, 2020, by and between Trebia Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent.	8-K	001-39331	4.1	June 22, 2020

5.1	Opinion of Latham & Watkins LLP as to the validity of the shares of System1, Inc. Class A Common Stock and Warrants					X

10.1	Sponsor Agreement, dated as of June 28, 2021, by and among Trebia Acquisition Corp., BGPT Trebia LP, Trasimene Trebia LP, Cannae Holdings, Inc., S1 Holdco LLC and System1 SS Protect Holdings, Inc.	S-4	333-260714	10.5	December 16, 2021

10.2	Amended and Restated Sponsor Agreement, dated January 10, 2022, by and among BGPT Trebia LP, Trasimene Trebia, LP and other parties signatory thereto.	8-K	001-39331	10.4	January 10, 2022

10.3	Registration Rights Agreement, by and among System1, Inc. and the other parties that are signatory thereto.					X

10.4	Tax Receivable Agreement, dated as of January 27, 2022, by and among System1, Inc. S1 Holdco, LLC and the other signatories thereto.	8-K	001-39331	10.3	February 2, 2022

10.5	System1, Inc. 2022 Incentive Award Plan.	8-K	001-39331	10.2	February 2, 2022

10.6	Backstop Facility Agreement, dated as of June 28, 2021, by and among Trebia Acquisition Corp. and Cannae Holdings, Inc.	S-4	333-260714	10.7	December 16, 2021

10.7	Amended and Restated Backstop Facility Agreement, dated January 10, 2022, by and between Trebia Acquisition Corp. and Cannae Holdings, Inc.	8-K	001-39331	10.3	January 10, 2022

Exhibit Number		Incorporated by Reference				Filed or Furnished Herewith
	Description	Form	File No.	Exhibit	Filing Date

10.8	Protected Support Agreement, dated as of June 28, 2021, by and among each of the Persons listed on Exhibit A thereto, JDI & AFH Limited, Protected.net Group Limited, Protected Security Holdings, LLC and Trebia Acquisition Corp.	S-4	333-260714	10.8	December 16, 2021

10.9	Mutual Termination Agreement, dated as of June 28, 2021, by and between Trebia Acquisition Corp. and Cannae Holdings, Inc.	S-4	333-260714	10.9	December 16, 2021

10.10	Form of Indemnification Agreement					X

21.1	Subsidiaries of the registrant					X

23.1	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1)					X

23.2	Consent of PricewaterhouseCoopers LLP					X

23.3	Consent of Marcum LLP					X

23.4	Consent of BDO LLP, independent accountants					X

24.1	Power of Attorney (included on the signature page of this registration statement)					X

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)					X

101.SCH	Inline XBRL Taxonomy Extension Schema Document					X

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document					X

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document					X

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document					X

Exhibit Number		Incorporated by Reference				Filed or Furnished Herewith
	Description	Form	File No.	Exhibit	Filing Date

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document					X

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)					X

107	Calculation of Registration Fee					X

X	Filed or furnished herewith
^	Indicates management contract or compensatory plan
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
to file, during any period in which offers or sales are being made, a post effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S 1 and the information required to be included in a post effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(a)
that, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(b)	to remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(c)	that, for the purpose of determining liability under the Securities Act to any purchaser:
(d)
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(e)
that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(f)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(g)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(h)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(i)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized, on this 9th day of February, 2022.

SYSTEM1, INC.
By:	/s/ Michael Blend
Michael Blend
Chief Executive Officer and Chairman
SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers and directors of System1, Inc., hereby severally constitute and appoint Michael Blend and Tridivesh Kidambi, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Michael Blend	Chief Executive Officer and Chairman	February 9, 2022
Michael Blend	(Principal Executive Officer)

/s/ Tridivesh Kidambi	Chief Financial Officer	February 9, 2022
Tridivesh Kidambi	(Principal Financial and Accounting Officer)

/s/ William P. Foley, II	Director	February 9, 2022
William P. Foley, II

/s/ Frank R. Martire, Jr.	Director	February 9, 2022
Frank R. Martire, Jr.

/s/ Dexter Fowler	Director	February 9, 2022
Dexter Fowler

/s/ Jennifer Prince	Director	February 9, 2022
Jennifer Prince

Signature	Title	Date

/s/ Moujan Kazerani	Director	February 9, 2022
Moujan Kazerani

/s/ Caroline Horn	Director	February 9, 2022
Caroline Horn

/s/ Christopher Phillips	Director	February 9, 2022
Christopher Phillips